Exhibit 4.1

Execution Version

APPLEBEE’S FUNDING LLC and

IHOP FUNDING LLC,

each as Co-Issuer

and

CITIBANK, N.A.,

as Trustee and Securities Intermediary

BASE INDENTURE

Dated as of September 30, 2014,

Amended and Restated as of June 5, 2019

i

v

ANNEXES

Annex A	Base Indenture Definitions List

EXHIBITS
Exhibit A	Form of Weekly Manager’s Certificate
Exhibit B	[Reserved]
Exhibit C	[Reserved]
Exhibit D-1	Form of Notice of Grant of Security Interest in Trademarks
Exhibit D-2	Form of Notice of Grant of Security Interest in Patents
Exhibit D-3	Form of Notice of Grant of Security Interest in Copyrights
Exhibit E-1	Form of Supplemental Notice of Grant of Security Interest in Trademarks
Exhibit E-2	Form of Supplemental Notice of Grant of Security Interest in Patents
Exhibit E-3	Form of Supplemental Notice of Grant of Security Interest in Copyrights
Exhibit F	Form of Investor Request Certification
Exhibit G	Form of Notice Requesting Contact Information of Initial Note Owners
Exhibit H	Form of CCR Election Notice
Exhibit I	Form of CCR Nomination
Exhibit J	Form of CCR Ballot
Exhibit K	Form of CCR Acceptance Letter
Exhibit L	Form of Mortgage
Exhibit M	[Reserved]
Exhibit N	[Reserved]
Exhibit O	Form of Note Owner Certificate

SCHEDULES

Schedule 7.3	-	Consents
Schedule 7.6	-	Plans
Schedule 7.7	-	Proposed Tax Assessments
Schedule 7.13(a)	-	Non-Perfected Liens
Schedule 7.19	-	Insurance
Schedule 7.21	-	Pending Actions or Proceedings Relating to the Securitization IP
Schedule 8.11	-	Liens

BASE INDENTURE, dated as of September 30, 2014, and amended and restated as of June 5, 2019, by and among APPLEBEE’S FUNDING LLC, a Delaware limited liability company (“Applebee’s Issuer”), IHOP FUNDING LLC, a Delaware limited liability company (“IHOP Issuer” and together with Applebee’s Issuer, the “Co-Issuers” and each, a “Co-Issuer”), and CITIBANK, N.A., a national banking association, as trustee (in such capacity, the “Trustee”), and as securities intermediary.

W I T N E S S E T H:

WHEREAS, the Co-Issuers and the Trustee previously entered into that certain Base Indenture, dated as of September 30, 2014 (as amended on and prior to the date hereof pursuant to the Series 2014-1 Supplement thereto dated as of September 30, 2014, the “Original Base Indenture”), to provide for the issuance from time to time of one or more Series of Notes;

WHEREAS, the Co-Issuers desire to amend and restate the Original Base Indenture in the manner set forth in this Base Indenture, pursuant to Section 13.2 of the Original Base Indenture;

WHEREAS, each of the Co-Issuers has duly authorized the amendment and restatement of the Original Base Indenture (as amended and restated on the date hereof, and as further amended, modified or supplemented form time to time, the “Base Indenture”) and the issuance from time to time of one or more series of asset-backed notes (the “Notes”) under this Base Indenture, as provided in this Base Indenture and in Supplements hereto; and

WHEREAS, all things necessary to make this Base Indenture a legal, valid and binding agreement of the Co-Issuers, in accordance with its terms, have been done, and the Co-Issuers propose to do all the things necessary to make the Notes, when executed by the Co-Issuers and authenticated and delivered by the Trustee hereunder and duly issued by the Co-Issuers, the legal, valid and binding obligations of the Co-Issuers as hereinafter provided;

NOW, THEREFORE, for and in consideration of the premises and the receipt of the Notes by the Noteholders, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Noteholders (in accordance with the priorities set forth herein and in any Series Supplement), as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1    Definitions.

Capitalized terms used herein (including the preamble and the recitals hereto) and not otherwise defined herein shall have the meanings assigned to such terms in the Base Indenture Definitions List attached hereto as Annex A (the “Base Indenture Definitions List”), as such Base Indenture Definitions List may be amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof.

Section 1.2    Cross-References.

Unless otherwise specified, references in the Indenture and in each other Transaction Document to any Article or Section are references to such Article or Section of the Indenture or such other Transaction Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

Section 1.3    Accounting and Financial Determinations; No Duplication.

(a)    All accounting terms not specifically or completely defined in the Indenture or the Transaction Documents shall be construed in conformity with GAAP.

(b)    Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of the Indenture or any other Transaction Document, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in the Indenture or such other Transaction Document, in accordance with GAAP. When used herein, the term “financial statement” shall include the notes and schedules thereto. All accounting determinations and computations hereunder or under any other Transaction Documents shall be made without duplication.

Section 1.4    Rules of Construction.

In the Indenture and the other Transaction Documents, unless the context otherwise requires:

(a)    the singular includes the plural and vice versa;

(b)    reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Indenture and the other applicable Transaction Documents, as the case may be, and reference to any Person in a particular capacity only refers to such Person in such capacity;

(c)    reference to any gender includes the other gender;

(d)    reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

(e)    “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(f)    the word “or” is always used inclusively herein (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”), unless used in an “either . . . or” construction;

(g)    reference to any Transaction Document or other contract or agreement means such Transaction Document, contract or agreement as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof, except (i) with respect to defined terms that define such Transaction Document or other contract or agreement as of certain amendments or other modifications thereto and (ii) as the context requires otherwise;

(h)    with respect to the determination of any period of time, except as otherwise specified, “from” means “from and including” and “to” means “to but excluding”;

(i)    the use of Subclass designations, Tranche designations or other designations to differentiate Note characteristics within a Class will not alter priority of the requirement to pay among the Class pro rata unless expressly provided for in the applicable Series Supplement for such Subclass or Tranche;

(j)    if (i) any funds deposited to an Account are to be paid or allocated, or any action described in a Weekly Manager’s Certificate is to be taken, on (or prior to) the “following Weekly Allocation Date”, the “Weekly Allocation Date immediately following” or on the “immediately following Weekly Allocation Date”, such payment, allocation or action shall occur on (or prior to, if applicable) the Weekly Allocation Date related to the Weekly Collection Period in which such deposit occurs or to the Weekly Allocation Date to which the Weekly Manager’s Certificate relates, as applicable, and (ii) an action or event is to occur with respect to a Monthly Fiscal Period immediately preceding a Weekly Allocation Date, such action or event shall occur with respect to the most recent Monthly Fiscal Period ending prior to such Weekly Allocation Date;

(k)    if any payment is due, or any action described in a Quarterly Noteholders’ Report is to be taken, on (or prior to) the “related Quarterly Payment Date”, on the “following Quarterly Payment Date”, on the “immediately succeeding Quarterly Payment Date”, on the “next succeeding Quarterly Payment Date” or on the “immediately following Quarterly Payment Date”, such payment shall be due, or such action shall occur, as applicable, either (i) on (or prior to, if applicable) the Quarterly Payment Date related to the Quarterly Collection Period in which such payment accrues or to the Quarterly Payment Date to which such Quarterly Noteholders’ Report relates or (ii) on the Quarterly Payment Date related to the applicable Quarterly Calculation Date on which such payment is calculated; and

(l)    references to (i) the “preceding Weekly Collection Period” means the most recent Weekly Collection Period ending prior to the indicated date, (ii) the “immediately preceding Quarterly Collection Period” means the most recent Quarterly Collection Period ending prior to the indicated date and (iii) “immediately preceding Quarterly Calculation Date” means the most recent Quarterly Calculation Date.

ARTICLE II

THE NOTES

Section 2.1    Designation and Terms of Notes.

(a)    Each Series of Notes shall be substantially in the form specified in the applicable Series Supplement and shall bear, upon its face, the designation for such Series to which it belongs as selected by the Co-Issuers, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby or by the applicable Series Supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined to be appropriate by the Authorized Officers of the Co-Issuers executing such Notes, as evidenced by execution of such Notes by such Authorized Officers. All Notes of any Series shall, except as specified in the applicable Series Supplement and in this Base Indenture, be equally and ratably entitled as provided herein to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Base Indenture and any applicable Series Supplement. The aggregate principal amount of Notes which may be authenticated and delivered under this Base Indenture is unlimited. The Notes of each Series shall be issued in the denominations set forth in the applicable Series Supplement.

(b)    With respect to any Class A-1 Note Purchase Agreement entered into by the Co-Issuers in connection with the issuance of any Class A-1 Notes, whether or not any of the following shall have been specifically provided for in the applicable provision of the Indenture Documents, the following shall be true (except to the extent that the Series Supplement or Class A-1 Note Purchase Agreement with respect to such Class of Notes provides otherwise):

(i)    for purposes of any provision of any Indenture Document relating to any vote, consent, direction, waiver or the like to be given by such Class on any date, the relevant principal amount of such Class to be used in tabulating the percentage of the applicable Series voting, directing, consenting or waiving or the like (the “Class A-1 Notes Voting Amount”) will be deemed to be the greater of (1) the Class A-1 Notes Maximum Principal Amount for such Series (after giving effect to any cancelled commitments) and (2) the Outstanding Principal Amount of Class A-1 Notes for such Series;

(ii)    for purposes of any provisions of any Indenture Document relating to termination, discharge or the like, such Class shall continue to be deemed Outstanding unless and until all commitments to extend credit under such Class A-1 Note Purchase Agreement have been terminated thereunder and the Outstanding Principal Amount of such Class shall have been reduced to zero; and

(iii)    notwithstanding the foregoing, and for the avoidance of doubt, a Series Supplement or a Class A-1 Note Purchase Agreement may provide for different treatment of commitments of a Noteholder of a Class A-1

Note subject to such Series Supplement or Class A-1 Note Purchase Agreement that has failed to make a payment required to be made by it under the terms of such Class A-1 Note Purchase Agreement, that has provided written notification that it does not intend to make a payment required to be made by it thereunder when due or that has become the subject of an Event of Bankruptcy.

Section 2.2    Notes Issuable in Series.

(a)    The Notes shall be issued in one or more Series of Notes, including as Additional Notes of an existing Series, Class, Subclass or Tranche of Notes. Each Series of Notes shall be issued pursuant to a Series Supplement. Additional Notes of an existing Series, Class, Subclass or Tranche of Notes shall be issued pursuant to a Supplement to the related Series Supplement.

(b)    So long as each of the certifications described in clause (iv) below (if applicable) are true and correct as of the applicable Series Closing Date, Notes may from time to time be executed by the Co-Issuers and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon the receipt by the Trustee of a Company Request at least five (5) Business Days (except in the case of the Series of Notes being issued on the Closing Date or in connection with a Series Refinancing Event) in advance of the related Series Closing Date (which Company Request will be revocable by the Co-Issuers upon notice to the Trustee no later than 5:00 p.m. (New York City time) two (2) Business Days prior to the related Series Closing Date) and upon performance or delivery by the Co-Issuers to the Trustee and the Control Party, and receipt by the Trustee and the Control Party, of the following:

(i)    a Company Order authorizing and directing the authentication and delivery of such Notes by the Trustee and specifying the designation of such Notes, the Initial Principal Amount (or the method for calculating the Initial Principal Amount) of such Notes to be authenticated and the Note Rate with respect to such Notes;

(ii)    a Series Supplement for a new Series of Notes or a Supplement to the related Series Supplement for Additional Notes issued under an existing Series, Class, Subclass or Tranche of Notes, as applicable, satisfying the criteria set forth in Section 2.3 executed by the Co-Issuers and the Trustee and specifying the Principal Terms of such Notes;

(iii)    if any existing Notes shall remain Outstanding following such issuance of such Notes (other than in connection with a Series Refinancing Event or such existing Notes that will be repaid in full from the proceeds of the issuance of such Notes or that will otherwise be repaid in full on the applicable Series Closing Date), written confirmation from either the Manager or the Co-Issuers that the Rating Agency Condition with respect to the issuance of such Notes has been satisfied;

(iv)    in the case of Additional Notes, if any existing Notes shall remain Outstanding following such issuance of such Additional Notes (other than in connection with a Series Refinancing Event or such existing Notes that will be repaid in full from the proceeds of the issuance of such Additional Notes or that will otherwise be repaid in full on the applicable Series Closing Date), one or more Officer’s Certificates, each executed by an Authorized Officer of each Co-Issuer, dated as of the applicable Series Closing Date to the effect that:

(A)    no Cash Flow Sweeping Period is in effect or will commence as a result of the issuance of such Additional Notes;

(B)    no Rapid Amortization Event, Default or Event of Default has occurred and is continuing or will occur as a result of such issuance of such Additional Notes;

(C)    no Manager Termination Event has occurred and is continuing or will occur as a result of such issuance;

(D)    the Dine Brands Leverage Ratio is less than or equal to 7.00x after giving pro forma effect to the issuance of such Additional Notes and any repayment of existing Indebtedness from such Additional Notes;

(E)    the Senior Leverage Ratio is less than or equal to 6.50x after giving pro forma effect to the issuance of such Additional Notes and any repayment of existing Indebtedness from such Additional Notes;

(F)    the New Series Pro Forma DSCR is greater than or equal to 2.00x;

(G)    if there is one or more Series of Notes Outstanding (other than a Series of Notes Outstanding that will be repaid in full from the proceeds of issuance of the new Series of Notes or otherwise on the applicable Series Closing Date), the Rating Agency Condition with respect to the issuance of such Additional Notes is satisfied;

(H)    all representations and warranties of the Co-Issuers in the Base Indenture and the other Transaction Documents are true and correct, and will continue to be true and correct after giving effect to such issuance on the Series Closing Date, in all material respects (other than any representation or warranty that, by its terms, is made only as of an earlier date);

(I)    the proposed issuance does not alter or change the terms of any Series of Notes Outstanding or the Series Supplement relating thereto without such consents as are required under this Base Indenture or the applicable Series Supplement, except for (i) increases in the aggregate Outstanding Principal Amount of any existing Series, Class, Subclass or Tranche of Notes and (ii) such changes that are permitted in accordance with the terms hereunder and the applicable Series Supplement, in each case, if such Additional Notes are issued thereunder;

(J)    all costs, fees and expenses with respect to the issuance of such Additional Notes or relating to the actions taken in connection with such issuance that are required to be paid on the applicable Series Closing Date (or issuance date with respect to Additional Notes of an existing Series, Class, Subclass or Tranche) have been paid or will be paid from the proceeds of issuance of such Additional Notes or other available amounts;

(K)    all conditions precedent with respect to the authentication and delivery of such Additional Notes provided in this Base Indenture, the related Series Supplement and, if applicable, the related Class A-1 Note Purchase Agreement and any other related note purchase agreement executed in connection with the issuance of such Additional Notes have been satisfied or waived;

(L)    the Guarantee and Collateral Agreement is in full force and effect as to such Additional Notes;

(M)    if such Additional Notes include Subordinated Debt, the terms of any such Additional Notes set forth in the applicable Supplement include the Subordinated Debt Provisions to the extent applicable;

(N)    the Series Legal Final Maturity Date for any Additional Notes will not be prior to the Series Legal Final Maturity Date of any Class of Senior Notes then Outstanding;

(O)    each of the parties to the Transaction Documents with respect to such Additional Notes has covenanted and agreed in the Transaction Documents that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting against, any Securitization Entity, any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law;

provided, that none of the foregoing conditions shall apply and no Officer’s Certificates shall be required under this clause (iv) if there are no Series of Notes Outstanding (apart from the new Series of Notes) on the applicable Series Closing Date, or if all Series of Notes Outstanding (apart from the new Series of Notes) will be repaid in full from the proceeds of the issuance of the new Series of Notes or otherwise on the applicable Series Closing Date;

(v)    a Tax Opinion dated the applicable Series Closing Date; provided, however, that, if there are no Notes Outstanding or if all Series of Notes Outstanding will be repaid in full from the proceeds of issuance of such Notes or otherwise on the applicable Series Closing Date, only the opinions set forth in clauses (b) and (c) of the definition of Tax Opinion are required to be given in connection with the issuance of such new Series of Notes;

(vi)    one or more Opinions of Counsel, subject to the assumptions and qualifications stated therein, and in a form reasonably acceptable to the Control Party, dated the applicable Series Closing Date, substantially to the effect that:

(A)    all of the instruments described in this Section 2.2(b) furnished to the Trustee and the Control Party conform to the requirements of this Base Indenture and the related Series Supplement and the Notes are permitted to be authenticated by the Trustee pursuant to the terms of this Base Indenture and the related Series Supplement (except that no such Opinion of Counsel shall be required to be delivered in connection with the issuance of Notes on the Closing Date);

(B)    the related Supplement has been duly authorized, executed and delivered by the Co-Issuers and constitutes a legal, valid and binding agreement of each of the Co-Issuers, enforceable against each of the Co-Issuers in accordance with its terms;

(C)    such Notes have been duly authorized by the Co-Issuers, and, when such Notes have been duly authenticated and delivered by the Trustee, such Notes will be legal, valid and binding obligations of each of the Co-Issuers, enforceable against each of the Co-Issuers in accordance with their terms;

(D)    none of the Securitization Entities is required to be registered as an “investment company” under the 1940 Act;

(E)    the Lien and the security interests created by this Base Indenture and the Guarantee and Collateral Agreement on the Collateral remain perfected as required by this Base Indenture and the Guarantee and Collateral Agreement and such Lien and security interests extend to any assets transferred to the Securitization Entities in connection with the issuance of such Notes;

(F)    based on a reasoned analysis, the assets of a Securitization Entity as a debtor in bankruptcy would not be substantively consolidated with the assets and liabilities of Dine Brands Global, Inc. or the Manager in a manner prejudicial to Noteholders;

(G)    neither the execution and delivery by the Co-Issuers of such Notes and the Supplement nor the performance by the Co-Issuers of its obligations under each of the Notes and the Supplement: (i) conflicts with the Charter Documents of the Co-Issuers, (ii) constitutes a violation of, or a default under, any material agreement to which any of the Co-Issuers is a party (which agreements may be set forth in a schedule to such opinion), or (iii) contravenes any order or decree that is applicable to any of the Co-

Issuers (which orders and decrees may be set forth in a schedule to such opinion);

(H)    neither the execution and delivery by the Co-Issuers of such Notes and the Supplement nor the performance by the Co-Issuers of their payment obligations under each of such Notes and the Series Supplement: (i) violates any law, rule or regulation of any relevant jurisdiction, or (ii) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any relevant jurisdiction except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made;

(I)    there is no action, proceeding, or investigation pending or threatened against Dine Brands Global, Inc. or any of its Subsidiaries before any court or administrative agency that may reasonably be expected to have a Material Adverse Effect on the business or assets of the Securitization Entities;

(J)    unless such Notes are being offered pursuant to a registration statement that has been declared effective under the 1933 Act, it is not necessary in connection with the offer and sale of such Notes by the Co-Issuers to the initial purchaser(s) thereof or by the initial purchaser(s) to the initial investors in such Notes to register such Notes under the 1933 Act; and

(K)    all conditions precedent to such issuance have been satisfied and that the related Supplement is authorized or permitted pursuant to the terms and conditions of the Indenture; and

(vii)    such other documents, instruments, certifications, agreements or other items as the Trustee may reasonably require.

(c)    Upon satisfaction, or written waiver by the Control Party (as directed by the Controlling Class Representative in writing), of the conditions set forth in Section 2.2(b), the Trustee shall authenticate and deliver, as provided above, such Notes upon execution thereof by the Co-Issuers.

(d)    With regard to any Notes issued pursuant to this Section 2.2, the proceeds from such issuance may only be used to repay (i) Senior Subordinated Notes and Subordinated Notes if all Senior Notes have been repaid and (ii) Subordinated Notes if all Senior Notes and Senior Subordinated Notes have been repaid; provided, that at any time on or after the Series Anticipated Repayment Date for any Series of Notes, the proceeds from the issuance of Subordinated Notes may only be used to repay Senior Notes, Senior Subordinated Notes or all Outstanding Classes of Senior Notes and Senior Subordinated Notes.

(e)    The issuance of Additional Notes shall not be subject to the consent of the Holders of any Series of Notes Outstanding. The issuance of any additional Series of Class

A-1 Notes will require the consent of the Class A-1 Administrative Agents of any existing Series of Class A-1 Notes that will remain Outstanding. Additional Notes may be issued for any purpose consistent with the Transaction Documents, including acquisitions by the Securitization Entities.

Section 2.3    Series Supplement for Each Series.

In conjunction with the issuance of a new Series of Notes or Additional Notes of an existing Series, Class, Subclass or Tranche of Notes, the parties hereto shall execute a Series Supplement for such new Series of Notes or a Supplement to the Series Supplement for such existing Series, Class, Subclass or Tranche of Notes, as applicable, which shall specify the relevant terms with respect to such Notes, which may include, without limitation:

(a)    its name or designation;

(b)    the Initial Principal Amount with respect to such Notes;

(c)    the Note Rate with respect to such Notes;

(d)    the Series Closing Date;

(e)    the Series Anticipated Repayment Date, if any;

(f)    the Series Legal Final Maturity Date;

(g)    the principal amortization schedule with respect to such Notes, if any;

(h)    each Rating Agency rating such Notes;

(i)    the name of the Clearing Agency, if any;

(j)    the names of the Series Distribution Accounts and any other Series Accounts to be used with respect to such Notes and the terms governing the operation of any such account and the use of moneys therein;

(k)    the method of allocating amounts deposited into any Series Distribution Account with respect to such Notes;

(l)    whether such Notes will be issued in multiple Classes, Subclasses or Tranches and the rights and priorities of each such Class, Subclass or Tranche;

(m)    any deposit of funds to be made in any Base Indenture Account or any Series Account on the Series Closing Date;

(n)    whether such Notes may be issued as either Definitive Notes or Book-Entry Notes and any limitations imposed thereon;

(o)    whether such Notes include Senior Notes, Senior Subordinated Notes and/or Subordinated Notes;

(p)    whether such Notes include Class A-1 Notes or subfacilities of Class A-1 Notes issued pursuant to a Class A-1 Note Purchase Agreement;

(q)    the terms of any related Enhancement and the Enhancement Provider thereof, if any;

(r)    the terms of any related Series Hedge Agreement and the applicable Hedge Counterparty, if any; and

(s)    any other relevant terms of such Notes (all such terms, the “Principal Terms” of such Series).

Section 2.4    Execution and Authentication.

(a)    Each Note shall, upon issuance pursuant to Section 2.2, be executed on behalf of the Co-Issuers by an Authorized Officer of each Co-Issuer and delivered by the Co-Issuers to the Trustee for authentication and redelivery as provided herein. The signature of each such Authorized Officer on the Notes may be manual or facsimile. If an Authorized Officer of any Co-Issuer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

(b)    At any time and from time to time after the execution and delivery of this Base Indenture, the Co-Issuers may deliver Notes of any particular Series (issued pursuant to Section 2.2) executed by the Co-Issuers to the Trustee for authentication, together with one or more Company Orders for the authentication and delivery of such Notes, and the Trustee, in accordance with such Company Order and this Base Indenture, shall authenticate and deliver such Notes.

(c)    No Note shall be entitled to any benefit under the Indenture or be valid for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for below, duly executed by the Trustee by the manual signature of a Trust Officer. Such signatures on such certificate shall be conclusive evidence, and the only evidence, that the Note has been duly authenticated under this Base Indenture. The Trustee may appoint an authenticating agent acceptable to the Co-Issuers to authenticate Notes. Unless limited by the term of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Base Indenture to authentication by the Trustee includes authentication by such authenticating agent. The Trustee’s certificate of authentication shall be in substantially the following form:

“This is one of the Notes of a Series issued under the within mentioned Indenture.

Citibank, N.A., as Trustee

By:
Authorized Signatory”

(d)    Each Note shall be dated and issued as of the date of its authentication by the Trustee.

(e)    Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Co-Issuers, and the Co-Issuers shall deliver such Note to the Trustee for cancellation as provided in Section 2.14 together with a written statement to the Trustee and the Servicer (which need not comply with Section 14.3) stating that such Note has never been issued and sold by the Co-Issuers, for all purposes of the Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of the Indenture.

Section 2.5    Note Registrar and Paying Agent.

(a)    The Co-Issuers shall (i) maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Note Registrar”) and (ii) appoint a paying agent (which shall satisfy the eligibility criteria set forth in Section 10.8(a)) (the “Paying Agent”) at whose office or agency Notes may be presented for payment. The Note Registrar shall keep a register of the Notes (including the name and address of each such Noteholder) and of their transfer and exchange. The Trustee shall indicate in its books and records the commitment of each Noteholder, if applicable, and the principal amount owing to each Noteholder from time to time. The Co-Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Paying Agent” shall include any additional paying agent and the term “Note Registrar” shall include any co-registrars. The Co-Issuers may change the Paying Agent or the Note Registrar without prior notice to any Noteholder. The Co-Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Base Indenture. The Trustee is hereby initially appointed as the Note Registrar and the Paying Agent and shall send copies of all notices and demands received by the Trustee (other than those sent by the Co-Issuers to the Trustee and those addressed to the Co-Issuers) in connection with the Notes to the Co-Issuers. Upon any resignation or removal of the Note Registrar, the Co-Issuers shall promptly appoint a successor Note Registrar or, in the absence of such appointment, the Co-Issuers shall assume the duties of the Note Registrar.

(b)    The Co-Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Base Indenture. Such agency agreement shall implement the provisions of this Base Indenture that relate to such Agent. If the Co-Issuers fail to maintain a Note Registrar or Paying Agent, the Trustee hereby agrees to act as such, and shall be entitled to appropriate compensation in accordance with this Base Indenture until the Co-Issuers shall appoint a replacement Note Registrar or Paying Agent, as applicable.

Section 2.6    Paying Agent to Hold Money in Trust.

(a)    The Co-Issuers will cause the Paying Agent (if the Paying Agent is not the Trustee) to execute and deliver to the Trustee an instrument in which the Paying Agent shall agree with the Trustee (and if the Trustee is the Paying Agent, it hereby so agrees), subject to the provisions of this Section 2.6, that the Paying Agent will:

(i)    hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii)    give the Trustee notice of any default by any Co-Issuer of which it has Actual Knowledge in the making of any payment required to be made with respect to the Notes;

(iii)    at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by the Paying Agent;

(iv)    immediately resign as the Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Trustee hereunder at the time of its appointment; and

(v)    comply with all requirements of the Code and other applicable tax law (including for the avoidance of doubt FATCA) with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

(b)    The Co-Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of the Indenture or for any other purpose, by Company Order direct the Paying Agent to pay to the Trustee all sums held in trust by the Paying Agent, such sums to be held by the Trustee in trust upon the same terms as those upon which the sums were held in trust by the Paying Agent. Upon such payment by the Paying Agent to the Trustee, the Paying Agent shall be released from all further liability with respect to such money.

(c)    Subject to applicable laws with respect to escheat of funds, any money held by the Trustee or the Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Co-Issuers upon delivery of a Company Request. The Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Co-Issuers for payment thereof (but only to the extent of the amounts so paid to the Co-Issuers), and all liability of the Trustee or the Paying Agent with respect to such trust money paid to the Co-Issuers shall thereupon cease; provided, however, that the Trustee or the Paying Agent, before being required to make any such repayment, may, at the expense of the Co-Issuers, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City, and in a newspaper customarily published on each Business Day and of general circulation in London, if applicable, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Co-Issuers. The Trustee may also adopt and employ, at the expense of the Co-Issuers, any other commercially reasonable means of notification of such repayment.

Section 2.7    Noteholder List.

(a)    The Trustee will furnish or cause to be furnished by the Note Registrar to the Co-Issuers, the Manager, the Back-Up Manager, the Control Party, the Controlling Class Representative or the Paying Agent or any Class A-1 Administrative Agent, within five (5) Business Days after receipt by the Trustee of a request therefor from the Co-Issuers, the Manager, the Back-Up Manager, the Control Party, the Controlling Class Representative or the Paying Agent or such Class A-1 Administrative Agent, respectively, in writing, the names and addresses of the Noteholders of each Series as of the most recent Record Date for payments to such Noteholders. Every Noteholder, by receiving and holding a Note, agrees with the Trustee that neither the Trustee, the Note Registrar, the Co-Issuers, the Servicer, the Controlling Class Representative nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders hereunder, regardless of the source from which such information was obtained.

(b)    The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders of each Series of Notes. If the Trustee is not the Note Registrar, the Co-Issuers shall furnish to the Trustee at least seven (7) Business Days before each Quarterly Payment Date and at such other time as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders of each Series of Notes.

Section 2.8    Transfer and Exchange.

(a)    Upon surrender for registration of transfer of any Note at the office or agency of the Note Registrar, if the requirements of Section 2.8(f) and Section 8-401(a) of the New York UCC are met, the Co-Issuers shall execute and, after the Co-Issuers have executed, the Trustee shall authenticate and deliver to the Noteholder, in the name of the designated transferee or transferees, one or more new Notes, in any authorized denominations, of the same Series and Class (and, if applicable, Subclass or Tranche) and a like original aggregate principal amount of the Notes so transferred. At the option of any Noteholder, Notes may be exchanged for other Notes of the same Series and Class (and, if applicable, Subclass or Tranche) in authorized denominations of like original aggregate principal amount of the Notes so exchanged, upon surrender of the Notes to be exchanged at any office or agency of the Note Registrar maintained for such purpose. Whenever Notes of any Series are so surrendered for exchange, if the requirements of Section 2.8(f) and Section 8-401(a) of the New York UCC are met, the Co-Issuers shall execute, and after the Co-Issuers have executed, the Trustee shall authenticate and deliver to the Noteholder, the Notes which the Noteholder making the exchange is entitled to receive.

(b)    Every Note presented or surrendered for registration of transfer or exchange shall be (i) duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee, the Co-Issuers and the Note Registrar duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing with a medallion signature guarantee and (ii) accompanied by such other documents as the Trustee or the Note Registrar may require, including evidence reasonably satisfactory to it to document the identities and/or signatures of the transferor, and the transferee (including but not limited to the applicable Internal Revenue Service Form W-8 or W-9). The Co-Issuers shall execute and deliver to the Trustee or the Note Registrar, as applicable, Notes in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under the Indenture and the Notes.

(c)    All Notes issued and authenticated upon any registration of transfer or exchange of the Notes shall be the valid obligations of the Co-Issuers, evidencing the same indebtedness, and entitled to the same benefits under the Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(d)    The preceding provisions of this Section 2.8 notwithstanding, (i) the Trustee, the Co-Issuers or the Note Registrar, as the case may be, shall not be required (A) to issue, register the transfer of or exchange of any Note of any Series for a period beginning at the opening of business fifteen (15) days preceding the selection of any Series of Notes for redemption and ending at the close of business on the day of the mailing of the relevant notice of redemption or (B) to register the transfer of or exchange any Note so selected for redemption, and (ii) no assignment or transfer of a Note or any commitment in respect thereof shall be effective until such assignment or transfer shall have been recorded in the Note Register and in the books and records of the Trustee, as applicable, pursuant to Section 2.5(a).

(e)    Unless otherwise provided in the applicable Series Supplement, no service charge shall be payable for any registration of transfer or exchange of Notes, but the Co-Issuers, the Note Registrar or the Trustee, as the case may be, may require payment by the Noteholder of a sum sufficient to cover any Tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes.

(f)    Unless otherwise provided in the applicable Series Supplement, registration of transfer of Notes containing a legend relating to the restrictions on transfer of such Notes (which legend shall be set forth in the applicable Series Supplement) shall be effected only if the conditions set forth in such applicable Series Supplement are satisfied. Notwithstanding any other provision of this Section 2.8 and except as otherwise provided in Section 2.13, the typewritten Note or Notes representing Book-Entry Notes for any Series may be transferred, in whole but not in part, only to another nominee of the Clearing Agency for such Series, Class, Subclass or Tranche or to a successor Clearing Agency for such Series, Class, Subclass or Tranche, selected or approved by the Co-Issuers or to a nominee of such successor Clearing Agency, only if in accordance with this Section 2.8 and Section 2.12.

Section 2.9    Persons Deemed Owners.

Prior to due presentment for registration of transfer of any Note, the Trustee, the Servicer, the Controlling Class Representative, any Agent and the Co-Issuers may deem and treat the Person in whose name any Note is registered (as of the day of determination) as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever (other than purposes in which the vote or consent of a Note Owner is expressly required pursuant to this Base Indenture or the applicable Series Supplement), whether or not such Note is overdue, and none of the Trustee, the Servicer, the Controlling Class Representative, any Agent nor any Co-Issuer shall be affected by notice to the contrary.

Section 2.10    Replacement Notes.

(a)    If (i) any mutilated Note is surrendered to the Trustee, or the Trustee receives evidence to its reasonable satisfaction of the destruction, loss or theft of any Note and (ii) there is delivered to the Co-Issuers and the Trustee such security or indemnity as may be required by them to hold the Co-Issuers and the Trustee harmless then, provided that the requirements of Section 2.8(f) and Section 8-405 of the New York UCC are met, the Co-Issuers shall execute and upon their request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become, or within seven (7) days shall be, due and payable, instead of issuing a replacement Note, the Co-Issuers may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the preceding sentence, a protected purchaser (within the meaning of Section 8-303 of the New York UCC) of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Co-Issuers and the Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a Protected Purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Co-Issuers or the Trustee in connection therewith.

(b)    Upon the issuance of any replacement Note under this Section 2.10, the Co-Issuers may require the payment by the Holder of such Note of a sum sufficient to cover any Tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee and the Note Registrar) connected therewith.

(c)    Every replacement Note issued pursuant to this Section 2.10 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Co-Issuers and such replacement Note shall be entitled to all the benefits of the Indenture equally and proportionately with any and all other Notes duly issued under the Indenture (in accordance with the priorities and other terms set forth herein and in each applicable Series Supplement).

(d)    The provisions of this Section 2.10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.11    Treasury Notes.

In determining whether the Noteholders of the required Aggregate Outstanding Principal Amount of Notes or the required Outstanding Principal Amount of any Series or any Class, Subclass or Tranche of any Series of Notes, as the case may be, have concurred in any direction, waiver or consent, Notes owned, legally or beneficially, by any Co-Issuer or any Affiliate of any Co-Issuer shall be considered as though they are not Outstanding, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of which a Trust Officer has received written notice of such ownership shall be so disregarded. Absent written notice to a Trust Officer of such ownership, the Trustee shall not be deemed to have knowledge of the identity of the individual Note Owners.

Section 2.12    Book-Entry Notes.

(a)    Unless otherwise provided in any applicable Series Supplement, the Notes of each Class, Subclass or Tranche of each Series, upon original issuance, shall be issued in the form of typewritten Notes representing Book-Entry Notes and delivered to the depository (or its custodian) specified in such Series Supplement (the “Depository”) which shall be the Clearing Agency on behalf of such Series or such Class, Subclass or Tranche. The Notes of each Class, Subclass or Tranche of each Series shall, unless otherwise provided in the applicable Series Supplement, initially be registered on the Note Register in the name of the Clearing Agency or the nominee of the Clearing Agency. No Note Owner will receive a definitive note representing such Note Owner’s interest in the related Series of Notes, except as provided in Section 2.13. Unless and until definitive, fully registered Notes of any Series or any Class, Subclass or Tranche of any Series (“Definitive Notes”) have been issued to Note Owners pursuant to Section 2.13:

(i)    the provisions of this Section 2.12 shall be in full force and effect with respect to each such Notes;

(ii)    the Co-Issuers, the Paying Agent, the Note Registrar, the Trustee, the Servicer and the Controlling Class Representative may deal with the Clearing Agency and the applicable Clearing Agency Participants for all purposes (including the payment of principal of, premium, if any, and interest on the Notes and the giving of instructions or directions hereunder or under the applicable Series Supplement) as the sole Holder of the Notes, and shall have no obligation to the Note Owners;

(iii)    to the extent that the provisions of this Section 2.12 conflict with any other provisions of the Indenture, the provisions of this Section 2.12 shall control with respect to each such Class, Subclass, Tranche or Series of the Notes;

(iv)    subject to the rights of the Servicer and the Controlling Class Representative under the Indenture, and the rights granted pursuant to Section 11.5(b), the rights of Note Owners of each such Class or Series of Notes shall be exercised only through the Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in the Indenture to actions by the Noteholders shall refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in the Indenture to distributions, notices, reports and statements to the Noteholders shall refer to distributions, notices, reports and statements to the Clearing Agency, as registered holder of the Notes of such Series for distribution to the Note Owners in accordance with the Applicable Procedures of the Clearing Agency; and

(v)    subject to the rights of the Servicer and the Controlling Class Representative under the Indenture, and the rights granted pursuant to Section 11.5(b), whenever the Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders evidencing a specified percentage of the Aggregate Outstanding Principal Amount of Notes or the Outstanding Principal Amount of a Series or Class, Subclass or Tranche of a Series of Notes, the applicable Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or their related Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Outstanding Notes or such Series or such Class, Subclass or Tranche of such Series of Notes Outstanding, as the case may be, and has delivered such instructions in writing to the Trustee.

(b)    Pursuant to the Depository Agreement applicable to a Series, unless and until Definitive Notes of such Series are issued pursuant to Section 2.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal, premium, if any, and interest on the Notes to such Clearing Agency Participants.

(c)    Whenever notice or other communication to the Noteholders is required under the Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.13, the Trustee and the Co-Issuers shall give all such notices and communications specified herein to be given to Noteholders to the applicable Clearing Agency for distribution to the Note Owners in accordance with the Applicable Procedures of the Clearing Agency.

Section 2.13    Definitive Notes.

(a)    The Notes of any Series or Class, Subclass or Tranche of any Series, to the extent provided in the related Series Supplement or Supplement to a Series Supplement, upon original issuance, may be issued in the form of Definitive Notes. All Class A-1 Notes of any Series shall be issued in the form of Definitive Notes. The applicable Series Supplement shall set forth the legend relating to the restrictions on transfer of such Definitive Notes and such other restrictions as may be applicable.

(b)    With respect to the Notes of any Series, Class, Subclass or Tranche of any Series issued in the form of typewritten Notes representing Book-Entry Notes, if (i) (A) the Co-Issuers advise the Trustee in writing that the Clearing Agency with respect to any such Series of Notes is no longer willing or able to discharge properly its responsibilities under the applicable Depository Agreement and (B) the Trustee or the Co-Issuers are unable to locate a qualified successor, (ii) the Co-Issuers, at their option, advise the Trustee in writing that they elect to terminate the book-entry system through the Clearing Agency with respect to any Series, Class, Subclass or Tranche of any Series of Notes Outstanding issued in the form of Book-Entry Notes or (iii) after the occurrence of a Rapid Amortization Event, with respect to any Series of Notes Outstanding, Note Owners holding a beneficial interest in excess of 50% of the aggregate Outstanding Principal Amount of such Series, Class, Subclass or Tranche of Notes advise the Trustee and the applicable Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the applicable Clearing Agency is no longer in the best interests of such Note Owners, the Trustee shall notify all Note Owners of such Series, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of Definitive Notes to Note Owners of such Series. Upon surrender to the Trustee of the Notes of such Series, Class, Subclass or Tranche by the applicable Clearing Agency, accompanied by registration instructions from the applicable Clearing Agency for registration, the Co-Issuers shall execute and the Trustee shall authenticate, upon receipt of a Company Order, and deliver an equal aggregate principal amount of Definitive Notes in accordance with the instructions of the Clearing Agency. Neither the Co-Issuers nor the Trustee shall be liable for any delay in delivery of such instructions and may each conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes of such Series, Class, Subclass or Tranche of Notes all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Notes, and the Trustee shall recognize the Holders of the Definitive Notes of such Series, Class, Subclass or Tranche of such Series as Noteholders of such Series, Class, Subclass or Tranche of such Series hereunder and under the applicable Series Supplement.

Section 2.14    Cancellation.

The Co-Issuers may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Co-Issuers or an Affiliate thereof may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. Immediately upon the delivery of any Notes by the Co-Issuers to the Trustee for cancellation pursuant to this Section 2.14, the security interest of the Secured Parties in such Notes shall automatically be deemed to be released by the Trustee, and the Trustee shall execute and deliver to the Co-Issuers any and all documentation reasonably requested and prepared by the Co-Issuers at their expense to evidence such automatic release. The Note Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. Except as provided in any Class A-1 Note Purchase Agreement executed and delivered in connection with the issuance of any Series or any Class, Subclass or Tranche of any Series of Notes, the Co-Issuers may not issue new Notes to replace Notes that they have redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be disposed of in accordance with the Trustee’s standard disposition procedures unless the Co-Issuers shall direct that cancelled Notes be returned to them for destruction pursuant to a Company Order. No cancelled Notes may be reissued. No provision of this Base Indenture or any Supplement that relates to prepayment procedures, penalties, fees, make-whole payments or any other related matters shall be applicable to any Notes cancelled pursuant to and in accordance with this Section 2.14.

Section 2.15    Principal and Interest.

(a) The principal of and premium, if any, on each Series, Class, Subclass or Tranche of Notes shall be due and payable at the times and in the amounts set forth in the applicable Series Supplement and in accordance with the Priority of Payments.

(b)    Each Series, Class, Subclass or Tranche of Notes shall accrue interest as provided in the applicable Series Supplement and such interest shall be due and payable for such Series on each Quarterly Payment Date in accordance with the Priority of Payments.

(c)    Except as provided in the following sentence, the Person in whose name any Note is registered at the close of business on any Record Date with respect to a Quarterly Payment Date for such Note shall be entitled to receive the principal, premium, if any, and interest payable on such Quarterly Payment Date notwithstanding the cancellation of such Note upon any registration of transfer, exchange or substitution of such Note subsequent to such Record Date. Any interest payable at maturity shall be paid to the Person to whom the principal of such Note is payable.

(d)    Pursuant to the authority of the Paying Agent under Section 2.6(a)(v), except as otherwise provided pursuant to a Class A-1 Note Purchase Agreement to the extent that the Paying Agent has been notified in writing of such exception by the Co-Issuers or the applicable Class A-1 Administrative Agent, the Paying Agent shall make all payments of interest on the Notes net of any applicable withholding taxes and Noteholders shall be treated as having received as payments of interest any amounts withheld with respect to such withholding taxes.

Section 2.16    Tax Treatment.

(a)    The Co-Issuers have structured this Base Indenture and the Notes have been (or will be) issued with the intention that the Notes will qualify under applicable tax law as indebtedness of the Co-Issuers or, if any of the Co-Issuers is treated as a division of another entity for federal income tax purposes, such other entity, and any entity acquiring any direct or indirect interest in any Note by acceptance of its Notes (or, in the case of a Note Owner, by virtue of such Note Owner’s acquisition of a beneficial interest therein) agrees to treat the Notes (or beneficial interests therein) for all purposes of federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income, as indebtedness of the Co-Issuers or, if any Co-Issuer is treated as a division of another entity for federal income tax purposes, such other entity.

(b)    Each Noteholder or Note Owner, by its acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, agrees to provide and shall provide to the Trustee, the Paying Agent and/or the Co-Issuers (or other Person responsible for withholding of taxes) with the Tax Information, and will update or replace such Tax Information as necessary at any time required by law or promptly upon request. Further, each Noteholder and Note Owner is deemed to understand, acknowledge and agree that the Paying Agent and the Co-Issuers (or other Person responsible for withholding of taxes) have the right to withhold on payments with respect to a Note (without any corresponding gross-up) where an applicable party fails to comply with the requirements set forth in the preceding sentence or the Trustee, the Paying Agent or the Co-Issuers (or other Person responsible for withholding of taxes) is otherwise required to so withhold under applicable law.

ARTICLE III

SECURITY

Section 3.1    Grant of Security Interest.

(a)    To secure the Obligations, each Co-Issuer hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Secured Parties, and hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in each Co-Issuer’s right, title and interest in, to and under all of the following property to the extent now owned or at any time hereafter acquired by such Co-Issuer (collectively, the “Indenture Collateral”):

(i)    the Equity Interests of any Person owned by any Co-Issuer and all rights as a member or shareholder of each such Person under the Charter Documents of each such Person;

(ii)    each Account and all amounts or other property on deposit in or otherwise credited to such Accounts;

(iii)    the books and records (whether in physical, electronic or other form) of each of the Co-Issuers;

(iv)    the rights, powers, remedies and authorities of the Co-Issuers under each of the Transaction Documents (other than the Indenture and the Notes) to which they are a party;

(v)    any Interest Reserve Letter of Credit;

(vi)    any and all other property of the Co-Issuers now or hereafter acquired, including, without limitation, all accounts, chattel paper, commercial tort claims, deposit accounts, documents, equipment, fixtures, general intangibles, instruments, inventory, securities, securities accounts and other investment property and letter-of-credit rights (in each case, as defined in the New York UCC); and

(vii)    all payments, proceeds, supporting obligations and accrued and future rights to payment with respect to the foregoing;

provided, that (A) the Indenture Collateral shall exclude the Collateral Exclusions; (B) the Co-Issuers shall not be required to pledge, and the Collateral shall not include, more than 65% of the Equity Interests (and any rights associated with such Equity Interests) of any foreign Subsidiary of any of the Co-Issuers that is a corporation for United States federal income tax purposes and in no circumstance will any such foreign Subsidiary be required to pledge any assets, become a Guarantor or otherwise guarantee the Notes; (C) the security interest in (1) each Series Distribution Account and the funds or securities deposited therein or credited thereto will only secure the related Class of Notes as set forth herein, (2) the Senior Notes Interest Reserve Account and the funds or securities deposited therein or credited thereto shall only be for the benefit of the

Senior Noteholders and the Trustee, in its capacity as trustee for the Senior Noteholders and (3) the Senior Subordinated Notes Interest Reserve Account and the funds or securities deposited therein or credited thereto shall only be for the benefit of the Senior Subordinated Noteholders and the Trustee, in its capacity as trustee for the Senior Subordinated Noteholders; and (D) any cash collateral deposited by any Non-Securitization Entities with the Co-Issuers to secure such Non-Securitization Entities’ obligations under the Letter of Credit Reimbursement Agreement shall not constitute Indenture Collateral until such time (if any) as the Co-Issuers are entitled to withdraw such funds from the applicable bank account pursuant to the terms of the Letter of Credit Reimbursement Agreement to reimburse the Co-Issuers for any amounts due by such Non-Securitization Entities to the Co-Issuers pursuant to Section 4 or Section 5 of the Letter of Credit Reimbursement Agreement that such Non-Securitization Entities have not paid to the Co-Issuers in accordance with the terms thereof.

The Trustee, on behalf of the Secured Parties, acknowledges that it shall have no security interest in any Collateral Exclusions.

(b)    The foregoing grant is made in trust to secure the Obligations and to secure compliance with the provisions of this Base Indenture and any Series Supplements, all as provided in this Base Indenture. The Trustee, on behalf of the Secured Parties, acknowledges such grant, accepts the trusts under this Base Indenture in accordance with the provisions of this Base Indenture and agrees to perform its duties required in this Base Indenture. The Indenture Collateral shall secure the Obligations equally and ratably without prejudice, priority or distinction (except, with respect to any Series of Notes, as otherwise stated in the applicable Series Supplement or in the applicable provisions of this Base Indenture).

(c)    In addition, pursuant to and within the time periods specified in Section 8.37, the Franchise Entities shall execute and deliver to the Trustee, for the benefit of the Secured Parties, a Mortgage with respect to each Contributed Owned Real Property and each New Owned Real Property owned by such Franchise Entity, which shall be delivered to the Trustee or its agent to be held in escrow; provided that upon the occurrence of a Mortgage Preparation Event, the Trustee or its agent shall, within five (5) Business Days of receiving direction of the Control Party, be required to deliver the Mortgages to the applicable recording office for recordation in the event that any Rapid Amortization Event occurs (or is continuing) on or following the 120th day following the occurrence of a Mortgage Preparation Event (unless such recordation requirement is waived by the Control Party, acting at the direction of the Controlling Class Representative) in accordance with Section 8.37.

(d)    The parties hereto agree and acknowledge that each certificated Equity Interest and each Mortgage constituting Indenture Collateral may be held by a custodian on behalf of the Trustee.

Section 3.2    Certain Rights and Obligations of the Co-Issuers Unaffected.

(a)    Notwithstanding the grant of the security interest in the Indenture Collateral hereunder to the Trustee, on behalf of the Secured Parties, the Co-Issuers acknowledge that the Manager, on behalf of the Securitization Entities, including, without limitation, the

Franchise Entities, shall, subject to the terms and conditions of the Management Agreement, nevertheless have the right, subject to the Trustee’s right to revoke such right, in whole or in part, in the event of the occurrence of an Event of Default, (i) to give, in accordance with the Managing Standard, all consents, requests, notices, directions, approvals, extensions or waivers, if any, which are required or permitted to be given by any Co-Issuer under the Collateral Documents, and to enforce all rights, remedies, powers, privileges and claims of each Co-Issuer under the Collateral Documents, (ii) to give, in accordance with the Managing Standard, all consents, requests, notices, directions and approvals, if any, which are required or permitted to be given by any Co-Issuer under any IP License Agreement to which such Co-Issuer is a party and (iii) to take any other actions required or permitted under the terms of the Management Agreement.

(b)    The grant of the security interest by the Co-Issuers in the Indenture Collateral to the Trustee on behalf of the Secured Parties shall not (i) relieve any Co-Issuer from the performance of any term, covenant, condition or agreement on such Co-Issuer’s part to be performed or observed under or in connection with any of the Collateral Documents or (ii) impose any obligation on the Trustee or any of the Secured Parties to perform or observe any such term, covenant, condition or agreement on such Co-Issuer’s part to be so performed or observed or impose any liability on the Trustee or any of the Secured Parties for any act or omission on the part of such Co-Issuer or from any breach of any representation or warranty on the part of such Co-Issuer.

(c)    Each Co-Issuer hereby jointly and severally agrees to indemnify and hold harmless the Trustee and each Secured Party (including its directors, officers, employees and agents) from and against any and all losses, liabilities (including liabilities for penalties), claims, demands, actions, suits, judgments, reasonable and documented out-of-pocket costs and expenses arising out of or resulting from the security interest granted hereby, whether arising by virtue of any act or omission on the part of such Co-Issuer or otherwise, including, without limitation, the reasonable and documented out-of-pocket costs, expenses and disbursements (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Secured Party in enforcing the Indenture or any other Transaction Document or preserving any of its rights to, or realizing upon, any of the Collateral; provided, however, that the foregoing indemnification shall not extend to any action by the Trustee or any Secured Party which constitutes gross negligence, bad faith or willful misconduct by the Trustee or any Secured Party or any other indemnified person hereunder. The indemnification provided for in this Section 3.2 shall survive the removal of, or a resignation by, such Person as Trustee as well as the termination of this Base Indenture or any Series Supplement.

Section 3.3    Performance of Collateral Documents.

Upon the occurrence of a default or breach (after giving effect to any applicable grace or cure periods) by any Person party to (a) a Collateral Transaction Document or (b) a Collateral Franchise Document (only if a Manager Termination Event or an Event of Default has occurred and is continuing), promptly following a request from the Trustee to do so and at the Co-Issuers’ expense, the Co-Issuers agree to take all such lawful action as permitted under this Base Indenture as the Trustee (acting at the direction of the Control Party (at the direction of the Controlling Class Representative)) may reasonably request to compel or secure the performance and observance by such Person of its obligations to the Co-Issuers, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Co-Issuers to the extent and in the manner directed by the Trustee (acting at the direction of the Control Party (at the direction of the Controlling Class Representative)), including, without limitation, the transmission of notices of default and the institution of legal or administrative actions or proceedings to compel or secure performance by such Person of its obligations thereunder. If (i) the Co-Issuers shall have failed, within fifteen (15) Business Days of receiving the direction of the Trustee, to take commercially reasonable action to accomplish such directions of the Trustee, (ii) the Co-Issuers refuse to take any such action, as reasonably determined by the Trustee in good faith, or (iii) the Control Party (at the direction of the Controlling Class Representative) reasonably determines that such action must be taken immediately, in any such case the Control Party (at the direction of the Controlling Class Representative) may, but shall not be obligated to, take, and the Trustee shall take (if so directed by the Control Party (at the direction of the Controlling Class Representative)), at the expense of the Co-Issuers, such previously directed action and any related action permitted under this Base Indenture which the Control Party (at the direction of the Controlling Class Representative) thereafter determines is appropriate (without the need under this provision or any other provision under this Base Indenture to direct the Co-Issuers to take such action), on behalf of the Co-Issuers and the Secured Parties.

Section 3.4    Stamp, Other Similar Taxes and Filing Fees.

The Co-Issuers shall jointly and severally indemnify and hold harmless the Trustee and each Secured Party from any present or future claim for liability for any stamp, documentary or other similar tax and any penalties or interest and expenses with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with the Indenture, any other Transaction Document or any Indenture Collateral. The Co-Issuers shall pay, and jointly and severally indemnify and hold harmless each Secured Party against, any and all amounts in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts that may be payable or determined to be payable in respect of the execution, delivery, performance and/or enforcement of the Indenture or any other Transaction Document.

Section 3.5    Authorization to File Financing Statements.

(a)    The Co-Issuers hereby irrevocably authorize the Control Party on behalf of the Secured Parties at any time and from time to time to file or record in any filing office in any applicable jurisdiction financing statements and other filing or recording documents or instruments (or, with respect to the Mortgages, upon the occurrence of a Mortgage Recordation Event, unless such Mortgage Recordation Event is waived by the Control Party (at the direction of the Controlling Class Representative) with respect to the Indenture Collateral, including, without limitation, any and all Securitization IP (to the extent set forth in Section 8.25(c) and Section 8.25(e)), to perfect the security interests of the Trustee for the benefit of the Secured Parties under this Base Indenture. Each Co-Issuer authorizes the filing of any such financing statement naming the Trustee as secured party and indicating that the Indenture Collateral includes (a) “all assets” or words of similar effect or import regardless of whether any particular assets comprised in the Indenture Collateral fall within the scope of Article 9 of the UCC, including, without limitation, any and all Securitization IP, or (b) as being of an equal or lesser scope or with greater detail. The Co-Issuers agree to furnish any information necessary to accomplish the foregoing promptly upon the Control Party’s request. The Co-Issuers also hereby ratify and authorize the filing on behalf of the Trustee for the benefit of the Secured Parties, of any financing statement with respect to the Indenture Collateral made prior to the date hereof.

(b)    Each Co-Issuer acknowledges that the Indenture Collateral may include certain rights of the Co-Issuers as secured parties under the Transaction Documents. To the extent a Co-Issuer is a secured party under the Transaction Documents, such Co-Issuer hereby irrevocably appoints the Trustee as its representative with respect to all financing statements filed to perfect such security interests and authorizes the Control Party on behalf of the Secured Parties to make such filings it deems necessary to reflect the Trustee as secured party of record with respect to such financing statements.

ARTICLE IV

REPORTS

Section 4.1    Reports and Instructions to Trustee.

(a)    Weekly Manager’s Certificates. By 4:30 p.m. (New York City time) on the Business Day prior to each Weekly Allocation Date, the Co-Issuers shall furnish, or cause the Manager to furnish, to the Trustee and the Servicer a certificate substantially in the form of Exhibit A specifying the allocation of Collections on the following Weekly Allocation Date (each a “Weekly Manager’s Certificate”); provided that such Weekly Manager’s Certificate shall be considered confidential information and shall not be disclosed by such recipients to the Noteholders, Note Owners or any other Person without the prior written consent of the Co-Issuers. The initial Weekly Manager’s Certificate delivered after the Closing Date may include allocations of amounts received prior to the Closing Date.

(b)    [Reserved].

(c)    Quarterly Noteholders’ Reports. On or before the third (3rd) Business Day prior to each Quarterly Payment Date, the Co-Issuers shall furnish, or cause the Manager to furnish, a statement substantially in the form of the applicable exhibit to the Series Supplement with respect to each Series of Notes (each, a “Quarterly Noteholders’ Report”), including the Manager’s statement specified in such form, to the Trustee, each Rating Agency, the Servicer and each Paying Agent, with a copy to the Back-Up Manager.

(d)    Quarterly Compliance Certificates. On or before the third (3rd) Business Day prior to each Quarterly Payment Date, the Manager shall deliver to the Trustee and each Rating Agency (with a copy to each of the Servicer and the Back-Up Manager) an Officer’s Certificate (each, a “Quarterly Compliance Certificate”) to the effect that, except as provided in a notice delivered pursuant to Section 8.8, no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default has occurred or is continuing.

(e)    Scheduled Principal Payments Deficiency Notices. On the Quarterly Calculation Date with respect to any Quarterly Fiscal Period, the Co-Issuers shall furnish, or cause the Manager to furnish, to the Trustee and the Rating Agencies (with a copy to each of the Servicer and the Back-Up Manager) written notice of any Scheduled Principal Payments Deficiency Event with respect to any Class or Series of Notes that occurred with respect to such Quarterly Fiscal Period (any such notice, a “Scheduled Principal Payments Deficiency Notice”).

(f)    Annual Accountants’ Reports. Within one hundred and twenty (120) days after the end of each fiscal year, commencing with the fiscal year ending in December 2019, the Co-Issuers shall furnish, or cause the Manager to furnish, to the Trustee, the Servicer and each Rating Agency the reports of the Independent Auditors or the Back-Up Manager required to be delivered to the Co-Issuers by the Manager pursuant to Section 3.3 of the Management Agreement.

(g)    Securitization Entity Financial Statements. The Manager on behalf of the Securitization Entities shall provide to the Trustee, the Servicer, the Back-Up Manager and each Rating Agency with respect to each Series of Notes Outstanding the following financial statements:

(i)    within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year, commencing with the fiscal quarter ending on or about September 30, 2019, an unaudited condensed combined consolidated balance sheet of the Securitization Entities as of the end of such fiscal quarter and unaudited condensed combined consolidated statements of operations and comprehensive income, changes in members’ equity and cash flows of the Securitization Entities for such fiscal quarter and for the fiscal year-to-date period then ended (in the case of the second and third fiscal quarters of each fiscal year), which financial statements may be accompanied by supplemental schedules combining and consolidating each of the Securitization Entities; and

(ii)    within one hundred and twenty (120) days after the end of each fiscal year, commencing with the fiscal year ending in December 2019, an audited combined consolidated balance sheet of the Securitization Entities as of the end of such fiscal year and audited combined consolidated statements of operations and comprehensive income, changes in members’ equity and cash flows of the Securitization Entities for such fiscal year, setting forth in comparative form (where appropriate) the comparable amounts for the previous fiscal year, which financial statements may be accompanied by supplemental schedules combining and consolidating each of the Securitization Entities, prepared in accordance with GAAP and accompanied by an opinion thereon of the Independent Auditors stating that such audited financial statements present fairly, in all material respects, the financial position of the Securitization Entities and the results of their operations and cash flows in accordance with GAAP.

(h)    Dine Brands Financial Statements. So long as Dine Brands Global, Inc. is the Manager, the Manager on behalf of the Co-Issuers shall provide to the Trustee, the Servicer, the Back-Up Manager and the Rating Agencies with respect to each Series of Notes Outstanding the following financial statements:

(i)    within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year, commencing with the fiscal quarter ending on or about September 30, 2019, an unaudited condensed consolidated balance sheet of

Dine Brands Global, Inc. and its subsidiaries as of the end of such fiscal quarter and unaudited condensed consolidated statements of operations and comprehensive income and cash flows of Dine Brands Global, Inc. and its subsidiaries for such fiscal quarter and for the fiscal year-to-date period then ended (in the case of the second and third fiscal quarters of each fiscal year); and

(ii)    within one hundred and twenty (120) days after the end of each fiscal year, commencing with the fiscal year ending in December 2019, an audited consolidated balance sheet of Dine Brands Global, Inc. and its subsidiaries as of the end of each fiscal year and audited consolidated statements of operations and comprehensive income, changes in stockholders’ equity and cash flows of Dine Brands Global, Inc. and its subsidiaries for such fiscal year, setting forth in comparative form (where appropriate) the comparable amounts for the previous fiscal year, prepared in accordance with GAAP and accompanied by an opinion thereon of the Independent Auditors stating that such audited consolidated financial statements present fairly, in all material respects, the financial position of Dine Brands Global, Inc. and its subsidiaries and the results of its operations and cash flows in accordance with GAAP.

(i)    Additional Information. The Co-Issuers will furnish, or cause to be furnished, from time to time such additional information regarding the financial position, results of operations or business of Dine Brands Global, Inc. and its Subsidiaries or any Securitization Entity as the Trustee, the Servicer, the Manager or the Back-Up Manager may reasonably request, subject to Requirements of Law and to the confidentiality provisions of the Transaction Documents to which such recipient is a party.

(j)    Instructions as to Withdrawals and Payments. The Co-Issuers will furnish, or cause to be furnished, to the Trustee or the Paying Agent, as applicable (with a copy to each of the Servicer, the Manager and the Back-Up Manager), written instructions to make withdrawals and payments from the Collection Account and any other Base Indenture Account or Series Account and to make drawings under any Enhancement, as contemplated herein and in any Series Supplement; provided that such written instructions (other than those contained in Quarterly Noteholders’ Reports) shall be considered confidential information and shall not be disclosed by such recipients to any other Person without the prior written consent of the Co-Issuers; and provided further that such written instructions shall be subject in all respects to the confidentiality provisions of any Transaction Documents to which such recipient is a party. The Trustee and the Paying Agent shall promptly follow any such written instructions.

(k)    Copies to Rating Agencies. The Co-Issuers shall deliver, or shall cause the Manager to deliver, a copy of each report, certificate or instruction, as applicable, described in this Section 4.1 to each Rating Agency at its address as listed in or otherwise designated pursuant to Section 14.1 or in the applicable Series Supplement, including any e-mail address.

Section 4.2     [Reserved].

Section 4.3 Rule 144A Information.

For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the 1933 Act, the Co-Issuers agree to provide to any Noteholder or Note Owner, and to any prospective purchaser of Notes designated by such Noteholder or Note Owner upon the request of such Noteholder or Note Owner or prospective purchaser, any information required to be provided to such holder, owner or prospective purchaser to satisfy the conditions set forth in Rule 144A(d)(4) under the 1933 Act.

Section 4.4    Reports, Financial Statements and Other Information to Noteholders.

The Trustee will make this Base Indenture, the Guarantee and Collateral Agreement, each Series Supplement, each Offering Memorandum, the Quarterly Noteholders’ Reports, the Quarterly Compliance Certificates, the financial statements referenced in Section 4.1(g) and Section 4.1(h) and the reports referenced in Section 4.1(f) available to (a) each Rating Agency pursuant to Section 4.1(k) above and (b) the Servicer, the Manager, the Back-Up Manager, the Note Owners and the other Noteholders (but not to prospective investors) in a password-protected area of the Trustee’s internet website at www.sf.citidirect.com (or such other address as the Trustee may specify from time to time) or on a third-party investor information platform or such other address as the Co-Issuers may specify from time to time. Assistance in using the Trustee’s internet website can be obtained by calling the Trustee’s customer service desk at (888) 855-9695 or such other telephone number as the Trustee may specify from time to time. The Trustee or any such third-party platform, as the case may be, shall require each party (other than the Servicer, the Manager, the Back-Up Manager and any Rating Agency) accessing such password-protected area to register as a Noteholder and to make, for the benefit of the Co-Issuers, the applicable representations and warranties described below in a written confirmation in the form of Exhibit F hereto (an “Investor Request Certification”) (which, for the avoidance of doubt, may take the form of an electronic submission). The Trustee and any such third-party platform may disclaim responsibility for any information distributed by it for which the Trustee or such third-party, as the case may be, was not the original source. Each time a Noteholder accesses such internet website, it will be deemed to have confirmed such representations and warranties as of the date thereof. The Trustee or any such third-party platform shall provide the Servicer and the Manager with copies of such Investor Request Certifications, including the identity, contact information, e-mail address and telephone number of such Noteholders, upon request, but shall have no responsibility for any of the information contained therein. The Trustee shall have the right to change the way any such information is made available in order to make such distribution more convenient and/or more accessible to the Noteholders and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

The Trustee will (or will request that the Manager) make available, upon reasonable advance notice and at the expense of the requesting party, copies of the Quarterly Noteholders’ Reports, the Quarterly Compliance Certificates, the financial statements referenced in Section 4.1(g) and Section 4.1(h) and the reports referenced in Section 4.1(f) to any Noteholder (or Note Owner) and to any prospective investor that provides the Trustee with an Investor Request

Certification in the form of Exhibit F to the effect that such party (i) is a Noteholder (or Note Owner) or prospective investor, as applicable, (ii) understands that the materials contain confidential information, (iii) is requesting the information solely for use in evaluating such party’s investment or potential investment, as applicable, in the Notes and will keep such information strictly confidential (provided that such party may disclose such information only (A) to (1) those personnel employed by it who need to know such information, (2) its attorneys and outside auditors that have agreed to keep such information confidential and to treat the information as confidential information, or (3) a regulatory or self-regulatory authority pursuant to applicable Requirements of Law or (B) by judicial process), and (iv) is not a Competitor. Notwithstanding the foregoing, a recipient of such materials may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions and any related tax strategies to the extent necessary to prevent the transaction from being described as a “confidential transaction” under U.S. Treasury Regulations Section 1.6011-4(b)(3).

Section 4.5    Manager.

Pursuant to the Management Agreement, the Manager has agreed to provide certain reports, notices, instructions and other services on behalf of the Co-Issuers. The Noteholders by their acceptance of the Notes consent to the provision of such reports and notices to the Trustee by the Manager in lieu of the Co-Issuers. Any such reports and notices that are required to be delivered to the Noteholders hereunder shall be delivered by the Trustee. The Trustee shall have no obligation whatsoever to verify, reconfirm or recalculate any information or material contained in any of the reports, financial statements or other information delivered to it pursuant to this Article IV or the Management Agreement. All distributions, allocations, remittances and payments to be made by the Trustee or the Paying Agent hereunder or under any Supplement or Class A-1 Note Purchase Agreement shall be made based solely upon the most recently delivered written reports and instructions provided to the Trustee or Paying Agent, as the case may be, by the Manager.

Section 4.6    No Constructive Notice.

Delivery of reports, information, Officer’s Certificates and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports, information, Officer’s Certificates or documents shall not constitute constructive notice to the Trustee of any information contained therein or determinable from information contained therein, including any Securitization Entity’s, the Manager’s or any other Person’s compliance with any of its covenants under the Indenture, the Notes or any other Transaction Document (as to which the Trustee is entitled to rely exclusively on the most recent Quarterly Compliance Certificate described above).

ARTICLE V

ALLOCATION AND APPLICATION OF COLLECTIONS

Section 5.1    Management Accounts and Additional Accounts.

(a)    Establishment of the Management Accounts. The Applebee’s Concentration Account is owned by the Applebee’s Issuer. The IHOP Concentration Account is

owned by the IHOP Issuer. The IHOP Product Sourcing Account is owned by the IHOP Franchise Holder. The IHOP Franchisor Capital Account is owned by the IHOP Franchisor. The Applebee’s Franchisor Capital Account is owned by the Applebee’s Franchisor. The Asset Disposition Proceeds Account is owned by the IHOP Issuer. The Insurance Proceeds Account is owned by the IHOP Issuer. Such accounts, as of the Closing Date and at all times thereafter, shall be (A) pledged to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 of the Guarantee and Collateral Agreement, as applicable and (B) if not established with the Trustee, subject to an Account Control Agreement. Each Management Account shall be an Eligible Account and, in addition, from time to time, any Co-Issuer or any other Securitization Entity (other than the Holding Company Guarantors) may establish additional accounts for the purpose of depositing Collections, Product Sourcing Payments or funds necessary to meet large-franchisor exemptions or similar exemptions under applicable franchise laws therein (each such account and any investment accounts related thereto into which funds are transferred for investment purposes pursuant to Section 5.1(b), an “Additional Management Account”); provided that each such Additional Management Account is (A) an Eligible Account, (B) pledged by such Co-Issuer or such other Securitization Entity to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 or the Guarantee and Collateral Agreement and (C) if not established with the Trustee, subject to an Account Control Agreement. Notwithstanding anything to the contrary in this paragraph (a), in the case of any Management Account established after the Closing Date, the applicable Securitization Entity shall be permitted a period of five (5) Business Days after the establishment of such deposit account to cause such deposit account to be subject to an Account Control Agreement.

(b)    Administration of the Management Accounts. The Co-Issuers (or the Manager on their behalf) may invest any amounts held in the Management Accounts in Eligible Investments and such amounts may be transferred by the Co-Issuers (or the Manager on their behalf) into an investment account for the sole purpose of investing in Eligible Investments so long as such investment account is (A) an Eligible Account, (B) pledged by the applicable Securitization Entity to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 or the Guarantee and Collateral Agreement and (C) if not established with the Trustee, subject to an Account Control Agreement; provided, however, that any such investment in any Management Account (or in any such investment account) shall mature not later than the Business Day prior to the next succeeding Weekly Allocation Date. Notwithstanding anything herein or in any other Transaction Document, the Co-Issuers and Manager shall not transfer any funds into any such investment account until such time as an Account Control Agreement is entered into with respect thereto (if such account is not established with the Trustee), it being agreed that the execution and delivery of such Account Control Agreements shall not be required as a condition precedent to the issuance of Notes on the Closing Date. All income or other gain from such Eligible Investments shall be credited to the related Management Account, and any loss resulting from such investments shall be charged to the related Management Account. Neither Co-Issuer shall direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment. Prior to any Sub-Manager acting on behalf of any Securitization Entity in accordance with this Section 5.1(b), it will provide to the Trustee all applicable know-your-customer documentation required and requested by the Trustee.

(c)    Earnings from the Management Accounts. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Management Accounts shall be deemed to be Investment Income on deposit for distribution to the Collection Account in accordance with Section 5.9.

(d)    Franchisor Capital Accounts. Each of the IHOP Franchisor and the Applebee’s Franchisor may (i) deposit to the IHOP Franchisor Capital Account and the Applebee’s Franchisor Capital Account, respectively, the proceeds of capital contributions thereto directed to be made to such account for purposes including that of maintaining funds necessary to meet large-franchisor exemptions or similar exemptions under applicable franchise laws and (ii) disburse funds from the IHOP Franchisor Capital Account and the Applebee’s Franchisor Capital Account, respectively, to fund any loan or advance made in accordance with Section 8.21.

(e)    No Duty to Monitor. The Trustee shall have no duty or responsibility to monitor the amounts of deposits into or withdrawals from any Management Account.

Section 5.2    Senior Notes Interest Reserve Account.

(a)    Establishment of the Senior Notes Interest Reserve Account. The Co-Issuers have established with the Trustee a Senior Notes Interest Reserve Account and the IHOP Franchisor has established with the Trustee a Senior Notes Interest Reserve Account. The Senior Notes Interest Reserve Account has been established with the Trustee in the name of the Trustee for the benefit of the Senior Noteholders and the Trustee, solely in its capacity as trustee for the Senior Noteholders, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the foregoing Secured Parties. The Senior Notes Interest Reserve Account shall be an Eligible Account. From time to time, the Co-Issuer may draw amounts under Class A-1 Notes for the purpose of funding the Senior Notes Interest Reserve Amount, in whole or in part to the extent and in the manner set forth in the Class A-1 Note Purchase Agreements, which amounts shall be deposited directly to the Senior Notes Interest Reserve Account. At the election of the Co-Issuers, the Senior Notes Interest Reserve Account may also serve as a Franchisor Capital Account.

(b)    Administration of the Senior Notes Interest Reserve Account. All amounts held in the Senior Notes Interest Reserve Account shall be invested in Eligible Investments at the written direction (which may be standing directions) of the IHOP Franchisor (or the Manager on its behalf) and such amounts may be transferred by IHOP Franchisor (or the Manager on its behalf) into an investment account for the sole purpose of investing in Eligible Investments so long as such investment account is (A) an Eligible Account, (B) pledged by the IHOP Franchisor to the Trustee for the benefit of the Secured Parties pursuant to the Guarantee and Collateral Agreement and (C) if not established with the Trustee, subject to an Account Control Agreement; provided, however, that any such investment in the Senior Notes Interest Reserve Account shall mature not later than the Business Day prior to the next succeeding Weekly Allocation Date. In the absence of written investment instructions hereunder, funds on deposit in the Senior Notes Interest Reserve Account shall be invested as fully as practicable in one or more Eligible Investments of the type described in clause (b) of the definition thereof. All income or other gain from such Eligible Investments shall be credited to the Senior Notes Interest Reserve Account, and any loss resulting from such investments shall be charged to the Senior Notes Interest Reserve Account. The IHOP Franchisor shall not direct (or permit) the disposal of any Eligible

Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment.

(c)    Earnings from the Senior Notes Interest Reserve Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Senior Notes Interest Reserve Account shall be deemed to be Investment Income on deposit for distribution to the Collection Account in accordance with Section 5.9.

Section 5.3    Senior Subordinated Notes Interest Reserve Account.

(a)    Establishment of the Senior Subordinated Notes Interest Reserve Account. On or prior to the Closing Date, the Co-Issuers have established and shall maintain with the Trustee the Senior Subordinated Notes Interest Reserve Account in the name of the Trustee for the benefit of the Senior Subordinated Noteholders and the Trustee, solely in its capacity as trustee for the Senior Subordinated Noteholders, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the foregoing Secured Parties. The Senior Subordinated Notes Interest Reserve Account shall be an Eligible Account.

(b)    Administration of the Senior Subordinated Notes Interest Reserve Account. All amounts held in the Senior Subordinated Notes Interest Reserve Account shall be invested in Eligible Investments at the written direction (which may be standing directions) of the Co-Issuers (or the Manager on their behalf) and such amounts may be transferred by the Co-Issuers (or the Manager on their behalf) into an investment account for the sole purpose of investing in Eligible Investments so long as such investment account is (A) an Eligible Account, (B) pledged by the Co-Issuers to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (C) if not established with the Trustee, subject to an Account Control Agreement; provided, however, that any such investment in the Senior Subordinated Notes Interest Reserve Account shall mature not later than the Business Day prior to the next succeeding Weekly Allocation Date. In the absence of written investment instructions hereunder, funds on deposit in the Senior Subordinated Notes Interest Reserve Account shall be invested as fully as practicable in one or more Eligible Investments of the type described in clause (b) of the definition thereof.    All income or other gain from such Eligible Investments shall be credited to the Senior Subordinated Notes Interest Reserve Account, and any loss resulting from such investments shall be charged to the Senior Subordinated Notes Interest Reserve Account. The Co-Issuers shall not direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment.

(c)    Earnings from the Senior Subordinated Notes Interest Reserve Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Senior Subordinated Notes Interest Reserve Account shall be deemed to be Investment Income on deposit for distribution to the Collection Account in accordance with Section 5.9.

Section 5.4    Collection Account.

(a)    Establishment of Collection Account. The Co-Issuers have established with the Trustee the Collection Account in the name of the Trustee for the benefit of the Secured Parties, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. The Collection Account shall be an Eligible Account.

(b)    Administration of the Collection Account. All amounts held in the Collection Account shall be invested in Eligible Investments at the written direction (which may be standing directions) of the Co-Issuers (or the Manager on their behalf) and such amounts may be transferred by the Co-Issuers (or the Manager on their behalf) into an investment account for the sole purpose of investing in Eligible Investments so long as such investment account is (A) an Eligible Account, (B) pledged by the Co-Issuers to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (C) if not established with the Trustee, subject to an Account Control Agreement; provided, however, that any such investment in the Collection Account shall mature not later than the Business Day prior to the next succeeding Weekly Allocation Date. In the absence of written investment instructions hereunder, funds on deposit in the Collection Account shall be invested as fully as practicable in one or more Eligible Investments of the type described in clause (b) of the definition thereof. All income or other gain from such Eligible Investments shall be credited to the Collection Account, and any loss resulting from such investments shall be charged to the Collection Account. The Co-Issuers shall not direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment.

(c)    Earnings from Collection Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Collection Account shall be deemed to be Investment Income on deposit for distribution in accordance with Section 5.10.

Section 5.5    Collection Account Administrative Accounts.

(a)    Establishment of Collection Account Administrative Accounts. As of the Closing Date, eleven administrative accounts associated with the Collection Account, each of which shall be an Eligible Account, have been assigned to the Trustee for the benefit of the Secured Parties bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties (collectively, the “Collection Account Administrative Accounts”):

(i)    an account for the deposit of the Senior Notes Quarterly Interest Amount (the “Senior Notes Interest Payment Account”);

(ii)    an account for the deposit of the Senior Subordinated Notes Quarterly Interest Amount (the “Senior Subordinated Notes Interest Payment Account”);

(iii)    an account for the deposit of the Subordinated Notes Quarterly Interest Amount (the “Subordinated Notes Interest Payment Account”);

(iv)    an account for the deposit of the Class A-1 Notes Quarterly Commitment Fees Amount (the “Class A-1 Notes Commitment Fees Account”);

(v)    an account for the deposit of the amounts allocable to the payment of principal of the Senior Notes (the “Senior Notes Principal Payment Account”);

(vi)    an account for the deposit of the amounts allocable to the payment of principal of the Senior Subordinated Notes (the “Senior Subordinated Notes Principal Payment Account”);

(vii)    an account for the deposit of the amounts allocable to the payment of principal of the Subordinated Notes (the “Subordinated Notes Principal Payment Account”);

(viii)    an account for the deposit of Senior Notes Quarterly Post-ARD Additional Interest (the “Senior Notes Post-ARD Additional Interest Account”);

(ix)    an account for the deposit of Senior Subordinated Notes Quarterly Post-ARD Additional Interest (the “Senior Subordinated Notes Post-ARD Additional Interest Account “);

(x)    an account for the deposit of Subordinated Notes Quarterly Post-ARD Additional Interest (the “Subordinated Notes Post-ARD Additional Interest Account”); and

(xi)    an account for the deposit of Securitization Operating Expenses (the “Securitization Operating Expense Account”).

(b)    Administration of the Collection Account Administrative Accounts. All amounts held in the Collection Account Administrative Accounts shall be invested in Eligible Investments at the written direction (which may be standing directions) of the Co-Issuers (or the Manager on their behalf) and such amounts may be transferred by the Co-Issuers (or the Manager on their behalf) into an investment account for the sole purpose of investing in Eligible Investments so long as such investment account is (A) an Eligible Account, (B) pledged by the Co-Issuers to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (C) if not established with the Trustee, subject to an Account Control Agreement; provided, however, that any such investment in the Collection Account Administrative Accounts shall mature not later than the Business Day prior to the next succeeding Weekly Allocation Date. In the absence of written investment instructions hereunder, funds on deposit in the Collection Account Administrative Accounts shall be invested as fully as practicable in one or more Eligible Investments of the type described in clause (b) of the definition thereof. All income or other gain from such Eligible Investments shall be credited to the related Collection Account Administrative Account, and any loss resulting from such investments shall be charged to the related Collection Account Administrative Account. The Co-Issuers shall not direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment.

(c)    Earnings from the Collection Account Administrative Accounts. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Collection Account Administrative Accounts shall be deposited therein and shall be deemed to be Investment Income on deposit for distribution in accordance with Section 5.9.

Section 5.6    Hedge Payment Account.

(a)    Establishment of the Hedge Payment Account. On or prior to the Series Closing Date of the first Series of Notes issued pursuant to this Base Indenture providing for a Series Hedge Agreement, the Co-Issuers, or the Manager on behalf of the Co-Issuers, shall establish and maintain with the Trustee an account in the name of the Trustee for the benefit of the Secured Parties, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties (the “Hedge Payment Account”).

(b)    Administration of the Hedge Payment Account. All amounts held in the Hedge Payment Account shall be invested in Eligible Investments at the written direction (which may be standing directions) of the Co-Issuers (or the Manager on their behalf) and such amounts may be transferred by the Co-Issuers (or the Manager on their behalf) into an investment account for the sole purpose of investing in Eligible Investments so long as such investment account is (A) an Eligible Account, (B) pledged by the Co-Issuers to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (C) if not established with the Trustee, subject to an Account Control Agreement; provided, however, that any such investment in the Hedge Payment Account shall mature not later than the Business Day prior to the next succeeding Weekly Allocation Date. In the absence of written investment instructions hereunder, funds on deposit in the Hedge Payment Account shall be invested as fully as practicable in one or more Eligible Investments of the type described in clause (b) of the definition thereof. All income or other gain from such Eligible Investments shall be credited to the Hedge Payment Account, and any loss resulting from such investments shall be charged to the Hedge Payment Account. The Co-Issuers shall not shall direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment.

(c)    Earnings from the Hedge Payment Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Hedge Payment Account shall be deemed to be Investment Income on deposit for distribution to the Collection Account in accordance with Section 5.9.

Section 5.7    Trustee as Securities Intermediary.

(a)    The Trustee or other Person holding any Base Indenture Account held in the name of the Trustee for the benefit of the Secured Parties (collectively the “Trustee Accounts”) shall be the “Securities Intermediary”. If the Securities Intermediary in respect of any Trustee Account is not the Trustee, the Co-Issuers shall obtain the express agreement of such other Person to the obligations of the Securities Intermediary set forth in this Section 5.7.

(b)    The Securities Intermediary agrees that:

(i)    the Trustee Accounts are accounts to which “financial assets” within the meaning of Section 8-102(a)(9) (“Financial Assets”) of the UCC in effect in the State of New York (the “New York UCC”) will or may be credited;

(ii)    the Trustee Accounts are “securities accounts” within the meaning of Section 8-501 of the New York UCC and the Securities Intermediary qualifies as a “securities intermediary” under Section 8-102(a) of the New York UCC;

(iii)    all securities or other property (other than cash) underlying any Financial Assets credited to any Trustee Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any Trustee Account be registered in the name of any Co-Issuer, payable to the order of any Co-Issuer or specially indorsed to any Co-Issuer;

(iv)    all property delivered to the Securities Intermediary pursuant to this Base Indenture will be promptly credited to the appropriate Trustee Account;

(v)    each item of property (whether investment property, security, instrument or cash) credited to a Trustee Account shall be treated as a Financial Asset under Article 8 of the New York UCC;

(vi)    if at any time the Securities Intermediary shall receive any entitlement order from the Trustee (including those directing transfer or redemption of any Financial Asset) relating to the Trustee Accounts, the Securities Intermediary shall comply with such entitlement order without further consent by the Co-Issuers or any other Person;

(vii)    the Trustee Accounts shall be governed by the laws of the State of New York, regardless of any provision of any other agreement. For purposes of all applicable UCCs, New York shall be deemed to be the Securities Intermediary’s jurisdiction and the Trustee Accounts (as well as the “securities entitlements” (as defined in Section 8-102(a)(17) of the New York UCC) related thereto) shall be governed by the laws of the State of New York;

(viii)    the Securities Intermediary has not entered into, and until termination of this Base Indenture, will not enter into, any agreement with any other Person relating to the Trustee Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Base Indenture will not enter into, any agreement with the Co-Issuers purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 5.7(b)(vi); and

(ix)    except for the claims and interest of the Trustee, the Secured Parties, the Co-Issuers and the other Securitization Entities in the Trustee Accounts, neither the Securities Intermediary nor, in the case of the Trustee, any Trust Officer knows of any claim to, or interest, in the Trustee Accounts or in any Financial Asset credited thereto. If the Securities Intermediary or, in the case of the Trustee, a Trust Officer has Actual Knowledge of the assertion by any other person of any Lien, encumbrance, or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Trustee Account or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Trustee, the Servicer, the Manager, the Back-Up Manager and the Co-Issuers thereof.

(c)    At any time after the occurrence and during the continuation of an Event of Default, the Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trustee Accounts and in all Proceeds thereof, and (acting at the direction of the Controlling Class Representative) shall be the only Person authorized to originate entitlement orders in respect of the Trustee Accounts; provided, however, that at all other times the Co-Issuers shall, subject to the terms of the Indenture and the other Transaction Documents, be authorized to instruct the Trustee to originate entitlement orders in respect of the Trustee Accounts.

Section 5.8    Establishment of Series Accounts; Legacy Accounts.

(a)    Establishment of Series Accounts. To the extent specified in the Series Supplement with respect to any Series of Notes, the Trustee may establish and maintain one or more Series Accounts and/or administrative accounts of any such Series Account in accordance with the terms of such Series Supplement.

(b)    Legacy Accounts. In the case of any mandatory or optional redemption in full of any Class or Series of Notes issued pursuant to this Base Indenture, on the Notes Discharge Date with respect to such Class or Series of Notes, the Co-Issuers may (but are not required to) elect to have all or any portion of the funds held in any Legacy Account with respect to such Class, Subclass, Tranche or Series of Notes transferred to the applicable distribution account for such Class, Subclass, Tranche or Series of Notes, for application toward the prepayment of such Class or Series of Notes; provided that the foregoing shall not limit any provisions set forth in the applicable Series Supplement. If the Co-Issuers do not elect to have such funds so transferred, or if the Co-Issuers elect to have only a portion of such funds so transferred, any funds remaining in the applicable Legacy Account after the applicable Notes Discharge Date shall be deposited into the Collection Account for application in accordance with the Priority of Payments. When the balance of any Legacy Account has been reduced to zero, the Trustee may close such account. The Trustee shall make the distributions and transfers and shall close any accounts as contemplated by this Section 5.8 pursuant to instructions delivered by the Co-Issuers to the Trustee.

Section 5.9    Collections and Investment Income.

(a)    Deposits to the Concentration Accounts. Until the Indenture is terminated pursuant to Section 12.1, each Co-Issuer shall deposit (or cause to be deposited) the following amounts to either Concentration Account, in each case, to the extent owed to it or its Subsidiaries and upon receipt (unless otherwise specified below):

(i)    all Franchisee Payments, Franchisee Lease Payments, Franchisee Note Payments and Equipment Lease Payments shall be deposited directly to a Concentration Account (or, in the case of any misdirected payments, will deposit such amounts to a Concentration Account within three (3) Business Days following the earlier of (x) Actual Knowledge by the Manager or any Securitization Entity of such misdirected payments and (y) the end of the week in which such misdirected payments are received);

(ii)    within five (5) Business Days of receipt, amounts repaid to the related Franchise Entity from any tax escrow account held by a landlord under a lease with such Franchise Entity;

(iii)    within three (3) Business Days of receipt, all amounts, including Company Restaurant License Fees, received under the IP License Agreements and all other license fees and other amounts received in respect of the Securitization IP, including recoveries from the enforcement of the Securitization IP;

(iv)    within three (3) Business Days of receipt, equity contributions, if any, made by any Non-Securitization Entity to such Co-Issuer to the extent such equity contributions are directed to be made to a Concentration Account; and

(v)    within five (5) Business Days of receipt, all other amounts constituting Collections not referred to in the preceding clauses other than Indemnification Amounts, Insurance/Condemnation Proceeds, Asset Disposition Proceeds and other amounts required to be deposited directly to other Management Accounts or to the Collection Account.

(b)    Withdrawals from the Concentration Accounts. The Manager may (and in the case of sub-clause (v) below, shall) withdraw available amounts on deposit in any Concentration Account to make the following payments and deposits:

(i)    on a weekly basis (and on any day of such week as the Manager so determines for any given week), as necessary, to the extent of amounts deposited to any Concentration Account that the Manager determines were required to be deposited to another account or were deposited to any Concentration Account in error;

(ii)    on a daily basis, as necessary, to pay or distribute, as applicable, any Excluded Amounts;

(iii)    on a daily basis, as necessary, to make payments of any refunds, credits or other amounts owing to Franchisees;

(iv)    (A) on a weekly basis for IHOP and on a monthly basis for Applebee’s, as applicable, during the first four weeks of each Monthly Fiscal Period, to distribute to the Rent Disbursement Accounts an amount equal to approximately one-quarter of the Franchise Entity Lease Payments estimated by the Manager to be owing by the Franchise Entities during the following calendar month and (B) on a daily basis, as necessary, to distribute additional funds to the Rent Disbursement Accounts for application to Franchise Entity Lease Payments; and

(v)    on a weekly basis at or prior to 10:00 a.m. (New York City time) on each Weekly Allocation Date, all Retained Collections with respect to the preceding Weekly Collection Period then on deposit in the Concentration Accounts to the Collection Account (which, for the avoidance of doubt, will include any Investment Income with respect thereto) for application to make payments and deposits in the order of priority set forth in the Priority of Payments.

(c)    Deposits to the Product Sourcing Accounts. Until the Indenture is terminated pursuant to Section 12.1, each Co-Issuer shall cause all Product Sourcing Payments to be deposited directly to a Product Sourcing Account (or, in the case of any misdirected payments, will deposit such amounts to a Product Sourcing Account within three (3) Business Days following the earlier of (x) Actual Knowledge by the Manager or any Securitization Entity of such misdirected payments and (y) the end of the week in which such misdirected payments are received) and will repay Product Sourcing Advances from available amounts in the Product Sourcing Accounts.

(d)    Withdrawals from the Product Sourcing Accounts. The Manager may (and in the case of sub-clause (iii) below, shall) withdraw (or allow vendors or other third parties to directly withdraw via ACH or otherwise) available amounts on deposit in any Product Sourcing Account to make the following payments and deposits (or to transfer funds to a Product Sourcing Disbursement Account to make such payments):

(i)    on a daily basis, as necessary, to the extent of amounts deposited to any Product Sourcing Account that the Manager determines were required to be deposited to another account or were deposited to any Product Sourcing Account in error;

(ii)    on a daily basis, as necessary, to pay any Franchise Entity Product Sourcing Payments, to make payments of refunds, credits or other amounts owing to Proprietary Product Distributors; and

(iii)    on a weekly basis at or prior to 10:00 a.m. (New York City time) on each Weekly Allocation Date, the Manager (on behalf of the Co-Issuers) will disburse (or cause to be disbursed) the Net Product Sourcing Payments with respect to the preceding Weekly Collection Period from the Product Sourcing Accounts to the Collection Account.

(e)    Deposits and Withdrawals from the Asset Disposition Proceeds Account. Subject to the terms set forth in the paragraphs below, if any Securitization Entity disposes of property pursuant to a Permitted Asset Disposition, any Asset Disposition Proceeds therefrom shall be deposited promptly (and in no event more than (x) five (5) Business Days with respect to a disposition resulting in Asset Disposition Proceeds in excess of $25,000 or (y) ninety (90) days with respect to a disposition resulting in Asset Disposition Proceeds less than or equal to $25,000) following receipt thereof to the Asset Disposition Proceeds Account; provided that to the extent such amounts do not constitute Asset Disposition Proceeds as determined by the Manager, on behalf of the related Securitization Entity, such amounts (net of the amounts described in clauses (A) through (C) of the first sentence of the definition of “Asset Disposition Proceeds”) will be treated as Collections with respect to the Quarterly Fiscal Period in which such amounts are received, so long as such amounts do not exceed an aggregate amount of $5,000,000 per annum.

At the election of such Securitization Entity (or the Manager on its behalf), the Securitization Entities may reinvest such Asset Disposition Proceeds in Eligible Assets within one (1) calendar year following receipt of such Asset Disposition Proceeds (or, if any Securitization Entity shall have entered into a binding commitment to reinvest such Asset Disposition Proceeds in Eligible Assets within one (1) calendar year following receipt of such Asset Disposition Proceeds, within eighteen (18) calendar months following receipt of such Asset Disposition Proceeds) and/or may utilize such Asset Disposition Proceeds to pay, or to allocate funds to the Collection Account to reimburse the Securitization Entities for amounts previously paid, for investments in Eligible Assets made within the twelve (12) month period prior to the receipt of such Asset Disposition Proceeds; provided, that after the occurrence and during the continuance of any Rapid Amortization Period, (A) all amounts withdrawn from the Asset Disposition Proceeds Account shall be withdrawn substantially in accordance with a Quarterly Fiscal Period budget submitted to, and approved by, the Control Party (in consultation with the Back-Up Manager) prior to such withdrawal and (B) withdrawals of any amounts from the Asset Disposition Proceeds Account in excess in any material respect of amounts set forth in the Quarterly Fiscal Period budget shall be subject to (i) the delivery by the Manager to the Control Party, the Trustee, and Back-Up Manager of an explanation in reasonable detail for the variance together with related information and (ii) the prior approval of the Control Party (in consultation with the Back-Up Manager).

To the extent any Asset Disposition Proceeds have not been so reinvested in Eligible Assets within such one (1) calendar year period (or eighteen (18) calendar month period, as applicable) (each such period, an “Asset Disposition Reinvestment Period”), the Co-Issuers (or the Manager on their behalf) shall instruct the Trustee in the next Weekly Manager’s Certificate to withdraw an amount equal to all such un-reinvested Asset Disposition Proceeds on the immediately succeeding Business Day and deposit such amount to the Collection Account and the related prepayment shall be made on the Quarterly Payment Date indicated in the Weekly Manager’s Certificate to be applied in accordance with priority (i) of the Priority of Payments on the Weekly Allocation Date immediately following the deposit of such Asset Disposition Proceeds to the Collection Account.

In the event that such Securitization Entity has elected not to reinvest such Asset Disposition Proceeds, such Asset Disposition Proceeds shall be deposited to the Collection Account promptly following such decision (as indicated in the Weekly Manager’s Certificate) and applied in accordance with priority (i) of the Priority of Payments on the immediately following Weekly Allocation Date and the related prepayment shall be made on the Quarterly Payment Date indicated in the Weekly Manager’s Certificate.

(f)     Deposits and Withdrawals from the Insurance Proceeds Account.     All Insurance/Condemnation Proceeds received by or on behalf of any Securitization Entity in respect of the Collateral shall be deposited promptly (and in no event more than (x) five (5) Business Days with respect to a disposition resulting in Insurance/Condemnation Proceeds in excess of $25,000 or (y) ninety (90) days with respect to a disposition resulting in Insurance/Condemnation Proceeds less than or equal to $25,000) following receipt thereof to the Insurance Proceeds Account. At the election of such Securitization Entity (as notified by the Manager to the Trustee, the Servicer and the Back-Up Manager promptly after receipt of the Insurance/Condemnation Proceeds, which notice shall be required only with respect to Insurance/Condemnation Proceeds in an aggregate amount in excess of $5,000,000 in any fiscal year) and so long as no Rapid Amortization Event shall have occurred and is continuing, the Securitization Entities may reinvest such Insurance/Condemnation Proceeds to repair or replace the assets in respect of which such proceeds were received within one calendar year following receipt of such Insurance/Condemnation Proceeds (or, if any Securitization Entity shall have entered into a binding commitment to reinvest such Insurance/Condemnation Proceeds within one (1) calendar year following receipt of such Insurance/Condemnation Proceeds, within eighteen (18) calendar months following receipt of such Insurance/Condemnation Proceeds); provided that (i) in the event the Manager has repaired or replaced the assets with respect to which such Insurance/Condemnation Proceeds have been received prior to the receipt of such Insurance/Condemnation Proceeds, such Insurance/Condemnation Proceeds shall be used to reimburse the Manager for any expenditures in connection with such repair or replacement and (ii) any Insurance/Condemnation Proceeds received in connection with the exercise of any non-temporary condemnation, eminent domain or similar powers exercised pursuant to any Requirements of Law may be reinvested in Eligible Assets. To the extent such Insurance/Condemnation Proceeds have not been so reinvested or otherwise applied in the manner described above within such one (1) calendar year period (or eighteen (18) calendar month period, as applicable) (each such period, a “Casualty Reinvestment Period”), the Co-Issuers (or the Manager on their behalf) shall instruct the Trustee in the Weekly Manager’s Certificate to withdraw an amount equal to all such un-reinvested Insurance/Condemnation Proceeds no later than the Business Day immediately succeeding the expiration of the applicable Casualty Reinvestment Period and promptly deposit such amounts to the Collection Account to be applied in accordance with priority (i) of the Priority of Payments on the immediately following Weekly Allocation Date and the related prepayment shall be made on the Quarterly Payment Date indicated in the Weekly Manager’s Certificate.

In the event that such Securitization Entity has elected to not reinvest such Insurance/Condemnation Proceeds, such Securitization Entity (or the Manager on its behalf) shall instruct the Trustee in the Weekly Manager’s Certificate to withdraw such Insurance/Condemnation Proceeds and deposit such amounts to the Collection Account promptly following such decision to pay principal of each Series and/or Class of Notes Outstanding in accordance with priority (i) of the Priority of Payments on the immediately following Weekly Allocation Date and the related prepayment shall be made on the Quarterly Payment Date indicated in the Weekly Manager’s Certificate unless such amounts are used to reimburse any Securitization

Entities or their Affiliates for amounts previously paid in respect of repairs or replacement of such assets with respect to which such Insurance/Condemnation Proceeds have been received.

(g)    Deposits to the Collection Account. The Manager (and/or the Trustee or the Control Party with respect to (vi) and (viii) below) will deposit or cause to be deposited to the Collection Account the following amounts, in each case promptly after receipt (unless otherwise specified below):

(i)    the amounts required to be withdrawn from the Concentration Accounts and deposited to the Collection Account pursuant to and in accordance with Section 5.9(d)(iii);

(ii)    Indemnification Amounts within two (2) Business Days following either (i) the receipt by the Manager of such amounts if Dine Brands Global, Inc. is not the Manager or (ii) if Dine Brands Global, Inc. is the Manager, the date such amounts become payable by the related Indemnitor under the Management Agreement or any other Transaction Document;

(iii)    Insurance/Condemnation Proceeds remaining in the Insurance Proceeds Account on the immediately succeeding Business Day following the expiration of the Casualty Reinvestment Period and Insurance/Condemnation Proceeds where the applicable Securitization Entity elects not to reinvest such amounts promptly upon the later of such election and receipt of such Insurance/Condemnation Proceeds;

(iv)    Asset Disposition Proceeds remaining in the Asset Disposition Proceeds Account on the immediately succeeding Business Day following the expiration of the Asset Disposition Reinvestment Period and Asset Disposition Proceeds where the applicable Securitization Entity elects not to reinvest such amounts promptly upon the later of such election and receipt of such Asset Disposition Proceeds;

(v)    the Series Hedge Receipts, if any, received by the Securitization Entities in respect of any Series Hedge Agreements entered into by the Securitization Entities in connection with the issuance of Additional Notes following the Closing Date upon receipt thereof;

(vi)    amounts obtained by the Trustee or the Control Party on account of or as a result of the exercise by the Trustee or the Control Party of any of their rights under the Indenture, including without limitation, under Article IX hereof;

(vii)    upon the occurrence of any Interest Reserve Release Event, the amounts on deposit in the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable;

(viii)    any other amounts required to be deposited to the Collection Account hereunder or under any other Transaction Documents.

(h)    Investment Income. On a weekly basis at or prior to 10:00 a.m. (New York City time) on each Weekly Allocation Date, Co-Issuers (or the Manager on their behalf) shall instruct the Trustee in writing to transfer any Investment Income on deposit in the Indenture Trust Accounts (other than the Collection Account) to the Collection Account for application as Collections on that Weekly Allocation Date.

(i)    Payment Instructions. In accordance with and subject to the terms of the Management Agreement, the Co-Issuers shall cause the Manager to instruct (i) each Franchisee obligated at any time to make any Franchisee Payments, Franchisee Lease Payments, Franchisee Note Payments or Equipment Lease Payments to make such payment to the Applebee’s Concentration Account or the IHOP Concentration Account, (ii) each Proprietary Product Distributor obligated at any time to make any Product Sourcing Payments to make such payment to a Product Sourcing Account and (iii) any other Person (not an Affiliate of the Co-Issuers) obligated at any time to make any payments with respect to the Collateral, including, without limitation, the Securitization IP, to make such payment to the Applebee’s Concentration Account, the IHOP Concentration Account or the Collection Account, as determined by the Co-Issuers or the Manager.

(j)    Misdirected Collections. The Co-Issuers agree that if any Collections shall be received by any Co-Issuer or any other Securitization Entity in an account other than an Account or in any other manner, such monies, instruments, cash and other proceeds will not be commingled by such Co-Issuer or such other Securitization Entity with any of their other funds or property, if any, but will be held separate and apart therefrom and shall be held in trust by such Co-Issuer or such other Securitization Entity for, and, within one (1) Business Day of the identification of such payment, paid over to, the Trustee, with any necessary endorsement. The Trustee shall withdraw from the Collection Account any monies on deposit therein that the Manager certifies to it and the Servicer are not Retained Collections and pay such amounts to or at the direction of the Manager. All monies, instruments, cash and other proceeds of the Collateral received by the Trustee pursuant to the Indenture shall be immediately deposited in the Collection Account and shall be applied as provided in this Article V.

Section 5.10    Application of Retained Collections on Weekly Allocation Dates. On each Weekly Allocation Date (unless the Manager shall have failed to deliver by 4:30 p.m. (New York City time) on the day prior to such Weekly Allocation Date the Weekly Manager’s Certificate relating to such Weekly Allocation Date, in which case the application of Retained Collections relating to such Weekly Allocation Date shall occur on the Business Day immediately following the day on which such Weekly Manager’s Certificate is delivered), the Trustee shall, based solely on the information contained in such Weekly Manager’s Certificate, withdraw amounts on deposit in the Collection Account as of 10:00 a.m. (New York City time) on such Weekly Allocation Date in respect of the preceding Weekly Collection Period for allocation or payment in the following order of priority:

(i)     first, solely with respect to any funds consisting of Indemnification Amounts, Insurance/Condemnation Proceeds and Asset Disposition Proceeds on deposit in the Collection Account on such Weekly Allocation Date in the following order of priority: (A) to reimburse the Trustee and then the Servicer, for any unreimbursed Advances (and accrued interest thereon at the Advance Interest Rate), then (B) to reimburse the Manager for any unreimbursed Manager Advances (and accrued interest thereon at the Advance Interest Rate), then (C) to make an allocation to the applicable Principal Payment Account in the amount necessary to prepay and permanently reduce the commitments under all Class A-1 Notes of each Series in respect of which a Class A-1 Notes Renewal Date (after giving effect to any extensions) has occurred on a pro rata basis based on the Outstanding Principal Amount of each Series, then (D) if a Rapid Amortization Event has occurred and is continuing, to make an allocation to the applicable Principal Payment Account, in the amount necessary to prepay and permanently reduce the commitments under all Class A-1 Notes on a pro rata basis, then (E) to make an allocation to the applicable Principal Payment Account, in the amount necessary to prepay the Outstanding Principal Amount of all Senior Notes of each Class on a pro rata basis (other than Class A-1 Notes) in alphanumerical order of designation, then (F) to make an allocation to the applicable Principal Payment Account, in the amount necessary to prepay the Outstanding Principal Amount of all Senior Subordinated Notes of each Class on a pro rata basis in alphanumerical order of designation, then (G) to make an allocation to the applicable Principal Payment Account, in the amount necessary to prepay the Outstanding Principal Amount of all Subordinated Notes of each Class on a pro rata basis in alphanumerical order of designation; provided, that any prepayments made pursuant to sub-clauses (C), (D), (E), (F), or (G) of this clause (i) will be made on the Quarterly Payment Date as indicated in the Weekly Manager’s Certificate;

(ii)    second, (A) to reimburse the Trustee and then the Servicer, for any unreimbursed Advances (and accrued interest thereon at the Advance Interest Rate), then (B) to reimburse the Manager for any unreimbursed Manager Advances (and accrued interest thereon at the Advance Interest Rate), and then (C) to pay the Servicer all Servicing Fees, Liquidation Fees and Workout Fees for such Weekly Allocation Date;

(iii)    third, to pay Successor Manager Transition Expenses, if any;

(iv)    fourth, to pay the Weekly Management Fee to the Manager;

(v)    fifth, pro rata, (A) to deposit to the Securitization Operating Expense Account, an amount equal to any previously accrued and unpaid Securitization Operating Expenses together with any Securitization Operating Expenses that are expected to be payable prior to the immediately following Weekly Allocation Date, in an aggregate amount not to exceed the Capped Securitization Operating Expense Amount with respect to the annual period in which such Weekly Allocation Date occurs after giving effect to all deposits previously made to the Securitization Operating Expense Account in such annual period, to be distributed pro rata based on the amount of each type of Securitization Operating Expense payable on such Weekly Allocation Date pursuant to this priority (v); provided, that the deposit to the Securitization Operating Expense Account of an amount equal to all accrued and unpaid fees, expenses and indemnities payable to the Trustee and all indemnities payable to the Servicer will not be subject to the Capped Securitization Operating Expense Amount if and for so long as the Senior Notes have been accelerated after an Event of Default has occurred and is continuing; provided, further, that the payment of any such fees, expenses and indemnities payable to the Trustee and any such indemnities payable to the Servicer that were incurred during any period while the Senior Notes were accelerated will not be subject to the Capped Securitization Operating Expense Amount regardless of whether or not the Senior Notes are currently under acceleration at the time of such payment and (B) after a Mortgage Recordation Event, to the Trustee all Mortgage Recordation Fees;

(vi)    sixth, to deposit to the applicable Indenture Trust Account, ratably according to the amounts required to be deposited as set forth in subclauses (A) through (C) below, the following amounts until the amounts required to be deposited pursuant to subclauses (A) through (C) below are deposited in full: (A) to allocate to the applicable Interest Payment Account for each Class of Senior Notes, pro rata by amount due within each such Series, an amount equal to the Senior Notes Accrued Quarterly Interest Amount, (B) to allocate to the Class A-1 Notes Commitment Fees Account, the Class A-1 Notes Accrued Quarterly Commitment Fees Amount and (C) to allocate to the Hedge Payment Account, the amount of the accrued and unpaid Series Hedge Payment Amount, if any, payable on or before the next Quarterly Payment Date to a Hedge Counterparty, if any; provided, that the deposit to the Hedge Payment Account pursuant to this subclause (C) will exclude any termination payment payable to a Hedge Counterparty, if any;

(vii)    seventh, to pay to each Class A-1 Administrative Agent pursuant to the applicable Class A-1 Note Purchase Agreement for payment, pro rata by amount due, of the Capped Class A-1 Notes Administrative Expenses Amount due for such Weekly Allocation Date;

(viii)    eighth, to allocate to the applicable Interest Payment Account for each Class of Notes that are Senior Subordinated Notes, pro rata by amount due within each such Class, an amount equal to the Senior Subordinated Notes Accrued Quarterly Interest Amount;

(ix)    ninth, to deposit in the applicable Interest Reserve Accounts, an amount equal to any Senior Notes Interest Reserve Account Deficit Amount and any Senior Subordinated Notes Interest Reserve Account Deficit Amount for each Class of Senior Notes and Senior Subordinated Notes in alphanumerical order of designation; provided, however, that no amounts, with respect to a Series of Notes, will be deposited into the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, pursuant to this priority (ix) on any Weekly Allocation Date that occurs during the Quarterly Collection Period immediately preceding the Series Legal Final Maturity Date relating to such Series of Notes;

(x)    tenth, pro rata, (A) to allocate to the applicable Principal Payment Account, an amount equal to the sum of (1) any Senior Notes Accrued Scheduled Principal Payment Amount, (2) any Senior Notes Scheduled Principal Payment Deficiency Amount and (3) amounts then known by the Manager that will become due under any Class A-1 Note Purchase Agreement prior to the immediately succeeding Quarterly Payment Date with respect to the cash collateralization of letters of credit issued under such Class A-1 Note Purchase Agreement, if any; provided, that, unless the Co-Issuers (or the Manager on their behalf) otherwise elect, no Senior Notes Accrued Scheduled Principal Payments Amount will be allocated on any Weekly Allocation Date during a Quarterly Collection Period if the related Series Non-Amortization Test, if any, is met as of the applicable Non-Amortization Test Date and (B) to deposit to the applicable Series Distribution Account in respect of each Series of Class A-1 Notes for which the Class A-1 Notes Renewal Date has not occurred, any outstanding amounts due and required to be paid in respect of principal for such Series, for payment to the applicable Noteholders of such Series of Class A-1 Notes on such Weekly Allocation Date;

(xi)    eleventh, to pay any Supplemental Management Fee, together with any previously accrued and unpaid Supplemental Management Fee;

(xii)    twelfth, on and after any Class A-1 Notes Renewal Date (after giving effect to any extensions) for one or more Series of Notes, if the Class A-1 Notes of such Series have not been repaid on or before such date, 100% of the amounts remaining on deposit in the Collection Account to the Senior Notes Principal Payment Account to allocate to such Class A-1 Notes of such Series on a pro rata basis (including a commensurate permanent reduction of any remaining Class A-1 Note Commitments in respect thereof) until the Outstanding Principal Amount of such Class A-1 Notes of such Series will be reduced to zero on the next Quarterly Payment Date after giving effect to all deposits in the Senior Notes Principal Payment Account allocable to such Class A-1 Notes;

(xiii)    thirteenth, if a Rapid Amortization Event has occurred and is continuing, to allocate 100% of the amounts remaining on deposit in the Collection Account to the Senior Notes Principal Payment Account to each Class of Senior Notes, first, to the Class A-1 Notes on a pro rata basis (including a commensurate permanent reduction of any remaining Class A-1 Note Commitments) and then, second, to each remaining Class of Senior Notes on a pro rata basis in each case until the Outstanding Principal Amount of each such Class will be reduced to zero on the next Quarterly Payment Date after giving effect to all deposits in the Senior Notes Principal Payment Account, and then third, to the Senior Subordinated Notes Principal Payment Account to each Class of Senior Subordinated Notes until the Outstanding Principal Amount of each such Class will be reduced to zero on the next Quarterly Payment Date after giving effect to all deposits in the Senior Subordinated Notes Principal Payment Account;

(xiv)    fourteenth, if such Weekly Allocation Date occurs during a Cash Flow Sweeping Period, to allocate to the Senior Notes Principal Payment Account for allocation pro rata to the Outstanding Principal Amount of each Series of Class A-2 Notes, an amount equal to the lesser of (a) 50% of the amount of funds available in the Collection Account after the application of priorities (i) through (xiii) above and (b) the aggregate Outstanding Principal Amount of each Series of Class A-2 Notes after the application of priorities (i) through (xiii) above, until the aggregate Outstanding Principal Amount of the Class A-2 Notes will be reduced to zero on the next Quarterly Payment Date after giving effect to all deposits in the Senior Notes Principal Payment Account;

(xv)    fifteenth, so long as no Rapid Amortization Event has occurred and is continuing, to allocate to the Senior Subordinated Notes Principal Payment Account an amount equal to the sum of (1) the Senior Subordinated Notes Accrued Scheduled Principal Payment Amount, if any, and (2) the Senior Subordinated Notes Scheduled Principal Payment Deficiency Amount, if any;

(xvi)    sixteenth, to allocate to the Subordinated Notes Interest Payment Account for each Class of Subordinated Notes, pro rata by amount due within each such Class, an amount equal to the Subordinated Notes Accrued Quarterly Interest Amount;

(xvii)    seventeenth, so long as no Rapid Amortization Event has occurred and is continuing, to allocate to the Subordinated Notes Principal Payment Account an amount equal to the sum of (1) the Subordinated Notes Accrued Scheduled Principal Payment Amount, if any, and (2) the Subordinated Notes Scheduled Principal Payment Deficiency Amount, if any;

(xviii)    eighteenth, if a Rapid Amortization Event has occurred and is continuing, to allocate 100% of the amounts remaining on deposit in the Collection Account to the Subordinated Notes Principal Payment Account (sequentially, in alphanumerical order of the Subordinated Notes) to each Class of Subordinated Notes until the Outstanding Principal Amount of each such Class will be reduced to zero on the next Quarterly Payment Date after giving effect to all deposits in the Subordinated Notes Principal Payment Account;

(xix)    nineteenth, to deposit to the Securitization Operating Expense Account, an amount equal to any accrued and unpaid Securitization Operating Expenses (together with any Securitization Operating Expenses that are expected to be payable prior to the immediately following Weekly Allocation Date) in excess of the Capped Securitization Operating Expense Amount after giving effect to priority (v) above;

(xx)    twentieth, to each Class A-1 Administrative Agent pursuant to the applicable Class A-1 Note Purchase Agreement for payment, pro rata by amount due, of the Excess Class A-1 Notes Administrative Expenses Amounts due for such Weekly Allocation Date;

(xxi)    twenty-first, to each Class A-1 Administrative Agent pursuant to the applicable Class A-1 Note Purchase Agreement for payment, pro rata by amount due, of each Class A-1 Notes Other Amounts due for such Weekly Allocation Date;

(xxii)    twenty-second, to allocate to the Senior Notes Post-ARD Additional Interest Account, any Senior Notes Accrued Quarterly Post-ARD Additional Interest Amount for the Senior Notes for such Weekly Allocation Date;

(xxiii)    twenty-third, to allocate to the Senior Subordinated Notes Post-ARD Additional Interest Account, any Senior Subordinated Notes Accrued Quarterly Post-ARD Additional Interest Amount for the Senior Subordinated Notes for such Weekly Allocation Date;

(xxiv)    twenty-fourth, to allocate to the Subordinated Notes Post-ARD Additional Interest Account, any Subordinated Notes Accrued Quarterly Post-ARD Additional Interest Amount for the Subordinated Notes for such Weekly Allocation Date;

(xxv)    twenty-fifth, to deposit to the Hedge Payment Account, (A) any accrued and unpaid Series Hedge Payment Amount that constitutes a termination payment payable to a Hedge Counterparty; and (B) any other due and unpaid amounts payable to a Hedge Counterparty, pursuant to the applicable Series Hedge Agreement, in each case pro rata to each Hedge Counterparty, if any, according to the amount due and payable to each of them;

(xxvi)    twenty-sixth, to allocate to the applicable Principal Payment Account(s) an amount equal to any unpaid make-whole prepayment consideration; and

(xxvii)    twenty-seventh, to pay the Residual Amount at the direction of the Co-Issuers.

Section 5.11    Quarterly Payment Date Applications.

(a)    Senior Notes Interest Payment Account.

(i)    On each Quarterly Calculation Date, the Co-Issuers (or the Manager on their behalf) shall instruct the Trustee in writing on the next Quarterly Payment Date to withdraw the funds allocated to the Senior Notes Interest Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period (or, to the extent necessary to pay any Class A-1 Notes Interest Adjustment Amount, the then-current Quarterly Collection Period), and, if applicable, funds allocated to the Senior Notes Interest Payment Account pursuant to subclause (ii) below, to be paid for the benefit of the Senior Noteholders, up to the accrued and unpaid Senior Notes Quarterly Interest Amount due on such Quarterly Payment Date, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Notes of the same alphanumerical designation based upon the amount of the Senior Notes Quarterly Interest Amount payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Accounts. Amounts on deposit in the Senior Notes Interest Payment Account as of the Closing Date, if any, shall be deemed to be funds allocated to the Senior Notes Interest Payment Account during the first Quarterly Collection Period after the Closing Date.

(ii)    If the amount of funds allocated to the Senior Notes Interest Payment Account referred to in subclause (i) is insufficient to pay the accrued and unpaid Senior Notes Quarterly Interest Amount due on such Quarterly Payment Date, then a Quarterly Reallocation Event pursuant to Section 5.11(p) shall be triggered and any funds reallocated as a result thereof into the Senior Notes Interest Payment Account shall be distributed in accordance with subclause (i) above. If such insufficiency is not eliminated following the reallocation of funds as set forth in Section 5.11(p), the Co-Issuers (or the Manager on their behalf) shall instruct the Trustee in writing to withdraw an amount equal to any remaining insufficiency from first, the Senior Notes Interest Reserve Account to the extent of funds on deposit therein and second, from funds available to be drawn under any Interest Reserve Letter of Credit relating to the Senior Notes, and deposit such funds into the Senior Notes Interest Payment Account for further deposit to the applicable Series Distribution Accounts pursuant to subclause (i); provided that in the event that amounts on deposit in the Senior Notes Interest Reserve Account or funds available to be drawn under any Interest Reserve Letter of Credit relating to the Senior Notes are required to be withdrawn in connection with a Class A-1 Notes Quarterly Commitment Fees Amount insufficiency under Section 5.11(b)(ii), the amounts withdrawn under this Section 5.11(a)(ii) and under Section 5.11(b)(ii) shall be allocated ratably based on the respective insufficiencies towards which such amounts are required to be allocated.

(iii)    If, as determined on any Quarterly Calculation Date, the amount equal to the excess of (i) the accrued and unpaid Senior Notes Quarterly Interest Amount for the Interest Accrual Period with respect to each Class of Senior Notes ending most recently prior to the next succeeding Quarterly Payment Date over (ii) the amount that will be available to make payments of interest on the Senior Notes in accordance with subclauses (i) and (ii) above on such Quarterly Payment Date, is greater than zero (a “Senior Notes Interest Accrual Shortfall Amount”), then in accordance with the terms and conditions of the Servicing Agreement, by 10:00 a.m. (New York City time) on the Business Day preceding such Quarterly Payment Date, the Servicer shall make a Debt Service Advance in such amount unless the Servicer notifies the Co-Issuers, the Manager, the Back-Up Manager and the Trustee by such time that it has, reasonably and in good faith, determined such Debt Service Advance (and interest thereon) is a

Nonrecoverable Advance. If the Servicer fails to make such Debt Service Advance (unless the Servicer has, reasonably and in good faith, determined that such Debt Service Advance (and interest thereon) would be a Nonrecoverable Advance), pursuant to Section 10.1(l), the Trustee shall make the Debt Service Advance unless it determines that such Debt Service Advance (and interest thereon) is a Nonrecoverable Advance. In determining whether any Debt Service Advance (and interest thereon) is a Nonrecoverable Advance, the Trustee may conclusively rely on the determination of the Servicer. All Debt Service Advances shall be deposited into the Senior Notes Interest Payment Account. If, after giving effect to all Debt Service Advances made with respect to any Quarterly Payment Date, the Senior Notes Interest Accrual Shortfall Amount with respect to such Quarterly Payment Date remains greater than zero (such amount, a “Senior Notes Interest Shortfall Amount”), then the payment of the Senior Notes Quarterly Interest Amount as reduced by such Senior Notes Interest Shortfall Amount to be distributed on such Quarterly Payment Date to the Senior Notes shall be paid to the Senior Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Notes of the same alphanumerical designation based upon the amount of the Senior Notes Quarterly Interest Amount payable with respect to each such Class; provided that such reduction shall not be deemed to be a waiver of any default caused by the existence of such Senior Notes Interest Shortfall Amount. An additional amount of interest may accrue on the Senior Notes Interest Shortfall Amount for each subsequent Interest Accrual Period until the Senior Notes Interest Shortfall Amount is paid in full, as set forth in the applicable Series Supplement.

(b)    Class A-1 Notes Commitment Fees Account.

(i)    On each Quarterly Calculation Date, the Co-Issuers (or the Manager on their behalf) shall instruct the Trustee in writing on the next Quarterly Payment Date to withdraw the funds allocated to the Class A-1 Notes Commitment Fees Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period (or, to the extent necessary to pay any Class A-1 Notes Commitment Fees Adjustment Amount, the then-current Quarterly Collection Period), and, if applicable, funds allocated to the Class A-1 Notes Commitment Fees Account pursuant to subclause (ii) below, to be paid for the benefit of the Noteholders of the applicable Class A-1 Notes, up to the Class A-1 Notes Quarterly Commitment Fees Amount accrued and unpaid with respect to the applicable Class A-1 Notes, pro rata among each Series of Class A-1 Notes based upon the Class A-1 Notes Quarterly Commitment Fees Amount payable with respect to each such Series, and deposit such funds into the applicable Series Distribution Account. Amounts on deposit in the Class A-1 Notes Commitment Fees Account as of the Closing Date, if any, shall be deemed to be funds allocated to the Class A-1 Notes Commitment Fees Account during the first Quarterly Collection Period after the Closing Date.

(ii)    If the amount of funds allocated to the Class A-1 Notes Commitment Fees Account referred to in subclause (i) with respect to the immediately preceding Quarterly Collection Period is insufficient to pay the accrued and unpaid Class A-1 Notes Quarterly Commitment Fees Amount due on such Quarterly Payment Date, then a Quarterly Reallocation Event pursuant to Section 5.11(p) shall be triggered and any funds reallocated as a result thereof into the Class A-1 Notes Commitment Fees Account will be distributed in accordance with subclause (i) above. If such insufficiency is not eliminated following the reallocation of funds as set forth in Section 5.11(p), the Co-Issuers (or the Manager on their behalf) shall instruct the Trustee in writing to withdraw an amount equal to any remaining insufficiency from first, the Senior Notes Interest Reserve Account to the extent of funds on deposit therein and second, from funds available to be drawn under any Interest Reserve Letter of Credit relating to the Senior Notes, and deposit such funds into the Class A-1 Notes Commitment Fees Account for further deposit to the applicable Series Distribution Accounts pursuant to subclause (i); provided that in the event that amounts on deposit in the Senior Notes Interest Reserve Account or funds available to be drawn under any Interest Reserve Letter of Credit relating to the Senior Notes are required to be withdrawn in connection with a Senior Notes Quarterly Interest Amount insufficiency under Section 5.11(a)(ii), the amounts withdrawn under this Section 5.11(b)(ii) and under Section 5.11(a)(ii) shall be allocated ratably based on the respective insufficiencies towards which such amounts are required to be allocated.

(iii)    If, as determined on any Quarterly Calculation Date, the result of (i) the accrued and unpaid Class A-1 Notes Quarterly Commitment Fees Amounts for the Interest Accrual Period ending most recently prior to the next succeeding Quarterly Payment Date over (ii) the amount that shall be available to make payments on the Class A-1 Notes Quarterly Commitment Fees Amounts in accordance with subclauses (i) and (ii) on such Quarterly Payment Date, is greater than zero (a “Class A-1 Notes Commitment Fees Shortfall Amount”), then such amount available to be distributed on such Quarterly Payment Date to the Class A-1 Notes shall be paid to the Class A-1 Notes, pro rata among each Series of Class A-1 Notes based upon the amount of Class A-1 Notes Quarterly Commitment Fees Amounts payable with respect to each such Class; provided that such reduction shall not be deemed to be a waiver of any default caused by the existence of such Class A-1 Notes Commitment Fees Shortfall Amount. An additional amount of interest may accrue on each such Class A-1 Notes Commitment Fees Shortfall Amount for each subsequent Interest Accrual Period until each such Class A-1 Notes Commitment Fees Shortfall Amount is paid in full, as set forth in the applicable Series Supplement.

(c)    Senior Subordinated Notes Interest Payment Account.

(i)    To the extent any Series of Senior Subordinated Notes has been issued, on each Quarterly Calculation Date, the Co-Issuers (or the Manager on their behalf) shall instruct the Trustee in writing on the next Quarterly Payment Date to withdraw the funds allocated to the Senior Subordinated Notes Interest Payment Account, on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period, and, if applicable, funds allocated to the Senior Subordinated Notes Interest Payment Account pursuant to subclause (ii) below, to be paid for the benefit of the Holders of the Senior Subordinated Notes, up to the accrued and unpaid Senior Subordinated Notes Quarterly Interest Amount due on such Quarterly Payment Date, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Subordinated Notes of the same alphanumerical designation based upon the amount of the Senior

Subordinated Notes Quarterly Interest Amount payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(ii)    If the amount of funds allocated to the Senior Subordinated Notes Interest Payment Account referred to in subclause (i) is insufficient to pay the accrued and unpaid Senior Subordinated Notes Quarterly Interest Amount due on such Quarterly Payment Date, then a Quarterly Reallocation Event pursuant to Section 5.11(p) shall be triggered and any funds reallocated as a result thereof into the Senior Subordinated Notes Interest Payment Account shall be distributed in accordance with subclause (i) above. If such insufficiency is not eliminated following the reallocation of funds as set forth in Section 5.11(p), the Co-Issuers (or the Manager on their behalf) shall instruct the Trustee in writing to withdraw an amount equal to any remaining insufficiency from first, the Senior Subordinated Notes Interest Reserve Account to the extent of funds on deposit therein and second, from funds available to be drawn under any Interest Reserve Letter of Credit relating to the Senior Subordinated Notes, and deposit such funds into the Senior Subordinated Notes Interest Payment Account for further deposit to the applicable Series Distribution Accounts pursuant to subclause (i).

(iii)    If, as determined on any Quarterly Calculation Date, the result of (i) the accrued and unpaid Senior Subordinated Notes Quarterly Interest Amount due on such Quarterly Payment Date over (ii) the amount that shall be available to make payments of interest on the Senior Subordinated Notes on such Quarterly Payment Date in accordance with subclauses (i) and (ii) above, is greater than zero (a “Senior Subordinated Notes Interest Shortfall Amount”), then such amount available to be distributed on such Quarterly Payment Date to the Senior Subordinated Notes shall be paid to the Senior Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Subordinated Notes of the same alphanumerical designation based upon the amount of the Senior Subordinated Notes Quarterly Interest Amount payable with respect to each such Class; provided that such reduction shall not be deemed to be a waiver of any default caused by the existence of such Senior Subordinated Notes Interest Shortfall Amount. An additional amount of interest may accrue on the Senior Subordinated Notes Interest Shortfall Amount for each subsequent Interest Accrual Period until the Senior Subordinated Notes Interest Shortfall Amount is paid in full, as set forth in the applicable Series Supplement.

(d)    Senior Notes Principal Payment Account.

(i)    On each Quarterly Calculation Date, the Co-Issuers (or the Manager on their behalf) shall instruct the Trustee in writing on the next Quarterly Payment Date to withdraw the funds allocated to the Senior Notes Principal Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period, to be paid for the benefit of (A) in the case of funds allocated pursuant to priority (i) of the Priority of Payments, the Noteholders of each applicable Class of Senior Notes up to the aggregate amount of Indemnification Amounts, Asset Disposition Proceeds and

Insurance/Condemnation Proceeds in the order of priority set forth in priority (i) of the Priority of Payments and (B) in the case of funds allocated pursuant to priorities (x), (xii), (xiv) and (xxvi) of the Priority of Payments and subclause (ii) below, if applicable, excluding any applicable Principal Release Amounts, the Noteholders of each applicable Class of Senior Notes in the order of priority set forth in the Priority of Payments with respect to such priorities (x), (xii), (xiv) and (xxvi), in each case sequentially in order of alphanumerical designation and pro rata among each such applicable Class of Senior Notes of the same alphanumerical designation based upon the Outstanding Principal Amount of the Senior Notes of such Class, and deposit such funds into the applicable Series Distribution Account.

(ii)    If the aggregate amount of funds allocated to the Senior Notes Principal Payment Account pursuant to priorities (x), (xii), (xiv) and (xxvi) of the Priority of Payments on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period is insufficient to pay the sum (without duplication) of (A) the Senior Notes Scheduled Principal Payments Amounts or any Senior Notes Scheduled Principal Payment Deficiency Amounts due with respect to each applicable Class of Senior Notes on such Quarterly Payment Date, (B) so long as no Rapid Amortization Period is continuing, if a Class A-1 Notes Amortization Event has occurred and is continuing, the Outstanding Principal Amount of the Class A-1 Notes affected by such Class A-1 Notes Amortization Event and (C) if a Rapid Amortization Event has occurred and is continuing, the Outstanding Principal Amount of the Senior Notes, on the next Quarterly Payment Date, then a Quarterly Reallocation Event pursuant to Section 5.11(p) shall be triggered and any funds reallocated as a result thereof into the Senior Notes Principal Payment Account shall be distributed in accordance with subclause (i) above.

(iii)    Payment of principal of any Class A-1 Notes of any Series of Notes shall be distributed in accordance with the applicable Series Supplement and Class A-1 Note Purchase Agreement to the parties thereto. If any payment of principal of any Class A-1 Notes of any Series pursuant to subclause (i) above is required pursuant to the applicable Series Supplement or Class A-1 Note Purchase Agreement to be deposited with the applicable L/C Provider to serve as collateral and act as security (the “Cash Collateral”) for any obligations of the Co-Issuers relating to letters of credit issued thereunder (the “Collateralized Letters of Credit”), then upon the expiration of the Collateralized Letters of Credit the Cash Collateral shall be remitted in accordance with such Series Supplement or Class A-1 Note Purchase Agreement.

(e)    Senior Subordinated Notes Principal Payment Account.

(i)    To the extent any Series of Senior Subordinated Notes has been issued, on each Quarterly Calculation Date, the Co-Issuers (or the Manager on their behalf) shall instruct the Trustee in writing to withdraw on the next Quarterly Payment Date the funds allocated to the Senior Subordinated Notes Principal Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period, to be paid for the benefit of (A) in the case of funds allocated pursuant to priority (i) of the Priority of Payments, the Holders of each applicable Class of Senior Subordinated Notes up to the aggregate amount of Indemnification Amounts, Asset Disposition Proceeds and Insurance/Condemnation Proceeds in the order of priority set forth in priority (i) of the Priority of Payments and (B) in the case of funds allocated pursuant to priorities (xiv), (xv) and (xxvi) of the Priority of Payments, and subclause (ii) below, if applicable, excluding any applicable Principal Release Amounts, the Holders of each applicable Class of Senior Subordinated Notes in the order of priority set forth in the Priority of Payments with respect to such priorities (xiv), (xv) and (xxvi), in each case sequentially in order of alphanumerical designation and pro rata among each such Class of Senior Subordinated Notes of the same alphanumerical designation based upon the Outstanding Principal Amount of the Senior Subordinated Notes of such Class, and deposit such funds into the applicable Series Distribution Account.

(ii)    If the aggregate amount of funds allocated to the Senior Subordinated Notes Principal Payment Account pursuant to priorities (xiv), (xv) and (xxvi) of the Priority of Payments on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period is insufficient to pay the sum (without duplication) of (A) the Senior Subordinated Notes Scheduled Principal Payments Amounts and any Senior Subordinated Notes Scheduled Principal Payment Deficiency Amounts due with respect to each applicable Class of Senior Subordinated Notes on such Quarterly Payment Date and (B) if a Rapid Amortization Period is continuing, the Outstanding Principal Amount of the Senior Subordinated Notes, on the next Quarterly Payment Date, then a Quarterly Reallocation Event pursuant to Section 5.11(p) shall be triggered and any funds reallocated as a result thereof into the Senior Subordinated Notes Principal Payment Account shall be distributed in accordance with subclause (i) above.

(f)    Subordinated Notes Interest Payment Account.

(i)    To the extent any Series of Subordinated Notes has been issued, on each Quarterly Calculation Date, the Co-Issuers (or the Manager on their behalf) shall instruct the Trustee in writing on the next Quarterly Payment Date to withdraw the funds allocated to the Subordinated Notes Interest Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period, and, if applicable, funds allocated to the Subordinated Notes Interest Payment Account pursuant to subclause (ii) below, to be paid for the benefit of the Holders of the Subordinated Notes, up to the accrued and unpaid Subordinated Notes Quarterly Interest Amount, sequentially in order of alphanumerical designation and pro rata among each Class of Subordinated Notes of the same alphanumerical designation based upon the amount of the Subordinated Notes Quarterly Interest Amount payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(ii)    If the amount of funds allocated to the Subordinated Notes Interest Payment Account referred to in subclause (i) is insufficient to pay the accrued and unpaid Subordinated Notes Quarterly Interest Amount due on such Quarterly Payment Date, then a Quarterly Reallocation Event pursuant to Section 5.11(p) shall be triggered and any funds reallocated as a result thereof into the Subordinated Notes Interest Payment Account shall be distributed in accordance with subclause (i) above.

(iii)    If, as determined on any Quarterly Calculation Date, the result of (i) the accrued and unpaid Subordinated Notes Quarterly Interest Amounts due on such Quarterly Payment Date over (ii) the amount that shall be available to make payments of interest on the Subordinated Notes in accordance with subclauses (i) and (ii) on such Quarterly Payment Date, is greater than zero (the “Subordinated Notes Interest Shortfall Amount”), then such amount available to be distributed on such Quarterly Payment Date to the Subordinated Notes shall be paid to each Class of Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Subordinated Notes of the same alphanumerical designation based upon the amount of the Subordinated Notes Quarterly Interest Amount payable with respect to each such Class; provided that such reduction shall not be deemed to be a waiver of any default caused by the existence of such Subordinated Notes Interest Shortfall Amount. An additional amount of interest may accrue on the Subordinated Notes Interest Shortfall Amount for each subsequent Interest Accrual Period until the Subordinated Notes Interest Shortfall Amount is paid in full, as specified in the applicable Series Supplement.

(g)    Subordinated Notes Principal Payment Account.

(i)    To the extent any Series of Subordinated Notes has been issued, on each Quarterly Calculation Date, the Co-Issuers (or the Manager on their behalf) shall instruct the Trustee in writing to withdraw on the next Quarterly Payment Date the funds allocated to the Subordinated Notes Principal Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period, to be paid for the benefit of (A) in the case of funds allocated pursuant to priority (i) of the Priority of Payments, the Holders of each applicable Class of Subordinated Notes up to the aggregate amount of Indemnification Amounts, Asset Disposition Proceeds and Insurance/ Condemnation Proceeds in the order of priority set forth in priority (i) of the Priority of Payments and (B) in the case of funds allocated pursuant to priorities (xvii), (xviii) and (xxvi) of the Priority of Payments, and subclause (ii) below, if applicable, excluding any applicable Principal Release Amounts, the Holders of each applicable Class of Subordinated Notes in the order of priority set forth in the Priority of Payments with respect to such priorities (xvii), (xviii) and (xxvi), in each case sequentially in order of alphanumerical designation and pro rata among each such Class of Subordinated Notes of the same alphanumerical designation based upon the Outstanding Principal Amount of the Subordinated Notes of such Class and deposit such funds into the applicable Series Distribution Account.

(ii)    If the aggregate amount of funds allocated to the Subordinated Notes Principal Payment Account pursuant to priorities (xvii), (xviii) and (xxvi) of the Priority of Payments on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period is insufficient to pay the sum (without duplication) of (A) the Subordinated Notes Scheduled Principal Payments Amounts and any Subordinated Notes Scheduled Principal Payment Deficiency Amounts due with respect to each applicable Class of Subordinated Notes on such Quarterly Payment Date and (B) if a Rapid Amortization Period is continuing, the Outstanding Principal Amount of the Subordinated Notes, on the next Quarterly Payment Date, then a Quarterly Reallocation Event pursuant to Section 5.11(p) shall be triggered and any funds reallocated as a result thereof into the Subordinated Notes Principal Payment Account shall be distributed in accordance with subclause (i) above.

(h)    Senior Notes Post-ARD Additional Interest Account.

(i)    On each Quarterly Calculation Date, the Co-Issuers (or the Manager on their behalf) shall instruct the Trustee in writing to withdraw on the next Quarterly Payment Date the funds allocated to the Senior Notes Post-ARD Additional Interest Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period, and, if applicable, funds allocated to the Senior Notes Post-ARD Additional Interest Account pursuant to subclause (ii) below, to be paid for the benefit of the Noteholders of each applicable Class of Senior Notes, up to the accrued and unpaid Senior Notes Quarterly Post-ARD Additional Interest due on such Quarterly Payment Date, sequentially in order of alphanumerical designation and pro rata among each such Class of Senior Notes of the same alphanumerical designation based upon the Senior Notes Quarterly Post-ARD Additional Interest payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(ii)    If the aggregate amount of funds allocated to the Senior Notes Post-ARD Additional Interest Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period referred to in subclause (i) is insufficient to pay the Senior Notes Quarterly Post-ARD Additional Interest due on such Quarterly Payment Date, then a Quarterly Reallocation Event pursuant to Section 5.11(p) shall be triggered and any funds reallocated as a result thereof into the Senior Notes Post-ARD Additional Interest Account shall be distributed in accordance with subclause (i) above.

(i)    Senior Subordinated Notes Post-ARD Additional Interest Account.

(i)    To the extent any Series of Senior Subordinated Notes has been issued, on each Quarterly Calculation Date, the Co-Issuers (or the Manager on their behalf) shall instruct the Trustee in writing to withdraw on the next Quarterly Payment Date the funds allocated to the Senior Subordinated Notes Post-ARD Additional Interest Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period, and, if applicable, the funds allocated to the Senior Subordinated Notes Post-ARD Additional Interest Account pursuant to subclause (ii) below, to be paid for the benefit of the Noteholders of each applicable Class of Senior Subordinated Notes, up to the accrued and unpaid Senior Subordinated Notes Quarterly Post-ARD Additional Interest due on such Quarterly Payment Date, sequentially in order of alphanumerical designation and pro rata among each such Class of Senior Subordinated Notes of the same alphanumerical designation based upon the Senior Subordinated Notes Quarterly Post-ARD Additional Interest payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(ii)    If the aggregate amount of funds allocated to the Senior Subordinated Notes Post-ARD Additional Interest Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period referred to in subclause (i) is insufficient to pay the Senior Subordinated Notes Quarterly Post-ARD Additional Interest due on such Quarterly Payment Date, then a Quarterly Reallocation Event pursuant to Section 5.11(p) shall be triggered and any funds reallocated as a result thereof into the Senior Subordinated Notes Post-ARD Additional Interest Account shall be distributed in accordance with subclause (i) above.

(j)    Subordinated Notes Post-ARD Additional Interest Account.

(i)    To the extent any Series of Subordinated Notes has been issued, on each Quarterly Calculation Date, the Co-Issuers (or the Manager on their behalf) shall instruct the Trustee in writing to withdraw on the next Quarterly Payment Date the funds allocated to the Subordinated Notes Post-ARD Additional Interest Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period, and, if applicable, funds allocated to the Subordinated Notes Post-ARD Additional Interest Account pursuant to subclause (ii) below, to be paid for the benefit of the Noteholders of each applicable Class of Subordinated Notes, up to the accrued and unpaid Subordinated Notes Quarterly Post-ARD Additional Interest due on such Quarterly Payment Date, sequentially in order of alphanumerical designation and pro rata among each such Class of Subordinated Notes of the same alphanumerical designation based upon the Subordinated Notes Quarterly Post-ARD Additional Interest payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(ii)    If the aggregate amount of funds allocated to the Subordinated Notes Post-ARD Additional Interest Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period referred to in subclause (i) is insufficient to pay the Subordinated Notes Quarterly Post-ARD Additional Interest due on such Quarterly Payment Date, then a Quarterly Reallocation Event pursuant to Section 5.11(p) shall be triggered and any funds reallocated as a result thereof into the Subordinated Notes Post-ARD Additional Interest Account shall be distributed in accordance with subclause (i) above.

(k)    Amounts on Deposit in the Senior Notes Interest Reserve Account and the Senior Subordinated Notes Interest Reserve Account.

(i)    If the Co-Issuers (or the Manager on their behalf) determine, with respect to any Series of Senior Notes, that the amount to be deposited in any Series Distribution Account in accordance with this Section 5.11 on any Series Legal Final Maturity Date related to such Series of Senior Notes is less than the Outstanding Principal Amount of such Series of Senior Notes, on the Quarterly Calculation Date immediately preceding such Series Legal Final Maturity Date, the Co-Issuers (or the Manager on their behalf) shall instruct the Trustee thereof in writing, and the Trustee shall, in accordance with such instruction on such Series Legal Final Maturity Date, withdraw from the Senior Notes Interest Reserve Account an amount equal to such insufficiency (and, to the extent the amount in the Senior Notes Interest Reserve Account is insufficient, the Co-Issuers (or the Manager on their behalf) shall instruct the Control Party to draw on the applicable Interest Reserve Letter of Credit) and deposit such amount into the applicable Series Distribution Accounts, to be paid to the Senior Notes sequentially in order of alphanumeric designation and pro rata among each Class of Senior Notes of the same alphanumerical designation (for which purpose any roman-numeral-denominated Tranche within an alphanumerical Class of Notes shall be deemed to have the same alphanumerical priority) based upon the Outstanding Principal Amount of the Senior Notes of each such Class.

(ii)    If the Co-Issuers (or the Manager on their behalf) determine, with respect to any Series of Senior Subordinated Notes, that the amount to be deposited in any Series Distribution Account in accordance with this Section 5.11 on any Series Legal Final Maturity Date related to such Series of Senior Subordinated Notes is less than the Outstanding Principal Amount of such Series of Senior Subordinated Notes, on the Quarterly Calculation Date immediately preceding such Series Legal Final Maturity Date, the Co-Issuers (or the Manager on their behalf) shall instruct the Trustee thereof in writing, and the Trustee shall, in accordance with such instruction on such Series Legal Final Maturity Date, withdraw from the Senior Subordinated Notes Interest Reserve Account an amount equal to such insufficiency (and, to the extent the amount in the Senior Subordinated Notes Interest Reserve Account is insufficient, the Co-Issuers shall instruct the Control Party to make a draw on the applicable Interest Reserve Letter of Credit) and deposit such amount into the applicable Series Distribution Accounts, to be paid to the Senior Subordinated Notes sequentially in order of alphanumeric designation and pro rata among each Class of Senior Subordinated Notes of the same alphanumerical designation (for which purpose any roman-numeral-denominated Tranche within an alphanumerical Class of Notes shall be deemed to have the same alphanumerical priority) based upon the Outstanding Principal Amount of the Senior Subordinated Notes of each such Class.

(iii)    On any date on which no Senior Notes are Outstanding, the Co-Issuers (or the Manager on their behalf) shall instruct the Trustee in writing to withdraw on such date any funds then on deposit in the Senior Notes Interest

Reserve Account and to deposit all remaining funds into the Collection Account and/or to return any outstanding Interest Reserve Letter of Credit maintained with respect to the Senior Notes to the issuer thereof for cancellation.

(iv)    On any date on which no Senior Subordinated Notes are Outstanding, the Co-Issuers (or the Manager on their behalf) shall instruct the Trustee in writing to withdraw on such date any funds then on deposit in the Senior Subordinated Notes Interest Reserve Account and to deposit all remaining funds into the Collection Account and/or to return any outstanding Interest Reserve Letter of Credit maintained with respect to the Senior Subordinated Notes to the issuer thereof for cancellation.

(l)    Principal Release Amount.

(i)    If a Rapid Amortization Period or Event of Default is continuing, each Principal Release Amount shall be applied in the order set forth in Section 5.11(d)(i), Section 5.11(e)(i) or Section 5.11(g)(i), as applicable, notwithstanding the exclusion of Principal Release Amounts therein.

(ii)    So long as no Rapid Amortization Period, Event of Default or Class A-1 Notes Amortization Event is continuing, on each Quarterly Calculation Date, the Co-Issuers (or the Manager on their behalf) shall instruct the Trustee in writing to withdraw on the next Quarterly Payment Date any Principal Release Amount from the Senior Notes Principal Payment Account, Senior Subordinated Notes Principal Payment Account or Subordinated Notes Principal Payment Account, as applicable, and apply such funds on such Quarterly Payment Date to the extent necessary to pay, in the following order of priority, (A) unreimbursed Advances of the Trustee (with interest thereon at the Advance Interest Rate), (B) unreimbursed Advances of the Servicer (with interest thereon at the Advance Interest Rate), (C) unreimbursed Manager Advances (with interest thereon at the Advance Interest Rate), (D) pro rata, Senior Notes Quarterly Interest Amounts, Class A-1 Notes Quarterly Commitment Fees Amounts, and Series Hedge Payment Amounts, and (E) Senior Subordinated Notes Quarterly Interest Amounts, in each case, after giving effect to other amounts available for payment thereof as described in this Section 5.11. The Co-Issuers (or the Manager on their behalf) shall instruct the Trustee in writing to distribute the remainder of such Principal Release Amount, if any, in the priority set forth in the Priority of Payments, beginning at priority (xi), but excluding (i) priority (xv) in the case of a Principal Release Amount with respect to any Series of Senior Subordinated Notes or (ii) priority (xvii) in the case of a Principal Release Amount with respect to any Series of Subordinated Notes.

(iii)    If no Rapid Amortization Period or Event of Default is continuing, but a Class A-1 Notes Amortization Event is continuing, on each Quarterly Calculation Date, the Co-Issuers (or the Manager on their behalf) shall instruct the Trustee in writing to withdraw on the next Quarterly Payment Date any Principal Release Amount from the Senior Notes Principal Payment Account, Senior Subordinated Notes Principal Payment Account or Subordinated Notes

Principal Payment Account, as applicable, to the extent necessary to pay the Outstanding Principal Amount of the applicable Class A-1 Notes, and deposit such funds into the applicable Series Distribution Account for distribution to the Noteholders of the applicable Class A-1 Notes, pro rata, after giving effect to other amounts available for payment thereof. The Co-Issuers (or the Manager on their behalf) will instruct the Trustee in writing to distribute the remainder of the Principal Release Amount, if any, in the priority set forth in the Priority of Payments, beginning at priority (xi), but excluding (i) priority (xv) in the case of a Principal Release Amount with respect to any Series of Senior Subordinated Notes or (ii) priority (xx) in the case of a Principal Release Amount with respect to any Series of Subordinated Notes.

(m)    Securitization Operating Expense Account. On each Weekly Allocation Date, the Co-Issuers (or the Manager on their behalf) shall instruct the Trustee in writing to withdraw on such date an amount equal to the lesser of (i) the sum of all Securitization Operating Expenses then due and payable and (ii) the amount on deposit in the Securitization Operating Expense Account after giving effect to any deposits thereto pursuant to the Priority of Payments on such date and apply such funds to pay any Securitization Operating Expenses then due and payable.

(n)    Hedge Payment Account.

(i)    On each Quarterly Calculation Date, the Co-Issuers (or the Manager on their behalf) shall instruct the Trustee in writing on the next Quarterly Payment Date to withdraw the funds allocated to the Hedge Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period and, if applicable, funds allocated to the Hedge Payment Account pursuant to subclause (ii) below, up to the accrued and unpaid amount of Series Hedge Payment Amount, and distribute such funds among each Hedge Counterparty, pro rata based upon the Series Hedge Payment Amount payable to each Hedge Counterparty.

(ii)    If the amount of funds allocated to the Hedge Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period is insufficient to pay the aggregate accrued and unpaid Series Hedge Payment Amount due and payable since the prior Quarterly Payment Date, then a Quarterly Reallocation Event pursuant to Section 5.11(p) shall be triggered and any funds reallocated as a result thereof into the Hedge Payment Account will be distributed in accordance with subclause (i) above.

(o)    Optional Prepayments. The Co-Issuers shall have the right to optionally prepay the Outstanding Principal Amount of any Series, Class, Subclass or Tranche of Notes, in whole or in part in accordance with the related Series Supplement; provided that following a Series Anticipated Repayment Date for any Series of Notes that remains Outstanding, all optional prepayments must be applied first, to Senior Notes, second, to Senior Subordinated Notes and third, to Subordinated Notes.

(p)    Quarterly Reallocation Events. In the event that there exists any shortfall with respect to amounts payable under any subsection of this Section 5.11 that specifically refers to this clause (p) (a “Quarterly Reallocation Event”), the Co-Issuers (or the Manager on their behalf) will instruct the Trustee to reallocate on the relevant Quarterly Calculation Date to the extent necessary to pay in the following order of priority: (A) unreimbursed Advances of the Trustee (with interest thereon at the Advance Interest Rate), (B) unreimbursed Advances of the Servicer (with interest thereon at the Advance Interest Rate) and (c) unreimbursed Manager Advances (with interest thereon at the Advance Interest Rate) the aggregate funds on deposit in the Specified Indenture Trust Accounts that were allocated during the immediately preceding Quarterly Collection Period to the Specified Indenture Trust Accounts in sequential order in the aggregate amounts due under priorities (vi), (viii), (x), (xii), (xiii), (xiv), (xv), (xvi), (xvii), (xviii), (xxii), (xxiii), (xxiv), and (xxvi) of the Priority of Payments for such Quarterly Collection Period.

Section 5.12    Determination of Quarterly Interest.

Quarterly payments of interest and fees on each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement.

Section 5.13    Determination of Quarterly Principal.

Quarterly payments of principal, if any, of each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement.

Section 5.14    Prepayment of Principal.

Mandatory prepayments of principal, if any, of each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement, if not otherwise described herein.

Section 5.15    Retained Collections Contributions.

At any time after the Closing Date, the Co-Issuers may (but are not required to) designate Retained Collections Contributions to be included in Net Cash Flow, but not more than $10,000,000 in any Quarterly Collection Period or more than $20,000,000 during any period of four (4) consecutive Quarterly Collection Periods or more than $40,000,000 from the Closing Date to the Series Legal Final Maturity Date; provided, that any Retained Collections Contributions shall be excluded from the amount of Net Cash Flow for purposes of calculations undertaken in the following circumstances: (a) to determine the New Series Pro Forma DSCR, (b) to determine satisfaction of any Series Non-Amortization Test and (c) to determine whether the Co-Issuers may extend any Class A-1 Notes Renewal Date.

The amount of any Retained Collections Contribution included in Net Cash Flow for the purpose of calculating the DSCR shall be retained in the Collection Account until the Weekly Allocation Date on which either (i) the DSCR for the period of four Quarterly Collection Periods ended immediately prior to such Weekly Allocation Date is at least 1.50x without giving effect to the inclusion of such Retained Collections Contribution or (ii) such Retained Collections

Contribution is required to pay any shortfall in the amounts payable under priorities (ii) through (xxvi) of the Priority of Payments, to the extent of any shortfall on such Weekly Allocation Date. The Co-Issuers may not designate equity contributions as Retained Collections Contributions to the extent such equity contributions were funded by the proceeds of a draw under any Class A-1 Notes.

Section 5.16    Interest Reserve Letters of Credit.

The Co-Issuers may, in lieu of funding (or as partial replacement for funding) the Senior Notes Interest Reserve Account and/or the Senior Subordinated Notes Interest Reserve Account in the amounts required hereunder, maintain one or more Interest Reserve Letters of Credit issued under a Class A-1 Note Purchase Agreement for the benefit of the Control Party and the Trustee, in each case, on behalf of the Senior Noteholders or the Senior Subordinated Noteholders, as applicable, each in a face amount equal to or (at the election of the Manager) greater than the amounts required to be funded in respect of such account(s) had such Interest Reserve Letter of Credit not been issued.

Where on any Quarterly Calculation Date the Co-Issuers (or the Manager on their behalf) instruct the Trustee to withdraw funds from the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, for allocation or payment on the next Quarterly Payment Date, such funds shall be drawn, first, from amounts on deposit in the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, on such Quarterly Calculation Date and second, from amounts available to be drawn under the applicable Interest Reserve Letter of Credit.

Each such Interest Reserve Letter of Credit (a) shall name the Control Party and the Trustee, each for the benefit of the Senior Noteholders or the Senior Subordinated Noteholders, as applicable, as the beneficiary thereof; (b) shall allow the Trustee or the Control Party to submit a notice of drawing in respect of such Interest Reserve Letter of Credit whenever amounts would otherwise be required to be withdrawn from the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, pursuant to Section 5.11; (c) shall have an expiration date of no later than ten (10) Business Days prior to the then-current Class A-1 Notes Renewal Date (after giving effect to any extensions) specified in the related Class A-1 Note Purchase Agreement pursuant to which such Interest Reserve Letter of Credit was issued; and (d) shall indicate by its terms that the proceeds in respect of drawings under such Interest Reserve Letter of Credit shall be paid directly into the Senior Notes Interest Reserve Account, the Senior Subordinated Notes Interest Reserve Account, the Senior Notes Interest Payment Account, the Senior Subordinated Notes Interest Payment Account, the Class A-1 Notes Commitment Fees Account or the applicable Series Distribution Account, as applicable.

Upon the occurrence and continuance of an Interest Reserve Release Event, the Co-Issuers may deliver one or more replacement or amended Interest Reserve Letters of Credit to the Control Party, in which case the Control Party shall (without the consent of any Noteholder, the Trustee, the Controlling Class Representative or any other Secured Party) deliver to the Co-Issuers the replaced Interest Reserve Letters of Credit for termination simultaneously with the receipt by the Control Party of such replacement Interest Reserve Letters of Credit, in each case to the extent that after the Control Party’s receipt thereof no Senior Notes Interest Reserve Account Deficit

Amount or Senior Subordinated Notes Interest Reserve Account Deficit Amount, as applicable, will exist for the immediately following Quarterly Payment Date.

If, on the date that is ten (10) Business Days prior to the expiration of any such Interest Reserve Letter of Credit, such Interest Reserve Letter of Credit has not been replaced or renewed and the Co-Issuers have not otherwise deposited funds into the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, in the amounts that would otherwise be required had such Interest Reserve Letter of Credit not been issued, the Control Party (on behalf of the Trustee) shall submit a notice of drawing under such Interest Reserve Letter of Credit and use the proceeds thereof to fund a deposit into the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable (as directed in writing by the Manager), in an amount equal to the Senior Notes Interest Reserve Account Deficit Amount or the Senior Subordinated Notes Interest Reserve Account Deficit Amount on such date, in each case calculated as if such Interest Reserve Letter of Credit had not been issued.

If, on any day, (i) the short-term debt credit rating of any entity which has issued an Interest Reserve Letter of Credit (an “L/C Provider”) is withdrawn by S&P’s or downgraded below “A-2” or (ii) the long-term debt credit rating of any L/C Provider is withdrawn by S&P’s or downgraded below “BBB” (each of cases (i) and (ii), an “L/C Downgrade Event”), then (a) on the tenth (10th) Business Day after the occurrence of such L/C Downgrade Event, the Control Party (on behalf of the Trustee) shall submit a notice of drawing under each Interest Reserve Letter of Credit issued by such L/C Provider and use the proceeds thereof to fund a deposit into the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, as directed in writing by the Manager, in an amount equal to the Senior Notes Interest Reserve Account Deficit Amount or the Senior Subordinated Notes Interest Reserve Account Deficit Amount on such date, in each case calculated as if such Interest Reserve Letter of Credit had not been issued or (b) prior to the tenth (10th) Business Day after the occurrence of such L/C Downgrade Event, the Co-Issuers will obtain one or more replacement Interest Reserve Letters of Credit on substantially the same terms as each such Interest Reserve Letter of Credit being replaced.

Section 5.17    Replacement of Ineligible Accounts.

If, at any time, any Management Account or any of the Senior Notes Interest Reserve Account, the Senior Subordinated Notes Interest Reserve Account, the Collection Account or any Collection Account Administrative Account shall cease to be an Eligible Account (each, an “Ineligible Account”), the Co-Issuers shall (or, in the case of the Senior Notes Interest Reserve Account, the Co-Issuers shall cause the IHOP Franchisor to) (i) within five (5) Business Days of obtaining knowledge thereof, notify the Control Party thereof and (ii) within sixty (60) days of obtaining knowledge thereof, (A) establish, or cause to be established, a new account that is an Eligible Account in substitution for such Ineligible Account, (B) with the exception of any Management Account, following the establishment of such new Eligible Account, transfer, or with respect to the Trustee Accounts maintained at the Trustee, instruct the Trustee in writing to transfer, all cash and investments from such Ineligible Account into such new Eligible Account, (C) in the case of a Management Account, following the establishment of such new Eligible Account, transfer or cause to be transferred to such new Eligible Account, all cash and investments from such Ineligible Account into such new Eligible Account, (D) in the case of a Management Account, transfer or cause to be transferred all items deposited in the lock-box related to such Ineligible Account to a new lock-box related to such new Eligible Account, and (E) pledge, or cause to be pledged, such new Eligible Account to the Trustee for the benefit of the Secured Parties and, if such Ineligible Account is required to be subject to an Account Control Agreement in accordance with the terms of the Indenture, cause such new Eligible Account to be subject to an Account Control Agreement in form and substance reasonably acceptable to the Control Party and the Trustee. In the event that any of the Collection Account, any Management Account or any Collection Account Administrative Account becomes an Ineligible Account, the Manager shall, promptly following the establishment of such related new Eligible Account, notify each Franchisee of a change in payment instructions, if any.

Section 5.18    Instructions and Directions.

Any instructions or directions to be provided by the Issuer referenced in this Article V (a) with respect to a Quarterly Calculation Date or Quarterly Payment Date, respectively, will be contained in the applicable Quarterly Noteholders’ Report for such Quarterly Calculation Date or Quarterly Payment Date, as applicable, and (b) with respect to a Weekly Allocation Date will be contained in the Weekly Manager’s Certificate for such Weekly Allocation Date.

ARTICLE VI

DISTRIBUTIONS

Section 6.1    Distributions in General.

(a)    Unless otherwise specified in the applicable Series Supplement, on each Quarterly Payment Date, the Paying Agent shall pay to the Noteholders of each Series of record on the preceding Record Date the amounts payable thereto (A) in the case of Book-Entry Notes, by wire transfer in immediately available funds released by the Paying Agent from the applicable Series Distribution Account and (B) in the case of Definitive Notes (i) by wire transfer in immediately available funds released by the Paying Agent from the applicable Series Distribution Account no later than 12:30 p.m. (New York City time) if a Noteholder has provided to the Paying Agent and the Trustee wiring instructions at least five (5) Business Days prior to the applicable Quarterly Payment Date or (ii) by check mailed first-class postage prepaid to such Noteholder at the address for such Noteholder appearing in the Note Register if such Noteholder has not provided wire instructions pursuant to clause (B)(i) above; provided, however, that the final principal payment due on a Note shall only be paid upon due presentment and surrender of such Note for cancellation in accordance with the provisions of such Note at the applicable Corporate Trust Office, which surrender shall also constitute a general release by the applicable Noteholder from any claims against the Securitization Entities, the Manager, the Trustee and their affiliates.

(b)    Unless otherwise specified in the applicable Series Supplement, in this Base Indenture or in any applicable Class A-1 Note Purchase Agreement, all distributions to

Noteholders of all Classes within a Series of Notes shall be made from amounts allocated in accordance with the Priority of Payments among each Class of Notes in alphanumerical order (i.e., A-1, A-2, B-1, B-2 and not A-1, B-1, A-2, B-2) and pro rata among Holders of Notes within each Class of the same alphanumerical designation; provided, however, that any roman-numeral-denominated Tranche within an alphanumerical Class of Notes shall be deemed to have the same alphanumerical priority (i.e., “Class A-2-I Notes” will be pari passu and pro rata in right of payment according to the amount then due and payable with respect to “Class A-2-II Notes”) except to the extent otherwise specified in this Base Indenture, the related Series Supplement or in the related Class A-1 Note Purchase Agreement, including in connection with an optional prepayment in whole or in part of one or more Tranches within such alphanumerical Class of Notes independently of other Tranches; provided, further, that unless otherwise specified in the applicable Series Supplement, in this Base Indenture or in any applicable Class A-1 Note Purchase Agreement, all distributions to Noteholders of all Classes within a Series of Notes having the same alphabetical designation (without giving effect to any numerical designation) shall be pari passu with each other with respect to the distribution of Collateral proceeds resulting from the exercise of remedies upon an Event of Default.

(c)    Unless otherwise specified in the applicable Series Supplement, the Trustee shall distribute all amounts owed to the Noteholders of any Class of Notes pursuant to the instructions of the Co-Issuers whether set forth in a Quarterly Noteholders’ Report, Company Order or otherwise.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

The Co-Issuers hereby represent and warrant, for the benefit of the Trustee and the Noteholders, as follows as of each Series Closing Date (subject to any amendments or other modifications hereto in connection with a Series Refinancing Event on or about such Series Closing Date, in which case the Co-Issuers shall make such representations and warranties as so amended or otherwise modified):

Section 7.1    Existence and Power.

Each Securitization Entity (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under the Transaction Documents make such qualification necessary, except to the extent that the failure to so qualify is not reasonably likely to result in a Material Adverse Effect, and (c) has all limited liability company, corporate or other powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and for purposes of the transactions contemplated by the Indenture and the other Transaction Documents.

Section 7.2    Company and Governmental Authorization.

The execution, delivery and performance by each Co-Issuer of this Base Indenture and any Series Supplement and by each Co-Issuer and each other Securitization Entity of the other Transaction Documents to which it is a party (a) is within such Securitization Entity’s limited liability company, corporate or other powers and has been duly authorized by all necessary limited liability company, corporate or other action, (b) requires no action by or in respect of, or filing with, any Governmental Authority which has not been obtained (other than any actions or filings that may be undertaken after the Closing Date pursuant to the terms of this Base Indenture or any other Transaction Document) and (c) does not contravene, or constitute a default under, any Requirements of Law with respect to such Securitization Entity or any Contractual Obligation with respect to such Securitization Entity or result in the creation or imposition of any Lien on any property of any Securitization Entity, except for Liens created by this Base Indenture or the other Transaction Documents, except in the case of clauses (b) and (c) above, solely with respect to the Contribution Agreements, the violation of which could not reasonably be expected to have a Material Adverse Effect. This Base Indenture and each of the other Transaction Documents to which each Securitization Entity is a party has been executed and delivered by a duly Authorized Officer of such Securitization Entity.

Section 7.3    No Consent.

Except as set forth on Schedule 7.3, no consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery by each Co-Issuer of this Base Indenture and any Series Supplement and by each Co-Issuer and each other Securitization Entity of any Transaction Document to which it is a party or for the performance of any of the Securitization Entities’ obligations hereunder or thereunder other than such consents, approvals, authorizations, registrations, declarations or filings (a) as shall have been obtained or made by such Securitization Entity prior to the Closing Date or as are permitted to be obtained subsequent to the Closing Date in accordance with Section 7.13, Section 8.25 or Section 8.37, or (b) relating to the performance of any Collateral Franchise Document the failure of which to obtain is not reasonably likely to have a Material Adverse Effect.

Section 7.4    Binding Effect.

This Base Indenture and each other Transaction Document to which a Securitization Entity is a party is a legal, valid and binding obligation of each such Securitization Entity enforceable against such Securitization Entity in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity or by an implied covenant of good faith and fair dealing).

Section 7.5    Litigation.

There is no action, suit, proceeding or investigation pending against or, to the knowledge of any Co-Issuer, threatened against or affecting any Securitization Entity or of which any property or assets of such Securitization Entity is the subject before any court or arbitrator or any Governmental Authority that would, individually or in the aggregate, affect the validity or enforceability of this Base Indenture or any Series Supplement, materially adversely affect the performance by the Securitization Entities of their obligations hereunder or thereunder or which is reasonably likely to have a Material Adverse Effect.

Section 7.6    Employee Benefit Plans.

Except as set forth on Schedule 7.6, (i) no Securitization Entity or any member of a Controlled Group that includes a Securitization Entity has established, maintains, contributes to, or has any liability (whether actual, contingent or otherwise) in respect of (or has in the past six years established, maintained, contributed to, or had any liability (whether actual, contingent or otherwise) in respect of) any Pension Plan or Multiemployer Plan, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) no Securitization Entity has any liability (whether actual, contingent or otherwise) with respect to any post-retirement welfare benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA or other applicable continuation of coverage laws, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) each Employee Benefit Plan presently complies and has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations, including ERISA and the Code, except for such instances of noncompliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iv) no “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Employee Benefit Plan, other than transactions effected pursuant to a statutory or administrative exemption or such transactions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (v) except as would not reasonably be expected to have a Material Adverse Effect, each such Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

Section 7.7    Tax Filings and Expenses.

Each Securitization Entity has filed, or caused to be filed, all federal, state, local and foreign Tax returns and all other Tax returns which, to the knowledge of any Co-Issuer, are required to be filed by, or with respect to the income, properties or operations of, such Securitization Entity (whether information returns or not), and has paid, or caused to be paid, all Taxes due, if any, pursuant to said returns or pursuant to any assessment received by any Securitization Entity or otherwise, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings and for which adequate reserves have been set aside in accordance with GAAP. As of the Closing Date, except as set forth on Schedule 7.7, no Co-Issuer is aware of any proposed Tax assessments against any Dine Brands Entity. Except as would not reasonably be expected to have a Material Adverse Effect, no tax deficiency has been determined adversely to any Securitization Entity, nor does any Securitization Entity have any knowledge of any tax deficiencies. Each Securitization Entity has paid all fees and expenses required to be paid by it in connection with the conduct of its business, the maintenance of its existence and its qualification as a foreign entity authorized to do business in each state and each foreign country in which it is required to so qualify, except to the extent that the failure to pay such fees and expenses is not reasonably likely to result in a Material Adverse Effect.

Section 7.8    Disclosure.

All certificates, reports, statements, notices, documents and other information furnished to the Trustee or the Noteholders by or on behalf of the Securitization Entities pursuant to any provision of the Indenture or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, the Indenture or any other Transaction Document, are, at the time the same are so furnished, complete and correct in all material respects (when taken together with all other information furnished by or on behalf of the Dine Brands Entities to the Trustee or the Noteholders, as the case may be), and give the Trustee or the Noteholders, as the case may be, true and accurate knowledge of the subject matter thereof in all material respects, and the furnishing of the same to the Trustee or the Noteholders, as the case may be, shall constitute a representation and warranty by each Co-Issuer made on the date the same are furnished to the Trustee or the Noteholders, as the case may be, to the effect specified herein.

Section 7.9    1940 Act.

No Securitization Entity is required to register as an “investment company” under the 1940 Act.

Section 7.10    Regulations T, U and X.

The proceeds of the Notes will not be used to purchase or carry any “margin stock” (as defined or used in the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof) in such a way that could cause the transactions contemplated by the Transaction Documents to fail to comply with the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof. No Securitization Entity owns or is engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock.

Section 7.11    Solvency.

Both before and after giving effect to the transactions contemplated by the Indenture and the other Transaction Documents, the Securitization Entities, taken as a whole, are solvent within the meaning of the Bankruptcy Code and any applicable state law and no Securitization Entity is the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or Insolvency Law and no Event of Bankruptcy has occurred with respect to any Securitization Entity.

Section 7.12    Ownership of Equity Interests; Subsidiaries.

(a)    All of the issued and outstanding limited liability company interests of the Applebee’s Holding Company Guarantor are directly owned by the Applebee’s Parent, have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by the Applebee’s Parent free and clear of all Liens other than Permitted Liens.

(b)    All of the issued and outstanding limited liability company interests of the IHOP Holding Company Guarantor are directly owned by the IHOP Parent, have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by the IHOP Parent, free and clear of all Liens other than Permitted Liens.

(c)    All of the issued and outstanding limited liability company interests of the Applebee’s Issuer are directly owned by the Applebee’s Holding Company Guarantor, have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by the Applebee’s Holding Company Guarantor free and clear of all Liens other than Permitted Liens.

(d)    All of the issued and outstanding limited liability company interests of the IHOP Issuer are directly owned by the IHOP Holding Company Guarantor, have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by the IHOP Holding Company Guarantor free and clear of all Liens other than Permitted Liens.

(e)    All of the issued and outstanding limited liability company interests of each Applebee’s Franchise Entity are directly owned by the Applebee’s Issuer, have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by the Applebee’s Issuer free and clear of all Liens other than Permitted Liens.

(f)    All of the issued and outstanding limited liability company interests of each IHOP Franchise Entity are directly owned by the IHOP Issuer, have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by the IHOP Issuer free and clear of all Liens other than Permitted Liens.

(g)    The Applebee’s Holding Company Guarantor has no subsidiaries and owns no Equity Interests in any other Person, other than the Applebee’s Issuer. The IHOP Holding Company Guarantor has no subsidiaries and owns no Equity Interests in any other Person, other than the IHOP Issuer. The Applebee’s Issuer has no subsidiaries and owns no Equity Interests in any other Person, other than the Applebee’s Franchise Entities. The IHOP Issuer has no subsidiaries and owns no Equity Interests in any other Person, other than the IHOP Franchise Entities. The Applebee’s Franchise Entities and the IHOP Franchise Entities have no subsidiaries and own no Equity Interests in any other Person other than any Additional Franchise Entity.

Section 7.13    Security Interests.

(a)    Each Co-Issuer and Guarantor owns and has good title to its Collateral, free and clear of all Liens other than Permitted Liens. Except in the case of Real Estate Assets included in the Collateral, this Base Indenture and the Guarantee and Collateral Agreement constitute a valid and continuing Lien on the Collateral in favor of the Trustee on behalf of and for the benefit of the Secured Parties, which Lien on the Collateral has been perfected and is prior to all other Liens (other than Permitted Liens), and is enforceable as such as against creditors of and purchasers from each Co-Issuer and each Guarantor in accordance with its terms (except, in each case, as described on Schedule 7.13(a) and subject to Section 8.25(c), Section 8.25(e) and Section

8.37), except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. Except as set forth on Schedule 7.13, the Co-Issuers and the Guarantors have received all consents and approvals required by the terms of the Collateral to the pledge of the Collateral to the Trustee hereunder and under the Guarantee and Collateral Agreement. The Co-Issuers and the Guarantors have filed, or shall have caused, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the first-priority security interest (subject to Permitted Liens) in the Collateral (other than the Contributed Owned Real Property and the New Owned Real Property) granted to the Trustee hereunder or under the Guarantee and Collateral Agreement no later than ten (10) days after the Closing Date or such Series Closing Date; provided that with respect to Intellectual Property or the Real Estate Assets included in the Collateral, the Co-Issuers shall only take such action necessary to perfect such first-priority security interest consistent with and subject to the obligations and time periods set forth in Section 8.25(c), Section 8.25(e) or Section 8.37, as applicable.

(b)    Other than the security interest granted to the Trustee hereunder, pursuant to the other Transaction Documents or any other Permitted Lien, none of the Co-Issuers and none of the Guarantors has pledged, assigned, sold or granted a security interest in the Collateral. All action necessary (including the filing of UCC-1 financing statements and filings with the PTO and the United States Copyright Office) to protect and evidence the Trustee’s security interest in the Collateral in the United States has been, or shall be, duly and effectively taken, consistent with and subject to the obligations set forth in Section 7.13(a), Section 8.25(c), Section 8.25(e), or Section 8.37, except as described on Schedule 7.13(a). No security agreement, financing statement, equivalent security or lien instrument or continuation statement authorized by any Co-Issuer and any Guarantor and listing such Co-Issuer or Guarantor as debtor covering all or any part of the Collateral is on file or of record in any jurisdiction, except in respect of Permitted Liens or such as may have been filed, recorded or made by such Co-Issuer or such Guarantor in connection with a Contribution Agreement or in favor of the Trustee on behalf of the Secured Parties in connection with this Base Indenture and the Guarantee and Collateral Agreement, and no Co-Issuer or Guarantor has authorized any such filing.

(c)    All authorizations in this Base Indenture and the Guarantee and Collateral Agreement for the Trustee to endorse checks, instruments and securities and to execute financing statements, continuation statements, security agreements and other instruments with respect to the Collateral and to take such other actions with respect to the Collateral authorized by this Base Indenture and the Guarantee and Collateral Agreement are powers coupled with an interest and are irrevocable.

(d)    Notwithstanding anything to the contrary herein or in the other Transaction Documents (other than the Mortgages, if applicable), neither the Co-Issuers nor any Guarantor makes any representation as to the validity, effectiveness, priority or enforceability of any grant of security interest in any real property assets under Article III hereof or Section 3 of the Guarantee and Collateral Agreement, including in each case the Real Estate Assets, or the perfection thereof, which in each case shall be governed by the Mortgages, if applicable.

Section 7.14    Transaction Documents.

The Indenture Documents, the Collateral Transaction Documents, the Account Agreements, the Depository Agreements, any Class A-1 Note Purchase Agreement, any Swap Contract, any Series Hedge Agreement and any Enhancement Agreement with respect to each Series of Notes are in full force and effect. There are no outstanding defaults thereunder nor have events occurred which, with the giving of notice, the passage of time or both, would constitute a default thereunder.

Section 7.15    Non-Existence of Other Agreements.

Other than as permitted by Section 8.22 (a) no Securitization Entity is a party to any contract or agreement of any kind or nature and (b) no Securitization Entity is subject to any material obligations or liabilities of any kind or nature in favor of any third party, including, without limitation, Contingent Obligations. No Securitization Entity has engaged in any activities since its formation (other than those incidental to its formation, the authorization and the issuance of any Series of Notes, the execution of the Transaction Documents to which such Securitization Entity is a party and the performance of the activities referred to in or contemplated by such agreements).

Section 7.16    Compliance with Contractual Obligations and Laws.

No Securitization Entity is in violation of (a) its Charter Documents, (b) any Requirement of Law with respect to such Securitization Entity or (c) any Contractual Obligation with respect to such Securitization Entity except, solely with respect to clauses (b) and (c), to the extent such violation could not reasonably be expected to result in a Material Adverse Effect.

Section 7.17    Other Representations.

All representations and warranties of each Securitization Entity made in each Transaction Document to which it is a party are true and correct (i) if qualified as to materiality, in all respects, and (ii) if not qualified as to materiality, in all material respects (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct in all respects or in all material respects, as applicable, as of such earlier date), and are repeated herein as though fully set forth herein.

Section 7.18    No Employees.

Notwithstanding any other provision of the Indenture or any Charter Documents of any Securitization Entity to the contrary, no Securitization Entity, has any employees.

Section 7.19    Insurance.

The Securitization Entities maintain, or cause to be maintained, the insurance coverages (or self-insure for such risks) described on Schedule 7.19 hereto, in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Securitization Entities are in full force and effect and the Securitization Entities are in compliance with the terms of such policies in all material respects. None of the Securitization Entities has any reason to believe that it will not be able to renew its existing insurance coverage, in all material respects, as and when such coverage expires or to obtain similar coverage, in all material respects, from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect. All such insurance is primary coverage, all premiums therefor due on or before the date hereof have been paid in full, and the terms and conditions thereof are no less favorable to the Securitization Entities than the terms and conditions of insurance maintained by their Affiliates that are not Securitization Entities.

Section 7.20    Environmental Matters; Real Property.

(a)    None of the Securitization Entities is subject to any liabilities or obligations pursuant to any Environmental Law or with respect to any Materials of Environmental Concern that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)    Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(i)    The Securitization Entities: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws, (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them and have obtained all Environmental Permits for any intended operations when such Environmental Permits are required and (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits.

(ii)    Materials of Environmental Concern are not present at, on, under, in, or about any Real Estate Assets now or formerly owned, leased or operated by any Securitization Entity, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage or disposal) which could reasonably be expected to (i) give rise to liability of any Securitization Entity under any applicable Environmental Law or otherwise result in costs to any Securitization Entity, (ii) interfere with any Securitization Entity’s continued operations or (iii) impair the fair saleable value of any real property owned by any Securitization Entity.

(iii)    There is no judicial, administrative, or arbitral proceeding (including, without limitation, any notice of violation or alleged violation) under or relating to any Environmental Law to which any Securitization Entity is, or to the knowledge of the Securitization Entities will be, named as a party that is pending or, to the knowledge of the Securitization Entities, threatened.

(iv)    No Securitization Entity has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, or any other Environmental Law, or with respect to any Materials of Environmental Concern.

(v)    No Securitization Entity has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

Section 7.21    Intellectual Property.

(a)    All of the registrations and applications included in the Securitization IP are subsisting, unexpired and have not been abandoned in any applicable jurisdiction except where such expiration or abandonment could not reasonably be expected to have a Material Adverse Effect.

(b)    Except as set forth on Schedule 7.21, (i) the use of the Securitization IP and the operation of the Applebee System and IHOP System do not infringe, misappropriate or otherwise violate the rights of any third party in a manner that could reasonably be expected to have a Material Adverse Effect, (ii) there is no action or proceeding pending or, to the Co-Issuers’ knowledge, threatened, alleging the same that could reasonably be expected to have a Material Adverse Effect, and (iii) to the Co-Issuer’s knowledge, the Securitization IP is not being infringed, misappropriated or otherwise violated by any third party in a manner that could reasonably be expected to have a Material Adverse Effect.

(c)    Except as set forth on Schedule 7.21, no action or proceeding is pending or, to the Co-Issuers’ knowledge, threatened, that seeks to limit, cancel or challenge the validity of any Securitization IP, or the use thereof, that could reasonably be expected to have a Material Adverse Effect.

(d)    The Applebee’s Franchise Holder is the exclusive owner of the Applebee’s IP and the IHOP Franchise Holder is the exclusive owner of the IHOP IP, in each case, other than IP licenses granted in the ordinary course of business, free and clear of all Liens, encumbrances, set-offs, defenses and counterclaims of whatsoever kind or nature, other than the Permitted Liens.

(e)    The Co-Issuers have not made and will not hereafter make any assignment, pledge, mortgage, hypothecation or transfer of any of the Securitization IP other than Permitted Liens and Permitted Asset Dispositions under Section 8.12 and Section 8.16.

Section 7.22    Exchange Act Payments on the Notes will not depend primarily on cash flow from self-liquidating financial assets within the meaning of Section 3(a)(79) of the Exchange Act.

ARTICLE VIII

COVENANTS

Section 8.1    Payment of Notes.

(a)    Each Co-Issuer shall pay or cause to be paid the principal of, and premium, if any, and interest, subject to Section 2.15(d), on the Notes when due pursuant to the provisions of this Base Indenture and any applicable Series Supplement. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent holds on that date money designated for and sufficient to pay all principal, premium, if any, and interest then due. Except as otherwise provided pursuant to a Class A-1 Note Purchase Agreement or any other Transaction Document, amounts properly withheld under the Code or any Requirements of Law by any Person from a payment to any Noteholder of interest or principal or premium, if any, shall be considered as having been paid by the Co-Issuers to such Noteholder for all purposes of the Indenture and the Notes.

(b)    By acceptance of its Notes, each Noteholder agrees that the failure to provide the Paying Agent with appropriate Tax Information (which includes (i) an Internal Revenue Service (“IRS”) Form W-9 for United States persons (as defined under Section 7701(a)(30) of the Code) or any applicable successor form or (ii) an applicable IRS Form W-8, for Persons other than United States persons, or applicable successor form) may result in amounts being withheld from payments to such Noteholder under this Base Indenture and any Series Supplement (without any corresponding gross-up) and that amounts withheld pursuant to applicable laws shall be considered as having been paid by the Co-Issuers as provided in clause (a) above.

Section 8.2    Maintenance of Office or Agency.

(a)    The Co-Issuers will maintain an office or agency (which, with respect to the surrender for registration of, or transfer or exchange or the payment of principal and premium, may be an office of the Trustee, the Note Registrar or Paying Agent) where Notes may be surrendered for registration of transfer or exchange, notices may be served, and where, at any time when the Co-Issuers are obligated to make a payment of principal of, and premium, if any, on the Notes, the Notes may be surrendered for payment. The Co-Issuers will give prompt written notice to the Trustee and the Servicer of the location, and any change in the location, of such office or agency. If at any time the Co-Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Servicer with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office and notices and demands may be made at the address set forth in Section 14.1 hereof.

(b)    The Co-Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Co-Issuers will give prompt written notice to the Trustee and the Servicer of any such designation or rescission and of any change in the location of any such other office or agency. The Co-Issuers hereby designate the applicable Corporate Trust Office as one such office or agency of the Co-Issuers.

Section 8.3    Payment and Performance of Obligations.

The Co-Issuers will, and will cause the other Securitization Entities to, pay and discharge and fully perform, at or before maturity, all of their respective material obligations and liabilities, including, without limitation, Tax liabilities and other governmental claims levied or imposed upon the Securitization Entity or upon the income, properties or operations of any Securitization Entity, judgments, settlement agreements and all obligations of each Securitization Entity under the Collateral Documents, except where the same may be contested in good faith by appropriate proceedings (and without derogation from the material obligations of the Co-Issuers hereunder and the Guarantors under the Guarantee and Collateral Agreement regarding the protection of the Collateral from Liens (other than Permitted Liens)), and will maintain, in accordance with GAAP, reserves as appropriate for the accrual of any of the same.

Section 8.4    Maintenance of Existence.

Each Co-Issuer will, and will cause each other Securitization Entity to, maintain its existence as a limited liability company or corporation validly existing and in good standing under the laws of its state of organization and duly qualified as a foreign limited liability company or corporation licensed under the laws of each state in which the failure to so qualify would be reasonably likely to result in a Material Adverse Effect. Each Co-Issuer will, and will cause each other Securitization Entity (other than any Additional Franchise Entity that is a corporation) to, be treated as a disregarded entity within the meaning of Treasury Regulation Section 301.7701-2(c)(2) and such Co-Issuer will not, nor will it permit any other Securitization Entity (other than any Additional Franchise Entity that is a corporation) to, be classified as a corporation or as an association taxable as a corporation or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

Section 8.5    Compliance with Laws.

Each Co-Issuer will, and will cause each other Securitization Entity to, comply in all respects with all Requirements of Law with respect to such Co-Issuer or such other Securitization Entity except where such noncompliance would not be reasonably likely to result in a Material Adverse Effect; provided, however, such non-compliance will not result in a Lien (other than a Permitted Lien) on any of the Collateral or any criminal liability on the part of any Securitization Entity, the Manager or the Trustee.

Section 8.6    Inspection of Property; Books and Records.

Each Co-Issuer will, and will cause each other Securitization Entity to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions, business and activities in accordance with GAAP. Each Co-Issuer will, and will cause each other Securitization Entity to, permit, at reasonable times upon reasonable notice, the Servicer, the Controlling Class Representative and the Trustee or any Person appointed by any of them to act as its agent to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, directors, managers, employees and independent certified public accountants, and up to one (1) such visit and inspection by each of the Servicer, the Controlling Class Representative and the

Trustee, or any Person appointed by them, shall be reimbursable as a Securitization Operating Expense per calendar year, with any additional visit or inspection by any such Person being at such Person’s sole cost and expense; provided, however, that during the continuance of a Warm Back-Up Management Trigger Event, an Advance Period continuing for at least sixty (60) days, a Rapid Amortization Event or an Event of Default, or to the extent expressly required without the instruction of any other party under the terms of any Transaction Documents, any such Person may visit and conduct such activities at any time and all such visits and activities shall constitute a Securitization Operating Expense.

Section 8.7    Actions under the Collateral Documents and Transaction Documents.

(a)    Except as otherwise provided in Section 8.7(d), no Co-Issuer will, or will permit any Securitization Entity to, take any action that would permit any Dine Brands Entity or any other Person party to a Transaction Document to have the right to refuse to perform any of its respective obligations under any of the Transaction Documents or that would result in the amendment, waiver, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any Transaction Document.

(b)    Except as otherwise provided in Section 3.2(a) or Section 8.7(d), no Co-Issuer will, or will permit any Securitization Entity to, take any action that would permit any other Person party to a Collateral Franchise Document to have the right to refuse to perform any of its respective obligations under such Collateral Franchise Document or that would result in the amendment, waiver, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, such Collateral Franchise Document if such action when taken on behalf of any Securitization Entity by the Manager would constitute a breach by the Manager of the Management Agreement.

(c)    Except as otherwise provided in Section 3.2(a), each Co-Issuer agrees that it will not, and will cause each Securitization Entity not to, without the prior written consent of the Control Party, exercise any right, remedy, power or privilege available to it with respect to any obligor under a Collateral Document or under any instrument or agreement included in the Collateral, take any action to compel or secure performance or observance by any such obligor of its obligations to such Co-Issuer or such other Securitization Entity or give any consent, request, notice, direction or approval with respect to any such obligor if such action when taken on behalf of any Securitization Entity by the Manager would constitute a breach by the Manager of the Management Agreement.

(d)    Each Co-Issuer agrees that it will not, and will cause each Securitization Entity not to, without the prior written consent of the Control Party, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, waiver, supplement, termination or surrender of, the terms of any of the Transaction Documents (other than the Indenture Documents, which may be amended in accordance with Article XIII hereof); provided, however, that the Securitization Entities may agree to any amendment, modification, supplement or waiver of any such term of such Transaction Document without any such consent (and if the Trustee, the Servicer or the Control Party is a party to such Transaction Document and in such capacity is required to consent or agree to any such amendment, modification, supplement or waiver, such consent or agreement shall not be subject to the satisfaction of any condition or requirement other than as specified under such Transaction Document):

(i)    to add to the covenants of any Securitization Entity for the benefit of the Secured Parties, or to add to the covenants of any Dine Brands Entity for the benefit of any Securitization Entity;

(ii)    to terminate any such Transaction Document if any party thereto (other than a Securitization Entity) becomes, in the reasonable judgment of the Co-Issuers, unable to pay its debts as they become due, even if such party has not yet defaulted on its obligations under such Transaction Document, so long as the Co-Issuers enter into a replacement agreement with a new party within ninety (90) days of the termination of such Transaction Document;

(iii)    to make such other provisions in regard to matters or questions arising under such Transaction Documents as the parties thereto may deem necessary or desirable, which are not inconsistent with the provisions thereof and which shall not materially and adversely affect the interests of any Noteholder, any Note Owner or any other Secured Party; provided that an Opinion of Counsel and an Officer’s Certificate shall be delivered to the Trustee, the Rating Agencies and the Servicer to such effect;

(iv)    to amend the definition of “Weekly Management Fee” pursuant to Section 8.3(a) of the Management Agreement with the consent of the Control Party and the Manager, which consent shall not be subject to the satisfaction of any other condition to an amendment hereunder; or

(v)    in connection with a Series Refinancing Event.

(e)    Upon the occurrence of a Manager Termination Event under the Management Agreement, (i) each Co-Issuer will not, and will cause each other Securitization Entity not to, without the prior written consent of the Control Party, terminate the Manager and appoint any successor Manager in accordance with the Management Agreement and (ii) each Co-Issuer will, and will cause each other Securitization Entity to, terminate the Manager and appoint one or more successor Managers in accordance with the Management Agreement if and when so directed by the Control Party.

Section 8.8    Notice of Defaults and Other Events.

Promptly (and in any event within three (3) Business Days) upon becoming aware of (i) any Potential Rapid Amortization Event, (ii) any Rapid Amortization Event, (iii) any Potential Manager Termination Event, (iv) any Manager Termination Event, (iv) any Default, (v) any Event of Default or (vi) any default under any Collateral Transaction Document, the Co-Issuers shall give the Trustee, the Servicer, the Control Party, the Manager, the Back-Up Manager, the Controlling Class Representative and the Rating Agencies with respect to each Series of Notes Outstanding notice thereof, together with an Officer’s Certificate setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Co-Issuers. The Co-Issuers shall, at their expense, promptly provide to the Servicer, the Manager, the Back-Up

Manager, the Controlling Class Representative and the Trustee such additional information as the Servicer, the Manager, the Back-Up Manager, the Controlling Class Representative or the Trustee may reasonably request from time to time in connection with the matters so reported, and the actions so taken or contemplated to be taken.

Section 8.9    Notice of Material Proceedings.

Without limiting Section 8.30 or Section 8.25(b), promptly (and in any event within five (5) Business Days) upon the determination by either the chief financial officer or the chief legal officer of Dine Brands Global, Inc. that the commencement or existence of any litigation, arbitration or other proceeding with respect to any Dine Brands Entity would be reasonably likely to have a Material Adverse Effect, the Co-Issuers shall give written notice thereof to the Trustee and the Rating Agencies.

Section 8.10    Further Requests.

Each Co-Issuer will, and will cause each other Securitization Entity to, promptly furnish to the Trustee such other information as, and in such form as, the Trustee may reasonably request in connection with the transactions contemplated hereby or by any Series Supplement.

Section 8.11    Further Assurances.

(a)    Each Co-Issuer will, and will cause each other Securitization Entity to, do such further acts and things, and execute and deliver to the Trustee and the Control Party such additional assignments, agreements, powers and instruments, as are necessary or desirable to obtain or maintain the security interest of the Trustee in the Collateral on behalf of the Secured Parties as a perfected security interest subject to no prior Liens (other than Permitted Liens), to carry into effect the purposes of the Indenture or the other Transaction Documents or to better assure and confirm unto the Trustee, the Control Party, the Noteholders or the other Secured Parties their rights, powers and remedies hereunder including, without limitation, the filing of any financing or continuation statements or amendments under the UCC in effect in any jurisdiction with respect to the liens and security interests granted hereby and by the Guarantee and Collateral Agreement, except as set forth on Schedule 8.11, and in each case subject to Section 8.25(c), Section 8.25(e) and Section 8.37. The Co-Issuers and the Guarantors intend the security interests granted pursuant to the Indenture and the Guarantee and Collateral Agreement in favor of the Secured Parties to be prior to all other Liens (other than Permitted Liens) in respect of the Collateral, and each Co-Issuer will, and will cause each other Securitization Entity to, take all actions necessary to obtain and maintain, in favor of the Trustee for the benefit of the Secured Parties, a first lien on and a first priority perfected security interest in the Collateral (except with respect to Permitted Liens and except as set forth on Schedule 8.11 and subject to Section 8.25 and Section 8.37). If any Co-Issuer fails to perform any of its agreements or obligations under this Section 8.11(a), then the Control Party may perform such agreement or obligation, and the expenses of the Control Party incurred in connection therewith shall be payable by the Co-Issuers upon the Control Party’s demand therefor. The Control Party is hereby authorized to execute and file any financing statements, continuation statements, amendments or other instruments necessary or appropriate to perfect or maintain the perfection of the Trustee’s security interest in the Collateral.

(b)    If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged and within two (2) Business Days physically delivered to the Trustee hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly endorsed in a manner satisfactory to the Trustee and delivered to the Trustee promptly.

(c)    Notwithstanding the provisions set forth in clauses (a) and (b) above, the Co-Issuers and the Guarantors shall not be required to perfect any security interest in any fixtures (other than through a central filing of a UCC financing statement), any Franchisee promissory notes or, except as provided in Section 8.37, any Real Estate Assets.

(d)    If during any Quarterly Collection Period, any Co-Issuer or Guarantor shall obtain an interest in any commercial tort claim or claims (as such term is defined in the New York UCC) and such commercial tort claim or claims (when added to any past commercial tort claim or claims that were obtained by any Securitization Entity prior to such Quarterly Collection Period that are still outstanding) have an aggregate value equal to or greater than $5,000,000 as of the last day of such Quarterly Collection Period, such Co-Issuer or Guarantor shall notify the Control Party on or before the third Business Day prior to the next succeeding Quarterly Payment Date that it has obtained such an interest and shall sign and deliver documentation acceptable to the Control Party granting a security interest under the Base Indenture or the Guarantee and Collateral Agreement, as the case may be, in and to such commercial tort claim or claims whether obtained during such Quarterly Collection Period or prior to such Quarterly Collection Period.

(e)    Each Co-Issuer will, and will cause each other Securitization Entity to, warrant and defend the Trustee’s right, title and interest in and to the Collateral and the income, distributions and Proceeds thereof, for the benefit of the Trustee on behalf of the Secured Parties, against the claims and demands of all Persons whomsoever.

(f)    On or before April 30 of each calendar year, commencing with April 30, 2019, the Co-Issuers shall furnish to the Trustee, the Rating Agencies and the Servicer (with a copy to the Back-Up Manager) an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Base Indenture, any indentures supplemental hereto, the Guarantee and Collateral Agreement and any other requisite documents and with respect to the execution and filing of any financing statements, continuation statements and amendments to financing statements and such other documents as are, subject to clause (c) above, necessary to maintain the perfection of the Lien and security interest created by this Base Indenture and the Guarantee and Collateral Agreement under Article 9 of the New York UCC in the United States and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such Lien and security interest; provided that with respect to financing statements, the foregoing shall apply solely to financing statements naming a Securitization Entity as debtor and the Trustee as secured party (or any continuations thereof) and shall not, for the avoidance of doubt, apply to any financing statements assigned to the Trustee by a Securitization Entity. Each such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Base Indenture, any indentures supplemental hereto, the Guarantee and Collateral Agreement and any other requisite documents and the execution and filing of any financing statements, continuation statements and amendments or other documents that will, in the opinion of such counsel, be required, subject to clause (c) above, to maintain the perfection of the lien and security interest of this Base Indenture and the Guarantee and Collateral Agreement under Article 9 of the New York UCC in the Collateral in the United States until April 30 in the following calendar year. For the avoidance of doubt, the Opinions of Counsel described in this clause (f) shall not be required to cover any matters related to the Real Estate Assets.

Section 8.12    Liens.

No Co-Issuer will, or will permit any other Securitization Entity to, create, incur, assume or permit to exist any Lien upon any of its property (including the Collateral), other than (i) Liens in favor of the Trustee for the benefit of the Secured Parties and (ii) other Permitted Liens.

Section 8.13    Other Indebtedness.

No Co-Issuer will, or will permit any other Securitization Entity to, create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness other than (i) Indebtedness hereunder or under the Guarantee and Collateral Agreement or any other Transaction Document, (ii) any guarantee by any Securitization Entity of the obligations of any other Securitization Entity, (iii) Indebtedness of a Securitization Entity owed to a Securitization Entity, (iv) any purchase money Indebtedness incurred in order to finance the acquisition, lease or improvement of equipment in the ordinary course of business or (v) payment obligations supporting contractual obligations to municipalities or other Governmental Authorities in connection with the receipt of permits for the construction, development or improvement of any Restaurant.

Section 8.14    Employee Benefit Plans.

No Securitization Entity or any member of a Controlled Group that includes a Securitization Entity shall establish, sponsor, maintain, contribute to, incur any obligation to contribute to, or incur any liability in respect of, any Pension Plan or Multiemployer Plan to the extent the liabilities under such Pension Plan or Multiemployer Plan would individually or in the aggregate reasonably be expected to result in a Material Adverse Effect. No Securitization Entity shall incur any material liability with respect to any post-retirement welfare benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA or other applicable continuation of coverage laws.

Section 8.15    Mergers.

On and after the Closing Date, no Co-Issuer will, or will permit any other Securitization Entity to, merge or consolidate with or into any other Person or divide into two or more Persons (whether by means of a single transaction or a series of related transactions) other than any merger or consolidation of any Securitization Entity with any other Securitization Entity or any division in which each resulting Person will be a Securitization Entity or any merger or consolidation of any Securitization Entity with any other entity or any division of any Securitization Entity to which the Control Party has given prior written consent.

Section 8.16    Asset Dispositions.

No Co-Issuer shall, or shall permit any other Securitization Entity to, direct the Manager to sell, transfer, lease, license, liquidate or otherwise dispose of any of its property (whether by means of a single transaction or a series of related transactions), including any Equity Interests of any other Securitization Entity, except in the case of the following (each, a “Permitted Asset Disposition”):

(a)    any disposition of obsolete, damaged, surplus or worn out property, and any abandonment, cancellation, or lapse of IP registrations or applications that are no longer commercially reasonable to maintain;

(b)    any disposition of (i) Eligible Investments and (ii) inventory in the ordinary course of business;

(c)    any disposition of equipment or real property to the extent that (x) such property is exchanged for credit against the purchase price or other payment obligations in respect of similar replacement property or other Eligible Assets (including, without limitation, credit against rental obligations under a real estate lease) or (y) the proceeds thereof are applied to the purchase price of such replacement property or other Eligible Assets in accordance with this Base Indenture;

(d)    (i) licenses of Securitization IP under the Dine Brands IP Licenses, the Franchisor IP Licenses and the Company Restaurant Licenses and, to the Manager, in connection with the performance of its Services under the Management Agreement and (ii) other non-exclusive licenses of Securitization IP (A) granted in the ordinary course of business, (B) that when effected on behalf of any Securitization Entity by the Manager would not constitute a breach by the Manager of the Management Agreement acting in accordance with the Managing Standard and (C) that would not reasonably be expected to materially and adversely impact the Securitization IP (taken as a whole);

(e)    dispositions pursuant to the sale, sale-leaseback or other disposition of Contributed Owned Real Property or New Owned Real Property;

(f)    dispositions of (x) equipment leased to Franchisees in accordance with or upon termination of the related Equipment Leases or (y) dispositions of Equipment Leases;

(g)    dispositions of property of a Securitization Entity to any other Securitization Entity not otherwise prohibited under the Transaction Documents;

(h)    (i) leases or subleases of Real Estate Assets to Franchisees or (in the case of the location of a Company Restaurant) a Non-Securitization Entity and assignments and terminations of leases and subleases that do not materially interfere with the business of the Securitization Entities or materially decrease ongoing Collections from such Real Estate Assets and (ii) dispositions pursuant to the foregoing clause (i) which result in materially decreasing ongoing Collections from such Real Estate Assets;

(i)    dispositions of property relating to repurchases of Contributed Assets in exchange for the payment of Indemnification Amounts;

(j)    Investments, Liens and distributions permitted under the Indenture;

(k)    transfers of properties subject to condemnation or casualty events;

(l)    dispositions of Franchisee Notes or accounts receivable in connection with the collection or compromise thereof;

terminations, non-renewals, expirations, amendments or other modifications of any Collateral Franchise Business Document or Franchised Restaurant Lease that when effected on behalf of any Securitization Entity by the Manager would not constitute a breach by the Manager of the Management Agreement;

(m)    any other sale, lease, license, transfer or other disposition of property to which the Control Party has given the relevant Securitization Entity prior written consent;

(n)    any decision to abandon, fail to pursue, settle, or otherwise resolve any claim or cause of action to enforce or seek remedy for the infringement, misappropriation, dilution or other violation of any Securitization IP, or other remedy against any third party, in each such case, where it is not commercially reasonable to pursue such claim or remedy in light of the cost, potential remedy, or other factors; provided that such action (or failure to act) would not reasonably be expected to materially and adversely impact the Securitization IP (taken as a whole);

(o)    any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business, in each case that would not reasonably be expected to result in a Material Adverse Effect; and

(p)    any other sale, lease, license, liquidation, transfer or other disposition of property not directly or indirectly constituting any asset dispositions permitted by clauses (a) through (m) above and so long as such disposition when effected on behalf of any Securitization Entity by the Manager does not constitute a breach by the Manager of the Management Agreement and does not exceed an aggregate amount of $1,000,000 per annum.

Upon any sale, transfer, lease, license, liquidation or other disposition of any property by any Securitization Entity permitted by this Section 8.16, all Liens with respect to such property created in favor of the Trustee for the benefit of the Secured Parties under this Base Indenture and the other Transaction Documents shall be automatically released, and the Trustee, upon written request of the Co-Issuers, at the direction of the Servicer, shall provide evidence of such release as set forth in Section 14.17.

Section 8.17    Acquisition of Assets.

No Co-Issuer will, or will permit any other Securitization Entity to, acquire, by long-term or operating lease or otherwise, any property (i) if such acquisition when effected on behalf of any Securitization Entity by the Manager would constitute a breach by the Manager of the Management Agreement or (ii) that is a lease, license, or other contract or permit, if the grant of a lien or security interest in any of the Securitization Entities’ right, title and interest in, to or under such lease, license, contract or permit in the manner contemplated by the Indenture and the Guarantee and Collateral Agreement (a) would be prohibited by the terms of such lease, license, contract or permit, (b) would constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of the applicable Securitization Entity therein or (c) would otherwise result in a breach thereof or the termination or a right of termination thereof, except to the extent that any such prohibition, breach, termination or right of termination is rendered ineffective pursuant to the UCC or any other applicable law.

Section 8.18    Dividends, Officers’ Compensation, etc.

The Co-Issuers will not declare or pay any distributions on any of their respective limited liability company interests; provided, however, that so long as no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default has occurred and is continuing with respect to any Series of Notes Outstanding or would result therefrom, the Co-Issuers may declare and pay distributions to the extent permitted under Section 18-607 of the Delaware Limited Liability Company Act and the Co-Issuers’ Charter Documents, including with proceeds of draws on Commitments with respect to any Series of Class A-1 Notes; provided that no such proceeds may be distributed to Dine Brands Global, Inc. or any parent company of Dine Brands Global, Inc. Subject to the foregoing, the Co-Issuers may draw on Commitments with respect to any Series of Class A-1 Notes for general corporate purposes of the Securitization Entities and the Non-Securitization Entities, including to fund any acquisition by any Securitization Entity or Non-Securitization Entity.

Without limiting Section 8.28 no Co-Issuer will, or will permit any other Securitization Entity to, pay any wages or salaries or other compensation to its officers, directors, managers or other agents except out of earnings computed in accordance with GAAP or except for the fees paid to its Independent Managers. No Co-Issuer will, or will permit any other Securitization Entity to, redeem, purchase, retire or otherwise acquire for value any Equity Interest in or issued by such Securitization Entity or set aside or otherwise segregate any amounts for any such purpose except as expressly permitted by the Indenture or as consented to by the Control Party.

Section 8.19    Legal Name, Location Under Section 9-301 or 9-307.

No Co-Issuer will, or will permit any other Securitization Entity to, change its location (within the meaning of Section 9-301 or 9-307 of the applicable UCC) or its legal name without at least thirty (30) days’ prior written notice to the Trustee, the Servicer, the Manager, the Back-Up Manager and the Rating Agencies with respect to each Series of Notes Outstanding. In the event that any Co-Issuer or other Securitization Entity desires to so change its location or change its legal name, such Co-Issuer will, or will cause such other Securitization Entity to, make any required filings and prior to actually changing its location or its legal name such Co-Issuer will, or will cause such other Securitization Entity to, deliver to the Trustee and the Servicer (i) an Officer’s Certificate and Opinion of Counsel confirming that (a) all required filings have been made, subject to Section 8.11(c), to continue the perfected interest of the Trustee on behalf of the Secured Parties in the Collateral under Article 9 of the applicable UCC in respect of the new location or new legal name of such Co-Issuer or other Securitization Entity and (b) such change in location or change in legal name will not adversely affect the Lien under any Mortgage required to be delivered and recorded pursuant to Section 8.37 and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.

Section 8.20    Charter Documents.

No Co-Issuer will, or will permit any other Securitization Entity to, amend, or consent to the amendment of, any of its Charter Documents to which it is a party as a member or shareholder unless, prior to such amendment, the Control Party shall have consented thereto and the Rating Agency Condition with respect to each Series of Notes Outstanding shall have been satisfied with respect to such amendment; provided, however, the Co-Issuers and the other Securitization Entities shall be permitted to amend their Charter Documents without having to meet the Rating Agency Condition to cure any ambiguity, defect or inconsistency therein or if such amendments could not reasonably be deemed to be disadvantageous to any Noteholder in the reasonable judgment of the Control Party. The Control Party may rely on an Officer’s Certificate to make such determination. The Co-Issuers shall provide written notice to each Rating Agency (with a copy to the Servicer) of any amendment of any Charter Document of any Securitization Entity.

Section 8.21    Investments.

No Co-Issuer will, or will permit any other Securitization Entity to, make, incur, or suffer to exist any loan, advance, extension of credit or other investment in any Person if such investment when made on behalf of any Securitization Entity by the Manager would constitute a breach by the Manager of the Management Agreement, other than (a) investments in (i) the Accounts and Eligible Investments, (ii) any Franchisee promissory notes, (iii) any other Securitization Entity or (iv) the transactions described in the proviso to Section 8.24(a)(vi), (b) loans or advances by the IHOP Franchisor or the Applebee’s Franchisor to any Non-Securitization Entity using funds on deposit in the IHOP Franchisor Capital Account or the Applebee’s Franchisor Capital Account, respectively, and (c) letters of credit issued pursuant to the Class A-1 Note Purchase Agreement.

Section 8.22    No Other Agreements.

No Co-Issuer will, or will permit any other Securitization Entity to, enter into or be a party to any agreement or instrument (other than any Transaction Document, any Collateral Franchise Document, any other document permitted by a Series Supplement or the Transaction Documents, as the same may be amended, supplemented or otherwise modified from time to time, any documents related to any Enhancement (subject to Section 8.32) or any Series Hedge Agreement (subject to Section 8.33), any documents relating to the transactions described in the proviso to Section 8.24(a)(vi) or any documents or agreements incidental thereto) if such agreement when effected on behalf of any Securitization Entity by the Manager would constitute a breach by the Manager of the Management Agreement.

Section 8.23    Other Business.

No Co-Issuer will, or will permit any other Securitization Entity to, engage in any business or enterprise or enter into any transaction other than the incurrence and payment of ordinary course operating expenses, the issuing and selling of the Notes and other activities related to or incidental to any of the foregoing or any other transaction which when effected on behalf of any Securitization Entity by the Manager would not constitute a breach by the Manager of the Management Agreement.

Section 8.24    Maintenance of Separate Existence.

(a)    Each Co-Issuer will, and will cause each other Securitization Entity to:

(i)    maintain their own deposit and securities account, as applicable, or accounts, separate from those of any of its Affiliates (other than the other Securitization Entities), with commercial banking institutions and ensure that the funds of the Securitization Entities will not be diverted to any Person who is not a Securitization Entity or for other than the use of the Securitization Entities, nor will such funds be commingled with the funds of any of its Affiliates (other than the other Securitization Entities) other than as provided in the Transaction Documents;

(ii)    ensure that all transactions between it and any of its Affiliates (other than the other Securitization Entities), whether currently existing or hereafter entered into, shall be only on an arm’s length basis, it being understood and agreed that the transactions contemplated in the Transaction Documents and the transactions described in the proviso to clause (vi) meet the requirements of this clause (ii);

(iii)    to the extent that it requires an office to conduct its business, conduct its business from an office at a separate address from that of any of its Affiliates (other than the other Securitization Entities); provided that segregated offices in the same building shall constitute separate addresses for purposes of this clause (iii). To the extent that any Securitization Entity and any of its members or Affiliates (other than the other Securitization Entities) have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses;

(iv)    issue separate financial statements from any of its Affiliates (other than the other Securitization Entities) prepared at least quarterly and prepared in accordance with GAAP;

(v)    conduct its affairs in its own name and in accordance with its Charter Documents and observe all necessary, appropriate and customary limited liability company or corporate formalities (as applicable), including, but not limited to, holding all regular and special meetings appropriate to authorize all of its actions, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

(vi)    not assume or guarantee any of the liabilities of any of its Affiliates (other than the other Securitization Entities); provided that the Securitization Entities may, pursuant to any Letter of Credit Reimbursement Agreement, cause letters of credit to be issued pursuant to the Class A-1 Note Purchase Agreements that are for the sole benefit of one or more Non-Securitization Entities if the Co-Issuers receive a fee from each Non-Securitization Entity whose obligations are secured by such letter of credit in an amount equal to the cost to the Co-Issuers in connection with the issuance and maintenance of such letter of credit plus 25 basis points per annum, it being understood that such fee is an arm’s-length fair market fee;

(vii)    take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to (x) ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct in all material respects with respect to it and (y) comply in all material respects with those procedures described in such provisions which are applicable to it;

(viii)    maintain at least two Independent Managers or Independent Directors, as applicable, on its board of managers or its board of directors, as the case may be;

(ix)    to the fullest extent permitted by law, so long as any Obligation remains outstanding, remove or replace any Independent Manager or Independent Director only for Cause and only after providing the Trustee and the Control Party with no less than five (5) days’ prior written notice of (A) any proposed removal of such Independent Manager or Independent Director, as applicable, and (B) the identity of the proposed replacement Independent Manager or Independent Director, as applicable, together with a certification that such replacement satisfies the requirements for an Independent Manager or an Independent Director set forth in the Charter Documents of the applicable Securitization Entity; and

(x)    (A) provide, or cause the Manager to provide, to the Trustee and the Control Party, a copy of the executed agreement with respect to the appointment of any replacement Independent Director or Independent Manager and (B) provide, or cause the Manager to provide, to the Trustee, the Control Party and each Noteholder, written notice of the identity and contact information for each Independent Director or Independent Manager on an annual basis and at any time such information changes.

(b)    Each Co-Issuer, on behalf of itself and each of the other Securitization Entities, confirms that the statements relating to the Co-Issuers referenced in the opinion of Sidley Austin LLP regarding substantive consolidation matters delivered to the Trustee on the most recent Series Closing Date are true and correct with respect to itself and each other Securitization Entity, and that each Co-Issuer will, and will cause each other Securitization Entity to, comply with any covenants or obligations assumed to be complied with by it therein as if such covenants and obligations were set forth herein.

Section 8.25    Covenants Regarding the Securitization IP.

(a)    The Co-Issuers will not, nor will they permit any other Securitization Entity to, take or omit to take any action with respect to the maintenance, enforcement and defense of any Franchise Entity’s or Additional IP Holder’s rights in and to the Securitization IP that would constitute a breach by the Manager of the Management Agreement if such action were taken or omitted by the Manager on behalf of any Securitization Entity.

(b)    The Co-Issuers will notify the Trustee, the Back-Up Manager and the Servicer in writing within ten (10) Business Days of any Co-Issuer’s first knowing or having reason to know that any application or registration relating to any material Securitization IP (now or hereafter existing) may become abandoned or dedicated to the public domain, or of any material adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the PTO, the United States Copyright Office, similar offices or agencies in any foreign countries in which the Securitization IP is located, or any court, but excluding office actions in the course of prosecution and any non-final determinations (other than in an adversarial proceeding) of the PTO or any similar office or agency in any such foreign country) regarding the validity or any Securitization Entity’s ownership of any material Securitization IP, its right to register the same, or to keep and maintain the same.

(c)    With respect to the Securitization IP, each Franchise Entity, to the extent it has not already done so, agrees to, and each Co-Issuer agrees to cause each Franchise Entity to, execute, deliver and file (within ten (10) Business Days of the Closing Date as to the PTO) instruments substantially in the form of Exhibit D-1 hereto with respect to Trademarks, Exhibit D-2 hereto with respect to Patents and Exhibit D-3 hereto with respect to Copyrights or otherwise in form and substance satisfactory to the Control Party, and any other instruments or documents as may be reasonably necessary or, in the Control Party’s opinion, desirable to perfect or protect the Trustee’s security interest granted under this Base Indenture and the Guarantee and Collateral Agreement in the Patents and Trademarks included in the Securitization IP in the United States.

(d)    [Reserved].

(e)    If any Co-Issuer or any Guarantor, either itself or through any agent, licensee or designee, files or otherwise acquires an application for the registration of any Patent, Trademark or Copyright with the PTO, the United States Copyright Office or any similar office or agency in any foreign country in which Securitization IP is located, such Co-Issuer or Guarantor in a reasonable time after such filing (and in any event within ninety (90) days) (i) shall give the Trustee and the Control Party written notice thereof and (ii) solely with respect to such applications filed in the United States, upon reasonable request of the Control Party, shall execute and deliver all instruments and documents, and take all further action, that the Control Party may so reasonably request in order to continue, perfect or protect the security interest granted hereunder or under the Guarantee and Collateral Agreement in the United States, including, without limitation, executing and delivering (x) the Supplemental Notice of Grant of Security Interest in Trademarks substantially in the form attached as Exhibit E-1 hereto, (y) the Supplemental Notice of Grant of Security Interest in Patents substantially in the form attached as Exhibit E-2 hereto and/or (z) the Supplemental Notice of Grant of Security Interest in Copyrights substantially in the form attached as Exhibit E-3 hereto, as applicable.

(f)    In the event that any material Securitization IP is infringed upon, misappropriated or diluted by a third party in a manner that would reasonably be expected to have a Material Adverse Effect, the applicable Franchise Entity or Additional IP Holder upon becoming aware of such infringement, misappropriation or dilution shall promptly notify the Trustee and the Control Party in writing. The applicable Franchise Entity or Additional IP Holder will take all reasonable and appropriate actions, at its expense, to protect or enforce such Securitization IP, including, if reasonable, suing for infringement, misappropriation or dilution and seeking an injunction (including, if appropriate, temporary and/or preliminary injunctive relief) against such infringement, misappropriation or dilution, unless the failure to take such actions on behalf of the applicable Franchise Entity or Additional IP Holder by the Manager would not constitute a breach by the Manager of the Management Agreement; provided that if the applicable Franchise Entity or Additional IP Holder decides not to take any action with respect to an infringement, misappropriation or dilution that would reasonably be expected to have a Material Adverse Effect, such Franchise Entity or Additional IP Holder shall deliver written notice to the Trustee, the Manager, the Back-Up Manager and the Control Party setting forth in reasonable detail the basis for its decision not to act, and none of the Manager, the Trustee, the Back-Up Manager or the Control Party will be required to take any actions on its behalf to protect or enforce the Securitization IP against such infringement, misappropriation or dilution; provided, further, that the Manager will be required to act if failure to do so would constitute a breach of the Managing Standard.

(g)    With respect to licenses of third-party Intellectual Property entered into after the Closing Date by the Securitization Entities (including, for the avoidance of doubt, to the Manager acting on behalf of the Securitization Entities, as applicable), the Securitization Entities (or the Manager on their behalf) shall use commercially reasonable efforts to include terms permitting the grant by the Securitization Entities of a security interest therein to the Trustee for the benefit of the Secured Parties and to allow the Manager (and any Successor Manager) the right to use such Intellectual Property in the performance of its duties under the Management Agreement.

Section 8.26    [Reserved].

Section 8.27    Real Property.

No Co-Issuer shall, or shall permit any other Securitization Entity to, enter into any lease of real property (other than or in connection with any Permitted Asset Disposition or New Franchise Restaurant Lease). No Co-Issuer shall, or shall permit any other Securitization Entity to, acquire any fee interest in real property (other than any fee interest in real property acquired by any Franchise Entity).

Section 8.28    No Employees.

The Co-Issuers and the other Securitization Entities shall have no employees.

Section 8.29    Insurance.

The Co-Issuers shall cause the Manager to list each Securitization Entity as an “additional insured” or “loss payee,” as may apply, on any insurance maintained by the Manager for the benefit of such Securitization Entity pursuant to the Management Agreement.

Section 8.30    Litigation.

If Dine Brands Global, Inc. is not then subject to Section 13 or 15(d) of the Exchange Act, the Co-Issuers shall, on each Quarterly Payment Date, provide a written report to the Servicer, the Manager, the Back-Up Manager and the Rating Agencies that sets forth all outstanding litigation, arbitration or other proceedings against any Dine Brands Entity that would have been required to be disclosed in Dine Brands Global, Inc.’s annual reports, quarterly reports and other public filings which Dine Brands Global, Inc. would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act if Dine Brands Global, Inc. were subject to such Sections.

Section 8.31    Environmental.

The Co-Issuers shall, and shall cause each other Securitization Entity to, promptly notify the Servicer, the Manager, the Back-Up Manager, the Trustee and the Rating Agencies, in writing, upon receipt of any written notice pursuant to which any Securitization Entity becomes aware from any source (including but not limited to a governmental entity) of any possible material liability of any Securitization Entity pursuant to any Environmental Law that could reasonably be expected to have a Material Adverse Effect. In addition, other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Co-Issuers shall, and shall cause each other Securitization Entity to:

(a)    (i) comply with all applicable Environmental Laws, (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased, or otherwise operated by any of them and obtain all Environmental Permits for any intended operations when such Environmental Permits are required and (iii) comply with all of their Environmental Permits; and

(b)    undertake all investigative and remedial action required by Environmental Laws with respect to any Materials of Environmental Concern present at, on, under, in, or about any Real Estate Assets owned, leased or operated by any Co-Issuer or any of its Affiliates, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage or disposal) which could reasonably be expected to (i) give rise to liability of any Co-Issuer or any of its Affiliates under any applicable Environmental Law or otherwise result in costs to any Co-Issuer or any of its Affiliates, (ii) interfere with any Co-Issuer’s or any of its Affiliates’ continued operations or (iii) impair the fair saleable value of any Real Estate Assets owned by any Co-Issuer or any of its Affiliates.

Section 8.32    Enhancements. No Enhancement shall be provided in respect of any Series of Notes, nor will any Enhancement Provider have any rights hereunder, as third-party beneficiary or otherwise, unless the Control Party has provided its prior written consent to such Enhancement, such consent not to be unreasonably withheld.

Section 8.33    Series Hedge Agreements; Derivatives Generally.

(a)    No Series Hedge Agreement shall be provided in respect of any Series of Notes, nor will any Hedge Counterparty have any rights hereunder, as third-party beneficiary or otherwise, unless the Control Party has provided its prior written consent to such Series Hedge Agreement, such consent not to be unreasonably withheld, conditioned or delayed, and the Co-Issuers have delivered a copy of such prior written consent to the Rating Agencies (with a copy to the Servicer).

(b)    Without the prior written consent of the Control Party, no Co-Issuer will, or will permit any other Securitization Entity to, enter into any derivative contract, swap, option, hedging contract, forward purchase contract or other similar agreement or instrument (other than forward purchase agreements entered into by the Co-Issuers with third-party vendors on behalf of the Securitization Entities in the ordinary course of business), such consent not to be unreasonably withheld, conditioned or delayed, if any such contract, agreement or instrument requires the Co-Issuers to expend any financial resources to satisfy any payment obligations owed in connection therewith; provided that the Co-Issuers shall deliver a copy of any such prior written consent to the Rating Agencies (with a copy to the Servicer).

Section 8.34    Additional Franchise Entity.

(a)    Any Co-Issuer, in accordance with and as permitted under the Transaction Documents, may form or cause to be formed an Additional Franchise Entity without the consent of the Control Party; provided that such Additional Franchise Entity is a Delaware limited liability company or a Delaware corporation (so long as the use of such corporate form is reasonably satisfactory to the Control Party) and has adopted Charter Documents substantially similar to the Charter Documents of the Franchise Entities that are Delaware limited liability companies or Delaware corporations, as applicable, as in existence on the Closing Date; provided, further, that such Franchise Entity holds Franchise Assets, Product Sourcing Assets, Real Estate Assets or Securitization IP or is being established in order to act as a franchisor with respect to future New Franchise Agreements.

(b)    If any Co-Issuer desires to create, incorporate, form or otherwise organize an Additional Franchise Entity that does not comply with the proviso set forth in clause (a) above, such Co-Issuer shall first obtain the prior written consent of the Control Party, such consent not to be unreasonably withheld; provided that the Co-Issuers shall deliver a copy of any such prior written consent to the Rating Agencies for each Series of Notes Outstanding (with a copy to the Servicer).

(c)    In connection with the organization of any Additional Franchise Entity in conjunction with clause (a) or (b) above, the Co-Issuers shall (i) if such Additional

Franchise Entity owns Securitization IP, designate such Additional Franchise Entity as an Additional IP Holder and (ii) designate such Securitization Entity as either an Additional Applebee’s Franchise Entity or Additional IHOP Franchise Entity.

(d)    The Co-Issuer shall cause each Additional Franchise Entity to promptly execute an assumption agreement in form set forth as Exhibit A to the Guarantee and Collateral Agreement (the “Assumption Agreement”) pursuant to which such Additional Franchise Entity shall become jointly and severally obligated under the Guarantee and Collateral Agreement with the other Guarantors.

(e)    Upon the execution and delivery of an Assumption Agreement as required in clause (d) above, any Additional Franchise Entity party thereto will become a party to the Guarantee and Collateral Agreement with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the Guarantee and Collateral Agreement, will assume all Obligations and liabilities of a Guarantor thereunder.

(f)    The Control Party will have the right to direct that After-Acquired Securitization IP in the nature of a Trademark be held by one or more newly formed Additional IP Holders if the Control Party reasonably believes that such After-Acquired Securitization IP could impair the Collateral if it were held by an existing Franchise Entity and that separating the ownership of such After-Acquired Securitization IP from the rest of the Applebee’s IP or the IHOP IP, as applicable, will not impair the enforceability of the Applebee’s IP or the IHOP IP. In making any determination with respect to such After-Acquired Securitization IP, the Control Party will have the right to consult with the Back-Up Manager or other third-party experts.

Section 8.35    [Reserved].

Section 8.36    Tax Lien Reserve Amount. Upon receipt of any Tax Lien Reserve Amount by any Guarantor, such Guarantor will contribute such Tax Lien Reserve Amount to the Co-Issuers for remittance to a collateral deposit account established with and controlled by the Trustee in which the Trustee shall have a security interest; provided that the Trustee will not release such Tax Lien Reserve Amount from such account unless: (a) the Control Party instructs the Trustee in writing to withdraw and pay all of such Tax Lien Reserve Amount in accordance with the written instructions of the Co-Issuers (or the Manager on their behalf) upon receipt by the Trustee, the Servicer, the Manager, the Back-Up Manager and the Controlling Class Representative of evidence reasonably satisfactory to the Servicer that the Lien for which such Tax Lien Reserve Amount was established has been released by the IRS; (b) the Co-Issuers, or the Manager on behalf of the Co-Issuers, deliver written instructions to the Trustee to withdraw and pay all or a portion of such Tax Lien Reserve Amount to the IRS on behalf of the Dine Brands Entities; provided that the Co-Issuers shall deliver, or cause to be delivered, prior written notice of any such written instruction to the Servicer; or (c) the Control Party instructs the Trustee in writing to withdraw and pay all or a portion of such Tax Lien Reserve Amount to the IRS (i) upon the occurrence and during the continuation of an Event of Default or (ii) upon receipt of written notice by any Securitization Entity stating that the IRS intends to execute on the Lien for which such Tax Lien Reserve Amount was established in respect of any assets of any Securitization Entity; provided that the Control Party shall deliver a copy of any such written instruction to Dine Brands Global, Inc.

Section 8.37    Mortgages. Each Franchise Entity shall, within ninety (90) days following the occurrence of a Mortgage Preparation Event with respect to any New Owned Real Property acquired by such Franchise Entity (and to the extent necessary, any Contributed Owned Real Property), execute and deliver to the Trustee, for the benefit of the Secured Parties, a mortgage or deed of trust in substantially the form attached as Exhibit L hereto or otherwise in form reasonably acceptable to the Control Party and the Trustee and suitable for recordation under applicable law with respect to each such Contributed Owned Real Property and each such New Owned Real Property, to be held in escrow by the Trustee or its agent for the benefit of the Secured Parties and recorded by the Trustee or its agent solely upon the occurrence of a Mortgage Recordation Event (subject to Section 3.1(c) hereof). The Trustee within five (5) Business Days of receiving direction of the Control Party will be required to deliver the Mortgages to the applicable recording office for recordation in the event that any Rapid Amortization Event occurs (or is continuing) on or following the 120th day following the occurrence of a Mortgage Preparation Event, unless such Mortgage Recordation Event is waived by the Control Party (at the direction of the Controlling Class Representative). The Trustee may engage a third-party service provider (which shall be reasonably acceptable to the Control Party) to assist in delivering the Mortgages to the applicable Governmental Authority with respect to such Mortgage for recordation. In addition, within twenty (20) Business Days of a Mortgage Recordation Event, the Franchise Entities shall exercise commercially reasonable efforts to deliver to the Trustee (i) updates to the Closing Title Reports, (ii) lender’s Title Policies for those properties for which Closing Title Reports were previously obtained, and (iii) local counsel enforceability opinions with respect to the Mortgages delivered on properties in those states where a material amount of Contributed Owned Real Property and New Owned Real Property is located, as reasonably determined by the Securitization Entities. The Trustee shall be reimbursed by the Co-Issuers for any and all reasonable costs and expenses in connection with such Mortgage Recordation Event, including all Mortgage Recordation Fees, all premiums, fees and all other costs (including reasonable attorney’s fees) incurred in connection with delivery of the Title Policies and all fees and costs incurred in connection with local counsel enforceability opinions, pursuant to and in accordance with the Priority of Payments. For the avoidance of doubt, the Franchise Entities shall not be required to, and the Trustee may not, record or cause to be recorded any Mortgage or cause the issuance of any Title Policy or local counsel enforceability opinion until the occurrence of a Mortgage Recordation Event. Neither the Trustee nor any custodian on behalf of the Trustee shall be under any duty or obligation to inspect, review or examine any such Mortgages or to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they are in recordable form. Neither the Trustee nor any agent on its behalf shall in any way be liable for any delays in the recordation of any Mortgage, for the rejection of a Mortgage by any recording office or for the failure of any Mortgage to create in favor of the Trustee, for the benefit of the Secured Parties, legal, valid and enforceable first priority Liens on, and security interests in, the Franchise Entities’ right, title and interest in and to each Contributed Owned Real Property and each New Owned Real Property, and the Proceeds thereof. Upon the request of the applicable Franchise Entity, and at the direction of the Manager, the Trustee shall execute and deliver a release of mortgage to be held in escrow pending a closing of a sale of any Contributed Owned Real Property or any New Owned Real Property; provided that if such closing shall not occur, such release of mortgage shall be returned by the escrow agent directly to the Trustee.

Section 8.38    [Reserved].

Section 8.39    Bankruptcy Proceedings. The Co-Issuers shall, and shall cause each other Securitization Entity to, promptly object to the institution of any bankruptcy proceeding against it and take all necessary or advisable steps to cause the dismissal of any such proceeding (including, without limiting the generality of the foregoing, to timely file an answer and any other appropriate pleading objecting to (i) the institution of any proceeding to have any Securitization Entity, as the case may be, adjudicated as bankrupt or Insolvent or (ii) the filing of any petition seeking relief, reorganization, arrangement, adjustment or composition or in respect of any Securitization Entity, as the case may be, under applicable bankruptcy law or any other applicable Requirements of Law)

ARTICLE IX

REMEDIES

Section 9.1    Rapid Amortization Events.

The Notes will be subject to rapid amortization in whole and not in part following the occurrence of any of the following events (and any events that may be added in connection with the issuance of any Additional Notes) as declared by the Control Party (acting at the direction of the Controlling Class Representative) by written notice to the Co-Issuers (with a copy to the Manager and the Trustee) (each, a “Rapid Amortization Event”); provided, that a Rapid Amortization Event described in clause (d) will occur automatically without any declaration thereof by the Control Party unless the Control Party and each Noteholder of the applicable Notes that have not been repaid or refinanced in full on or prior to the applicable Series Anticipated Repayment Date have agreed to waive such event in accordance with Section 9.7:

(a)    the failure to maintain a DSCR of at least 1.20x as calculated on any Quarterly Calculation Date;

(b)    the occurrence of a Manager Termination Event;

(c)    the occurrence of an Event of Default;

(d)    the Co-Issuers have not repaid or refinanced any Series of Notes (or Class, Subclass or Tranche thereof) in full on or prior to the Series Anticipated Repayment Date provided for such Series of Notes (or any Class, Subclass or Tranche thereof) in the Series Supplement for such Series, Class, Subclass or Tranche of Notes; provided, that, the Series

Supplement for any Series of Additional Notes (or Class, Subclass or Tranche thereof) may provide that if the DSCR is greater than 2.00x as of such Series Anticipated Repayment Date, and any such Series, Class, Subclass or Tranche of Notes is repaid or refinanced within one (1) calendar year from its Series Anticipated Repayment Date, such Rapid Amortization Event will no longer be in effect following such repayment or refinancing; or

(e)    Applebee’s/IHOP Systemwide Sales as calculated on any Quarterly Calculation Date are less than $3,250,000,000; provided, that such threshold may be increased or decreased at the request of the Co-Issuers subject to approval by the Control Party and satisfaction of the Rating Agency Condition.

Section 9.2    Events of Default.

If any one of the following events shall occur (each an “Event of Default”):

(a)    any Co-Issuer defaults in the payment of interest on any Series of Notes Outstanding when the same becomes due and payable and such default continues for two (2) Business Days (or in the case of a failure to pay such interest when due resulting solely from an administrative error or omission by the Trustee, such failure continues for a period of two (2) Business Days after the Trustee has Actual Knowledge of such administrative error or omission); provided, that failure to pay any contingent or additional interest on any Series of Notes (including, but not limited to, the Quarterly Post-ARD Additional Interest) on any Quarterly Payment Date (including the Series Legal Final Maturity Date) will not be an Event of Default;

(b)    any Co-Issuer (i) defaults in the payment of any principal of any Series of Notes on a Series Legal Final Maturity Date for such Series of Notes or as and when due in connection with any mandatory or optional prepayment or (ii) fails to make any other principal payments due from funds available in the Collection Account in accordance with the Priority of Payments on any Weekly Allocation Date; provided that in the case of a failure to pay principal under either clause (i) or (ii) resulting solely from an administrative error or omission by the Trustee, such failure continues for a period of two (2) Business Days after the Trustee has Actual Knowledge of such administrative error or omission; provided, further, that the failure to pay any prepayment premium on any prepayment of principal made during any Rapid Amortization Period occurring prior to the related Series Anticipated Repayment Date will not be an Event of Default;

(c)    any Securitization Entity fails to perform or comply in any material respect with any of the covenants (other than those covered by clause (a) or clause (b) above) (including any covenant to pay any amount other than interest on or principal of the Notes when due in accordance with the Priority of Payments), or any of its representations or warranties contained in any Transaction Document to which it is a party proves to be incorrect in any material respect as of the date made or deemed to be made, and such default, failure or breach continues for a period of thirty (30) consecutive days or, in the case of a failure to comply with any of the agreements, covenants or provisions of the IP License Agreements, such longer cure period as may be permitted under the IP License Agreements (or, solely with respect to a failure to comply with (i) any obligation to deliver a notice, financial statement, report or other communication within the specified time frame set forth in the applicable Transaction Document, such failure continues for a period of five (5) consecutive Business Days after the specified time frame for delivery has elapsed or (ii) Sections 8.7, 8.12, 8.13, 8.14, 8.15, 8.17, 8.18, 8.19, 8.20, 8.21, 8.22, 8.23, 8.24, 8.25, 8.27 and 8.28, such failure continues for a period of ten (10) consecutive Business Days), in each case, following the earlier to occur of the Actual Knowledge of such Securitization Entity of such breach or failure and the default caused thereby or written notice to such Securitization Entity by the Trustee, the Back-Up Manager or the Control Party (acting at the direction of the Controlling Class Representative) of such default, breach or failure; provided, that no Event of Default shall occur pursuant to this clause (c) if, with respect to any such representation deemed to have been false in any material respect when made which can be remedied by making a payment of an Indemnification Amount, (i) the relevant Indemnitor or the Manager, as applicable, has paid the required Indemnification Amount in accordance with the terms of the Transaction Documents and (ii) such Indemnification Amount has been deposited into the Collection Account;

(d)    the occurrence of an Event of Bankruptcy with respect to any Securitization Entity;

(e)    the Interest-Only DSCR as calculated as of any Quarterly Calculation Date is less than 1.10x;

(f)    the SEC or other regulatory body having jurisdiction reaches a final determination that any Securitization Entity is required to register as an “investment company” under the 1940 Act or is under the “control” of a Person that is required to register as an “investment company” under the 1940 Act;

(g)    any of the Transaction Documents or any material portion thereof ceases to be in full force and effect or enforceable in accordance with its terms (other than in accordance with the express termination provisions thereof) or Dine Brands Global, Inc. or any Securitization Entity so asserts in writing;

(h)    other than with respect to Collateral with an aggregate fair market value of less than $25,000,000, the Trustee ceases to have for any reason a valid and perfected first priority security interest in the Collateral (subject to Permitted Liens) in which perfection can be achieved under the UCC or other applicable Requirements of Law in the United States to the extent required by the Transaction Documents or any Securitization Entity or any Affiliate thereof so asserts in writing;

(i)    any Securitization Entity fails to perform or comply with any material provision of its organizational documents or any provision of Section 8.24 relating to legal separateness of the Securitization Entities, which failure is reasonably likely to cause the contribution of the Collateral to such Securitization Entity pursuant to the Contribution Agreements to fail to constitute a “true contribution” or other absolute transfer of such Collateral pursuant to such Contribution Agreement or is reasonably likely to cause a court of competent jurisdiction to disregard the separate existence of such Securitization Entity relative to any Person other than another Securitization Entity and, in each case, such failure continues for more than thirty (30) consecutive days following the earlier to occur of the Actual Knowledge of such Securitization Entity or written notice to such Securitization Entity from the Trustee, the Back-Up Manager or the Control Party (acting at the direction of the Controlling Class Representative) of such failure;

(j)    a final non-appealable ruling has been made by a court of competent jurisdiction that the contribution of the Collateral (other than any immaterial portion of the Collateral and any Collateral that has been disposed of to the extent permitted or required under the Transaction Documents) pursuant to a Contribution Agreement does not constitute a “true contribution” or other absolute transfer of such Collateral pursuant to such agreement;

(k)    an outstanding final non-appealable judgment for an amount exceeding $20,000,000 (when aggregated with the amount of all other outstanding final non-appealable judgments) (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage) is rendered against any Securitization Entity, and either (i) enforcement proceedings are commenced by any creditor upon such judgment or order or (ii) there is any period of forty-five (45) consecutive days during which such judgment remains unsatisfied or a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, will not be in effect;

(l)    the failure of (i) Applebee’s Parent to own 100% of the Equity Interests of the Applebee’s Holding Company Guarantor, (ii) the Applebee’s Holding Company Guarantor to own 100% of the Equity Interests of the Applebee’s Issuer; (iii) the Applebee’s Issuer to own 100% of the Equity Interests of each Applebee’s Franchise Entity; (iv) the IHOP Parent to own 100% of the Equity Interests of the IHOP Holding Company Guarantor; (v) the IHOP Holding Company Guarantor to own 100% of the Equity Interests of the IHOP Issuer; or (vi) the IHOP Issuer to own 100% of the Equity Interests of each IHOP Franchise Entity;

(m)    other than as permitted under the Indenture or the other Transaction Documents, the Franchise Entities and any Additional IP Holders collectively fail to have good title to any material portion of the Securitization IP or the Securitization Entities collectively shall fail to have good title or valid leasehold interests, as applicable, in or to any material portion of the Collateral;

(n)    (i) any Securitization Entity engages in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” or failure to meet the “minimum funding standard” (as defined in Section 302 of ERISA), whether or not waived, exists with respect to any Pension Plan and is not fully discharged within thirty (30) days thereafter, (iii) any Lien in an amount equal to at least $1,000,000 in favor of the PBGC or a Pension Plan arises on the assets of any Securitization Entity and is not fully discharged within thirty (30) days thereafter, (iv) a Reportable Event shall occur with respect to, or proceedings commence to have a trustee appointed, or a trustee is appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Control Party, likely to result in the termination of such Single Employer Plan for purposes of Title IV of ERISA, (v) any Single Employer Plan terminates for purposes of Title IV of ERISA, (vi) any Securitization Entity incurs, or in the reasonable opinion of the Control Party is likely to incur, any liability in connection with a complete or partial withdrawal from, or the Insolvency, Reorganization or termination of, a Multiemployer Plan or (vii) any other event or condition occurs or exists with respect to a Pension Plan or Employee Benefit Plan; and in each case in clauses (i) through (vii) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect on any Securitization Entity; or

(o)    the IRS files notice of a lien pursuant to Section 6323 of the Code with regard to the assets of any Securitization Entity and such lien has not been released within sixty (60) days, unless (i) Dine Brands Global, Inc. or a Subsidiary thereof has provided evidence that payment to satisfy the full amount of the asserted liability has been provided to the IRS, and the IRS has released such asserted lien within sixty (60) days of such payment, or (ii) such lien or the asserted liability is being contested in good faith and Dine Brands Global, Inc. has contributed to the Guarantors funds in the amount necessary to satisfy the asserted liability (the “Tax Lien Reserve Amount”), which such funds are set aside and remitted to a collateral deposit account as provided in Section 8.36;

then (i) in the case of any event described in each clause above (except for clause (d) thereof) that is continuing the Trustee, at the direction of the Control Party (acting at the direction of the Controlling Class Representative) and on behalf of the Noteholders, by written notice to the Co-Issuers (unless no written notice is required under this Indenture), will declare the Outstanding Principal Amount of all Series of Notes Outstanding to be immediately due and payable, and upon any such declaration, such Outstanding Principal Amount, together with accrued and unpaid interest thereon through the date of acceleration, and all other amounts due to the Noteholders and the other Secured Parties under the Indenture Documents shall become immediately due and payable or (ii) in the case of any event described in clause (d) above that has occurred and is continuing, the Outstanding Principal Amount of all Series of Notes Outstanding, together with interest accrued but unpaid thereon through the date of acceleration, and all other amounts due to the Noteholders and the other Secured Parties under the Indenture, shall immediately and without further act become due and payable.

If any Securitization Entity obtains Actual Knowledge that a Default or an Event of Default has occurred and is continuing, such Securitization Entity shall promptly notify the Trustee and the Control Party. Promptly following the Trustee’s receipt of written notice hereunder of any Event of Default, the Trustee shall send a copy thereof to the Co-Issuers, the Servicer, each Rating Agency, the Controlling Class Representative, the Manager, the Back-Up Manager, each Class A-1 Administrative Agent, each Noteholder and each other Secured Party.

At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, as hereinafter provided in this Article IX, the Control Party (acting at the direction of the Controlling Class Representative), by written notice to the Co-Issuers and to the Trustee, may rescind and annul such declaration and its consequences, if (i) the Co-Issuers have paid or deposited with the Trustee a sum sufficient to pay (a) all overdue installments of interest and principal on the Notes (excluding principal amounts due solely as a result of the acceleration), and (b) all unpaid taxes, administrative expenses and other sums paid or advanced by the Trustee or the Servicer under the Transaction Documents and the reasonable compensation, expenses, disbursements and Advances of the Trustee and the Servicer, their agents and counsel, and any unreimbursed Advances (with interest thereon at the Advance Interest Rate), Servicing Fees, Liquidation Fees or Workout Fees and (ii) all existing Events of Default, other than the non-payment of the principal of the Notes which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 9.7. No such rescission shall affect any subsequent default or impair any right consequent thereon. Any Default or Event of Default described in clause (d) above will not be subject to waiver without the consent of the Control Party (acting at the direction of the Controlling Class Representative) and each Noteholder. Any other Default or Event of Default may be waived by the Control Party (at the direction of the Controlling Class Representative) by notice to the Trustee.

Section 9.3    Rights of the Control Party and Trustee upon Event of Default.

(a)    Payment of Principal and Interest. Each Co-Issuer covenants that if (i) default is made in the payment of any interest on any Series of Notes Outstanding when the same becomes due and payable, (ii) the Notes are accelerated following the occurrence of an Event of Default or (iii) default is made in the payment of the principal of, or premium, if any, on any Series of Notes Outstanding when due and payable, the Co-Issuers will, to the extent of funds available, upon demand of the Trustee, at the direction of the Control Party (subject to Section 11.4(e), at the direction of the Controlling Class Representative), pay to the Trustee, for the benefit of the Noteholders, the whole amount then due and payable on the Notes for principal, premium, if any, and interest, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the applicable Note Rate and any default rate, as applicable, and in addition thereto such further amount as shall be sufficient to cover costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

(b)    Proceedings To Collect Money. In case any Co-Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee at the direction of the Control Party (acting at the direction of the Controlling Class Representative), in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against any Co-Issuer and collect in the manner provided by law out of the property of any Co-Issuer, wherever situated, the moneys adjudged or decreed to be payable.

(c)    Other Proceedings. If and whenever an Event of Default shall have occurred and be continuing, the Trustee, at the direction of the Control Party (subject to Section 11.4(e), at the direction of the Controlling Class Representative) shall take one or more of the following actions:

(i)    proceed to protect and enforce its rights and the rights of the Noteholders and the other Secured Parties, by such appropriate Proceedings as the Control Party (acting at the direction of the Controlling Class Representative) shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or any other Transaction Document or in aid of the exercise of any power granted therein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by the Indenture or any other Transaction Document or by law, including any remedies of a secured party under applicable Requirements of Law;

(ii)    (A) direct the Co-Issuers to exercise (and each Co-Issuer agrees to exercise) all rights, remedies, powers, privileges and claims of any Co-Issuer against any party to any Collateral Document arising as a result of the occurrence of such Event of Default or otherwise, including the right or power to take any action to compel performance or observance by any such party of its obligations to any Co-Issuer, and any right of any Co-Issuer to take such action independent of such direction shall be suspended, and (B) if (x) the Co-Issuers shall have failed, within ten (10) Business Days of receiving the direction of the Trustee (given at the direction of the Control Party (acting at the direction of the Controlling Class Representative)), to take commercially reasonable action to accomplish such directions of the Trustee, (y) any Co-Issuer refuses to take such action or (z) the Control Party (acting at the direction of the Controlling Class Representative) reasonably determines that such action must be taken immediately, take (or the Control Party on behalf of the Trustee shall take) such previously directed action (and any related action as permitted under the Indenture thereafter determined by the Trustee or the Control Party to be appropriate without the need under this provision or any other provision under the Indenture to direct the Co-Issuers to take such action);

(iii)    institute Proceedings from time to time for the complete or partial foreclosure of the Indenture or, to the extent applicable, any other Transaction Document, with respect to the Collateral; provided that the Trustee will not be required to take title to any real property in connection with any foreclosure or other exercise of remedies hereunder or under such Transaction Documents and title to such property will instead be acquired in an entity designated and (unless owned by a third party) controlled by the Control Party; and/or

(iv)    sell all or a portion of the Collateral at one or more public or private sales called and conducted in any manner permitted by law; provided, however, that the Trustee shall not proceed with any such sale without the prior written consent of the Control Party (acting at the direction of the Controlling Class Representative) and the Trustee will provide notice to the Co-Issuers and each Holder of Subordinated Notes and Senior Subordinated Notes of a proposed sale of Collateral.

(d)    Sale of Collateral. In connection with any sale of the Collateral hereunder, under the Guarantee and Collateral Agreement (which may proceed separately and independently from the exercise of remedies under the Indenture), under any Mortgage or under any judgment, order or decree in any judicial proceeding for the foreclosure or involving the enforcement of the Indenture, the Guarantee and Collateral Agreement or any other Transaction Document:

(i)    any of the Trustee, any Noteholder, any Hedge Counterparty and/or any other Secured Party may bid for and purchase the property being sold, and upon compliance with the terms of the sale may hold, retain, possess and dispose of such property in its own absolute right without further accountability;

(ii)    the Trustee (acting at the direction of the Control Party (acting at the direction of the Controlling Class Representative)) may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

(iii)    all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of any Securitization Entity of, in and to the property so sold shall be divested; and such sale shall be a perpetual bar both at law and in equity against such Securitization Entity, its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under such Securitization Entity or its successors or assigns;

(iv)    the receipt of the Trustee or of the officer thereof making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money, and such purchaser or purchasers, and his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer thereof, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misapplication or non-application thereof; and

(v)    any amounts obtained by the Trustee or the Control Party on account of or as a result of the exercise by the Trustee or the Control Party of any of its rights under the Indenture or under the Guarantee and Collateral Agreement, other than with respect to amounts owed to a depository bank or securities intermediary under the related Account Control Agreement, will be held by the Trustee as additional collateral for the repayment of the Obligations, shall be deposited in the Collection Account and, other than with respect to amounts owed to a depository bank or securities intermediary under the related Account Control Agreement, shall be applied in the priority set forth in this Section 5.10 hereof; provided that, unless otherwise provided in the Indenture, with respect to any distribution to any Class of Notes, such amounts will be distributed sequentially in order of alphabetical (as opposed to alphanumerical) designation and pro rata among each Class of Notes of the same alphabetical designation based upon the Outstanding Principal Amount of the Notes of each such Class.

(e)    Application of Proceeds. Any amounts obtained by the Trustee or the Control Party on account of or as a result of the exercise by the Trustee or the Control Party of any right hereunder or under the Guarantee and Collateral Agreement shall be held by the Trustee as additional collateral for the repayment of the Obligations, shall be deposited into the Collection Account and shall be applied as provided in the priority set forth in the Priority of Payments; provided, however, that unless otherwise provided in this Article IX, with respect to any distribution to any Class of Notes, notwithstanding the provisions of Article V, such amounts shall be distributed sequentially in order of alphabetical (as opposed to alphanumerical) designation and pro rata among each Class of Notes of the same alphabetical designation based upon the Outstanding Principal Amount of the Notes of each such Class.

(f)    Additional Remedies. In addition to any rights and remedies now or hereafter granted hereunder or under applicable law with respect to the Collateral, the Trustee shall have all of the rights and remedies of a secured party under the UCC as enacted in any applicable jurisdiction.

(g)    Proceedings. The Trustee may maintain a Proceeding even if it does not possess any of the Notes or does not produce any of them in the Proceeding, and any such Proceeding instituted by the Trustee shall be in its own name as trustee. All remedies are cumulative to the extent permitted by law.

(h)    Power of Attorney. Each Co-Issuer hereby grants to the Trustee an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the PTO, United States Copyright Office, any similar office or agency in each foreign country in which any Securitization IP is located, or any other Governmental Authority in order to effect an absolute assignment of all right, title and interest in or to any Securitization IP, and record the same.

Section 9.4    Waiver of Appraisal, Valuation, Stay and Right to Marshaling. To the extent it may lawfully do so, each Co-Issuer for itself and for any Person who may claim through or under it hereby:

(a)    agrees that neither it nor any such Person will step up, plead, claim or in any manner whatsoever take advantage of any appraisal, valuation, stay, extension or redemption laws, now or hereafter in force in any jurisdiction, which may delay, prevent or otherwise hinder (i) the performance, enforcement or foreclosure of the Indenture or the Guarantee and Collateral Agreement, (ii) the sale of any of the Collateral or (iii) the putting of the purchaser or purchasers thereof into possession of such property immediately after the sale thereof;

(b)    waives all benefit or advantage of any such laws;

(c)    waives and releases all rights to have the Collateral marshaled upon any foreclosure, sale or other enforcement of the Indenture; and

(d)    consents and agrees that, subject to the terms of the Indenture and the Guarantee and Collateral Agreement, all the Collateral may at any such sale be sold by the Trustee as an entirety or in such portions as the Trustee may (upon direction by the Control Party (acting at the direction of the Controlling Class Representative)) determine.

Section 9.5    Limited Recourse.

Notwithstanding any other provision of the Indenture, the Notes or any other Transaction Document or otherwise, the liability of the Securitization Entities to the Noteholders and any other Secured Parties under or in relation to the Indenture, the Notes or any other Transaction Document or otherwise, is limited in recourse to the Collateral. The proceeds of the Collateral having been applied in accordance with the terms hereof, none of the Noteholders or any other Secured Parties shall be entitled to take any further steps against any Securitization Entity to recover any sums due but still unpaid hereunder, under the Notes or under any of the other agreements or documents described in this Section 9.5, all claims in respect of which shall be extinguished.

Section 9.6    Optional Preservation of the Collateral.

If the maturity of the Outstanding Notes of each Series has been accelerated pursuant to Section 9.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Trustee, at the direction of the Control Party (acting at the direction of the Controlling Class Representative), shall elect to maintain possession of such portion, if any, of the Collateral as the Control Party (acting at the direction of the Controlling Class Representative) shall in its discretion determine.

Section 9.7    Waiver of Past Events.

Prior to the declaration of the acceleration of the maturity of each Series of Notes Outstanding as provided in Section 9.2 and subject to Section 13.2, the Control Party (at the direction of the Controlling Class Representative) by notice to the Trustee, the Rating Agencies and the Servicer, may waive any existing Default or Event of Default described in any clause of Section 9.2 (except clause (d) thereof) and its consequences; provided, however, that before any waiver may be effective, the Trustee and the Servicer must have received any reimbursement then due or payable in respect of unreimbursed Advances (including interest thereon) or any other amounts then due to the Servicer or the Trustee hereunder or under the Transaction Documents; provided, further, that the Control Party shall provide written notice of any such waiver to each Rating Agency (with a copy to the Servicer). Upon any such waiver, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. A Default or an Event of Default described in Section 9.2(d) shall not be subject to waiver without the consent of the Control Party (acting at the direction of the Controlling Class Representative) and each Noteholder. Subject to Section 13.2, the Control Party (at the direction of the Controlling Class Representative), by notice to the Trustee, the Rating Agencies and the Servicer, may waive any existing Potential Rapid Amortization Event or any existing Rapid Amortization Event; provided however, that a Rapid Amortization Event pursuant to Section 9.1(d) relating to a particular Series of Notes (or Class, Subclass or Tranche thereof) shall not be permitted to be waived by any party unless each Noteholder of such Series of Notes (or Class, Subclass or Tranche thereof) that have not been repaid or refinanced in full prior to the applicable Series Anticipated Payment Date has consented to such waiver.

Section 9.8    Control by the Control Party.

Notwithstanding any other provision hereof, the Control Party (subject to Section 11.4(e), at the direction of the Controlling Class Representative) may cause the institution of and direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercise any trust or power conferred on the Trustee; provided that:

(a)    such direction of time, method and place shall not be in conflict with any rule of law, the Servicing Standard or with the Indenture;

(b)    the Control Party (at the direction of the Controlling Class Representative) may take any other action deemed proper by the Control Party (at the direction of the Controlling Class Representative) that is not inconsistent with such direction (as the same may be modified by the Control Party (at the direction of the Controlling Class Representative)); and

(c)    such direction shall be in writing;

provided further that, subject to Section 10.1, the Trustee need not take any action that it determines might involve it in liability unless it has received an indemnity for such liability as provided herein.

Section 9.9     Limitation on Suits.

Any other provision of the Indenture to the contrary notwithstanding, a Holder of Notes may pursue a remedy with respect to the Indenture or any other Transaction Document only if:

(a)    the Noteholder gives to the Trustee, the Control Party and the Controlling Class Representative written notice of a continuing Event of Default;

(b)    the Noteholders of at least 25% of the Aggregate Outstanding Principal Amount of all then Outstanding Notes make a written request to the Trustee, the Control Party and the Controlling Class Representative to pursue the remedy;

(c)    such Noteholder or Noteholders offer and, if requested, provide to the Trustee, the Control Party and the Controlling Class Representative an indemnity satisfactory to the Trustee, the Control Party and the Controlling Class Representative against any loss, liability or expense;

(d)    the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer and, if requested, the provision of indemnity reasonably satisfactory to it;

(e)    during such sixty (60) day period, the Majority of Senior Noteholders do not give the Trustee a direction inconsistent with the request; and

(f)    the Control Party (acting at the direction of the Controlling Class Representative) has consented to the pursuit of such remedy.

A Noteholder may not use the Indenture or any other Transaction Document to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 9.10    Unconditional Rights of Noteholders to Receive Payment.

Notwithstanding any other provision of the Indenture, the right of any Holder of a Note to receive payment of principal of, and premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder of the Note.

Section 9.11    The Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel), the Noteholders and any other Secured Party (as applicable) allowed in any judicial proceedings relative to any Co-Issuer (or any other obligor upon the Notes), its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claim and any custodian in any such judicial proceeding is hereby authorized by each Noteholder and each other Secured Party to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders or any other Secured Party, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money and other properties which any of the Noteholders or any other Secured Party may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder or any other Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Noteholder or any other Secured Party, or to authorize the Trustee to vote in respect of the claim of any Noteholder or any other Secured Party in any such proceeding.

Section 9.12    Undertaking for Costs.

In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of any undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 9.12 does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 9.9 or a suit by Noteholders of more than 10% of the Aggregate Outstanding Principal Amount of all Series of Notes.

Section 9.13    Restoration of Rights and Remedies.

If the Trustee, any Noteholder or any other Secured Party has instituted any Proceeding to enforce any right or remedy under the Indenture or any other Transaction Document and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Noteholder or other Secured Party, then and in every such case the Trustee and the Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee, the Noteholders and the other Secured Parties shall continue as though no such Proceeding had been instituted.

Section 9.14    Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes or any other Secured Party is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under the Indenture or any other Transaction Document or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under the Indenture or any other Transaction Document, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 9.15    Delay or Omission Not Waiver.

No delay or omission of the Trustee, the Control Party, the Controlling Class Representative, any Holder of any Note or any other Secured Party to exercise any right or remedy accruing upon any Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article IX or by law to the Trustee, the Control Party, the Controlling Class Representative, the Holders of Notes or any other Secured Party may be exercised from time to time to the extent not inconsistent with the Indenture, and as often as may be deemed expedient, by the Trustee, the Control Party, the Controlling Class Representative, the Holders of Notes or any other Secured Party, as the case may be.

Section 9.16    Waiver of Stay or Extension Laws.

Each Co-Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture or any other Transaction Document; and each Co-Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantages of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, the Control Party or the Controlling Class Representative, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE X

THE TRUSTEE

Section 10.1    Duties of the Trustee.

(a)    If an Event of Default or a Rapid Amortization Event of which a Trust Officer of the Trustee shall have Actual Knowledge has occurred and is continuing, the

Trustee shall (except in the case of the receipt of directions with respect to such matter from the Control Party in accordance with the terms of this Base Indenture or any other Transaction Document in which event the Trustee’s sole responsibility will be to await such directions and act or refrain from acting in accordance with such directions) exercise the rights and powers vested in it by this Base Indenture and the other Transaction Documents, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs; provided that the Trustee will have no liability in connection with any action or inaction taken, or not taken, by it upon the deemed occurrence of an Event of Default, a Rapid Amortization Event, a Manager Termination Event or a Servicer Termination Event of which a Trust Officer has not received written notice; provided, further, that the Trustee will have no liability in connection with any action or inaction due to the acts or failure to act of the Control Party or the Controlling Class Representative in connection with any Event of Default, Rapid Amortization Event, Manager Termination Event or Servicer Termination Event, or for acting or failing to act due to any direction or lack of direction from the Control Party or the Controlling Class Representative. The preceding sentence shall not have the effect of insulating the Trustee from liability arising out of the Trustee’s negligence, fraud, bad faith or willful misconduct. The Trustee agrees that it shall not exercise any rights or remedies available to it as a result of the occurrence of a Rapid Amortization Event or an Event of Default until after the Trustee has given prior written notice thereof to the Controlling Class Representative and the Control Party and has obtained the written direction of the Control Party (subject to Section 11.4(e), at the direction of the Controlling Class Representative). The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of the Indenture, shall examine them to determine whether they conform to the requirements of this Base Indenture; provided that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Co-Issuers under the Indenture.

(b)    Except during the occurrence and continuance of an Event of Default or a Rapid Amortization Event of which the Trustee shall have Actual Knowledge:

(i)    The Trustee undertakes to perform only those duties that are specifically set forth in the Indenture or any other Transaction Document to which it is a party and no others, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Base Indenture or any other Transaction Documents to which it is a party, and no other duties or implied covenants or obligations shall be read into the Indenture or any other Transaction Document against the Trustee; and

(ii)    In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Indenture and any other applicable Transaction Document; provided, however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine such certificates or opinions to determine whether or not they conform to the requirements of the Indenture and shall promptly notify the party of any non-conformity.

(c)    The Trustee may not be relieved from liability for its own negligence, fraud, bad faith or willful misconduct, except that:

(i)    This clause (c) does not limit the effect of clause (a) of this Section 10.1.

(ii)    The Trustee shall not be liable in its individual capacity for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii)    The Trustee shall not be liable in its individual capacity with respect to any action it takes, suffers or omits to take in good faith at the direction of the Manager, the Co-Issuers, the Control Party and/or any Noteholder under the circumstances if such direction is required or permitted by the terms hereunder.

(iv)    The Trustee shall not be charged with knowledge of any Mortgage Recordation Event, Default, Event of Default, Potential Rapid Amortization Event, Rapid Amortization Event, Manager Termination Event, Potential Manager Termination Event or Servicer Termination Event or the commencement and continuation of a Cash Flow Sweeping Period until such time as a Trust Officer shall have Actual Knowledge or have received written notice thereof. In the absence of such Actual Knowledge or receipt of such notice, the Trustee may conclusively assume that no such event has occurred or is continuing.

(d)    Notwithstanding anything to the contrary contained in the Indenture or any of the other Transaction Documents, no provision of the Indenture or the other Transaction Documents shall require the Trustee to expend or risk its own funds or incur any financial liability in the performance of any of its duties or exercise of its rights or powers hereunder, if it has reasonable grounds for believing that repayment of such funds or adequate security or indemnity against such risk or liability is not reasonably assured to it by the security afforded to it by the terms of the Indenture or the Guarantee and Collateral Agreement. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any risk, loss, liability or expense.

(e)    In the event that the Paying Agent or the Note Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Note Registrar, as the case may be, under the Indenture, the Trustee shall be obligated as soon as practicable upon Actual Knowledge of a Trust Officer thereof and receipt of appropriate records and information, if any, to perform such obligation, duty or agreement in the manner so required.

(f)    Subject to Section 10.3, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law or the Indenture or any of the other Transaction Documents.

(g)    Whether or not therein expressly so provided, every provision of the Indenture and the other Transaction Documents relating to the conduct of, affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 10.1.

(h)    The Trustee shall not be responsible (i) for the existence, genuineness or value of any of the Collateral, (ii) for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee, (iii) for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, (iv) for the validity of the title of the Securitization Entities to the Collateral, (v) for insuring the Collateral or (vi) for the payment of Taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. Except as otherwise provided herein, the Trustee shall have no duty to inquire as to the performance or observance of any of the terms of the Indenture or the other Transaction Documents by the Securitization Entities.

(i)    The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the Indenture or at the direction of the Servicer, the Control Party, the Controlling Class Representative or the holders of the requisite percentage of Noteholders, relating to the time, method and place for conducting any proceeding for any remedy available to the Trustee, exercising any trust or power conferred upon the Trustee under this Base Indenture or any other circumstances in which such direction is required or permitted by the terms of this Base Indenture.

(j)    The Trustee shall have no duty (i) to see to any recording, filing or depositing of this Base Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recordings or filing or depositing or to any rerecording, refiling or redeposition of any thereof (other than with respect to filings of the Mortgages as and to the extent provided in Section 3.1(c)); (ii) to see to any insurance, (iii) except as otherwise provided by Section 10.1(e), to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind or (iv) to confirm or verify the contents of any reports or certificates of the Manager, the Control Party, the Back-Up Manager or the Servicer delivered to the Trustee pursuant to this Base Indenture or any other Transaction Document believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

(k)    The Trustee shall not be personally liable for special, indirect, consequential or punitive damages arising out of, in connection with or as a result of the performance of its duties under the Indenture.

(l)    (i)    Notwithstanding anything to the contrary in this Section 10.1, the Trustee shall make Debt Service Advances to the extent and in the manner set forth in Section 5.11(a) hereof; provided, however, that notwithstanding anything herein or in any other Transaction Document to the contrary, the Trustee will not be obligated to advance any principal on the Notes, any make-whole prepayment consideration, any Series Hedge Payment Amounts, any Class A-1 Notes Administrative Expenses, any Class A-1 Notes Quarterly Commitment Fees

Amount, any Post-ARD Additional Interest, Class A-1 Notes Interest Adjustment Amount or any reserve amounts or any interest or principal payable on, or any other amount due with respect to, the Senior Subordinated Notes or the Subordinated Notes.

(ii)    Notwithstanding anything herein to the contrary, no Debt Service Advance shall be required to be made hereunder by the Trustee if the Trustee determines such Debt Service Advance (including interest thereon) would, if made, constitute a Nonrecoverable Advance. The determination by the Trustee that it has made a Nonrecoverable Advance or that any proposed Debt Service Advance, if made, would constitute a Nonrecoverable Advance, shall be made by the Trustee in its reasonable good faith judgment. The Trustee is entitled to conclusively rely on the determination of the Servicer that an Advance is or would be a Nonrecoverable Advance. Any such determination will be conclusive and binding on the Noteholders. The Trustee may update or change its nonrecoverability determination at any time, and may decide that a requested Debt Service Advance or Collateral Protection Advance that was previously deemed to be a Nonrecoverable Advance shall have become recoverable. Notwithstanding the foregoing, all outstanding Debt Service Advances and Collateral Protection Advances made by the Trustee and any accrued interest thereon will be paid strictly in accordance with the Priority of Payments, even if the Trustee determines that any such advance is a Nonrecoverable Advance after such Advance has been made.

(iii)    The Trustee shall be entitled to receive interest at the Advance Interest Rate accrued on the amount of each Debt Service Advance made thereby (with its own funds) for so long as such Debt Service Advance is outstanding. Such interest with respect to any Debt Service Advance made pursuant to this Section 10.1(l) shall be payable out of Collections in accordance with the Priority of Payments pursuant to Section 5.11 hereof and the other applicable provisions of the Transaction Documents. Such interest will be calculated on the basis of a 360-day year of twelve 30-day months and will be due and payable in arrears on each Weekly Allocation Date.

Section 10.2    Rights of the Trustee. Except as otherwise provided by Section 10.1:

(a)    The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting based upon any resolution, Officer’s Certificate, Opinion of Counsel, certificate, instrument, report, consent, order, document or other paper reasonably believed by it to be genuine and to have been signed by or presented by the proper person.

(b)    The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)    The Trustee may act through agents, custodians and nominees and shall not be liable for any misconduct or negligence on the part of, or for the supervision of, any such non-affiliated agent, custodian or nominee so long as such agent, custodian or nominee is appointed with due care; provided, however, the Trustee shall have received the consent of the Servicer prior to the appointment of any agent, custodian or nominee performing any material obligation of the Trustee hereunder.

(d)    The Trustee shall not be liable for any action it takes, suffers or omits to take in the absence of negligence, fraud, bad faith and willful misconduct which it believes to be authorized or within the discretion or rights or powers conferred upon it by the Indenture or the applicable Transaction Documents.

(e)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Base Indenture, any Series Supplement or any other Transaction Document, or to institute, conduct or defend any litigation hereunder or thereunder or in relation hereto or thereto, at the request, order or direction of the Servicer, the Control Party, the Controlling Class Representative, any of the Noteholders or any other Secured Party pursuant to the provisions of this Base Indenture, any Series Supplement or any other Transaction Document, unless the Trustee has been offered security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that may be incurred by it in compliance with such request, order or direction.

(f)    Prior to the occurrence of an Event of Default or Rapid Amortization Event, the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Noteholders of at least 25% of the Aggregate Outstanding Principal Amount of all then Outstanding Notes. If the Trustee is so requested or determines in its own discretion to make such further inquiry or investigation into such facts or matters as it sees fit, the Trustee shall be entitled to examine the books, records and premises of the Securitization Entities, personally or by agent or attorney, at the sole cost of the Co-Issuers and the Trustee shall incur no liability by reason of such inquiry or investigation.

(g)    The right of the Trustee to perform any discretionary act enumerated in this Base Indenture shall not be construed as a duty, and the Trustee shall be not be liable in the absence of negligence, fraud, bad faith or willful misconduct for the performance of such act.

(h)    In accordance with Section 326 of the U.S.A. Patriot Act, to help fight the funding of terrorism and money laundering activities, the Trustee will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee will ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided.

(i)    Notwithstanding anything to the contrary herein, any and all communications (both text and attachments) by or from the Trustee that the Trustee in its sole discretion deems to contain confidential, proprietary or sensitive information and sent by electronic mail will be encrypted. The recipient of the email communication will be required to complete a one-time registration process.

(j)    The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Base Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service, accidents; labor disputes; acts of civil or military authority or governmental actions (it being understood that the Trustee shall use commercially reasonable efforts to resume performance as soon as practicable under the circumstances).

(k)    The Trustee shall not be required to give any bond or surety in respect of the execution of the trust created hereby or the powers granted hereunder.

(l)    All rights of action and claims under this Base Indenture may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, any such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payments to the Trustee provided for in Section 10.5, be distributed in accordance with the Priority of Payments.

(m)    The Trustee may request written direction from any applicable party any time the Indenture provides that the Trustee may be directed to act.

(n)    Any request or direction of the Co-Issuers mentioned herein shall be sufficiently evidenced by a Company Order.

(o)    Whenever in the administration of the Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee may, in the absence of bad faith, gross negligence or willful misconduct on its part, rely upon an Officer’s Certificate of a Co-Issuer, the Manager or the Servicer and shall incur no liability for its reliance thereon.

(p)    The Trustee shall not be responsible for the accuracy of the books or records of, or for any acts or omissions of, DTC, any transfer agent (other than the Trustee itself acting in that capacity), Clearstream, Euroclear, any calculation agent (other than the Trustee itself acting in that capacity), or any agent appointed by it with due care or any Paying Agent (other than the Trustee itself acting in that capacity).

(q)    The Trustee and its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as an investment advisor, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible

Investments and (iii) effecting transactions in certain Eligible Investments. The Trustee does not guarantee the performance of any Eligible Investments.

(r)    The Trustee shall have no obligation to invest and reinvest any cash held in the absence of timely and specific written investment direction from the Servicer or the Co-Issuers. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Servicer or the Co-Issuer to provide timely written investment direction.

(s)    The Trustee shall have no obligation to calculate nor shall it be responsible or liable for any calculation of the DSCR, the Interest-Only DSCR or the New Series Pro Forma DSCR.

(t)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee, in each case, with respect to its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(u)    The Trustee shall be afforded, in each Transaction Document, all of the rights, powers, immunities and indemnities granted to it in this Base Indenture as if such rights, powers, immunities and indemnities were specifically set out in each such Transaction Document.

(v)    For any purpose under the Transaction Documents, the Trustee may conclusively assume without incurring liability therefor that no Notes are held by any of the Securitization Entities, any other obligor upon the Notes, the Manager or any Affiliate of any of them unless a Trust Officer has received written notice at the Corporate Trust Office that any Notes are so held by any of the Securitization Entities, any other obligor upon the Notes, the Manager or any Affiliate of any of them.

(w)    The Trustee shall not have any responsibility to make any inquiry or investigation as to, and shall have no obligation in respect of, the terms of an engagement of Independent Auditors by the Co-Issuers (or the Manager on behalf of the Co-Issuers) or the terms of any agreed upon procedures in respect of such engagement; provided that the Trustee shall be authorized, upon receipt of a Company Order directing the same, to execute any acknowledgment or other agreement with the Independent Auditors required for the Trustee to receive any of the reports or instructions provided herein, which acknowledgment or agreement may include, among other things, (i) acknowledgment that the Co-Issuers had agreed that the procedures to be performed by the Independent Auditors are sufficient for the Co-Issuers’ purposes, (ii) releases by the Trustee (on behalf of itself and the Holders) of claims against the Independent Auditors, and (iii) restrictions or prohibitions on the disclosure of information or documents provided to it by such firm of Independent Auditors (including to the Holders). Notwithstanding the foregoing, in no event shall the Trustee be required to execute any agreement in respect of the Independent Auditors that the Trustee reasonably determines adversely affects it.

(x)    Citibank, N.A. (in each of its capacities, the “Bank”) agrees to accept and act upon instructions or directions pursuant to this Base Indenture, the Guarantee and

Collateral Agreement or any documents executed in connection herewith or therewith sent by unsecured email, facsimile transmission or other similar unsecured electronic methods; provided, however, that any person providing such instructions or directions shall provide to the Bank an incumbency certificate listing persons designated to provide such instructions or directions (including the email addresses of such persons), which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such person elects to give the Bank email (of .pdf or similar files) or facsimile instructions (or instructions by a similar electronic method) and the Bank in its discretion elects to act upon such instructions, the Bank’s reasonable understanding of such instructions shall be deemed controlling. The Bank shall not be liable for any losses, costs or expenses arising directly or indirectly from the Bank’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Bank, including without limitation the risk of the Bank acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 10.3    Individual Rights of the Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Securitization Entities or an Affiliate of the Securitization Entities with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.4    Notice of Events of Default and Defaults.

If an Event of Default, a Default, a Rapid Amortization Event or a Potential Rapid Amortization Event occurs and is continuing of which the Trustee has Actual Knowledge or written notice of the existence thereof has been delivered to the Trustee at the Corporate Trust Office, the Trustee shall promptly provide the Noteholders, the Servicer, the Manager, the Back-Up Manager, the Co-Issuers, any Class A-1 Administrative Agent and each Rating Agency with notice of such Event of Default, Default, Rapid Amortization Event or Potential Rapid Amortization Event, to the extent that the Notes of such Series are Book-Entry Notes, by telephone and e-mail and otherwise by first class mail.

Section 10.5    Compensation and Indemnity.

(a)    The Co-Issuers shall promptly pay to the Trustee from time to time compensation for its acceptance of the Indenture and services hereunder and under the other Transaction Documents to which the Trustee is a party as the Trustee and the Co-Issuers shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Co-Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services in accordance with the provisions of the Indenture (including, without limitation, the Priority of Payments). Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and outside counsel. The Co-Issuers shall not be required to reimburse any expense incurred by the Trustee through the Trustee’s own willful misconduct, bad faith or negligence. When the Trustee incurs expenses or renders services after an Event of Default or Rapid Amortization Event occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Code.

(b)    The Co-Issuers shall jointly and severally indemnify and hold harmless the Trustee or any predecessor Trustee and their respective directors, officers, agents and employees from and against any loss, liability, claim, expense (including taxes, other than taxes based upon, measured by or determined by the income of the Trustee or such predecessor Trustee), damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of or in connection with (i) the activities of the Trustee or such predecessor Trustee pursuant to this Base Indenture, any Series Supplement or any other Transaction Documents to which the Trustee is a party and (ii) the security interest granted hereby, whether arising by virtue of any act or omission on the part of the Co-Issuers or otherwise, including but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses reasonably incurred in connection with the defense of any actual or threatened action, proceeding, claim (whether asserted by the Co-Issuers, the Servicer, the Control Party or any Noteholder or any other Person), liability in connection with the exercise or performance of any of its powers or duties hereunder or under any Transaction Document, the preservation of any of its rights to, or the realization upon, any of the Collateral, or in connection with enforcing the provisions of this Section 10.5(b); provided, however, that the Co-Issuers shall not indemnify the Trustee, any predecessor Trustee or their respective directors, officers, employees or agents if such acts, omissions or alleged acts or omissions constitute willful misconduct, bad faith or negligence by the Trustee or such predecessor Trustee, as the case may be.

(c)    The provisions of this Section 10.5 shall survive the termination of the Indenture and the resignation and removal of the Trustee.

Section 10.6    Replacement of the Trustee.

(a)     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 10.6.

(b)    The Trustee may, after giving not less than thirty (30) days’ prior written notice to the Co-Issuers, the Noteholders, the Servicer, the Manager, the Back-Up Manager, the Controlling Class Representative, each Class A-1 Administrative Agent and each Rating Agency, resign at any time from its office and be discharged from the trust hereby created; provided, however, that no such resignation of the Trustee shall be effective until a successor trustee has assumed the obligations of the Trustee hereunder. The Control Party (at the direction of the Controlling Class Representative) or the Co-Issuers may remove the Trustee by delivering written notice of such removal to the Trustee, or any Noteholder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee, if at any time:

(i)    the Trustee fails to comply with Section 10.8;

(ii)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under the Bankruptcy Code;

(iii)    the Trustee fails generally to pay its debts as such debts become due; or

(iv)    the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Co-Issuers shall promptly, with the prior written consent of the Control Party, appoint a successor Trustee. Within one year after the successor Trustee takes office, the Majority of Controlling Class Members (with the prior written consent of the Control Party) may appoint a successor Trustee to replace the successor Trustee appointed by the Co-Issuers.

(c)    If a successor Trustee is not appointed and an instrument of acceptance by a successor Trustee is not delivered to the Trustee within thirty (30) days after the retiring Trustee resigns or is removed, at the direction of the Control Party, the retiring Trustee, at the expense of the Co-Issuers, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d)    [Reserved].

(e)    A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee or removed Trustee and to the Servicer and the Co-Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Base Indenture, any Series Supplement and any other Transaction Document to which the Trustee is a party. The successor Trustee shall mail a notice of its succession to Noteholders and each Class A-1 Administrative Agent. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the retiring Trustee hereunder have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 10.6 the Co-Issuers’ obligations under Section 10.5 shall continue for the benefit of the retiring Trustee.

(f)    No successor Trustee may accept its appointment unless at the time of such acceptance such successor is qualified and eligible under this Base Indenture and a Rating Agency Notification has been provided and the Control Party has provided its consent with respect to such appointment.

Section 10.7    Successor Trustee by Merger, etc.

Subject to Section 10.8, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided that written notice of such consolidation, merger or conversion shall be provided to the Co-Issuers, the Servicer, the Noteholders and each Class A-1 Administrative Agent; provided further that the resulting or successor corporation is eligible to be a Trustee under Section 10.8.

Section 10.8    Eligibility Disqualification.

(a)    There shall at all times be a Trustee hereunder which shall (i) be a bank or trust company organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, (ii) be subject to supervision or examination by federal or state authority, (iii) have a combined capital and surplus of at least $250,000,000 as set forth in its most recent published annual report of condition, (iv) be reasonably acceptable to the Servicer and (v) have a long-term unsecured debt rating of at least “BBB+” and “Baa1” by S&P’s and Moody’s, respectively.

(b)    At any time the Trustee shall cease to satisfy the eligibility requirements of Section 10.8(a), the Trustee shall resign after written request that it do so by the Co-Issuers, or by the Control Party at the direction of the Controlling Class Representative, in the manner and with the effect specified in Section 10.6.

Section 10.9    Appointment of Co-Trustee or Separate Trustee.

(a)    Notwithstanding any other provisions of this Base Indenture, any Series Supplement or any other Transaction Document, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Trustee shall have the power upon notice to the Control Party, the Co-Issuers and each Class A-1 Administrative Agent and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, for all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders and the other Secured Parties, such title to the Collateral, or any part thereof, and, subject to the other provisions of this Section 10.9, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. Any co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.8 or shall be otherwise acceptable to the Servicer. No notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 10.6. No co-trustee shall be appointed without the consent of the Servicer and the Co-Issuers unless such appointment is required as a matter of state law or to enable the Trustee to perform its functions hereunder.

(b)    Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)    the Notes of each Series shall be authenticated and delivered solely by the Trustee or an authenticating agent appointed by the Trustee;

(ii)    all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(iii)    no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such trustee or co-trustee as an agent of the Trustee; and

(iv)    the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)    Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Base Indenture and the conditions of this Article X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Base Indenture, any Series Supplement and any other Transaction Documents to which the Trustee is a party, specifically including every provision of this Base Indenture, any Series Supplement, or any other Transaction Document which the Trustee is a party relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Co-Issuers.

(d)    Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Base Indenture, any Series Supplement or any other Transaction Document on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 10.10    Representations and Warranties of Trustee.

The Trustee represents and warrants to the Co-Issuers and the Noteholders that:

(a)    the Trustee is a national banking association, organized, existing and in good standing under the laws of the United States;

(b)    the Trustee has full power, authority and right to execute, deliver and perform this Base Indenture, any Series Supplement issued concurrently with this Base Indenture and each other Transaction Document to which it is a party and to authenticate the Notes, and has taken all necessary action to authorize the execution, delivery and performance by it of this Base Indenture, any Series Supplement issued concurrently with this Base Indenture and any such other Transaction Document and to authenticate the Notes;

(c)    this Base Indenture and each other Transaction Document to which it is a party has been duly executed and delivered by the Trustee; and

(d)    the Trustee meets the requirements of eligibility as a trustee hereunder set forth in Section 10.8(a).

Section 10.11    Confidentiality.

(a)    “Confidential Information” means trade secrets and other information (including, without limitation, know how, ideas, techniques, recipes, formulas, customer lists, customer information, financial information, business methods and processes, marketing plans, specifications, and other similar information as well as internal materials prepared by the owner of such information containing or based, in whole or in part, on any such information) that is confidential and proprietary to its owner and that is disclosed by one party to an agreement to another party thereto whether in writing or disclosed orally, and whether or not designated as confidential.

(b)    The Trustee acknowledges that during the term of this Base Indenture it may receive Confidential Information in its capacity as Trustee from any Non-Securitization Entity, the Securitization Entities, the Manager and the Back-Up Manager. The Trustee agrees to use reasonable controls (but in all events at least the same degree of care and controls that the Trustee uses to protect its own confidential and proprietary information of similar importance) to maintain the Confidential Information in confidence and only use the Confidential Information for purposes of its duties under this Base Indenture, and will not, at any time, disseminate or disclose any Confidential Information to any person or entity other than those of its affiliates and its and their directors, officers, employees, agents, consultants or representatives who have a “need to know” such information in connection with this Base Indenture (collectively, the “Representatives”), and its applicable regulatory authorities and auditors. The Trustee shall inform its Representatives of these restrictions, shall be liable for any action, or use or disclosure of Confidential Information by its Representatives which would have constituted a breach of this Section 10.11 had such Representative been a party hereto and shall immediately notify the Manager in the event of any loss or disclosure of any Confidential Information. Confidential Information shall not include information that: (i) is already known to the Trustee without restriction on use or disclosure prior to receipt of such information from any Non-Securitization Entity, a Securitization Entity or other party to a Transaction Document; (ii) is or becomes part of the public domain other than by breach of this Base Indenture by, or other wrongful act of, the Trustee or any of its Representatives; (iii) is developed by the Trustee independently of and without reference to any Confidential Information; (iv) is received by the Trustee from a third party who is not under any obligation to any Non-Securitization Entity, any Securitization Entity or any other party to a Transaction Document to maintain the confidentiality of such information or (v) is required to be disclosed by applicable law, statute, rule, regulation, subpoena, court order or legal process; provided, that the Trustee promptly notifies the Securitization Entities and the Manager of any such requirement and reasonably cooperates with the Securitization Entities and the Manager to minimize the extent of any such disclosure. The duties hereunder shall survive termination of this Base Indenture and (A) for trade secret information, shall continue for as long as such information remains a trade secret under applicable law, and (B) for all other Confidential Information, shall continue for three (3) years after the term of this Base Indenture.

Notwithstanding anything to the contrary in this Section 10.11, the disclosure of Confidential Information in accordance with the terms of any Transaction Document shall not be a violation of this Section 10.11.

(c)    All books, records, documents, papers or other materials relating to any Non-Securitization Entity’s, any Securitization Entity’s or the Manager’s business, Intellectual Property, customers, suppliers, distributors, franchisees, products or projects received by the Trustee containing Confidential Information or other proprietary information or trade secrets of any Non-Securitization Entity, any Securitization Entity or the Manager, including any copies thereof, shall at all times be and remain the property of the applicable Non-Securitization Entity, Securitization Entity or the Manager, as the case may be, and shall be destroyed or returned immediately to the applicable Non-Securitization Entity, Securitization Entity or the Manager, as the case may be, upon termination of this Base Indenture, or earlier at the request of the applicable Non-Securitization Entity, Securitization Entity or the Manager; provided, however, that the Trustee may retain such limited media and materials containing Confidential Information for customary archival and audit purposes (including with respect to regulatory compliance) only for reference with respect to the prior dealings between the parties and subject to the confidentiality terms of this Base Indenture. Upon request, the Trustee shall provide an officer’s certificate attesting to the return and/or destruction of all materials containing any Non-Securitization Entity’s, any Securitization Entity’s or the Manager’s Confidential Information.

(d)    Nothing in this Section 10.11 shall be construed as preventing any Non-Securitization Entity or any Securitization Entity, all of which shall be third-party beneficiaries of the rights arising under this Section 10.11, as applicable, from pursuing any and all remedies available to it for the breach or threatened breach of covenants made in this Section 10.11, including recovery of money damages for temporary or permanent injunctive relief.

ARTICLE XI

CONTROLLING CLASS REPRESENTATIVE AND CONTROL PARTY

Section 11.1    Controlling Class Representative.

(a)    Within thirty (30) days after the Closing Date or any CCR Re-election Event, the Trustee will send via email to each Class A-1 Administrative Agent and, with respect to any Notes other than any Series of Class A-1 Notes, to the Holders thereof via the Applicable Procedures of the Clearing Agency a written notice (with copies to the Manager and the Co-Issuers) in the form of Exhibit H attached hereto, announcing an election and soliciting nominations for a Controlling Class Representative (a “CCR Election Notice”). Each Controlling Class Member will be allowed to nominate itself as a CCR Candidate (and will not be permitted to nominate any other Person or entity as a CCR Candidate) by submitting a nomination to the Trustee in the form of Exhibit I attached hereto (a “CCR Nomination”), certifying that, as of a date not more than ten (10) Business Days prior to the date of the CCR Election Notice, such Controlling Class Member was the Holder or Noteholder of the Outstanding Principal Amount of Notes of the Controlling Class specified in its CCR Nomination and that it is not a Competitor; provided that for purposes of such nomination and determining the CCR Candidates pursuant to the Base Indenture, with respect to any Series of Class A-1 Notes Outstanding, the Class A-1 Notes Voting Amount will be used in place of the Outstanding Principal Amount of such Series. For any nomination to be valid, the CCR Nomination will be delivered to the Trustee within thirty (30) calendar days of the date of the CCR Election Notice (such period, the “CCR Nomination Period”).

(b)    Based upon the CCR Nominations that are received by the Trustee, within three (3) Business Days following the end of the CCR Nomination Period, (i) if no nomination has been received and there is no Controlling Class Representative, the Trustee will notify the Manager, the Co-Issuers, the Servicer and the Controlling Class Members that no nominations have been received and that no election will occur, (ii) if one or more nominations have been received, the Trustee will prepare and send to each applicable Controlling Class Member a ballot in the form of Exhibit J attached hereto (the “CCR Ballot”) naming the top three candidates based upon the highest aggregate Outstanding Principal Amount of Notes of Controlling Class Members nominating such candidate (or, if fewer than three (3) candidates are nominated, the CCR Ballot will list all candidates) or (iii) if a Controlling Class Representative currently exists and no CCR Nominations are received prior to the end of the CCR Nomination Period, then the Person serving as the current Controlling Class Representative will be deemed re-elected and will remain the Controlling Class Representative. Each Controlling Class Member may, in its sole discretion, indicate its vote for Controlling Class Representative by returning a completed CCR Ballot directly to the Trustee certifying that, as of the date of the CCR Ballot (the “CCR Voting Record Date”), such Controlling Class Member was the owner or beneficial owner of the Outstanding Principal Amount of Notes of the Controlling Class specified by such Controlling Class Member in the CCR Ballot; provided that for the purposes of such certification and the tabulation of votes pursuant to the following paragraph, with respect to any Series of Class A-1 Notes Outstanding, the Class A-1 Notes Voting Amount will be used in place of the Outstanding Principal Amount of such Series. For any vote delivered on a CCR Ballot to be valid, such CCR Ballot must be delivered to the Trustee within thirty (30) calendar days of the date of such CCR Ballot (such period, a “CCR Election Period”).

(c)    If a CCR Candidate receives votes from Controlling Class Members holding interests in excess of 50% of the sum of (i) the Class A-1 Notes Voting Amount with respect to each Series of Class A-1 Notes of the Controlling Class and (ii) the Outstanding Principal Amount of each Series of Notes of the Controlling Class (other than Class A-1 Notes), in each case, that are Outstanding as of the CCR Voting Record Date and with respect to which votes were submitted (which may be less than the Outstanding Principal Amount of Notes of the Controlling Class as of the CCR Voting Record Date), such CCR Candidate will be appointed the Controlling Class Representative. Notes of the Controlling Class held by the Co-Issuers or any Affiliate of any Co-Issuer will not be considered Outstanding for such voting purposes. If two CCR Candidates both receive votes from Controlling Class Members holding beneficial interests in exactly 50% of the aggregate Outstanding Principal Amount of Notes of the Controlling Class with respect to which votes were submitted, the Controlling Class Representative will be the CCR Candidate chosen by the Co-Issuers (or the Manager on their behalf pursuant to the Management Agreement). In the event that there is no current Controlling Class Representative and no CCR Candidate receives 50% of the aggregate Outstanding Principal Amount of Notes of the Controlling Class with respect to which votes were submitted, the Trustee will notify the Manager, the Securitization Entities, the Servicer, the Back-Up Manager, the Rating Agency and the Controlling Class Members that no Controlling Class Representative has been appointed, and until a CCR Re-

election Event occurs and a new Controlling Class Representative is elected then (i) the Control Party will exercise the rights of the Controlling Class Representative in accordance with the Servicing Standard and (ii) any deliverable or notice that is required to be provided to the Controlling Class Representative under a Transaction Document will be delivered to the Control Party.

(d)    In the event that a Controlling Class Representative is elected, deemed elected or chosen pursuant to the previous paragraph, the Trustee will forward an acceptance letter in the form of Exhibit K attached hereto (a “CCR Acceptance Letter”) to such Controlling Class Representative. No Person will be appointed Controlling Class Representative unless such Person delivers to the Trustee an executed CCR Acceptance Letter within fifteen (15) Business Days of receipt thereof. In the CCR Acceptance Letter, the Person accepting the role of the Controlling Class Representative will (i) agree to act as the Controlling Class Representative, (ii) provide its name and contact information and permit such information to be shared with the Manager, the Securitization Entities, the Servicer, the Back-Up Manager, each Rating Agency and the Controlling Class Members and (iii) represent and warrant that it is a Controlling Class Member and not a Competitor. Within two (2) Business Days of receipt of such executed CCR Acceptance Letter, the Trustee will promptly forward copies thereof, or provide the new Controlling Class Representative’s identity and contact information, to the Manager, the Securitization Entities, the Servicer, the Back-Up Manager, each Rating Agency and the Controlling Class Members.

(e)    Within two (2) Business Days of any other change in the name or address of the Controlling Class Representative of which the Trustee has received notice from the Controlling Class Representative, the Trustee will deliver to each Noteholder via the Applicable Procedures of the Clearing Agency, each Class A-1 Administrative Agent, the Co-Issuers, the Manager, the Back-Up Manager and the Servicer a notice setting forth the name and address of the new Controlling Class Representative.

(f)    The Trustee will be entitled to conclusively rely on, and will be fully protected in all actions taken or not taken by it with respect to, (i) the email information provided by each Class A-1 Administrative Agent and the Applicable Procedures of the Clearing Agency for delivery of the CCR Election Notices and CCR Ballots to holders and beneficial owners of the Controlling Class and (ii) with respect to all CCR Re-election Events, the representations and warranties of the Persons submitting CCR Nominations, CCR Ballots and CCR Acceptance Letters. The Servicer (in its capacity as Servicer and Control Party) will be entitled to rely on the identity of the Controlling Class Representative provided by the Trustee with respect to any obligation or right under the Indenture and the other Transaction Documents that the Servicer (in its capacity as Servicer and Control Party) may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Noteholders of the Controlling Class, with no liability for such reliance.

(g)    The Servicer (in its capacity as Servicer and Control Party) will be entitled to rely on the identity of the Controlling Class Representative provided by the Trustee with respect to any obligation or right hereunder or under any other Transaction Document that the Servicer (in its capacity as Servicer and Control Party) may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Noteholders of the Controlling Class, with no liability to it for such reliance.

(h)    The Controlling Class Representative shall be entitled to receive from the Trustee, upon request, any memoranda delivered to the Trustee by the Back-Up Manager pursuant to the Back-Up Management Agreement; provided that it shall have first executed a confidentiality agreement, in form and substance satisfactory to the Manager, and such confidentiality agreement remains in effect. Any such memoranda shall be deemed to contain confidential information.

Section 11.2    Resignation or Removal of the Controlling Class Representative. The Controlling Class Representative may at any time resign by giving written notice to the Trustee, the Manager, the Servicer and to each Noteholder of the Controlling Class. As of any Record Date, a Majority of Controlling Class Members shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Trustee, the Manager, the Servicer and such existing Controlling Class Representative. No resignation or removal of the Controlling Class Representative shall become effective until a successor Controlling Class Representative has been appointed pursuant to Section 11.1 or until the end of the CCR Election Period (or, if not CCR Election Period has occurred after a CCR Nomination, until the end of the related CCR Nomination Period) following such resignation or removal; provided that any Controlling Class Representative that has been removed pursuant to this Section 11.2 may subsequently be nominated as a CCR Candidate (provided that such Controlling Class Representative candidate satisfies the requirements of this Base Indenture) and appointed as Controlling Class Representative pursuant to Section 11.1; provided, further, that an existing Controlling Class Representative shall cease to be the Controlling Class Representative at the end of a CCR Election Period, even if no successor is re-elected pursuant to Section 11.1, unless such Controlling Class Representative is elected during such CCR Election Period (except that, in the event of a CCR Re-election Event or upon the occurrence of an annual election date, if no CCR Nominations are received prior to the end of the CCR Nomination Period, the current Controlling Class Representative will remain the Controlling Class Representative and no further action will be taken with respect to such CCR Re-election Event or annual election date). In addition to the foregoing, within two (2) Business Days of the selection, resignation or removal of the Controlling Class Representative, the Trustee shall notify the Manager and the Servicer and the parties to this Base Indenture of such event.

Section 11.3    Expenses and Liabilities of the Controlling Class Representative.

(a)    The Controlling Class Representative shall have no liability to the Noteholders or the Note Owners for any action taken, or for refraining from the taking of any action, in good faith or for errors in judgment; provided, however, that the Controlling Class Representative shall not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, gross negligence or reckless disregard of its obligations or duties under the Indenture. Each Note Owner acknowledges and agrees, by its acceptance of its Notes or interests therein, that (i) the Controlling Class Representative may have special relationships and interests that conflict with those of Note Owners of one or more Classes of Notes, or that conflict with other Note Owners, (ii) the Controlling Class Representative may act solely in the interests of the Controlling Class Members or in its own interest, (iii) the Controlling Class Representative does not have any duties to Note Owners other than the Controlling Class Members, (iv) the Controlling Class Representative may take actions that favor the interests of the Controlling Class Members over the interests of Note Owners of one or more other Classes of Notes, or that favor its own interests over those of other Note Owners or other Controlling Class Members, (v) the Controlling Class Representative shall not be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the Controlling Class Members or in its own interests, and (vi) the Controlling Class Representative shall have no liability whatsoever for having so acted pursuant to clauses (i) through (v), and no Note Owner or Noteholder may take any action whatsoever against the Controlling Class Representative for having so acted or against any director, officer, employee, agent or principal thereof for having so acted.

(b)    Any and all expenses of the Controlling Class Representative for acting in its capacity as Controlling Class Representative shall be borne by the Controlling Class Members (and not by any other party), pro rata according to their respective Outstanding Principal Amounts. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative and the Servicer or the Trustee are also named parties to the same action and, in the sole judgment of the Servicer, the Controlling Class Representative had acted in good faith, without gross negligence or willful misconduct, with regard to the particular matter at issue, and there is no potential for the Servicer or the Trustee to be an adverse party in such action as regards the Controlling Class Representative, the Servicer on behalf of the Trustee shall be required to assume the defense (with any costs incurred in connection therewith being deemed to be reimbursable as a Collateral Protection Advance) of any such claim against the Controlling Class Representative.

Section 11.4    Control Party.

(a)    The Control Party is authorized to consent to and implement, subject to the Servicing Standard, any Consent Request that does not require the consent of any Noteholder or the Controlling Class Representative.

(b)    For any Consent Request that expressly requires, pursuant to the terms of this Base Indenture and the other Transaction Documents, the consent or direction of the Controlling Class Representative, the Control Party shall review such Consent Request and shall formulate and present a Consent Recommendation to the Controlling Class Representative whether to approve or reject such Consent Request. The Control Party is not authorized to implement any such Consent Request until the Control Party receives the consent of the applicable Noteholders or the Controlling Class Representative; provided that, subject to Section 6.3 of the Servicing Agreement, if the Controlling Class Representative fails to approve or reject a Consent Request within ten (10) Business Days following delivery of a Consent Request and the related Consent Recommendation to the Controlling Class Representative or if there is no Controlling Class Representative at such time (including, without limitation, prior to the first CCR Election Period or upon the issuance of a new Series of Notes), the Control Party shall be authorized (but not required) to implement such Consent Request in accordance with the Servicing Standard, whether or not this Indenture or any Transaction Document indicates that the Control Party is required to act with the consent or at the direction of the Controlling Class Representative with respect to any specific matter relating to such Consent Request, other than with respect to Servicer Termination Events.

(c)    For any Consent Request that expressly requires the consent or direction of affected Noteholders or 100% of the Noteholders pursuant to the terms of the Indenture or other Transaction Documents, including pursuant to Section 13.2, the Control Party will review such Consent Request and will formulate and present a Consent Recommendation to the Trustee, which will forward such Consent Request and Consent Recommendation to the applicable Noteholders. The Control Party will be required to obtain the consent of the applicable Noteholders with respect to such Consent Request, as required under the Transaction Documents, to implement such Consent Requests.

(d)    The Control Party shall promptly notify the Trustee, the Manager, the Back-Up Manager, the Co-Issuers and the Controlling Class Representative if the Control Party determines, in accordance with the Servicing Standard, not to implement a Consent Request or has not received the requisite consent of the Controlling Class Representative or the Noteholders, if applicable, to implement a Consent Request. The Trustee shall promptly notify the Control Party, the Manager, the Back-Up Manager, the Co-Issuers and the Controlling Class Representative if the Trustee has not received the requisite consent of the required percentage of Noteholders to implement a Consent Request.

(e)    Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Controlling Class Representative may (i) require or cause the Trustee or the Control Party to violate applicable Requirements of Law, the terms of this Base Indenture, the Notes, the Servicing Agreement or the other Transaction Documents, including, without limitation with respect to the Control Party, the Control Party’s obligation to act in accordance with the Servicing Standard, (ii) expose the Control Party or the Trustee, or any of their respective Affiliates, officers, directors, members, managers, employees, agents or partners, to any material claim, suit or liability, or (iii) materially expand the scope of the Servicer’s responsibilities under the Servicing Agreement or the Trustee’s responsibility under this Base Indenture, the Notes and the other Transaction Documents. The Trustee and the Control Party shall not be required to follow any such advice, direction or objection. In addition, notwithstanding anything herein or in the other Transaction Documents to the contrary, the Controlling Class Representative shall not be able to prevent the Control Party from transferring the ownership of all or any portion of the Collateral if any Advance by the Servicer has been outstanding for twelve (12) months (or longer) and the Control Party determines in accordance with the Servicing Standard that such transfer of ownership would be in the best interest of the Noteholders (taken as a whole).

Section 11.5    Note Owner List.

(a)    To facilitate communication among Note Owners, the Manager, the Trustee, the Control Party and the Controlling Class Representative, a Note Owner may elect, but is not required, to notify the Trustee of its name, address and other contact information, which will be kept in a register maintained by the Trustee.

(b)    Any Note Owners holding beneficial interests of not less than $50,000,000 in aggregate principal amount of Notes that wish to communicate with the other Note

Owners with respect to their rights under the Indenture or under the Notes may request in writing that the Trustee deliver a notice or communication to the other Note Owners through the Applicable Procedures of each Clearing Agency with respect to all Series of Notes Outstanding. If such request and transmission states that such Note Owners desire to communicate with other Note Owners with respect to their rights under the Indenture or under the Notes and is accompanied by (i) a certificate substantially in the form of Exhibit O certifying that such Note Owners hold beneficial interests of not less than $50,000,000 in aggregate principal amount of Notes (each, a “Note Owner Certificate”) (upon which the Trustee may conclusively rely) and (ii) a copy of the communication which such Note Owners propose to transmit, then the Trustee, after having been adequately indemnified by such Note Owners for its costs and expenses, shall transmit the requested communication to all other Note Owners through the Applicable Procedures of each Clearing Agency with respect to all Series of Notes Outstanding, and shall give the Co-Issuers, the Servicer and the Controlling Class Representative notice that such request and transmission has been made, within five (5) Business Days after receipt of the request. The Trustee shall have no obligation of any nature whatsoever with respect to any requested communication other than to transmit it in accordance with and subject to the terms hereof and to give notice thereof to the Co-Issuers, the Servicer and the Controlling Class Representative.

ARTICLE XII

DISCHARGE OF INDENTURE

Section 12.1    Termination of the Co-Issuers’ and Guarantors’ Obligations.

(a)    Satisfaction and Discharge. The Indenture and the Guarantee and Collateral Agreement shall be discharged and cease to be of further effect when all Outstanding Notes theretofore authenticated and issued (other than destroyed, lost or stolen Notes which have been replaced or paid) have been delivered to the Trustee for cancellation, the Co-Issuers have paid all sums payable hereunder and under each other Indenture Document, all commitments to extend credit under all Class A-1 Note Purchase Agreements have been terminated and all Series Hedge Agreements have been terminated and all payments by the Co-Issuers thereunder have been paid or otherwise provided for; except that (i) the Co-Issuers’ obligations under Section 10.11, Section 10.5 and the Guarantors’ guaranty thereof, (ii) the Trustee’s and the Paying Agent’s obligations under Sections 12.2 and 12.3 and (iii) the Noteholders’ and the Trustee’s obligations under Section 14.13 shall survive. The Trustee, on demand and at the expense of the Securitization Entities, will execute proper instruments acknowledging confirmation of, and discharge under, the Indenture and the Guarantee and Collateral Agreement, prepared by the Securitization Entities.

Upon the termination of the last Series Supplement under which Notes are Outstanding, at the election of the Co-Issuers, the Indenture, the Guarantee and Collateral Agreement and all other Indenture Documents shall be discharged and cease to be of further effect; except that (i) the rights and obligations of the Trustee hereunder, including, without limitation, the Trustee’s rights to compensation and indemnity under Section 10.5, and the Guarantor’s guaranty thereof, (ii) the Trustee’s and the Paying Agent’s obligations under Section 12.2 and Section 12.3, and (iii) the Noteholders’ and the Trustee’s obligations under Section 14.13 shall survive. The Trustee, on demand and at the expense of the Securitization Entities, shall execute proper instruments acknowledging confirmation of and discharge under the Indenture and the Guarantee and Collateral Agreement, prepared by the Securitization Entities.

(b)    Indenture Defeasance. The Co-Issuers may terminate all of their obligations and the obligations of the Guarantors under the Indenture Documents if:

(i)    the Co-Issuers irrevocably deposit in trust with the Trustee or at the option of the Trustee, with a trustee reasonably satisfactory to the Control Party, the Trustee and the Co-Issuers under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, U.S. Dollars and/or Government Securities in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay (without consideration of any reinvestment), when due, principal, premiums, make-whole prepayment consideration, if any, and interest on the Outstanding Notes (including additional interest that accrues after a Series Anticipated Repayment Date or Class A-1 Notes Renewal Date, if applicable) to prepayment, redemption or maturity, as the case may be, and to pay all other sums payable by them hereunder and under each other Transaction Document and each Series Hedge Agreement; provided that any Government Securities deposited in trust shall provide for the scheduled payment of all principal and interest thereon not later than the Business Day prior to the applicable prepayment date, redemption date or maturity date, as the case may be; and provided, further, that if (x) the deposit is held by a trustee of an irrevocable trust other than the Trustee, such trustee shall have been irrevocably instructed by the Co-Issuers to pay such money or the proceeds of such U.S. Government Securities to the Trustee on or prior to the prepayment date, redemption date or maturity date, as applicable, and (y) the Trustee shall have been irrevocably instructed by the Co-Issuers to apply such money or the proceeds of such U.S. Government Securities to the payment of said principal, premiums, make-whole prepayment consideration, if any, and interest with respect to the Notes and such other obligations;

(ii)    all commitments under all Class A-1 Note Purchase Agreements and all Series Hedge Agreements have been terminated on or before the date of such deposit;

(iii)    the Co-Issuers deliver notice of such deposit to the Noteholders of Outstanding Notes no more than twenty (20) Business Days prior to such deposit and such notice is expressly stated to be, or as of the date of the deposit has become, irrevocable;

(iv)    the Co-Issuers deliver notice of such deposit to the Control Party, the Manager, the Back-Up Manager, the Rating Agencies and the Servicer, on or before the date of the deposit; and

(v)    an Opinion of Counsel is delivered to the Trustee and the Servicer by the Co-Issuers to the effect that all conditions precedent set forth herein with respect to such termination have been satisfied.

Upon satisfaction of such conditions, the Indenture, the Guarantee and Collateral Agreement and all other Indenture Documents shall be discharged and cease to be of further effect; except that (i) the rights and obligations of the Trustee hereunder, including, without limitation, the Trustee’s rights to compensation and indemnity under Section 10.5, and the Guarantor’s guaranty thereof, (ii) the Trustee’s and the Paying Agent’s obligations under Section 12.2 and Section 12.3, (iii) the Noteholders’ and the Trustee’s obligations under Section 14.13, (iv) this Section 12.1(b) and (v) the Noteholders’ rights to registration of transfer and exchange under Section 2.8 and to replacement or substitution of mutilated, destroyed, lost or stolen Notes under Section 2.10(a) shall survive. The Trustee, on demand of the Securitization Entities, shall execute proper instruments acknowledging confirmation of and discharge under the Indenture and the Guarantee and Collateral Agreement.

(c)    Series Defeasance. Subject to the terms of each applicable Series Supplement, the Co-Issuers, solely in connection with the payment in full (whether optional or mandatory) or a redemption in full of all Outstanding Notes of a particular Series, Class, Subclass or Tranche of Notes (the “Defeased Series”) or in connection with the Series Legal Final Maturity Date of a particular Series of Notes, may terminate all of their obligations and the obligations of the Guarantors under the Indenture Documents with respect to such Series, Class, Subclass or Tranche of Notes on and as of any Business Day (the “Series Defeasance Date”), provided:

(i)    the Co-Issuers irrevocably deposit in trust with the Trustee, or at the option of the Trustee, with a trustee reasonably satisfactory to the Control Party, the Trustee and the Co-Issuers under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, U.S. Dollars or Government Securities (or any combination thereof) in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay (without consideration of any reinvestment) without duplication:

(1)    all principal, interest, contingent interest, premiums, make-whole prepayment consideration, Series Hedge Payment Amounts, commitment fees, Class A-1 Notes Administrative Expenses, Class A-1 Notes Interest Adjustment Amounts, Class A-1 Notes Other Amounts, interest on the Outstanding Notes of such Series, Class, Subclass or Tranche (including additional interest that accrues after a Series Anticipated Repayment Date or renewal date, if applicable) and any other Series Obligations that will be due and payable by the Co-Issuers solely with respect to the Defeased Series as of the applicable prepayment date, redemption date or Series Legal Final Maturity Date, as the case may be, and to pay other sums payable by them under the Base Indenture and each other Transaction Document with respect to the Defeased Series of Notes;

(2)    all Weekly Management Fees, Supplemental Management Fees, unreimbursed Advances (and outstanding interest thereon) and Manager Advances (and outstanding interest thereon), all fees, indemnities, reimbursements and expenses due to the Trustee, the Manager, the Servicer and the Back-Up Manager, and all Successor Manager Transition Expenses and Successor Servicer Transition Expenses, in each case that will be due and payable on or as of the following Weekly Allocation Date or Quarterly Payment Date, as applicable; and

(3)    all Securitization Operating Expenses and all Class A-1 Notes Administrative Expenses, Class A-1 Notes Interest Adjustment Amounts, Class A-1 Notes Commitment Fees Adjustment Amounts and Class A-1 Notes Other Amounts for the Defeased Series, in each case, that are due and unpaid as of the Series Defeasance Date to the Actual Knowledge of the Manager;

provided, that the terms of each Government Security deposited in trust shall provide for the scheduled payment of all principal and interest thereon not later than the Business Day prior to the prepayment date, redemption date or Series Legal Final Maturity of the Defeased Series, as applicable; and provided, further, that if (x) if the deposit is held by a trustee of an irrevocable trust other than Trustee, such trustee shall have been irrevocably instructed by the Co-Issuers to pay such money or the proceeds of such Government Securities to the Trustee on or prior to the prepayment date, redemption date, or Series Legal Final Maturity Date, as applicable and (y) the Trustee shall have been irrevocably instructed by the Co-Issuers to apply such money or the proceeds of such Government Securities to the payment of the Series Obligations with respect to the Notes of such Series, Class, Subclass or Tranche and to the payment of other fees and expenses, as applicable;

(ii)    all commitments under all Class A-1 Note Purchase Agreements and all Series Hedge Agreements with respect to the Defeased Series shall have been terminated on or before the Series Defeasance Date;

(iii)    the Co-Issuers deliver notice of prepayment, redemption or maturity in full of such Series, Class, Subclass or Tranche of Notes in full to the Noteholders of the Defeased Series, the Manager, the Trustee, the Control Party, the Controlling Class Representative, the Back-Up Manager, each Rating Agency and the Servicer not more than twenty (20) Business Days prior to the Series Defeasance Date, and such notice is expressly stated to be, or as of the date of the deposit has become, irrevocable;

(iv)    if, after giving effect to the deposit, any other Series, Class, Subclass or Tranche of Notes is Outstanding, the Co-Issuers deliver to the Trustee an Officer’s Certificate of the Co-Issuers stating that no Potential Rapid

Amortization Event, Rapid Amortization Event, Default or Event of Default shall have occurred and be continuing on the date of such deposit;

(v)    the Co-Issuers deliver to the Trustee an Officer’s Certificate stating that the defeasance was not made by the Co-Issuers with the intent of preferring the holders of the Defeased Series over other creditors of the Co-Issuers or with the intent of defeating, hindering, delaying or defrauding other creditors;

(vi)    the Co-Issuers deliver notice of such deposit to the Control Party, the Manager, the Back-Up Manager and each Rating Agency on or before the date of the deposit;

(vii)    such defeasance will not result in a breach or violation of, or constitute a default under, the Indenture or any other Indenture Documents; and

(viii)    the Co-Issuers deliver to the Trustee an Opinion of Counsel to the effect that all conditions precedent set forth herein with respect to such termination have been satisfied.

Upon satisfaction of such conditions, the Indenture, the Guarantee and Collateral Agreement and the other Indenture Documents shall cease to be of further effect with respect to such Defeased Series, the Co-Issuers and the Guarantors shall be deemed to have paid and been discharged from their Series Obligations with respect to such Defeased Series and thereafter such Defeased Series shall be deemed to be “Outstanding” only for purposes of (1) the Trustee’s and the Paying Agent’s obligations under Section 10.11, Section 12.2 and Section 12.3, (2) the Noteholders’ and the Trustee’s obligations under Section 14.13 and (3) the Noteholders’ rights to registration of transfer and exchange under Section 2.8 and to replacement or substitution of mutilated, destroyed, lost or stolen Notes under Section 2.10(a). The Trustee, on demand of the Securitization Entities, shall execute proper instruments acknowledging confirmation of and discharge under the Indenture and the Guarantee and Collateral Agreement of such Series Obligations.

For the avoidance of doubt, upon the termination of a Series Supplement in accordance with the terms thereof, such Series of Notes shall be a “Defeased Series” and all Series Obligations with respect to such Series of Notes and all Obligations of the Guarantors under the Guarantee and Collateral Agreement in respect of such Series of Notes shall terminate and such date of termination shall be a “Series Defeasance Date”. Upon such termination of the applicable Series Supplement in accordance with its terms, the Indenture, the Guarantee and Collateral Agreement and the other Indenture Documents shall cease to be of further effect with respect to such Defeased Series, the Co-Issuers and the Guarantors shall be deemed to have paid and been discharged from their Series Obligations with respect to such Defeased Series and thereafter such Defeased Series shall no longer be deemed Outstanding hereunder.

(d)    After the conditions set forth in Section 12.1(a) have been met, or after the irrevocable deposit is made pursuant to Section 12.1(b) and satisfaction of the other conditions set forth therein have been met, the Trustee upon request of the Securitization Entities shall reassign (without recourse upon, or any warranty whatsoever by, the Trustee) and deliver all

Collateral and documents then in the custody or possession of the Trustee promptly to the applicable Securitization Entities.

Section 12.2    Application of Trust Money.

The Trustee or a trustee satisfactory to the Servicer, the Trustee and the Co-Issuers shall hold in trust money or Government Securities deposited with it pursuant to Section 12.1. The Trustee shall apply the deposited money and the money from Government Securities through the Paying Agent in accordance with this Base Indenture and the other Transaction Documents to the payment of principal, premium, if any, and interest on the Notes and the other sums referred to above. The provisions of this Section 12.2 shall survive the expiration or earlier termination of the Indenture.

Section 12.3    Repayment to the Co-Issuers.

(a)    The Trustee and the Paying Agent shall promptly pay to the Co-Issuers upon written request any excess money or, pursuant to Sections 2.10 and 2.14, return any cancelled Notes held by them at any time.

(b)    Subject to Section 2.6(c), the Trustee and the Paying Agent shall pay to the Co-Issuers upon written request any money held by them for the payment of principal, premium or interest that remains unclaimed for two years after the date upon which such payment shall have become due.

(c)    The provisions of this Section 12.3 shall survive the expiration or earlier termination of the Indenture.

Section 12.4    Reinstatement.

If the Trustee is unable to apply any funds received under this Article XII by reason of any proceeding, order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Co-Issuers’ obligations under the Indenture or the other Indenture Documents and in respect of the Notes and the Guarantors’ obligations under the Guarantee and Collateral Agreement shall be revived and reinstated as though no deposit had occurred, until such time as the Trustee is permitted to apply all such funds or property in accordance with this Article XII. If the Co-Issuers or Guarantors make any payment of principal, premium or interest on any Notes or any other sums under the Indenture Documents while such obligations have been reinstated, the Co-Issuers and the Guarantors shall be subrogated to the rights of the Noteholders or Note Owners or other Secured Parties who received such funds or property from the Trustee to receive such payment in respect of the Notes.

ARTICLE XIII

AMENDMENTS

Section 13.1    Without Consent of the Controlling Class Representative or the Noteholders.

(a)    Without the consent of any Noteholder, the Control Party, the Controlling Class Representative or any other Secured Party, the Co-Issuers and the Trustee, at any time and from time to time, may enter into one or more Supplements hereto or amendments, modifications or supplements to any Supplement, the Guarantee and Collateral Agreement or any other Indenture Document), in form satisfactory to the Trustee (or solely with respect to clause (xiv) below, upon notice thereof from the Co-Issuers to the Trustee and the Control Party), for any of the following purposes:

(i)    to create a new Series of Notes in accordance with Section 2.2(b) or issue Additional Notes of an existing Series, Class, Subclass or Tranche of Notes, and in connection therewith, and notwithstanding the Specified Payment Amendment Provisions (but solely with respect to such Series of Notes), to add or modify Events of Default, Rapid Amortization Events, Manager Termination Events to the extent that any such modifications render such events more restrictive from the perspective of the Dine Brands Entities;

(ii)    to add to the covenants of the Securitization Entities for the benefit of any Noteholders or any other Secured Parties or to surrender for the benefit of the Noteholders and the other Secured Parties any right or power herein conferred upon the Securitization Entities;

(iii)    to mortgage, pledge, convey, assign and transfer to the Trustee any property or assets as security for the Obligations and to specify the terms and conditions upon which such property or assets are to be held and dealt with by the Trustee and to set forth such other provisions in respect thereof as may be required by the Indenture or as may, consistent with provisions of this Base Indenture, be deemed appropriate by the Co-Issuers, or to correct or to amplify the description of any such property or assets at any time so mortgaged, pledged, conveyed and transferred to the Trustee for the benefit of the Secured Parties;

(iv)    to correct any manifest error or defect or to cure any ambiguity or to correct or supplement any provisions herein or any Series Supplement which may be inconsistent with any other provision therein or with the offering memorandum for any Series of Notes Outstanding;

(v)    to provide for uncertificated Notes in addition to certificated Notes;

(vi)    to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more Series and to add to or change any of the provisions of the Indenture or the Guarantee and

Collateral Agreement as shall be necessary to provide for or facilitate the administration of the trusts hereunder or thereunder by more than one Trustee;

(vii)    to correct or supplement any provision of this Base Indenture, the Guarantee and Collateral Agreement, any Supplement or any other Indenture Document that may be inconsistent with any other provision in this Base Indenture, the Guarantee and Collateral Agreement, any Supplement or any other Indenture Document; or to make this Base Indenture, the Guarantee and Collateral Agreement, any Supplement or any other Indenture Document consistent with any other provisions with respect to matters set forth in this Base Indenture, any Supplement, the Guarantee and Collateral Agreement, any other Indenture Document to which the Trustee is a party or with any offering memorandum for a Series of Notes;

(viii)    to comply with Requirements of Law (as evidenced by an Opinion of Counsel);

(ix)    to facilitate the transfer of Notes in accordance with applicable Requirements of Law (as evidenced by an Opinion of Counsel);

(x)    to take any action necessary or helpful to avoid the imposition, under and in accordance with applicable Requirements of Law, of any Tax, including withholding Tax;

(xi)    to take any action necessary and appropriate to facilitate the origination of Franchise Documents or the management and preservation of the Franchise Documents, in each case, in accordance with the Managing Standard;

(xii)    to provide for mechanical provisions in respect of the issuance of Senior Subordinated Notes or Subordinated Notes;

(xiii)    to amend the definitions of “Quarterly Fiscal Period” to conform to any change in the Manager’s fiscal year-end (to the extent such amendment is in accordance with the Managing Standard);

(xiv)    to add provisions in respect of hedging and enhancement mechanics;

(xv)    in the case of any Class A-1 Note Purchase Agreement, to amend, modify, supplement or waive any of the terms thereof, pursuant to the terms of such agreement;

(xvi)    to make LIBOR Successor Rate Conforming Changes to any Series Supplement and related Class A-1 Note Purchase Agreement, in accordance with the terms thereof; or

(xvii)    to amend, amend and restate or otherwise modify any Indenture Document in connection with the issuance of Additional Notes in conjunction with the defeasance of all other Series of Notes outstanding at such time (a “Series Refinancing Event”); provided that such modifications shall take effect simultaneously with or following such defeasance; and provided, further, that no such amendment shall adversely affect the rights of the Trustee without the prior written consent of the Trustee;

provided, however, that, (i) other than in the case of any Supplement with respect to clause (xiii) or (xvii) above, as evidenced by an Officer’s Certificate delivered to the Trustee and the Servicer, such action could not reasonably be expected to adversely affect in any material respect the interests of any Noteholder, any Note Owner, the Trustee, the Servicer or any other Secured Party and (ii) this Article XIII shall not apply to amendments and replacements of Interest Reserve Letters of Credit and other Letters of Credit issued under any Class A-1 Note Purchase Agreement, which shall be subject to amendment, replacement or modification in accordance with the terms thereof.

In addition to the foregoing, without the consent of any Noteholder, the Control Party, the Controlling Class Representative or any other Secured Party, the Co-Issuers (acting at the direction of the Manager) and the Trustee, at any time and from time to time, may enter into one or more Supplements hereto to amend the Priority of Payments following the Closing Date in order to provide for supplemental scheduled payments of principal (including Scheduled Principal Payments) of one or more Series of Additional Notes and/or the reallocation of a specified percentage of cash flow to pay principal of any then-Outstanding Series of Notes and/or one or more Series of Additional Notes upon the occurrence of specified trigger events to be set forth in the related Series Supplement subject to satisfaction of the Rating Agency Condition with respect to each Series of Notes that will remain Outstanding and the other conditions applicable thereto set forth in Sections 13.3, 13.6 and 13.7 of this Base Indenture; provided, that no such amendment shall adversely affect the rights of the Trustee, the Servicer or Holders of each Series of Class A-1 Notes without the prior written consent of each of the Trustee, the Servicer or the Holders of such Series of Class A-1 Notes (which, in the case of the Holders of each Series of Class A-1 Notes will be given by the applicable Class A-1 Administrative Agent acting with the consent of each Holder of the Class A-1 Note Commitments); provided, further, that any amendment to the Priority of Payments to provide for allocations or payments that are senior to or pari passu with any amount payable to the Holders of each Series of Class A-1 Notes or the applicable Class A-1 Administrative Agent shall be deemed to adversely affect the rights of the Holders of each Series of Class A-1 Notes for purposes of the immediately preceding proviso.

(b)    Upon the request of the Co-Issuers and receipt by the Servicer and the Trustee of the documents described in Section 2.2 and delivery by the Servicer of its consent thereto to the extent required by Section 2.2, the Trustee shall join with the Co-Issuers in the execution of any Series Supplement authorized or permitted by the terms of this Base Indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such Series Supplement which affects its own rights, duties or immunities under this Base Indenture or otherwise.

Section 13.2    With Consent of the Controlling Class Representative or the Noteholders.

(a)    Except as provided in Section 13.1, the provisions of this Base Indenture, the Guarantee and Collateral Agreement, any Supplement and any other Indenture Document to which the Trustee is a party (unless otherwise provided in such Supplement) may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing in a Supplement and consented to in writing by the Control Party (at the direction of the Controlling Class Representative); provided, that (except with respect to amendments, modifications and waivers permitted pursuant to Section 13.1(a) that expressly do not require the consent of any Noteholder or other affected Secured Party):

(i)    any such amendment, waiver or other modification pursuant to this Section 13.2 that would reduce the percentage of the Aggregate Outstanding Principal Amount or the Outstanding Principal Amount of any Series of Notes, the consent of the Noteholders of which is required for any Supplement under this Section 13.2 or the consent of the Noteholders of which is required for any waiver of compliance with the provisions of the Indenture or any other Transaction Document or defaults hereunder or thereunder and their consequences provided for in herein and therein or for any other action hereunder or thereunder shall require the consent of each affected Noteholder;

(ii)    any such amendment, waiver or other modification pursuant to this Section 13.2, that would permit the creation of any Lien ranking prior to or on a parity with the Lien created by the Indenture, the Guarantee and Collateral Agreement or any other Transaction Documents with respect to any material portion of the Collateral or except as otherwise permitted by the Transaction Documents, terminate the Lien created by the Indenture, the Guarantee and Collateral Agreement or any other Transaction Documents on any material portion of the Collateral at any time subject thereto or deprive any Secured Party of any material portion of the security provided by the Lien created by the Indenture, the Guarantee and Collateral Agreement or any other Transaction Documents shall, in each case, require the consent of each affected Noteholder and each other affected Secured Party;

(iii)    any amendment, waiver or other modification that would (A) extend the due date for, or reduce the amount of any scheduled repayment or prepayment of principal of, premium, if any, or interest on any Note and the other Obligations (or reduce the principal amount of, premium, if any, or rate of interest on any Note and the other Obligations); (B) affect adversely the interests, rights or obligations of any Noteholder individually in comparison to any other Noteholder; (C) change the provisions of the Priority of Payments; (D) change any place of payment where, or the coin or currency in which, any Notes and the other Obligations or the interest thereon is payable; (E) impair the right to institute suit for the enforcement of the provisions of the Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes and the other Obligations owing to Noteholders on or after the respective due dates thereof, (F) subject to the ability of the Control Party (acting at the direction of the Controlling Class Representative) to waive certain events or modify thresholds as set forth in Section 9.7, amend or otherwise modify any of the specific language of the following definitions: “Default,” “Event of Default,” “Potential Rapid Amortization Event,” “Rapid Amortization Event” or “Outstanding” (as defined in the Base Indenture or any applicable Series Supplement); provided, that the addition to any such definitions of additional such events, and the subsequent amendment thereof, shall not be deemed to violate this provision, or (G) amend, waive or otherwise modify this Section 13.2, in each case, shall require the consent of each affected Noteholder and each other affected Secured Party (this clause (iii), the “Specified Payment Amendment Provisions”); and

(iv)    any such amendment, waiver or other modification pursuant to this Section 13.2, that would change the time periods with respect to any requirement to deliver to Noteholders notice with respect to any repayment, prepayment or redemption shall require the consent of each affected Noteholder.

(b)    No failure or delay on the part of any Noteholder, the Trustee or any other Secured Party in exercising any power or right under the Indenture or any other Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

(c)    The express requirement, in any provision hereof, that the Rating Agency Condition be satisfied as a condition to the taking of a specified action, shall not be amended, modified or waived by the parties hereto without satisfying the Rating Agency Condition.

Section 13.3    Supplements.

Each amendment or other modification to the Indenture, the Notes or the Guarantee and Collateral Agreement shall be set forth in a Supplement, a copy of which shall be delivered to each Rating Agency, the Servicer, the Controlling Class Representative, the Manager, the Back-Up Manager and the Co-Issuers. The Co-Issuers shall provide written notice to each Rating Agency of any amendment or modification to the Indenture, the Notes or the Guarantee and Collateral Agreement no less than ten (10) days prior to the effectiveness of the related Supplement, except in connection with the issuance of Additional Notes that will be rated by such Rating Agency; provided that such Supplement need not be in final form at the time such notice is given. The initial effectiveness of each Supplement shall be subject to the delivery to the Servicer and the Trustee of an Opinion of Counsel that such Supplement is authorized or permitted by this Base Indenture and the conditions precedent set forth herein with respect thereto have been satisfied. In addition to the manner provided in Sections 13.1 and 13.2, each Series Supplement may be amended as provided in such Series Supplement.

Section 13.4    Revocation and Effect of Consents.

Until an amendment or waiver becomes effective, a consent to it by a Noteholder of a Note is a continuing consent by the Noteholder and every subsequent Noteholder of a Note or portion of a Note that evidences the same debt as the consenting Noteholder’s Note, even if notation of the consent is not made on any Note. Any such Noteholder or subsequent Noteholder, however, may revoke the consent as to his Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Noteholder. The Co-Issuers may fix a record date for determining which Noteholders must consent to such amendment or waiver.

Section 13.5    Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Co-Issuers, in exchange for all Notes, may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

Section 13.6    The Trustee to Sign Amendments, etc.

The Trustee shall sign any Supplement authorized pursuant to this Article XIII if the Supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such Supplement, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 10.1, shall be fully protected in relying upon, an Officer’s Certificate of the Co-Issuers and an Opinion of Counsel as conclusive evidence that such Supplement is authorized or permitted by this Base Indenture and that all conditions precedent have been satisfied, and that it will be valid and binding upon the Co-Issuers and the Guarantors in accordance with its terms.

Section 13.7    Amendments and Fees.

The Co-Issuers, the Control Party and the Controlling Class Representative shall negotiate any amendments, waivers or modifications to the Indenture or the other Transaction Documents that require the consent of the Control Party or the Controlling Class Representative in good faith, and any consent required to be given by the Control Party or the Controlling Class Representative shall not be unreasonably denied or delayed. The Control Party and the Controlling Class Representative shall be entitled to be reimbursed by the Co-Issuers only for the reasonable counsel fees incurred by the Control Party or the Controlling Class Representative in reviewing and approving any amendment or in providing any consents, and except as provided in the Servicing Agreement, neither the Control Party nor the Controlling Class Representative shall be entitled to any additional compensation in connection with any amendments or consents to this Base Indenture or to any Transaction Document.

ARTICLE XIV

MISCELLANEOUS

Section 14.1    Notices.

Any notice or communication by the Co-Issuers, the Manager or the Trustee to any other party hereto shall be in writing and delivered in person, delivered by email, posted on a password protected website for which the recipient has granted access or mailed by first-class mail (registered or certified, return receipt requested) facsimile or overnight air courier guaranteeing next day delivery, to such other party’s address:

If to the Applebee’s Issuer:

450 North Brand Blvd., 7th Floor

Glendale, CA 91203.4415

Attention: General Counsel

Facsimile: 818-637-5362

If to the IHOP Issuer:

450 North Brand Blvd., 7th Floor

Glendale, CA 91203.4415

Attention: General Counsel

Facsimile: 818-637-5362

If to the Manager:

450 North Brand Blvd., 7th Floor

Glendale, CA 91203.4415

Attention: General Counsel

Facsimile: 818-637-5362

If to the Manager with a copy to:

450 North Brand Blvd., 7th Floor

Glendale, CA 91203.4415

Attention: General Counsel

Facsimile: 818-637-5362

If to any Co-Issuer with a copy to:

450 North Brand Blvd., 7th Floor

Glendale, CA 91203.4415

Attention: General Counsel

Facsimile: 818-637-5362

If to the Back-Up Manager:

FTI Consulting, Inc.

3 Times Square

11th Floor

New York, NY 10036

Attention: Robert J. Darefsky

Facsimile: 212-499-3636

If to the Servicer:

Midland Loan Services, a division of

PNC Bank, National Association

10851 Mastin Street

Building 82, Suite 700

Overland Park, Kansas 66210

Attention: President

Facsimile: 913-253-9709

If to the Trustee:

Citibank, N.A.

388 Greenwich Street

New York, NY 10013

Attention: Agency & Trust–Applebee’s Funding LLC

& IHOP Funding LLC

E-mail: anthony.bausa@citi.com or call (888) 855-9695 to obtain Citibank,

N.A. account manager’s email address

If to S&P:

S&P Global Ratings

55 Water Street, 42nd Floor

New York, NY 10041-0003

Attention: ABS Surveillance Group – New Assets

E-mail: Servicer_Reports@standardandpoors.com

If to an Enhancement Provider or an Hedge Counterparty: At the address provided in the applicable Enhancement Agreement or the applicable Series Hedge Agreement.

(a)    The Co-Issuers or the Trustee by notice to each other party may designate additional or different addresses for subsequent notices or communications; provided, however, the Co-Issuers may not at any time designate more than a total of three (3) addresses to which notices must be sent in order to be effective.

(b)    Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given five days after the date that such notice is mailed, (iii) delivered by facsimile shall be deemed given on the date of delivery of such notice, (iv) delivered by overnight air courier shall be deemed delivered one (1) Business Day after the date that such notice is delivered to such overnight courier, (v) when posted on a password-protected website shall be deemed delivered after notice of such posting has been provided to the recipient and (vi) delivered by email shall be deemed delivered on the date of delivery of such notice.

(c)    Notwithstanding any provisions of the Indenture to the contrary, the Trustee shall have no liability based upon or arising from the failure to receive any notice required by or relating to the Indenture, the Notes or any other Transaction Document.

(d)    If any Co-Issuer delivers a notice or communication to Noteholders, it shall deliver a copy to the Back-Up Manager, the Servicer, the Controlling Class Representative and the Trustee at the same time.

(e)    Reasonably concurrently with the time any report, notice or other document is provided to the Rating Agencies and/or the Trustee, or caused to be provided, by any Co-Issuer or the Manager under the Base Indenture (including, without limitation, under Section 8.8, Section 8.9 or Section 8.11) or under the related Series Supplement, the Co-Issuers shall provide each Class A-1 Administrative Agent with a copy of such report, notice or other document; provided, however, that neither the Manager nor the Co-Issuers shall have any obligation under this Section 14.1(e) to deliver to any Class A-1 Administrative Agent copies of any Quarterly Noteholders’ Reports that relate solely to a Series of Notes other than such Series under which the related Class A-1 Notes were issued; provided, further, that this clause (ii) shall not apply in connection with a Series Refinancing Event to a Class A-1 Administrative Agent for any Class A-1 Notes issued in connection therewith.

(f)    The Co-Issuers shall provide to each Rating Agency a copy of each Opinion of Counsel and Officer’s Certificate delivered to the Trustee pursuant to a Transaction Document; provided, that this clause (iii) shall not apply in connection with a Series Refinancing Event to a Rating Agency rating the Notes issued in connection therewith.

(g)    Where the Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if sent in writing and mailed, first-class postage prepaid, to each Noteholder affected by such event, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed (if any) for the giving of such notice. In any case where notice to a Noteholder is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given. Where the Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made that is satisfactory to the Trustee shall constitute a sufficient notification for every purpose hereunder.

(h)    Notwithstanding any other provision herein, for so long as Dine Brands Global, Inc. is the Manager, any notice, communication, certificate, report, statement or other information required to be delivered by the Manager to any Co-Issuer, or by any Co-Issuer to the Manager, shall be deemed to have been delivered to both the Co-Issuer and the Manager if the Manager has prepared or is otherwise in possession of such notice, communication, certificate, report, statement or other information, and in no event shall the Manager or any Co-Issuer be in breach of any delivery requirements hereunder for constructive delivery pursuant to this Section 14.1(h).

Section 14.2    Communication by Noteholders With Other Noteholders.

Noteholders may communicate with other Noteholders with respect to their rights under the Indenture or the Notes.

Section 14.3    Officer’s Certificate as to Conditions Precedent.

Upon any request or application by the Co-Issuers to the Controlling Class Representative, the Servicer or the Trustee to take any action (other than any action expressly excluded from the satisfaction of such requirement) under the Indenture or any other Transaction Document, the Co-Issuers to the extent requested by the Controlling Class Representative, the Servicer or the Trustee shall furnish to the Controlling Class Representative, the Servicer and the Trustee (a) an Officer’s Certificate of the Co-Issuers in form and substance reasonably satisfactory to the Controlling Class Representative, the Servicer or the Trustee, as applicable (which shall include the statements set forth in Section 14.4), stating that all conditions precedent and covenants, if any, provided for in the Indenture or such other Transaction Documents relating to the proposed action have been complied with and (b) an Opinion of Counsel confirming the same. Such Opinion of Counsel shall be at the expense of the Co-Issuers.

Section 14.4    Statements Required in Certificate.

Each certificate with respect to compliance with a condition or covenant provided for in the Indenture or any other Transaction Document shall include:

(a)    a statement that the Person giving such certificate has read such covenant or condition;

(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

(c)    a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to reach an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)    a statement as to whether or not such condition or covenant has been complied with.

Section 14.5    Rules by the Trustee.

The Trustee may make reasonable rules for action by or at a meeting of Noteholders.

Section 14.6    Benefits of Indenture.

Except as set forth in a Series Supplement, nothing in this Base Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders and the other Secured Parties, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 14.7    Payment on Business Day.

In any case where any Quarterly Payment Date, redemption date or maturity date of any Note shall not be a Business Day, then (notwithstanding any other provision of the Indenture) payment of interest or principal (and premium, if any), as the case may be, need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the Quarterly Payment Date, redemption date or maturity date; provided, however, that no interest shall accrue for the period from and after such Quarterly Payment Date, redemption date or maturity date, as the case may be.

Section 14.8    Governing Law.

THIS BASE INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Section 14.9    Successors.

All agreements of each of the Co-Issuers in the Indenture, the Notes and each other Transaction Document to which it is a party shall bind its successors and assigns; provided, however, no Co-Issuer may assign its obligations or rights under the Indenture or any other Transaction Document, except with the written consent of the Control Party. All agreements of the Trustee in the Indenture shall bind its successors.

Section 14.10    Severability.

In case any provision in the Indenture, the Notes or any other Transaction Document shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.11    Counterpart Originals.

The parties may sign any number of copies of this Base Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 14.12    Table of Contents, Headings, etc.

The Table of Contents and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 14.13    No Bankruptcy Petition Against the Securitization Entities.

Each of the Noteholders, the Trustee and the other Secured Parties hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting against, any Securitization Entity any arrangement or any Insolvency proceedings, or other proceedings, under any federal or state bankruptcy or similar law; provided, however, that nothing in this Section 14.13 shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Securitization Entities pursuant to the Indenture or any other Transaction Document. In the event that any such Noteholder or other Secured Party or the Trustee takes action in violation of this Section 14.13, each affected Securitization Entity shall file or cause to be filed an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Noteholder or Secured Party or the Trustee against such Securitization Entity or the commencement of such action and raising the defense that such Noteholder or other Secured Party or the Trustee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 14.13 shall survive the termination of the Indenture and the resignation or removal of the Trustee. Nothing contained herein shall preclude participation by any Noteholder or any other Secured Party or the Trustee in the assertion or defense of its claims in any such proceeding involving any Securitization Entity.

Section 14.14    Recording of Indenture.

If the Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Co-Issuers and at their expense.

Section 14.15    Waiver of Jury Trial.

EACH OF THE CO-ISSUERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS BASE INDENTURE, THE NOTES, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

Section 14.16    Submission to Jurisdiction; Waivers.

Each of the Co-Issuers and the Trustee hereby irrevocably and unconditionally:

(a)    submits for itself and its property in any legal action or proceeding relating to the Indenture and the other Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, sitting in New York County, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Co-Issuers or the Trustee, as the case may be, at its address set forth in Section 14.1 or at such other address of which the Trustee shall have been notified pursuant thereto;

(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 14.16 any special, exemplary, punitive or consequential damages.

Section 14.17    Permitted Asset Dispositions; Release of Collateral.

After consummation of a Permitted Asset Disposition, upon request of the Co-Issuers, the Trustee, at the written direction of the Control Party, shall execute and deliver to the Securitization Entities any and all documentation reasonably requested and prepared by the Securitization Entities at their expense to effect or evidence the release by the Trustee of the Secured Parties’ security interest in the property disposed of in connection with such Permitted Asset Disposition.

Section 14.18    Calculation of Dine Brands Global, Inc. Leverage Ratio and Senior Leverage Ratio.

(a)    Dine Brands Global, Inc. Leverage Ratio. In the event that the Dine Brands Entities incur, repay, repurchase or redeem any Indebtedness subsequent to the commencement of the period for which the Dine Brands Global, Inc. Leverage Ratio is being calculated but prior to the event for which the calculation of the Dine Brands Global, Inc. Leverage Ratio is made, then the Dine Brands Global, Inc. Leverage Ratio shall be calculated giving pro forma effect to such incurrence, repayment, repurchase or redemption of Indebtedness, as if the same had occurred at the beginning of the applicable preceding four Quarterly Fiscal Periods

(including in the case of any incurrence or issuance, a pro forma application of the net proceeds therefrom); provided that the Manager may elect pursuant to an Officer’s Certificate delivered to the Trustee (with respect to which the Trustee shall have no obligation of any nature whatsoever) to treat all or any portion of the commitment under any Indebtedness as being incurred at such time, in which case any subsequent incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time.

For purposes of making the computation of the Dine Brands Global, Inc. Leverage Ratio (including, without limitation the calculation of Covenant-Adjusted EBITDA used therein), investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any restructurings or reorganizations that any of the Dine Brands Entities has either determined to make or made during the preceding four Quarterly Fiscal Periods or subsequent to such preceding four Quarterly Fiscal Periods and on or prior to or simultaneously with the is made date as of which such computation (each, for purposes of this Section 14.18(a), a “pro forma event”) shall be calculated on a pro forma basis assuming that all such investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations, restructurings and reorganizations (and the change in Covenant-Adjusted EBITDA resulting therefrom) had occurred on the first day of such preceding four Quarterly Fiscal Periods. If since the beginning of such period any Person that subsequently became a Dine Brands Entity since the beginning of such preceding four Quarterly Fiscal Periods shall have made any investment, acquisition, disposition, merger, consolidation, discontinued operation, restructurings or reorganizations, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this Section 14.18(a), then the Dine Brands Global, Inc. Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such investment, acquisition, disposition, discontinued operation, merger, consolidation, restructurings or reorganizations had occurred at the beginning of the applicable preceding four Quarterly Fiscal Periods.

For purposes of making the computation of the Dine Brands Global, Inc. Leverage Ratio, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations will be made in good faith by a responsible financial or accounting officer of the Manager. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Manager as set forth in an Officer’s Certificate delivered to the Trustee (with respect to which the Trustee will have no obligation of any nature whatsoever) to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable pro forma event and (2) all adjustments of the nature used in connection with the calculation of “Covenant-Adjusted EBITDA,” to the extent such adjustments, without duplication, continue to be applicable to such preceding four Quarterly Fiscal Periods.

(b)    Senior Leverage Ratio. For In the event that the Securitization Entities incur, repay, repurchase or redeem any Senior Notes subsequent to the commencement of the period for which the Senior Leverage Ratio is being calculated but prior to the event for which the calculation of the Senior Leverage Ratio is made, then the Senior Leverage Ratio shall be calculated giving pro forma effect to such incurrence, repayment, repurchase or redemption of Senior Notes, as if the same had occurred at the beginning of the applicable preceding four Quarterly Fiscal Periods (including in the case of any incurrence or issuance, a pro forma application of the net proceeds therefrom); provided that the Manager may elect pursuant to an Officer’s Certificate delivered to the Trustee (with respect to which the Trustee shall have no obligation of any nature whatsoever) to treat all or any portion of the commitment under any Senior Notes as being incurred at such time, in which case any subsequent incurrence of Senior Notes under such commitment shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time.

For purposes of making the computation of the Senior Leverage Ratio (including, without limitation, the calculation of Net Cash Flow used therein), investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any restructurings or reorganizations that any of the Securitization Entities has either determined to make or made during the preceding four Quarterly Fiscal Periods or subsequent to such preceding four Quarterly Fiscal Periods and on or prior to or simultaneously with the date as of which such computation is made (each, for purposes of this Section 14.18(b), a “pro forma event”) shall be calculated on a pro forma basis assuming that all such investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations, restructurings and reorganizations (and the change in Net Cash Flow resulting therefrom) had occurred on the first day of such preceding four Quarterly Fiscal Periods. If since the beginning of such period any Person that subsequently became a Securitization Entity since the beginning of such preceding four Quarterly Fiscal Periods shall have made any investment, acquisition, disposition, merger, consolidation, discontinued operation, restructurings or reorganizations, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this Section 14.18(b), then the Senior Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such investment, acquisition, disposition, merger, consolidation, restructurings or reorganizations had occurred at the beginning of the applicable preceding four Quarterly Fiscal Periods.

For purposes of making the computation of the Senior Leverage Ratio, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Manager. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Manager as set forth in an Officer’s Certificate delivered to the Trustee (with respect to which the Trustee shall have no obligation of any nature whatsoever) to reflect (1) operating expense reductions and other operating improvements or synergies, reasonably expected to result from the applicable pro forma event and (2) all adjustments of the nature used in connection with the calculation of “Net Cash Flow,” to the extent such adjustments, without duplication, continue to be applicable to such preceding four Quarterly Fiscal Periods.

Section 14.19    Amendment and Restatement.

The execution and delivery of this Base Indenture shall constitute an amendment and restatement, but not a novation, of the Original Base Indenture and the obligations and liabilities of the Co-Issuers under the Original Base Indenture and the pledge of the Indenture Collateral made by the Co-Issuers thereunder to the Trustee. Except as specifically amended and restated under this Base Indenture, all Liens, deeds of trust, mortgages, assignments and security interests securing the Original Base Indenture and the obligations and liabilities of the Co-Issuers relating thereto are hereby ratified, confirmed, renewed, extended, brought forward and rearranged as security for the Obligations, shall continue without any diminution thereof and shall remain in full force and effect on and after the Closing Date. The Co-Issuers hereby reaffirm all UCC financing statements and continuation statements and amendments thereof filed and all other filings and recordations made in respect of the Indenture Collateral and the Liens and security interests granted under the Original Base Indenture and this Base Indenture and acknowledge that all such filings and recordations were and remain authorized and effective on and after the date hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Co-Issuers, the Trustee and the Securities Intermediary have caused this Base Indenture to be duly executed by its respective duly authorized officer as of the day and year first written above.

APPLEBEE’S FUNDING LLC, as Co-Issuer

By:	/s/ Thomas H. Song
Name: Thomas H. Song
Title: Chief Financial Officer

IHOP FUNDING LLC, as Co-Issuer

By:	/s/ Thomas H. Song
Name: Thomas H. Song
Title: Chief Financial Officer

Dine Brands - Base Indenture

CITIBANK, N.A., in its capacity as Trustee and as Securities Intermediary

By:	/s/ Jacqueline Suarez
Name: Jacqueline Suarez
Title: Senior Trust Officer

Dine Brands - Base Indenture

CONSENT OF CONTROL PARTY AND SERVICER:

Midland Loan Services, a division of PNC Bank, National Association, as Control Party and as Servicer, hereby consents to the execution and delivery of this Indenture by the parties hereto, and as Control Party hereby directs the Trustee to execute and deliver this Indenture.

MIDLAND LOAN SERVICES,

a division of PNC Bank, National Association

By:	/s/ David A. Eckels
Name: David A. Eckels
Title: Senior Vice President

Dine Brands - Base Indenture

ANNEX A

BASE INDENTURE DEFINITIONS LIST

“1933 Act” means the Securities Act of 1933, as amended.

“1940 Act” means the Investment Company Act of 1940, as amended.

“2014-1 Closing Date Securitization IP” means all Intellectual Property (other than the Excluded IP) created, developed, authored, acquired or owned by or on behalf of or licensed to or on behalf of Dine Brands Global, Inc. or its direct or indirect Subsidiaries as of the 2014-1 Closing Date covering, reading on or embodied in (i) any of the Brands, (ii) products or services sold or distributed under any of the Brands, (iii) the Branded Restaurants, (iv) the Applebee’s System, (v) the IHOP System or (vi) the Contributed Franchised Restaurant Business.

“Account Agreement” means each agreement governing the establishment and maintenance of any Management Account or any other Base Indenture Account or Series Account to the extent that any such account is not held at the Trustee.

“Account Control Agreement” means each control agreement, in form and substance reasonably satisfactory to the Servicer and Trustee, pursuant to which the Trustee is granted the right to control deposits and withdrawals from, or otherwise to give instructions or entitlement orders in respect of, a deposit and/or securities account and any lock-box related thereto.

“Accounts” mean, collectively, the Indenture Trust Accounts, the Management Accounts and any other account subject to an Account Control Agreement.

“Actual Knowledge” means the actual knowledge of (i) in the case of Dine Brands, in its individual capacity or in its capacity as Manager, the Chief Executive Officer, the President, the Chief Financial Officer, the General Counsel or any Senior Vice President of Dine Brands, (ii) in the case of any Securitization Entity, any manager or director (as applicable) or officer of such Securitization Entity who is also an officer of Dine Brands described in clause (i) above, (iii) in the case of the Manager or any Securitization Entity, with respect to a relevant matter or event, an Authorized Officer of the Manager or such Securitization Entity, as applicable, directly responsible for managing the relevant asset or for administering the transactions relevant to such matter or event, (iv) with respect to the Trustee, an Authorized Officer of the Trustee responsible for administering the transactions relevant to the applicable matter or event or (v) with respect to any other Person, any member of senior management of such Person.

“Additional Applebee’s Franchise Entity” means an Additional IP Holder or Additional Franchise Entity that is designated as an “Additional Applebee’s Franchise Entity” pursuant to Section 8.34 of the Base Indenture.

“Additional Franchise Entity” means an Additional Applebee’s Franchise Entity or Additional IHOP Franchise Entity.

“Additional IHOP Franchise Entity” means an Additional IP Holder or Additional Franchise Entity that is designated as an “Additional IHOP Franchise Entity” pursuant to Section 8.34 of the Base Indenture.

“Additional IP Holder” means any entity that after the Closing Date is designated as an “Additional IP Holder” pursuant to Section 8.34 of the Base Indenture.

“Additional Management Account” has the meaning set forth in Section 5.1(a) of the Base Indenture.

“Additional Notes” means each additional Series, Class, Subclass or Tranche of Notes or additional Notes of an existing Series, Class, Subclass or Tranche of Notes issued by the Co-Issuers from time to time following the Closing Date on the related Series Closing Date pursuant to Section 2.2.

“Advance” means a Collateral Protection Advance or a Debt Service Advance.

“Advance Interest Rate” means a rate equal to the Prime Rate plus 3.0% per annum.

“Advance Period” means the period commencing on the date the Servicer, makes an Advance and shall end on the date the Servicer is reimbursed in full (from amounts other than Advances) for all outstanding Advances with interest thereon.

“Advertising Fees” means collectively, the Applebee’s Advertising Fees and the IHOP Advertising Fees.

“Affiliate” or “Affiliated” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other ownership or beneficial interests, by contract or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the meaning of “control.”

“After-Acquired Securitization IP” means all Intellectual Property (other than Excluded IP) created, developed, authored or acquired by or on behalf of, or licensed to or on behalf of, any Franchise Entity after the Series 2014-1 Closing Date pursuant to the IP License Agreements or otherwise, including, without limitation, all Manager-Developed IP and all Licensee-Developed IP.

“Agent” means any Note Registrar or Paying Agent.

“Aggregate Outstanding Principal Amount” means the sum of the Outstanding Principal Amounts with respect to all Series of Notes.

“Allocated Note Amount” means, as of any date of determination, an amount equal to the greater of (x) zero and (y) with respect to (i) any Franchise Asset or Real Estate Asset in existence on the Closing Date, the pro rata portion of $1,525,000,000 allocated to such asset on

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the Closing Date based on such asset’s contribution to Retained Collections during the four Quarterly Fiscal Periods ending as of the second Quarterly Fiscal Period of 2019 and (ii) any Franchise Asset or Real Estate Asset arising after the Closing Date, the Outstanding Principal Amount of the Notes allocated to such asset, on the date such asset was included in the Collateral, based on such asset’s contribution to Retained Collections during the then-most recently ended four Quarterly Fiscal Periods. With respect to any Franchise Asset or Real Estate Asset that does not have a four Quarterly Fiscal Period operating period as of the date such asset was included in the Collateral, such asset’s contribution to Retained Collections will equal (a) in the case of a New Franchise Agreement, the average of all collected Franchisee Payments under Franchise Agreements during the four Quarterly Fiscal Periods ending as of the date such Franchise Agreement was included in the Collateral, (b) in the case of a New Franchisee Note or Equipment Lease, the aggregate scheduled payments due thereunder during the twelve-month period after such inclusion and (c) in the case of any Real Estate Asset, the aggregate scheduled lease payments due to the applicable Franchise Entity in respect thereof during the twelve-month period after such inclusion (if applicable, net of the aggregate scheduled lease payments payable by such Franchise Entity in respect thereof during such period).

“Applebee’s/IHOP Systemwide Sales” means, with respect to any Quarterly Calculation Date, aggregate Gross Sales in the United States (which will be permitted to include a good faith estimate (in accordance with the Managing Standard) of estimated Gross Sales of up to 10% of the total to the extent actual Gross Sales are not available as of such Quarterly Calculation Date) for all Branded Restaurants for the four (4) Quarterly Fiscal Periods ended immediately prior to such Quarterly Calculation Date.

“Applebee’s Advertising Fees” means any fees payable by Applebee’s Franchisees and Non-Securitization Entities to fund the national marketing and advertising activities with respect to the Applebee’s Brand.

“Applebee’s Brand” means the “Applebee’s” Trademark, (words and/or design including apple logo), alone or in combination with other words or symbols, and any variations or derivatives thereof (but excluding any other Brand).

“Applebee’s Company Restaurant License” means the Applebee’s Company Restaurant License, dated as of the 2014-1 Closing Date, by and between the Applebee’s Franchise Holder, as licensor, and the Applebee’s Parent, and certain Subsidiaries thereof, as licensees, as amended, supplemented or otherwise modified from time to time.

“Applebee’s Concentration Account” means the account maintained in the name of Applebee’s Issuer and pledged to the Trustee into which the Manager causes amounts to be deposited pursuant to Section 5.9(a) of the Base Indenture or any successor or additional such account established for Applebee’s Issuer by the Manager for such purpose pursuant to the Base Indenture and the Management Agreement, including any investment accounts related thereto into which funds are transferred for investment purposes pursuant to Section 5.1(b) of the Base Indenture.

“Applebee’s Contributed Assets” means all assets contributed under the Applebee’s Contribution Agreements.

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“Applebee’s Contribution Agreements” means, collectively, (i) the Applebee’s First-Tier Contribution Agreement; (ii) the Applebee’s Second-Tier Contribution Agreement; (iii) the Third-Tier Applebee’s Contribution Agreement (Applebee’s Franchise Holder); and (iv) the Third-Tier Applebee’s Contribution Agreement (Applebee’s Franchisor).

“Applebee’s Dine Brands IP License” means the Applebee’s Dine Brands IP License, dated as of the 2014-1 Closing Date, between the Applebee’s Franchise Holder, as licensor, and the Applebee’s Parent, as licensee, as amended, supplemented or otherwise modified from time to time.

“Applebee’s First-Tier Contribution Agreement” means the First-Tier Applebee’s Contribution Agreement, dated as of the Closing Date, by and between the Applebee’s Parent and the Applebee’s Holding Company Guarantor, as amended, supplemented or otherwise modified from time to time.

“Applebee’s Franchise Entities” means the Applebee’s Franchise Holder, the Applebee’s Franchisor and each Additional Applebee’s Franchise Entity.

“Applebee’s Franchise Holder” means Applebee’s Restaurants LLC, a Delaware limited liability company, and its successors and assigns.

“Applebee’s Franchisor” means Applebee’s Franchisor LLC, a Delaware limited liability company, and its successors and assigns.

“Applebee’s Franchisor Capital Account” means the account maintained in the name of the Applebee’s Franchisor into which the Applebee’s Franchisor causes amounts to be deposited pursuant to Section 5.1(d) of the Base Indenture or any successor account established by the Applebee’s Franchisor for such purpose pursuant to the Base Indenture.

“Applebee’s Franchisor IP License” means the Applebee’s Franchisor IP License, dated as of the Series 2014-1 Closing Date, by and between the Applebee’s Franchise Holder, as licensor, and the Applebee’s Franchisor, as licensee, as amended, supplemented or otherwise modified from time to time.

“Applebee’s Holding Company Guarantor” means Applebee’s SPV Guarantor LLC, a Delaware limited liability company, and its successors and assigns.

“Applebee’s IP” means the Securitization IP related to the business operated or intended to be operated under the Applebee’s Brand.

“Applebee’s Issuer” means Applebee’s Funding LLC, a Delaware limited liability company, and its successors and assigns.

“Applebee’s Parent” means Applebee’s International, Inc., a Delaware corporation, and its successors and assigns.

“Applebee’s Second-Tier Contribution Agreement” means the Second-Tier Applebee’s Contribution Agreement, dated as of the 2014-1 Closing Date, by and between the

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Applebee’s Holding Company Guarantor and the Applebee’s Issuer, as amended, supplemented or otherwise modified from time to time.

“Applebee’s Third-Tier Contribution Agreement” means, collectively, the Third-Tier Applebee’s Contribution Agreement (Franchisor) and the Third-Tier Applebee’s Contribution Agreement (Franchise Holder).

“Applebee’s System” means the system of restaurants operating under the Applebee’s Brand in the United States.

“Applicable Procedures” means the provisions of the rules and procedures of DTC, the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream, as in effect from time to time.

“Area License Agreements” means all area license agreements for Branded Restaurants pursuant to which a licensee obtains the rights to operate, as a franchisee, or sub-franchise Branded Restaurants within a designated geographical area.

“ASC 842, Leases” means FASB Accounting Standards Codification Topic 842, Leases.

“Asset Disposition Proceeds” means, the proceeds of any disposition (including all cash and cash equivalents received as payments of the purchase price for such disposition, including, without limitation, any cash or cash equivalents received in respect of deferred payment, or monetization of a note receivable, received as consideration for such disposition) pursuant to clause (e), (f) or (h)(ii) of the definition of “Permitted Asset Disposition”, but only to the extent that such proceeds, in the aggregate, exceed $5,000,000 per annum, or any other disposition not permitted under the terms of the Indenture as a Permitted Asset Disposition, net of (i.e., reduced by) the following amounts: (A) the principal amount of any Indebtedness that is secured by the applicable property and that is required to be repaid in connection with such disposition (other than Indebtedness under the Notes) to the extent such principal amount is actually repaid, (B) the reasonable and customary out-of-pocket expenses incurred by the Securitization Entities in connection with such disposition, as certified by the Manager, and (C) income taxes reasonably estimated to be actually payable within two (2) years of such disposition as a result of any gain recognized in connection therewith. For the avoidance of doubt, the proceeds of any Permitted Asset Disposition pursuant clause (e), (f) or (h)(ii) of the definition of “Permitted Asset Disposition” to the extent that such proceeds, in the aggregate, do not exceed $5,000,000 per annum, or pursuant to any of the remaining clauses of the definition of “Permitted Asset Disposition” (net of the amounts described in clauses (A) through (C) of the preceding sentence) shall not constitute Asset Disposition Proceeds and instead will be treated as Collections with respect to the Quarterly Fiscal Period in which such amounts are received.

“Asset Disposition Proceeds Account” means the account maintained in the name of the IHOP Issuer and pledged to the Trustee into which the Manager causes amounts to be deposited pursuant to Section 5.9(f) of this Base Indenture or any successor account established for IHOP Issuer by the Manager for such purpose pursuant to the Base Indenture and the

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Management Agreement, including any investment accounts related thereto into which funds are transferred for investment purposes pursuant to Section 5.1(b) of this Base Indenture.

“Asset Disposition Reinvestment Period” has the meaning specified in Section 5.9(e) of this Base Indenture.

“Assumption Agreement” has the meaning specified in Section 8.34(d) of this Base Indenture.

“Authorized Officer” means, with respect to (i) any Securitization Entity, any officer who is authorized to act for such Securitization Entity in matters relating to such Securitization Entity, including an Authorized Officer of the Manager authorized to act on behalf of such Securitization Entity; (ii) Dine Brands Global, Inc., in its individual capacity and in its capacity as the Manager, the Chief Executive Officer, the President, the Chief Financial Officer, the General Counsel or any Senior Vice President of Dine Brands Global, Inc. or any other officer of Dine Brands Global, Inc. who is directly responsible for managing the Contributed Franchised Restaurant Business or otherwise authorized to act for the Manager in matters relating to, and binding upon, the Manager with respect to the subject matter of the request, certificate or order in question; (iii) the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer; (iv) the Servicer, any officer of the Servicer who is duly authorized to act for the Servicer with respect to the relevant matter; or (v) the Control Party, any officer of the Control Party who is duly authorized to act for the Control Party with respect to the relevant matter. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any Person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Back-Up Management Agreement” means the Back-Up Management and Consulting Agreement, dated as of the Series 2014-1 Closing Date, by and among the Back-Up Manager, the Manager, the Co-Issuers, the other Securitization Entities party thereto and the Trustee, as amended and restated on the Closing Date and as further amended, supplemented or otherwise modified from time to time; provided that references to the Back-Up Management Agreement prior to the Closing Date shall refer to the Back-Up Management and Consulting Agreement as in effect at such time.

“Back-Up Manager” means FTI Consulting, Inc., a Maryland corporation, in its capacity as Back-Up Manager pursuant to the Back-Up Management Agreement, and any successor Back-Up Manager.

“Back-Up Manager Fees” means all reimbursements paid to the Back-Up Manager for reasonable out-of-pocket expenses and all fees paid based on the Back-Up Manager’s current rates per hour, in each case incurred by the Back-Up Manager in performing services under the Back-Up Management Agreement.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et seq.

“Base Indenture” means the Base Indenture, dated as of the Series 2014-1 Closing Date, by and among the Co-Issuers and the Trustee, as amended and restated on the Closing Date

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and as further amended, supplemented or otherwise modified from time to time, exclusive of any Series Supplements; provided that references to the Base Indenture prior to the Closing Date shall refer to the Base Indenture as in effect at such time.

“Base Indenture Account” means any account or accounts authorized and established pursuant to the Base Indenture for the benefit of the Secured Parties, including, without limitation, each account established pursuant to Article V of this Base Indenture.

“Base Indenture Definitions List” has the meaning set forth in Section 1.1 of this Base Indenture.

“Book-Entry Notes” means beneficial interests in the Notes of any Series, ownership and transfers of which will be evidenced or made through book entries by a Clearing Agency as described in Section 2.12 of this Base Indenture; provided that, after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Notes are issued to the Note Owners, such Definitive Notes will replace Book-Entry Notes.

“Branded Restaurants” means, as of any date of determination, any restaurant, whether or not such restaurant offers sit-down dining, operated in the United States under the Applebee’s Brand or IHOP Brand.

“Brands” means the Applebee’s Brand and/or the IHOP Brand.

“Business Day” means any day other than Saturday or Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York, New York, Los Angeles, California or the city in which the Corporate Trust Office of any successor Trustee is located if so required by such successor.

“Capitalized Lease Obligations” means the obligations of a Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as finance leases under ASC 842, Leases on a balance sheet of such Person under GAAP and, for the purposes of the Indenture, the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

“Capped Class A-1 Notes Administrative Expenses Amount” means, for each Weekly Allocation Date with respect to any Quarterly Collection Period, an amount equal to the lesser of (a) the Class A-1 Notes Administrative Expenses that have become due and payable prior to such Weekly Allocation Date and have not been previously paid and (b) the amount by which (i) $100,000 exceeds (ii) the aggregate amount of Class A-1 Notes Administrative Expenses previously paid on each preceding Weekly Allocation Date that occurred (x) in the case of a Weekly Allocation Date occurring during the period beginning on the Closing Date and ending on the date on which 52 full and consecutive Weekly Collection Periods have occurred, since the Closing Date and (y) in the case of a Weekly Allocation Date occurring during any successive period of 52 consecutive Weekly Collection Periods after the period in clause (x), since the beginning of such period.

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“Capped Securitization Operating Expense Amount” means, for any Weekly Allocation Date that occurs (x) during the period beginning on the Closing Date and ending on the date on which 52 full and consecutive Weekly Collection Periods have occurred since the Closing Date and (y) each successive period of 52 (in the case of 52-week fiscal years) or 53 (in the case of 53-week fiscal years) consecutive Weekly Collection Periods after the period in (x), the amount by which $500,000 exceeds the aggregate Securitization Operating Expenses already paid during such period; provided, however, that during any period that the Back-Up Manager is required to provide Warm Back-Up Management Duties or Hot Back-Up Management Duties pursuant to the Back-Up Management Agreement, the Control Party, acting at the direction of the Controlling Class Representative, may further increase the Capped Securitization Operating Expense Amount as calculated above in order to take account of any additional increased fees associated with the provision of such services. Mortgage Recordation Fees are not included as Securitization Operating Expenses and accordingly are not subject to the Capped Securitization Operating Expense Amount.

“Carryover Class A-1 Notes Accrued Quarterly Commitment Fee Amount” means (a) for the first Weekly Allocation Date with respect to any Quarterly Collection Period, zero and (b) for any other Weekly Allocation Date with respect to such Quarterly Collection Period, the amount, if any, by which (i) the amount allocated to the Class A-1 Notes Commitment Fees Account with respect to the Class A-1 Notes Quarterly Commitment Fees Amounts on the immediately preceding Weekly Allocation Date with respect to such Quarterly Collection Period was less than (ii) the Class A-1 Notes Accrued Quarterly Commitment Fees Amount for such immediately preceding Weekly Allocation Date.

“Carryover Senior Notes Accrued Quarterly Interest Amount” means (a) for the first Weekly Allocation Date with respect to any Quarterly Collection Period, zero, and (b) for any other Weekly Allocation Date with respect to such Quarterly Collection Period the amount, if any, by which (i) the amount allocated to the Senior Notes Interest Payment Account with respect to the Senior Notes on the immediately preceding Weekly Allocation Date with respect to such Quarterly Collection Period was less than (ii) the Senior Notes Accrued Quarterly Interest Amount for such immediately preceding Weekly Allocation Date.

“Carryover Senior Notes Accrued Quarterly Post-ARD Additional Interest Amount” means (a) for the first Weekly Allocation Date with respect to any Quarterly Collection Period, zero, and (b) for any other Weekly Allocation Date with respect to such Quarterly Collection Period the amount, if any, by which (i) the amount allocated to the Senior Notes Post-ARD Additional Interest Account with respect to the Senior Notes Quarterly Post-ARD Additional Interest on the immediately preceding Weekly Allocation Date with respect to such Quarterly Collection Period was less than (ii) the Senior Notes Accrued Quarterly Post-ARD Additional Interest Amount for such immediately preceding Weekly Allocation Date.

“Carryover Senior Notes Accrued Scheduled Principal Payments Amount” means (a) for the first Weekly Allocation Date with respect to any Quarterly Collection Period, zero, and (b) for any other Weekly Allocation Date with respect to such Quarterly Collection Period the amount, if any, by which (i) the amount allocated to the Senior Notes Principal Payment Account with respect to the Senior Notes Scheduled Principal Payment Amounts on the immediately preceding Weekly Allocation Date with respect to such Quarterly Collection Period was less than

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(ii) the Senior Notes Accrued Scheduled Principal Payments Amount for such immediately preceding Weekly Allocation Date.

“Cash Collateral” has the meaning set forth in Section 5.11(d)(iii) of this Base Indenture.

“Cash Flow Sweeping Event” means any Quarterly Payment Date on which the DSCR is less than 1.75x.

“Cash Flow Sweeping Period” means any period that begins on any Quarterly Payment Date on which a Cash Flow Sweeping Event occurs and ends on the first Quarterly Payment Date when either (x) a Rapid Amortization Period commences or (y) the DSCR is greater than or equal to 1.75x.

“Casualty Reinvestment Period” has the meaning specified in Section 5.9(f) of this Base Indenture.

“Cause” means, with respect to an Independent Manager or Independent Director, (i) acts or omissions by such Independent Manager or Independent Director, as applicable, constituting fraud, dishonesty, negligence, misconduct or other deliberate action which causes injury to any Securitization Entity or an act by such Independent Manager or Independent Director, as applicable, involving moral turpitude or a serious crime or (ii) that such Independent Manager no longer meets the definition of “Independent Manager” or “Independent Director” as set forth in the applicable Securitization Entity’s Charter Documents.

“CCR Acceptance Letter” has the meaning set forth in Section 11.1(d) of this Base Indenture.

“CCR Ballot” has the meaning set forth in Section 11.1(b) of this Base Indenture.

“CCR Candidate” means any nominee submitted to the Trustee on a CCR Nomination pursuant to Section 11.1(a) of this Base Indenture.

“CCR Election Notice” has the meaning set forth in Section 11.1(a) of this Base Indenture.

“CCR Election Period” has the meaning set forth in Section 11.1(b) of this Base Indenture.

“CCR Nomination” has the meaning set forth in Section 11.1(a) of this Base Indenture.

“CCR Nomination Period” has the meaning set forth in Section 11.1(a) of this Base Indenture.

“CCR Re-election Event” means any of the following events: (i) an additional Series of Notes of the Controlling Class is issued, (ii) the Controlling Class changes, (iii) the Trustee receives written notice of the resignation or removal of any acting Controlling Class

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Representative, (iv) the Trustee receives a written request for an election for a Controlling Class Representative from a Controlling Class Member and such election has been consented to by the Control Party in its sole discretion, which election will be at the expense of such Controlling Class Members (including Trustee expenses), (v) the Trustee receives written notice that an Event of Bankruptcy has occurred with respect to the acting Controlling Class Representative, (vi) there is no Controlling Class Representative and the Control Party requests an election be held or (vii) an annual election date occurs; provided, that with respect to a CCR Re-election Event that occurs as a result of clauses (iv), (vi) and (vii), no CCR Re-election Event will be deemed to have occurred if it would result in more than two (2) CCR Re-election Events occurring in a single calendar year. Within two (2) Business Days of any other change in the name or address of the Controlling Class Representative of which the Trustee has received notice from the Controlling Class Representative, the Trustee will deliver to the Noteholders via the Applicable Procedures of the Clearing Agency, each Class A-1 Administrative Agent, the Co-Issuers, the Manager, the Back-Up Manager and the Servicer a notice setting forth the name and address of the new Controlling Class Representative.

“CCR Voting Record Date” has the meaning set forth in Section 11.1(b) of this Base Indenture.

“Charter Document” means, with respect to any entity and at any time, the certificate of incorporation, certificate of formation, operating agreement, by-laws, memorandum of association, articles of association, or such other similar document, as applicable to such entity in effect at such time.

“Class” means, with respect to any Series of Notes, any one of the classes of Notes of such Series as specified in the applicable Series Supplement.

“Class A-1 Administrative Agent” means, (i) with respect to the Series 2019-1 Class A-1 Notes, the Series 2019-1 Class A-1 Administrative Agent and (ii) with respect to any other Class A-1 Notes, the Person identified as the “Class A-1 Administrative Agent” in the applicable Series Supplement.

“Class A-1 Commitment” means, (i) with respect to the Series 2019-1 Class A-1 Notes, the Series 2019-1 Class A-1 Commitments and (ii) with respect to any other Class A-1 Notes, the obligation of each Class A-1 Investor in respect of such Notes to fund advances pursuant to the related Class A-1 Note Purchase Agreement.

“Class A-1 Investor” means with respect to (i) the Series 2019-1 Class A-1 Notes, each of Barclays Bank PLC and Credit Suisse, in its capacity as such pursuant to the Series 2019-1 Class A-1 Note Purchase Agreement, and its permitted successors and assigns in such capacity, and (ii) with respect to any other Class A-1 Notes, the Person acting in such capacity pursuant to the related Class A-1 Note Purchase Agreement.

“Class A-1 Note Purchase Agreement” means (i) with respect to the Series 2019-1 Class A-1 Notes, the Series 2019-1 Class A-1 Note Purchase Agreement and (ii) with respect to any other Class A-1 Notes, any note purchase agreement entered into by the Co-Issuers in connection with the issuance of such Class A-1 Notes that is identified as a “Class A-1 Note Purchase Agreement” in the applicable Series Supplement.

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“Class A-1 Noteholder” means (i) with respect to the Series 2019-1 Class A-1 Notes, any Person in whose name the Series 2019-1 Class A-1 Notes are registered, and (ii) with respect to any other Class A-1 Notes, any Person in whose name such other Class A-1 Notes are registered.

“Class A-1 Notes” means any Notes designated as “Class A-1” pursuant to the Series Supplement applicable to such Class of Notes.

“Class A-1 Notes Accrued Quarterly Commitment Fees Amount” means, for each Weekly Allocation Date with respect to a Quarterly Collection Period, an amount equal to the lesser of (a) the sum of (i) the product of (1) the Fiscal Quarter Percentage for such Quarterly Collection Period and (2) the Class A-1 Notes Quarterly Commitment Fees Amount for the Interest Accrual Period ending in the next succeeding Quarterly Collection Period, (ii) the Carryover Class A-1 Notes Accrued Quarterly Commitment Fee Amount for such Weekly Allocation Date and (iii) if such Weekly Allocation Date occurs on or after a Quarterly Payment Date on which amounts are withdrawn from the Class A-1 Notes Commitment Fees Account to cover any Class A-1 Notes Commitment Fees Adjustment Amount, the amount so withdrawn (without duplication for amounts previously allocated pursuant to this clause (iii)) and (b) the amount, if any, by which (i) Class A-1 Notes Quarterly Commitment Fees Amount for the Interest Accrual Period ending in the next succeeding Quarterly Collection Period exceeds (ii) the aggregate amount previously allocated to the Class A-1 Notes Commitment Fees Account on each preceding Weekly Allocation Date (or prefunded on the Closing Date) with respect to such Quarterly Collection Period.

“Class A-1 Notes Administrative Expenses” means all amounts due and payable pursuant to any Class A-1 Note Purchase Agreement that are identified as “Class A-1 Notes Administrative Expenses” in the applicable Series Supplement.

“Class A-1 Notes Amortization Event” means with respect to (i) the Series 2019-1 Class A-1 Notes, the Series 2019-1 Class A-1 Notes Amortization Event and (ii) any other Class A-1 Notes, the meaning designated in the related Series Supplement.

“Class A-1 Notes Amortization Period” means, with respect to any Class A-1 Notes, the period identified as the “Class A-1 Notes Amortization Period” in the applicable Series Supplement.

“Class A-1 Notes Commitment Fees Adjustment Amount” means, for any Class A-1 Notes for any Interest Accrual Period, the aggregate amount, if any, for such Interest Accrual Period that is identified as a “Commitment Fees Adjustment Amount” in the applicable Series Supplement, which will generally equal the difference between (i) the amounts accrued in respect of commitment fees relating to any Series of Class A-1 Notes during the related Quarterly Fiscal Period based on certain estimation principles and (ii) the actual amount of such commitment fees for such Interest Accrual Period, as such difference is calculated in accordance with the Indenture.

“Class A-1 Notes Commitment Fees Account” has the meaning set forth in Section 5.5 of this Base Indenture.

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“Class A-1 Notes Commitment Fees Shortfall Amount” has the meaning set forth in Section 5.11(b)(iii) of this Base Indenture.

“Class A-1 Notes Interest Adjustment Amount” means, for any Class A-1 Notes for any Interest Accrual Period, the aggregate amount, if any, for such Interest Accrual Period that is identified as an “Interest Adjustment Amount” in the applicable Series Supplement.

“Class A-1 Notes Maximum Principal Amount” means, (i) with respect to the Series 2014-1 Class A-1 Notes, the Series 2014-1 Class A-1 Notes Maximum Principal Amount and (ii) with respect to any other Class A-1 Notes, the meaning specified in the applicable Series Supplement.

“Class A-1 Notes Other Amounts” means all amounts due and payable pursuant to any Class A-1 Note Purchase Agreement that are identified as “Class A-1 Notes Other Amounts” in the applicable Series Supplement.

“Class A-1 Notes Quarterly Commitment Fees Amount” means, for any Interest Accrual Period, with respect to any Class A-1 Notes Outstanding, the aggregate amount of commitment fees due and payable, with respect to such Interest Accrual Period, on such Class A-1 Notes that is identified as “Class A-1 Notes Quarterly Commitment Fees Amount” in the applicable Series Supplement; provided that if, on any Weekly Allocation Date or other date of determination, the actual amount of any such commitment fees cannot be ascertained, an estimate of such commitment fees will be used to calculate the Class A-1 Notes Quarterly Commitment Fees Amount for such Weekly Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided further that any amount identified as “Class A-1 Notes Administrative Expenses” or “Class A-1 Notes Other Amounts” in any Series Supplement will under no circumstances be deemed to constitute “Class A-1 Notes Quarterly Commitment Fees Amount.”

“Class A-1 Notes Renewal Date” means, (i) with respect to the Series 2014-1 Class A-1 Notes, the Series 2014-1 Class A-1 Notes Renewal Date and (ii) with respect to any other Series of Class A-1 Notes, the date identified as the “Class A-1 Notes Renewal Date” in the applicable Series Supplement.

“Class A-1 Notes Voting Amount” means, with respect to any Series of Class A-1 Notes, the greater of (i) the Class A-1 Notes Maximum Principal Amount for such Series (after giving effect to any cancelled commitments) and (ii) the Outstanding Principal Amount of Class A-1 Notes for such Series.

“Class A-2 Notes” means any Notes alphanumerically designated as “Class A-2” pursuant to the Series Supplement applicable to such Class of Notes.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act or any successor provision thereto or Euroclear or Clearstream.

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“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Clearstream” means Clearstream Luxembourg.

“Closing Date” means June 5, 2019.

“Closing Title Reports” means title commitments for each Contributed Owned Real Property.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any successor statute of similar import, in each case as in effect from time to time. References to sections of the Code also refer to any successor sections.

“Co-Issuers” means, collectively, Applebee’s Issuer and IHOP Issuer.

“Collateral” means, collectively, the Indenture Collateral, the “Collateral” as defined in the Guarantee and Collateral Agreement and any property subject to any other Indenture Document that grants a Lien to secure any Obligations.

“Collateral Documents” means, collectively, the Collateral Franchise Business Documents and the Collateral Transaction Documents.

“Collateral Exclusions” means the following property of the Securitization Entities: (i) the Franchised Restaurant Leases, (ii) any other lease, sublease, license, or other contract or permit, in each case if the grant of a lien or security interest in any of the Securitization Entities’ right, title and interest in, to or under such lease, sublease, license, contract or permit in the manner contemplated by this Indenture (a) is prohibited by the terms of such lease, sublease, license, contract or permit or would require the consent of a third party, (b) would constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of the applicable Securitization Entity therein or (c) would otherwise result in a breach thereof or the termination or a right of termination thereof, except to the extent that any such prohibition, breach, termination or right of termination is rendered ineffective pursuant to the UCC or any other applicable law, (iii) the Excepted Securitization IP Assets and (iv) the Excluded Amounts; provided, further, that the Co-Issuers and the Guarantors will not be required to pledge more than 65% of the Equity Interests (and any rights associated with such Equity Interests) of any foreign subsidiary of any of the Co-Issuers or the Guarantors that is a corporation for United States federal income tax purposes and in no circumstance will any such foreign subsidiary be required to pledge any assets, serve as Guarantor, or otherwise guarantee the Notes; provided further that the security interest in (A) each Series Distribution Account and the funds or securities deposited therein or credited thereto will only secure the related Class of Notes as set forth in the Indenture, (B) the Senior Notes Interest Reserve Account and the related property will only be for the benefit of the Senior Noteholders and the Trustee, in its capacity as trustee for the Senior Noteholders and (C) the Senior Subordinated Notes Interest Reserve Account and the related property will only be for the benefit of the Senior Subordinated Noteholders and the Trustee, in its capacity as trustee for the Senior Subordinated Noteholders.

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“Collateral Franchise Business Documents” means, collectively, the Franchise Documents, the Franchisee Notes, the Equipment Leases, the Product Sourcing Agreements and the Company Restaurant Licenses.

“Collateral Protection Advance” means any advance of (a) payment of taxes, rent, assessments, insurance premiums and other related or similar costs and expenses necessary to protect, preserve or restore the Collateral and (b) payments of any Securitization Operating Expenses (excluding (i) any indemnification obligations, (ii) business and/or asset-related operating expenses, (iii) fees and expenses of external legal counsel that are not directly related to the maintenance or preservation of the Collateral, (iv) fees and expenses of any entity other than a Securitization Entity and (v) damages, costs or expenses relating to fraud, bad faith, willful misconduct, violations of law, bodily injury, property damage or misappropriation of funds), to the extent not previously paid pursuant to a Manager Advance, in each case made by the Servicer pursuant to the Servicing Agreement in accordance with the Servicing Standard, or by the Trustee pursuant to the Indenture.

“Collateral Transaction Documents” means the Contribution Agreements, the Charter Documents of each Securitization Entity, the IP License Agreements, the Servicing Agreement, the Account Control Agreements, the Management Agreement and the Back-Up Management Agreement.

“Collateralized Letters of Credit” has the meaning set forth in Section 5.11(d)(iii) of this Base Indenture.

“Collection Account” means account no. 11312500 entitled “Citibank, N.A. f/b/o IHOP Funding LLC – Collection Account” maintained by the Trustee for the benefit of the Secured Parties pursuant to Section 5.4 of this Base Indenture or any successor securities account maintained pursuant to Section 5.4 of this Base Indenture.

“Collection Account Administrative Accounts” has the meaning set forth in Section 5.5 of this Base Indenture.

“Collections” means, with respect to each Weekly Collection Period, all amounts received by or for the account of (or in the case of ACH transactions, amounts remitted via ACH to or for the account of but net of any Reversed ACH Remittance) the Securitization Entities during such Weekly Collection Period, including (without duplication):

(i)	Franchisee Payments deposited into either Concentration Account;

(ii)	Franchisee Lease Payments deposited into either Concentration Account;

(iii)	all Net Product Sourcing Payments deposited into the Collection Account;

(iv)	Franchisee Note Payments deposited into any Concentration Account;

(v)	Equipment Lease Payments deposited into any Concentration Account;

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(vi)      all amounts, including Company Restaurant License Fees, received under the IP License Agreements and all other license fees and other amounts received in respect of the Securitization IP, including recoveries from the enforcement of the Securitization IP;

(vii)      Indemnification Amounts, Insurance/Condemnation Proceeds, Asset Disposition Proceeds, and (without duplication) all other amounts received upon the disposition of the Collateral, including proceeds received upon the disposition of property expressly excluded from the definition of Asset Disposition Proceeds, in each case that are required to be deposited into any Concentration Account or the Collection Account;

(viii)      the Series Hedge Receipts, if any, received by the Securitization Entities in respect of any Series Hedge Agreements entered into by the Securitization Entities in connection with the issuance of Additional Notes following the Closing Date;

(ix)        Investment Income earned on amounts on deposit in the Accounts;

(x)         equity contributions made to the Co-Issuers;

(xi)        to the extent not otherwise included above, payments from Franchisees or any other Person in respect of Excluded Amounts deposited in any Concentration Account or otherwise included in Collections;

(xii)      amounts released from the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Amount, respectively;

(xiii)      Optional Prepayment Accrued Principal Release Amounts; and

(xiv)      any other payments or proceeds received with respect to the Collateral.

“Commitment” has the meaning set forth in the applicable Series Supplement.

“Company Order” and “Company Request” mean a written order or request signed in the name of each of the Co-Issuers by any Authorized Officer of each such Co-Issuer and delivered to the Trustee, the Control Party or the Paying Agent.

“Company Restaurant License” means each of (i) the Applebee’s Company Restaurant Licenses, dated as of the Series 2014-1 Closing Date, by and between Applebee’s Franchise Holder, as licensor, and the Applebee’s Parent, and certain subsidiaries thereof, as licensees, as amended, supplemented or otherwise modified from time to time and (ii) the IHOP Company Restaurant License, dated as of the Series 2014-1 Closing Date, by and between the IHOP Parent and certain subsidiaries thereof, as licensees, as amended, supplemented or otherwise modified from time to time.

“Company Restaurants” means the Branded Restaurants that are owned and operated by the Non-Securitization Entities, including Branded Restaurants that the Non-Securitization Entities reacquire from Franchisees from time to time until they can be refranchised.

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“Company Restaurant License Fees” means the licensing fee payable by the applicable Non-Securitization Entity to the applicable Franchise Entity pursuant to the Company Restaurant Licenses equal to (i) four percent (4%) of the Gross Sales of each Applebee’s Brand Company Restaurant, if any, to the Applebee’s Franchise Holder (paid monthly) or (ii) four and a half percent (4.5%) of the Gross Sales of each IHOP Brand Company Restaurant, if any, to the IHOP Franchise Holder (paid weekly).

“Competitor” means any Person that is a direct or indirect franchisor, franchisee, owner or operator of a large regional or national casual dining or family dining restaurant concept (including a Franchisee); provided, however, that (i) a Person will not be a Competitor solely by virtue of its direct or indirect ownership of less than 5% of the Equity Interests in a “Competitor,” (ii) a Person will not be a “Competitor” if such Person has policies and procedures that prohibit such Person from disclosing or making available any confidential information that such Person may receive as a Holder of the Notes or prospective investor in the Notes, to individuals involved in the business of buying, selling, holding or analyzing the Equity Interests of a “Competitor” or in the business of being a franchisor, franchisee, owner or operator of a large regional or national casual dining or family dining restaurant concept and (iii) a franchisee will only be a “Competitor” if it, or its Affiliates, directly or indirectly, owns, franchises or licenses, in the aggregate, ten or more individual locations of a particular concept.

“Concentration Accounts” means, collectively, the Applebee’s Concentration Account and the IHOP Concentration Account.

“Confidential Information” has the meaning set forth in Section 10.11(a) of this Base Indenture.

“Consent Recommendation” means the action recommended by the Control Party in writing with respect to any Consent Request.

“Consent Request” means any request for directions, waivers, amendments, consents and other actions under the Transaction Documents.

“Consolidated Interest Expense” means, with respect to any Person for any period, consolidated interest expense, whether paid or accrued, of such Person and its Subsidiaries for such period, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit, net costs under interest rate hedging agreements, amortization of discount, that portion of interest obligations with respect to any lease of any property (whether real, personal or mixed) that is properly classified as a liability on a balance sheet in conformity with GAAP, including all Capitalized Lease Obligations incurred by such Person, commitment fees and acceleration of fees and expenses payable in connection with Indebtedness.

“Consolidated Net Income” means, with respect to any Person for any period, the consolidated net income of such Person and its Subsidiaries (whether positive or negative), determined in accordance with GAAP, for such period.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any indebtedness, lease, declared but unpaid dividends, letter of credit or other obligation of another if the primary purpose

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or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof or (b) under any letter of credit issued for the account of that Person or for which that Person is otherwise liable for reimbursement thereof. Contingent Obligation will include (x) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another and (y) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to maintain the solvency of any balance sheet item, level of income or financial condition of another or (iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under subclause (i) or (ii) of this clause (y) the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation will be equal to the amount of the obligation so guaranteed or otherwise supported.

“Contractual Obligation” means, with respect to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributed Assets” means, collectively, the Applebee’s Contributed Assets and the IHOP Contributed Assets.

“Contributed Development Agreements” means all of Development Agreements and all related guaranty agreements existing as of the Series 2014-1 Closing Date that were contributed to a Franchise Entity on the Series 2014-1 Closing Date pursuant to the applicable Contribution Agreements; provided that references to the same as of any date of determination shall exclude any such assets disposed of in accordance with the Transaction Documents as in effect as of the time of such disposition.

“Contributed Equipment Lease” means all Equipment Leases and all related guaranty agreements existing as of the Series 2014-1 Closing Date that were contributed to a Franchise Entity on the Series 2014-1 Closing Date pursuant to the applicable Contribution Agreements; provided that references to the same as of any date of determination shall exclude any such assets disposed of in accordance with the Transaction Documents as in effect as of the time of such disposition.

“Contributed Franchise Agreements” means all Franchise Agreements and related guaranty agreements existing as of the Series 2014-1 Closing Date that were contributed to a Franchise Entity on the Series 2014-1 Closing Date pursuant to the applicable Contribution Agreements; provided that references to the same as of any date of determination shall exclude any such assets disposed of in accordance with the Transaction Documents as in effect as of the time of such disposition.

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“Contributed Franchised Restaurant Business” means the business of franchising or licensing Branded Restaurants located in the United States, the manufacturing and sale of Proprietary Products for use at Branded Restaurants located in the United States and the provision of ancillary goods and services in connection therewith. For the avoidance of doubt, the Contributed Franchised Restaurant Business does not include any Company Restaurants or any restaurants located outside of the United States.

“Contributed Franchised Restaurant Leases” means (i) leases from landlords unaffiliated with Dine Brands Global, Inc. in respect of which a Dine Brands Entity was the prime lessee and a Franchisee or other Person was the sub-lessee (as of the Series 2014-1 Closing Date) that were contributed to a Franchise Entity on the Series 2014-1 Closing Date pursuant to the applicable Contribution Agreements and (ii) leases or subleases in respect of which a Dine Brands Entity was the lessor or sublessor and a Franchisee or other Person was the lessee or sublessee (as of the Series 2014-1 Closing Date) that were contributed to a Franchise Entity on the Series 2014-1 Closing Date pursuant to the applicable Contribution Agreements; provided that references to the same as of any date of determination shall exclude any such assets disposed of in accordance with the Transaction Documents as in effect as of the time of such disposition.

“Contributed Franchised Restaurants” means the Branded Restaurants that, as of the Series 2014-1 Closing Date, were owned and operated by Franchisees (or, in the case of any Branded Restaurant subject to an Area License Agreement, a sub-franchisee thereof) that were unaffiliated with Dine Brands Global, Inc. and its Affiliates pursuant to a Franchise Agreement that were contributed to a Franchise Entity on the Series 2014-1 Closing Date pursuant to the applicable Contribution Agreements; provided that references to the same as of any date of determination shall exclude any such assets disposed of in accordance with the Transaction Documents as in effect as of the time of such disposition.

“Contributed Franchisee Note” means all Franchisee Notes and all related guaranty agreements existing as of the Series 2014-1 Closing Date that were contributed to a Franchise Entity on the Series 2014-1 Closing Date pursuant to the applicable Contribution Agreements; provided that references to the same as of any date of determination shall exclude any such assets disposed of in accordance with the Transaction Documents as in effect as of the time of such disposition.

“Contributed Owned Real Property” means the real property (including the land, buildings and fixtures) owned in fee (as of the Series 2014-1 Closing Date) by Dine Brands Global, Inc. or its Subsidiaries that was contributed to a Franchise Entity on the Series 2014-1 Closing Date pursuant to the applicable Contribution Agreements; provided that references to the same as of any date of determination shall exclude any such assets disposed of in accordance with the Transaction Documents as in effect as of the time of such disposition.

“Contributed Product Sourcing Agreement” means all Product Sourcing Agreements and all related guarantees existing as of the Series 2014-1 Closing Date that were contributed to a Franchise Entity on the Series 2014-1 Closing Date pursuant to the applicable Contribution Agreement; provided that references to the same as of any date of determination shall exclude any such assets disposed of in accordance with the Transaction Documents as in effect as of the time of such disposition.

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“Contributed Real Estate Assets” means (i) the Contributed Owned Real Property and (ii) the Contributed Franchised Restaurant Leases.

“Contribution Agreements” means the Applebee’s Contribution Agreements and the IHOP Contribution Agreements.

“Controlled Group” means any group of trades or businesses (whether or not incorporated) under common control that is treated as a single employer for purposes of Section 302 or Title IV of ERISA.

“Control Party” means, at any time, the Servicer, who will direct the Trustee to act (or refrain from acting) or will act on behalf of the Trustee in connection with Consent Requests.

“Controlling Class” means the most senior Class of Notes then Outstanding among all Series of Notes then Outstanding for which purpose the Class A-1 Notes and the Class A-2 Notes will be treated as a single Class for so long as the Class A-1 Notes and the Class A-2 Notes remain Outstanding.

“Controlling Class Member” means, with respect to a Note issued in book-entry form of the Controlling Class, a Note Owner of such Note and, with respect to a Note issued in physical, definitive form of the Controlling Class, a Noteholder of such Note issued in physical, definitive form (excluding, in each case, any Securitization Entity or Affiliate thereof).

“Controlling Class Representative” means, at any time during which one or more Series of Notes is Outstanding, the representative, if any, that has been elected pursuant to Section 11.1 of this Base Indenture by the Majority of Controlling Class Members; provided that, if no Controlling Class Representative has been elected or if the Controlling Class Representative does not respond to a Consent Request within the time period specified in Section 11.4 of this Base Indenture, the Control Party will be entitled to exercise the rights of the Controlling Class Representative with respect to such Consent Request other than with respect to Servicer Termination Events.

“Copyrights” has the meaning set forth in the definition of “Intellectual Property.”

“Corporate Trust Office” means the corporate trust office of the Trustee (a) for Note transfer purposes and presentment of the Notes for final payment thereon, Citibank, N.A., 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Securities Window - Applebee’s Funding LLC and IHOP Funding LLC and (b) for all other purposes, Citibank, N.A., 388 Greenwich Street, New York, New York 10013, Attention: Agency & Trust - Applebee’s Funding LLC and IHOP Funding LLC, call: (888) 855-9695 to obtain Citibank, N.A. account manager’s email, or such other address as the Trustee may designate from time to time by notice to the Holders, the Rating Agencies and the Co-Issuers or the principal corporate trust office of any successor Trustee.

“Covenant-Adjusted EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period:

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(a)      plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:

(i) Consolidated Interest Expense;

(ii) net loss attributable to asset dispositions not in the ordinary course of business or early extinguishment of Indebtedness or Swap Contracts;

(iii) stock based compensation expense;

(iv) closure and impairment losses on assets;

(v) depreciation and amortization expense;

(vi) Transaction Expenses;

(vii) expenses or charges related to any actual or contemplated acquisition or disposition (excluding de minimis acquisitions or dispositions), issuance of Equity Interests, recapitalization or incurrence or repayment of Indebtedness (in each case, whether or not successful);

(viii) net loss (or similar charges) resulting from currency translation;

(ix) charges, fees, expenses, costs, accruals or reserves of any kind arising from litigation or claim settlement, including, without limitation, all related legal fees, disbursements and expenses and costs of defense;

(x) costs incurred in connection with franchise conventions;

(xi) board of directors fees and expenses;

(xii) closed store expenses, lease buy-out expenses, remodel reopening expenses, and new restaurant opening and pre-opening expenses;

(xiii) current and/or deferred taxes based on income, profits or capital of such Person and its Subsidiaries, including without limitation U.S. federal, state, local, foreign, franchise, excise, withholding and similar taxes and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examination);

(xiv) net loss related to any brand national advertising fund deficit and

(xv) other extraordinary, unusual or nonrecurring losses, expenses or charges, including without limitation:

(A) any severance, relocation, reorganization or other restructuring expenses,

(B) any expenses related to reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses,

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(C) inventory optimization programs,

(D) facility, office, store, restaurant or business unit closures or consolidations,

(E) systems establishment costs,

(F) contract termination costs,

(G) curtailments or modifications to pension and post-retirement employee benefit plans,

(H) excess pension charges,

(I) acquisition integration costs,

(J) business optimization costs,

(K) signing, retention or recruiting bonuses and expenses, or

(L) any losses, expenses or charges related to liability or casualty events or business interruption, and

(b) minus, without duplication, to the extent added in calculating such Consolidated Net Income,

(i) net gain attributable to asset dispositions not in the ordinary course of business or early extinguishment of Indebtedness or Swap Contracts;

(ii) net gain (or similar credits) resulting from currency translation;

(iii) net gain related to any brand national advertising fund excess and

(iv) other extraordinary or nonrecurring items; provided, however, that items that would have been accounted for as operating leases under GAAP as in effect on the Closing Date will continue to be treated as operating leases for purposes of this definition irrespective of any change in GAAP subsequent to the Closing Date.

“Debt Service” means, with respect to any Quarterly Payment Date, the sum of (A) the Senior Notes Quarterly Interest Amount plus (B) the Senior Subordinated Notes Quarterly Interest Amount plus (C) the aggregate Class A-1 Notes Quarterly Commitment Fees Amounts plus (D) with respect to each Class of Senior Notes and Senior Subordinated Notes Outstanding, the aggregate amount of Scheduled Principal Payments that would be due and payable on such Quarterly Payment Date, as ratably reduced by the aggregate amount of any payments of Indemnification Amounts, Insurance/Condemnation Proceeds or Asset Disposition Proceeds, after giving effect to any optional or mandatory prepayment of principal of any such Senior Notes or Senior Subordinated Notes or any repurchase and cancellation of such Senior Notes or Senior Subordinated Notes, but without giving effect to any reductions available due to satisfaction of any Series Non-Amortization Test on the applicable Non-Amortization Test Date.

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For the purposes of calculating the DSCR as of the first Quarterly Payment Date after the Closing Date, Debt Service will be deemed to be the sum of (A) the product of (x) the sum of the amounts referred to in clauses (A) through (C) of the definition of “Debt Service” multiplied by (y) a fraction the numerator of which is 90 and the denominator of which is the actual number of days elapsed during the period commencing on and including the Closing Date and ending on but excluding the first Quarterly Payment Date, plus (B) the amount referred to in clause (D) of the definition of “Debt Service”.

“Debt Service Advance” means an advance made by the Servicer (or, if the Servicer fails to do so, the Trustee) in respect of the Senior Notes Interest Shortfall Amount on any Quarterly Payment Date.

“Default” means any Event of Default or any occurrence that with notice or the lapse of time or both would become an Event of Default.

“Defeased Series” has the meaning set forth in Section 12.1(c) of this Base Indenture.

“Definitive Notes” has the meaning set forth in Section 2.12(a) of this Base Indenture.

“Depository” has the meaning set forth in Section 2.12(a) of this Base Indenture.

“Depository Agreement” means, with respect to a Series or Class of a Series of Notes having Book-Entry Notes, the agreement among the Co-Issuers, the Trustee and the Clearing Agency governing the deposit of such Notes with the Clearing Agency, or as otherwise provided in the applicable Series Supplement.

“Development Agreements” means all development agreements for Branded Restaurants pursuant to which a Franchisee, developer or other Person obtains the rights to develop (in order to operate as a Franchisee) one or more Branded Restaurants within a designated geographical area.

“Dine Brands” means Dine Brands Global, Inc., a Delaware corporation, and its successors and assigns.

“Dine Brands Entities” means Dine Brands Global, Inc. and each of its Subsidiaries, now existing or hereafter created.

“Dine Brands IP Licenses” means, collectively, the Applebee’s Dine Brands IP License and the IHOP Dine Brands IP License.

“Dine Brands Leverage Ratio” means, as of any date of determination, the ratio of (a)(i) Indebtedness of the Non-Securitization Entities and the Securitization Entities (provided that, with respect to each Series of Class A-1 Notes Outstanding, the aggregate principal amount of each such Series of Class A-1 Notes will be deemed to be (A) for purposes of any Series Non-Amortization Test, the actual principal amount for each such Series (including any issued letters of credit) and (B) for all other purposes, the Class A-1 Notes Maximum Principal Amount for each

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such Series) as of the end of the most recently ended Quarterly Fiscal Period less (ii) the sum of (v) the operating lease obligations of the Non-Securitization and the Securitization Entities as of the end of the most recently ended Quarterly Fiscal Period recognized under ASC 842, Leases, (w) the cash and cash equivalents of the Securitization Entities credited to the Senior Notes Interest Reserve Account, the Senior Subordinated Notes Interest Reserve Account, the Franchisor Capital Accounts and the Rent Disbursement Accounts as of the end of the most recently ended Quarterly Fiscal Period, (x) the cash and cash equivalents of the Securitization Entities maintained in the Management Accounts that, pursuant to a Weekly Manager’s Certificate delivered on or prior to such date, will be paid to the Manager or constitute the Residual Amount on the next succeeding Weekly Allocation Date, (y) the unrestricted cash and cash equivalents of the Non-Securitization Entities as of the end of the most recently ended Quarterly Fiscal Period and (z) the available amount of each Interest Reserve Letter of Credit with respect to the Senior Notes as of the end of the most recently ended Quarterly Fiscal Period to (b) Covenant Adjusted EBITDA of the Non-Securitization Entities and the Securitization Entities for the four Quarterly Fiscal Periods most recently ended as of such date and for which financial statements are required to be delivered. The Dine Brands Leverage Ratio shall be calculated in accordance with Section 14.18(a) of the Base Indenture.

“Dollar” and the symbol “$” or “U.S.$” or U.S. Dollar” means the lawful currency of the United States.

“DSCR” means an amount calculated as of any Quarterly Calculation Date by dividing (i) the Net Cash Flow over the four (4) immediately preceding Quarterly Collection Periods most recently ended by (ii) the Debt Service due during the four (4) immediately preceding Quarterly Fiscal Periods most recently ended; provided that, for purposes of calculating the DSCR as of the first four (4) Quarterly Calculation Dates:

(a)       “Net Cash Flow” for the Quarterly Collection Period ended July 1, 2018 shall be deemed to be $80,136,432, “Net Cash Flow” for the Quarterly Collection Period ended September 30, 2018 shall be deemed to be $79,611,888, “Net Cash Flow” for the Quarterly Collection Period ended December 30, 2018 shall be deemed to be $82,233,432 and “Net Cash Flow” for the Quarterly Collection Period ended March 31, 2019 shall be deemed to be $78,454,364;

(b)      the Debt Service due during such period for purposes of clause (ii) shall be deemed to equal the Debt Service for the most recently ended Quarterly Collection Period times four (and for the first Quarterly Collection Period, the Debt Service measured for such Quarterly Collection Period shall be adjusted as set forth in the definition of such term to account for the irregular number of days in such Quarterly Collection Period), and

(c)      Net Cash Flow for the Quarterly Fiscal Period ending on June 30, 2019 shall be adjusted to reflect the Manager’s good faith estimate (in accordance with the Managing Standard) of what Net Cash Flow would have been for the portion of such Quarterly Fiscal Period occurring prior to the Closing Date if the calculation of “Net Cash Flow” set forth below had been in effect prior to the Closing Date and based on the changes to the components of such calculation on and after the Closing Date.

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“EBA” means the European Banking Authority (including any successor or replacement organization thereto).

“EIOPA” means the European Insurance and Occupational Pensions Authority (including any successor or replacement organization thereto).

“Eligible Account” means (a) a segregated identifiable trust account established in the trust department of a Qualified Trust Institution or (b) a separately identifiable deposit or securities account established at a Qualified Institution.

“Eligible Assets” means any real property or other asset used or useful to the Securitization Entities in the operation of the Contributed Franchised Restaurant Business or their other assets, including, without limitation, (i) capital assets, capital expenditures, renovations and improvements and (ii) assets intended to generate revenue for the Securitization Entities.

“Eligible Investments” means (a) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank or trust company that (i) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) whose short-term debt is rated at least “P-1” (or then equivalent grade) by Moody’s and at least “A 1+” (or then equivalent grade) by S&P and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than one year from the date of acquisition thereof; (b) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition thereof; provided, that the full faith and credit of the United States of America is pledged in support thereof; (c) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “P-1” (or the then equivalent grade) by Moody’s and at least “A 1+” (or the then equivalent grade) by S&P, with maturities of not more than 180 days from the date of acquisition thereof; (d) repurchase obligations with a term of not more than 30 days for underlying securities of the type described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (a) above and (e) investments, classified in accordance with GAAP as current assets of the relevant Person making such investment, in money market investment programs registered under the 1940 Act, which have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are invested primarily in investments of the character, quality and maturity described in clauses (a) though (d) of this definition. Notwithstanding the foregoing, all Eligible Investments must either (A) be at all times available for withdrawal or liquidation at par (or for commercial paper issued at a discount, at the applicable purchase price) or (B) mature on or prior to the Business Day prior to the immediately succeeding Weekly Allocation Date.

“Employee Benefit Plan” means any “employee benefit plan,” as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA, established, maintained or contributed to by a Securitization Entity, or with respect to which any Securitization Entity has any liability.

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“Enhancement” means, with respect to any Series of Notes, the rights and benefits provided to the Noteholders of such Series of Notes pursuant to any letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap or any other similar arrangement entered into by the Co-Issuers in connection with the issuance of such Series of Notes as provided for in the applicable Series Supplement in accordance with the terms of this Base Indenture.

“Enhancement Agreement” means any contract, agreement, instrument or document governing the terms of any Enhancement or pursuant to which any Enhancement is issued or outstanding.

“Enhancement Provider” means the Person providing any Enhancement as designated in the applicable Series Supplement.

“Environmental Law” means any and all applicable laws, rules, orders, regulations, statutes, ordinances, binding guidelines, codes, decrees, agreements or other legally enforceable requirements (including common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health (as it relates to exposure to Materials of Environmental Concern), or employee health and safety (as it relates to exposure to Materials of Environmental Concern), as has been, is now, or may at any time hereafter be, in effect.

“Environmental Permits” means any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.

“Equipment Lease” means any equipment lease pursuant to which a Franchisee leases from a Securitization Entity equipment used to operate a Franchised Restaurant, together with any residual interest in the related equipment and any security interest in such equipment.

“Equipment Lease Payments” means all amounts payable to a Franchise Entity by a Franchisee pursuant to an Equipment Lease.

“Equity Interests” means any (a) membership interest in any limited liability company, (b) general or limited partnership interest in any partnership, (c) common, preferred or other stock interest in any corporation, (d) share, participation, unit or other interest in the property or enterprise of an issuer that evidences ownership rights therein, (e) ownership or beneficial interest in any trust, (f) option, warrant or other right to convert any interest into or otherwise receive any of the foregoing or (g) any other interest or participation that confers the right to receive a share of the profits and losses of, or distributions of assets of, the applicable issuer.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

“ESMA” means the European Securities and Markets Authority (including any successor or replacement organization thereto).

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“EU” means the European Union.

“EU Investor Requirements” means Article 5 of the EU Securitization Regulation with respect to institutional investors (as such term is defined for purposes of the EU Securitization Regulation).

“EU Securitization Laws” means the EU Securitization Regulation, together with any supplementary regulatory technical standards, implementing technical standards and any official guidance published in relation thereto by the European Supervisory Authorities, and any implementing laws or regulations.

“EU Securitization Regulation” means Regulation (EU) 2017/2402 (as amended).

“Euroclear” means Euroclear Bank, S.A./N.V., or any successor thereto, as operator of the Euroclear System.

“European Supervisory Authorities” means, together, the EBA, ESMA and EIOPA.

“Event of Bankruptcy” means an event that will be deemed to have occurred with respect to a Person if:

(a)      a case or other proceeding is commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding continues undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person is entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(b)      such Person commences a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or makes any general assignment for the benefit of creditors; or

(c)      the board of directors or board of managers (or similar body) of such Person votes to implement any of the actions set forth in clause (b) above.

“Event of Default” means any of the events set forth in Section 9.2 of this Base Indenture.

“Excepted Securitization IP Assets” means (i) any right to use third-party Intellectual Property pursuant to a license to the extent such rights are not able to be pledged; and (ii) any application for registration of a Trademark that would be invalidated, canceled, voided or

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abandoned due to the grant and/or enforcement of an assignment or security interest, including intent-to-use applications filed with the PTO pursuant to 15 U.S.C. Section 1051(b) prior to the filing of a statement of use or amendment to allege use pursuant to 15 U.S.C. 1051(c) or (d); provided, that at such time as the grant and/or enforcement of the assignment or security interest would not cause such application to be invalidated, canceled, voided or abandoned, such Trademark application will not be considered an Excepted Securitization IP Asset.

“Excess Class A-1 Notes Administrative Expenses Amount” means, for each Weekly Allocation Date, an amount equal to the amount by which (a) the Class A-1 Notes Administrative Expenses that have become due and payable prior to such Weekly Allocation Date and have not been previously paid exceed (b) the Capped Class A-1 Notes Administrative Expenses Amount for such Weekly Allocation Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Amounts” means (i) fees and expenses paid by or on behalf of any Franchise Entity or any Franchise Holder in connection with registering, maintaining and enforcing the Securitization IP and paying third party licensing and subscription fees, or any other fees, expenses or costs in connection with indemnification obligations and other obligations under any other license, (ii) account expenses and fees paid to the banks at which the Management Accounts are held, (iii) Advertising Fees, (iv) insurance and condemnation proceeds payable by the Securitization Entities to Franchisees, (v) withholding, sales and other taxes (if any) included in Collections that are due and payable to a Governmental Authority or other unaffiliated third party, (vi) any proceeds from or collections in respect of Non-Contributed Property, (vii) amounts paid by Franchisees and Company Restaurants, if any, to Dine Brands Global, Inc. or into any Brand technology development fund for the development, maintenance and support of restaurant-level and above restaurant-level technology systems, including, without limitation, back of house, mobile order and/or mobile payment systems, (viii) amounts paid by Franchisees for corporate services provided by the Manager, including, without limitation, repairs and maintenance, gift card administration, asset development services and employee training, (ix) tenant improvement allowances and similar amounts received from landlords, (x) proceeds of directors’ and officers’ insurance, (xi) amounts received as reimbursement for hotel, travel and training costs in connection with Franchisee training or operational programs, (xii) insurance and condemnation proceeds payable by the Securitization Entities to third parties or by Franchisees to the Manager or the Securitization Entities, (xiii) any amounts that cannot be transferred to the Concentration Account or the Collection Account due to applicable law, (xiv) any revenue sharing, brokerage or other fees, costs and expenses related to licenses and (xiv) any other amounts deposited into any Concentration Account or otherwise included in Collections that are not required to be deposited into the Collection Account. Excluded Amounts are not transferred into the Collection Account, will not constitute Collateral regardless of whether such amounts are deposited into Management Accounts, and therefore not available to pay interest on and principal of the Offered Notes.

“Excluded IP” means (a) any Intellectual Property arising under the laws of any jurisdiction other than the United States, any state thereof or the District of Columbia, (b) any trademarks owned and used by a Non-Securitization Entity principally for its own corporate purposes, such as “Dine Brands Global”, that do not contain “International House of Pancakes”, “IHOP” or “Applebee’s”, (c) any commercially available Software licensed to or on behalf of any

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Non-Securitization Entity and (d) so long as the related Software is not, in the judgement of the Manager, material to the operation of the related Franchised Restaurant business, any Software and Improvements thereto (and associated licensing fees paid by Franchisees) developed with the support of Brand technology fund monies described in clause (vii) of the definition of “Excluded Amounts”.

“Extension Period” means, with respect to any Series or any Class of any Series of Notes, the period from the Series Anticipated Repayment Date (or any previously extended Series Anticipated Repayment Date) with respect to such Series or Class to the Series Anticipated Repayment Date with respect to such Series or Class as extended in connection with the provisions of the applicable Series Supplement.

“FATCA” means Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereunder or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any published intergovernmental agreement entered into in connection with the implementation of such sections of the Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to such published intergovernmental agreement.

“FDIC” means the U.S. Federal Deposit Insurance Corporation.

“Final Series Legal Final Maturity Date” means the Series Legal Final Maturity Date with respect to the last Series of Notes Outstanding.

“Financial Assets” has the meaning set forth in Section 5.7(b) of this Base Indenture.

“Financing Obligation” means the amount of minimum lease payments for sale-leaseback transactions accounted for as financings.

“Fiscal Quarter Percentage” means (i) with respect to any Weekly Collection Period in which the 12th day of a calendar month occurs, 20.0% and (ii) with respect to each other Weekly Collection Period, 5.0%.

“Franchise Agreement” means (a) a franchise agreement whereby a franchisee agrees to operate a Branded Restaurant or (b) an Area License Agreement.

“Franchise Documents” means all Franchise Agreements, Development Agreements and agreements related thereto, together with any modifications, amendments, extensions or replacements of the foregoing.

“Franchise Assets” means, (i) the Contributed Franchise Agreements and all Franchisee Payments thereon; (ii) the Contributed Development Agreements and all Franchisee Payments thereon; (iii) the New Franchise Agreements and all Franchisee Payments thereon; (iv) the New Development Agreements and all Franchisee Payments thereon; (v) all rights to enter into New Franchise Agreements and New Development Agreements; (vi) any and all other property of every nature, now or hereafter transferred, mortgaged, pledged, or assigned as security for payment or performance of any obligation of the Franchisees or other Persons, as applicable, to such

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Franchise Entity under the Franchise Agreements or the Development Agreements and all guarantees of such obligations and the rights evidenced by or reflected in the Franchise Agreements or the Development Agreements, in each case together with all payments, proceeds and accrued and future rights to payment thereon.

“Franchise Entities” means, collectively, the Applebee’s Franchise Entities and the IHOP Franchise Entities.

“Franchise Entity Lease Payments” means all amounts payable by any Franchise Entity under a lease constituting a Contributed Franchised Restaurant Lease or New Franchised Restaurant Lease pursuant to clause (i) of the definitions thereof or a Required Consent Lease.

“Franchise Entity Product Sourcing Payments” means all amounts payable by any Franchise Entity to a manufacturer of Proprietary Products under any Product Sourcing Agreement.

“Franchise Holder” means either the Applebee’s Franchise Holder or the IHOP Franchise Holder.

“Franchised Restaurant Leases” means, collectively, the Contributed Franchised Restaurant Leases, the New Franchised Restaurant Leases and the Required Consent Leases.

“Franchised Restaurants” means, collectively, the Contributed Franchised Restaurants and the New Franchised Restaurants.

“Franchisee” means any Person that is a franchisee under a Franchise Agreement.

“Franchisee Lease Payments” means all lease payments, taxes and any other amounts payable by Franchisees to a Franchise Entity in respect of Real Estate Assets.

“Franchisee Note” means any franchisee note entered into by a Franchise Entity or any franchisee note or other franchisee financing agreement entered into in order to finance the payment of franchisee fees or other amounts owing by a Franchisee.

“Franchisee Note Payments” means all amounts payable to a Franchise Entity by a Franchisee pursuant to a Franchisee Note.

“Franchisee Payments” means, all amounts payable to a Franchise Entity by Franchisees pursuant to the Franchise Documents other than Excluded Amounts.

“Franchisor Capital Account” means the Applebee’s Franchisor Capital Account, IHOP Franchisor Capital Account and any additional Management Account designated as a Franchisor Capital Account by the Manager in accordance with Section 5.1(a) of the Base Indenture.

“Franchisor IP Licenses” means, collectively, the Applebee’s Franchisor IP License and the IHOP Franchisor IP License.

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“GAAP” means the generally accepted accounting principles in the United States promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors in effect from time to time.

“Government Securities” means readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof and as to which obligations the full faith and credit of the United States of America is pledged in support thereof.

“Governmental Authority” means the government of the United States of America or any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Gross Sales” means, with respect to a restaurant, the total amount of revenue received from the sale of all food, products, merchandise and performance of all services (except Manager-approved promotional items) and all other income of every kind and nature (including gift certificates when redeemed but not when purchased), whether for cash or credit and regardless of collection in the case of credit; provided, however, that Gross Sales shall not include (i) refunds and allowances; (ii) any sales taxes or other taxes, in each case collected from customers for transmittal to the appropriate taxing authority or (iii) revenues that are not subject to royalties in accordance with the related franchise agreement, Company Restaurant License or other applicable agreement.

“Guarantee” means, as to any Person, any (a) obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “Primary Obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be (i) with respect to a Guarantee pursuant to clause (a) above, an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith or (ii) with respect to a Guarantee pursuant to clause (b) above, the fair market value of the assets subject to (or that could be subject to) the related Lien. The term “Guarantee” as a verb has a corresponding meaning.

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“Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement, dated as of the Series 2014-1 Closing Date, by and among the Guarantors and the Trustee, as amended and restated on the Closing Date and as further amended, supplemented or otherwise modified from time to time; provided that references to the Guarantee and Collateral Agreement prior to the Closing Date shall refer to the Guarantee and Collateral Agreement as in effect at such time.

“Guarantors” means, collectively, the Franchise Entities and the Holding Company Guarantors.

“Hedge Counterparty” means an institution that enters into a Swap Contract with one or more Securitization Entities to provide certain financial protections with respect to changes in interest rates applicable to a Series of Notes if and as specified in the applicable Series Supplement.

“Hedge Payment Account” means an account (including any investment accounts related thereto) in the name of the Trustee, for the benefit of the Secured Parties, into which amounts payable to a Hedge Counterparty are deposited, bearing a designation clearly indicating that the funds deposited therein are held by the Trustee for the benefit of the Secured Parties.

“Holding Company Guarantors” means, collectively, the Applebee’s Holding Company Guarantor and the IHOP Holding Company Guarantor.

“Hot Back-Up Management Duties” has the meaning set forth in the Back-Up Management Agreement.

“IHOP Advertising Fees” means any fees payable by IHOP Franchisees and Non-Securitization Entities to fund the national marketing and advertising activities and local advertising cooperatives with respect to the IHOP Brand.

“IHOP Brand” means the “IHOP” Trademark (words and/or design), alone or in combination with other words or symbols, and any variations or derivatives thereof (but excluding any other Brand).

“IHOP Concentration Account” means the account established and maintained in the name of the IHOP Issuer and pledged to the Trustee into which the Manager causes amounts to be deposited pursuant to Section 5.9(a) of the Base Indenture or any successor account established for the IHOP Issuer by the Manager for such purpose pursuant to the Base Indenture and the Management Agreement, including any investment accounts related thereto into which funds are transferred for investment purposes pursuant to Section 5.1(b) of the Base Indenture.

“IHOP Company Restaurant License” means the IHOP Company Restaurant License, dated as of the 2014-1 Closing Date, by and between the IHOP Franchise Holder, as licensor, and the IHOP Parent and certain subsidiaries, as licensees, as amended, supplemented or otherwise modified from time to time.

“IHOP Contributed Assets” means all assets contributed under the IHOP Contribution Agreements.

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“IHOP Contribution Agreements” means, collectively, (i) the IHOP Property Contribution Agreement; (ii) the IHOP Leasing Contribution Agreement (IHOP Properties); (iii) the IHOP Leasing Contribution Agreement (IHOP Property Leasing); (iv) the IHOP First-Tier Contribution Agreement; (v) the IHOP Second-Tier Contribution Agreement; (vi) the IHOP Third-Tier Contribution Agreement (Franchise Holder); and (vii) the IHOP Third-Tier Contribution Agreement (Franchisor).

“IHOP Dine Brands IP License” means the IHOP Dine Brands IP License, dated as of the 2014-1 Closing Date, between the IHOP Franchise Holder, as licensor, and the IHOP Parent, as licensee, as amended, supplemented or otherwise modified from time to time.

“IHOP First-Tier Contribution Agreement” means the First-Tier IHOP Contribution Agreement, dated as of the 2014-1 Closing Date, by and between the IHOP Parent and the IHOP Holding Company Guarantor, as amended, supplemented or otherwise modified from time to time.

“IHOP Franchise Entities” means, collectively, the IHOP Franchise Holder, the IHOP Franchisor, IHOP Property, IHOP Leasing and each Additional IHOP Franchise Entity.

“IHOP Franchise Holder” means IHOP Restaurants LLC, a Delaware limited liability company, and its successors and assigns.

“IHOP Franchisor” means IHOP Franchisor LLC, a Delaware limited liability company, and its successors and assigns.

“IHOP Franchisor Capital Account” means the account maintained in the name of the IHOP Franchisor into which the IHOP Franchisor causes amounts to be deposited pursuant to Section 5.1(d) of the Base Indenture or any successor account established by the IHOP Franchisor for such purpose pursuant to the Base Indenture.

“IHOP Franchisor IP License” means the IHOP Franchisor IP License, dated as of the 2014-1 Closing Date, by and between the IHOP Franchise Holder, as licensor, and the IHOP Franchisor, as licensee, as amended, supplemented or otherwise modified from time to time.

“IHOP Holding Company Guarantor” means IHOP SPV Guarantor LLC, a Delaware limited liability company, and its successors and assigns.

“IHOP IP” means the Securitization IP related to the business operated or intended to be operated under or in connection with the IHOP Brand.

“IHOP Issuer” means IHOP Funding LLC, a Delaware limited liability company, and its successors and assigns.

“IHOP Leasing” means IHOP Leasing LLC, a Delaware limited liability company, and its successors and assigns.

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“IHOP Leasing Contribution Agreement” means, collectively, (a) the IHOP Leasing Contribution Agreement (IHOP Properties) and (b) the IHOP Leasing Contribution Agreement (IHOP Property Leasing).

“IHOP Leasing Contribution Agreement (IHOP Properties)” means the IHOP Leasing Contribution Agreement, dated as of the 2014-1 Closing Date, by and between IHOP Properties, LLC and IHOP Leasing, as amended, supplemented or otherwise modified from time to time.

“IHOP Leasing Contribution Agreement (IHOP Property Leasing)” means the IHOP Leasing Contribution Agreement, dated as of the 2014-1 Closing Date, between IHOP Property Leasing, LLC and IHOP Leasing, as amended, supplemented or otherwise modified from time to time.

“IHOP Parent” means International House of Pancakes LLC, a Delaware limited liability company, and its successors and assigns.

“IHOP Product Sourcing Account” means the account maintained in the name of the IHOP Franchise Holder and pledged to the Trustee into which the Manager causes amounts to be deposited pursuant to Section 5.9(c) of the Base Indenture or any successor account established for the IHOP Issuer by the Manager for such purpose pursuant to the Base Indenture and the Management Agreement, including any investment accounts related thereto into which funds are transferred for investment purposes pursuant to Section 5.1(b) of the Base Indenture.

“IHOP Product Sourcing Disbursement Account” means the account maintained in the name of the IHOP Franchise Holder and pledged to the Trustee into which the Manager causes amounts to be deposited pursuant to Section 5.9(c) of the Base Indenture or any successor account established for the IHOP Issuer by the Manager for such purpose pursuant to the Base Indenture and the Management Agreement, including any investment accounts related thereto into which funds are transferred for investment purposes pursuant to Section 5.1(b) of the Base Indenture.

“IHOP Property” means IHOP Property LLC, a Delaware limited liability company, and its successors and assigns.

“IHOP Property Contribution Agreement” means the IHOP Property Contribution Agreement, dated as of the 2014-1 Closing Date, by and between IHOP Real Estate, LLC and IHOP Property, as amended, supplemented or otherwise modified from time to time.

“IHOP Second-Tier Contribution Agreement” means the Second-Tier IHOP Contribution Agreement, dated as of the 2014-1 Closing Date, by and between the IHOP Holding Company Guarantor and the IHOP Issuer, as amended, supplemented or otherwise modified from time to time.

“IHOP System” means the system of restaurants operating under the IHOP Brand in the United States.

“IHOP Third-Tier Contribution Agreement” means (a) when used in respect of the IHOP Franchisor, the IHOP Third-Tier Contribution Agreement (Franchisor), (b) when used in

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respect of the IHOP Franchise Holder, the IHOP Third-Tier Contribution Agreement (Franchise Holder) and (c), when used in respect of the IHOP Issuer, the IHOP Third-Tier Contribution Agreement (Franchisor) and the IHOP Third-Tier Contribution Agreement (Franchise Holder), collectively.

“IHOP Third-Tier Contribution Agreement (Franchise Holder)” means the Third-Tier IHOP Contribution Agreement (Franchise Holder), dated as of the 2014-1 Closing Date, by and between the IHOP Issuer and IHOP Franchise Holder, as amended, supplemented or otherwise modified from time to time.

“IHOP Third-Tier Contribution Agreement (Franchisor)” means the Third-Tier IHOP Contribution Agreement (Franchisor), dated as of the 2014-1 Closing Date, by and between the IHOP Issuer and IHOP Franchisor, as amended, supplemented or otherwise modified from time to time.

“Improvements” means any additions, modifications, developments, variations, refinements, enhancements or improvements, including without limitation derivative works as defined by applicable Requirements of Law.

“Indebtedness” means, as to any Person as of any date, without duplication, (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all Capitalized Lease Obligations of such Person, (c) all Financing Obligations (current and long term) of such Person and (d) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit, in the case of the foregoing clauses (a), (b) and (c), to the extent such item would be classified as a liability on a consolidated balance sheet of such Person as of such date.

“Indemnification Amount” means, with respect to any Franchise Asset or Real Estate Asset, an amount equal to the Allocated Note Amount for such asset.

“Indemnitor” means the Applebee’s Parent, the IHOP Parent or the Manager.

“Indenture” means the Base Indenture, together with all Series Supplements, as amended, supplemented or otherwise modified from time to time by Supplements thereto in accordance with its terms.

“Indenture Collateral” has the meaning set forth in Section 3.1 of the Base Indenture.

“Indenture Documents” means, with respect to any Series of Notes, collectively, the Base Indenture, the related Series Supplement, the Notes of such Series, the Guarantee and Collateral Agreement, the related Account Control Agreements, any related Class A-1 Note Purchase Agreement and any other agreements relating to the issuance or the purchase of the Notes of such Series or the pledge of Collateral under any of the foregoing.

“Indenture Trust Accounts” means, the Collection Account, the Collection Account Administrative Accounts, the Senior Notes Interest Reserve Account, the Senior Subordinated Notes Interest Reserve Account, the Hedge Payment Account, the Series Distribution Accounts

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and such other accounts as the Trustee may establish from time to time pursuant to its authority to establish additional accounts pursuant to the Indenture.

“Independent” means, as to any Person, any other Person (including, in the case of an accountant, or lawyer, a firm of accountants or lawyers and any member thereof or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person and (ii) is not connected with such Person or an Affiliate of such Person as an officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions. “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if, in addition to satisfying the criteria set forth above, the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants. Whenever any Independent Person’s opinion or certificate is to be furnished to the Trustee, such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

“Independent Auditors” means the firm of Independent accountants appointed pursuant to the Management Agreement or any successor Independent accountant.

“Independent Director” means, with respect to any corporation, an individual who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by Corporation Service Company, CT Corporation, Lord Securities Corporation, National Registered Agents, Inc., Stewart Management Company, Wilmington Trust, National Association, Wilmington Trust SP Services, Inc., Citadel SPV LLC, or, if none of those companies is then providing professional independent managers, another nationally-recognized company reasonably approved by the Trustee, in each case that is not an Affiliate of the corporation and that provides professional independent managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Director and is not, and has never been, and will not while serving as Independent Director be, any of the following:

(i)      a member (other than a special member), partner, equityholder, manager, director, officer or employee of the corporation (other than any Securitization Entity), the shareholder thereof, or any of their respective equityholders or Affiliates (other than as an Independent Director of the corporation or an Affiliate of the corporation that is not in the direct chain of ownership of the corporation and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such Independent Director is employed by a corporation that routinely provides professional independent directors in the ordinary course of its business);

(ii)      a creditor, supplier or service provider (including a provider of professional services) to the corporation, or any of its equityholders or Affiliates (other than a nationally-recognized company that routinely provides professional independent directors and other corporate services to the corporation or any of its equityholders or Affiliates in the ordinary course of its business);

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(iii)      a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(iv)      a Person that controls (whether directly, indirectly or otherwise) any of (i), (ii) or (iii) above.

A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (i) by reason of being the Independent Director (or independent director or manager) of a “special purpose entity” which is an Affiliate of the corporation shall be qualified to serve as an Independent Director of the corporation, provided that the fees that such individual earns from serving as Independent Director (or independent director or manager of any Affiliate of the corporation) in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.

“Independent Manager” means, with respect to any limited liability company, an individual who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by Corporation Service Company, CT Corporation, Lord Securities Corporation, National Registered Agents, Inc., Stewart Management Company, Wilmington Trust, National Association, Wilmington Trust SP Services, Inc., or, if none of those companies is then providing professional independent managers, another nationally-recognized company reasonably approved by the Trustee, in each case that is not an Affiliate of the company and that provides professional independent managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Manager and is not, and has never been, and will not while serving as Independent Manager be, any of the following:

(i)      a member (other than a special member), partner, equityholder, manager, director, officer or employee of the company, the member thereof, or any of their respective equityholders or Affiliates (other than as an Independent Manager of the company or an Affiliate of the company (other than any Securitization Entity) that is not in the direct chain of ownership of the company and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such Independent Manager is employed by a company that routinely provides professional independent managers in the ordinary course of its business);

(ii)      a creditor, supplier or service provider (including provider of professional services) to the company, or any of its equityholders or Affiliates (other than a nationally-recognized company that routinely provides professional independent managers and other corporate services to the company or any of its equityholders or Affiliates in the ordinary course of its business);

(iii)      a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(iv)      a Person that controls (whether directly, indirectly or otherwise) any of (i), (ii) or (iii) above.

A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (i) by reason of being the Independent Manager (or independent manager) of a

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“special purpose entity” which is an Affiliate of the company shall be qualified to serve as an Independent Manager of the company, provided that the fees that such individual earns from serving as Independent Manager (or independent manager) of any Affiliate of the company in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.

“Ineligible Account” has the meaning set forth in Section 5.17 of the Base Indenture.

“Initial Principal Amount” means, with respect to any Series or Class (or Subclass) of Notes, the aggregate initial principal amount of such Series or Class (or Subclass) of Notes specified in the applicable Series Supplement.

“Insolvency” means liquidation, insolvency, bankruptcy, rehabilitation, composition, reorganization or conservation; and when used as an adjective “Insolvent.”

“Insolvency Law” means any applicable federal, state or foreign law relating to liquidation, insolvency, bankruptcy, rehabilitation, composition, reorganization, conservation or other similar law now or hereafter in effect.

“Insurance/Condemnation Proceeds” means an amount equal to: (i) any cash payments or proceeds received by the Securitization Entities (a) by reason of theft, physical destruction or damage or any other similar event with respect to any properties or assets of the Securitization Entities under any policy of insurance (other than liability insurance) in respect of a covered loss thereunder or (b) as a result of any non-temporary condemnation, taking, seizing or similar event with respect to any properties or assets of the Securitization Entities by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking minus (ii)(a) any actual and reasonable documented costs incurred by the Securitization Entities in connection with the adjustment or settlement of any claims of the Securitization Entities in respect thereof and (b) any bona fide direct costs incurred in connection with any disposition of such assets as referred to in clause (i)(b) of this definition, including income taxes reasonably estimated to be actually payable by the Securitization Entities’ consolidated group as a result of any gain recognized in connection therewith. For the avoidance of doubt, “Insurance/Condemnation Proceeds” shall not include any proceeds of policies of insurance not described above, such as business interruption insurance, food safety insurance coverage and other insurance procured in the ordinary course of business, which shall be treated as Collections.

“Insurance Proceeds Account” means the account maintained in the name of the IHOP Issuer and pledged to the Trustee into which the Manager causes amounts to be deposited pursuant to Section 5.9(f) of the Base Indenture or any successor account established for the Co-Issuers by the Manager for such purpose pursuant to the Base Indenture and the Management Agreement, including any investment accounts related thereto into which funds are transferred for investment purposes pursuant to Section 5.1(b) of the Base Indenture.

“Intellectual Property” or “IP” means all rights in intellectual property of any type throughout the world, including: (i) Trademarks; (ii) Patents; (iii) rights in computer programs,

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including in both source code and object code therefor, together with related documentation and explanatory materials and databases, including any Copyrights, Patents and trade secrets thereon or therein (“Software”); (iv) copyrights (whether registered or unregistered) in unpublished and published works (“Copyrights”); (v) trade secrets and other confidential or proprietary information, including with respect to recipes, unpatented inventions, operating procedures, know how, procedures and formulas for preparing food and beverage products, specifications for certain food and beverage products, inventory methods, customer service methods and financial control methods, and training techniques (“Trade Secrets”); (vi) all Improvements of or to any of the foregoing; (vii) all registrations, applications for registration or issuances, recordings, renewals and extensions relating to any of the foregoing; and (vii) for the avoidance of doubt, the sole and exclusive rights to prosecute and maintain any of the foregoing, to enforce any past, present or future infringement, misappropriation or other violation of any of the foregoing, and to defend any pending or future challenges to any of the foregoing.

“Interest Accrual Period” means (a) solely with respect to any Class A-1 Notes of any Series of Notes, unless otherwise specified in the applicable Class A-1 Note Purchase Agreement, a period commencing on and including the day that is two (2) Business Days prior to a Quarterly Calculation Date and ending on but excluding the day that is two (2) Business Days prior to the next succeeding Quarterly Calculation Date and (b) with respect to any other Class of Notes of any Series of Notes, a period commencing on and including the 5th day of the calendar month in which the immediately preceding Quarterly Payment Date occurred to but excluding the 5th day of the calendar month which includes the then-current Quarterly Payment Date; provided, however, that the initial Interest Accrual Period for any Series will commence on and include the Series Closing Date and end on the date specified in the applicable Series Supplement; provided further that the Interest Accrual Period, with respect to each Series of Notes Outstanding, immediately preceding the Quarterly Payment Date on which the last payment on the Notes of such Series is to be made will end on such Quarterly Payment Date.

“Interest-Only DSCR” means the DSCR calculated as of any Quarterly Calculation Date without giving effect to clause (D) of the definition of “Debt Service”.

“Interest Payment Account” means each of the Senior Notes Interest Payment Account, the Senior Subordinated Notes Interest Payment Account, and Subordinated Notes Interest Payment Account.

“Interest Reserve Accounts” means each of the Senior Notes Interest Reserve Account and the Senior Subordinated Notes Interest Reserve Account.

“Interest Reserve Letter of Credit” means any letter of credit issued under a Class A-1 Note Purchase Agreement for the benefit of the Control Party and the Trustee, in each case, on behalf of the Holders of the Senior Notes or the Holders of the Senior Subordinated Notes, as applicable, each in a face amount equal to the amounts required to be funded in respect of such account(s) pursuant to the Indenture had such Interest Reserve Letter of Credit had not been issued.

“Interest Reserve Release Event” means, with respect to any Series of Notes, an event allowing funds to be released from the Senior Notes Interest Reserve Account or the Senior

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Subordinated Notes Interest Reserve Account, as applicable, identified as an Interest Reserve Release Event with respect to such Series of Notes pursuant to the applicable Series Supplement.

“Investment Income” means the investment income earned on a specified account during a specified period, in each case net of all losses and expenses allocable thereto.

“Investment Property” has the meaning set forth in Section 9-102(a)(49) of the applicable UCC.

“Investor Request Certification” has the meaning specified in Section 4.4 of this Base Indenture.

“Investments” means, with respect to any Person(s), all investments by such Person(s) in other Persons in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel, moving and other similar advances to officers, directors, employees and consultants of such Person(s) (including Affiliates) made in the ordinary course of business) and purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person.

“IP License Agreements” means the Dine Brands IP Licenses, the Company Restaurant Licenses and the Franchisor IP Licenses.

“L/C Downgrade Event” has the meaning specified in Section 5.16 of the Base Indenture.

“L/C Provider” has the meaning specified in Section 5.16 of the Base Indenture.

“Legacy Account” means, on or after the date that any Class or Series of Notes issued pursuant to the Base Indenture is no longer Outstanding, any account maintained by the Trustee to which funds have been allocated in accordance with the Priority of Payments for the payment of interest, fees or other amounts in respect of such Class or Series of Notes.

“Letter of Credit Reimbursement Agreement” means the Letter of Credit Reimbursement Agreement, dated as of the Closing Date, among Dine Brands Global, Inc. and the Co-Issuers, as amended, supplemented or otherwise modified from time to time.

“Licensee-Developed IP” means all Intellectual Property (other than Excluded IP) created, developed, authored, acquired or owned by or on behalf of any licensee under any IP License Agreement related to (i) any of the Brands, (ii) products or services sold or distributed under any of the Brands, (iii) the Branded Restaurants, (iv) the Applebee’s System, (v) the IHOP System or (vi) the Contributed Franchised Restaurant Business, including, without limitation, all Improvements to any Securitization IP.

“Lien” means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person which secures payment or performance of any obligation, and will include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other

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security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or arising as a matter of law, judicial process or otherwise.

“Liquidation Fees” has the meaning set forth in the Servicing Agreement.

“Majority of Controlling Class Members” means (x) except as set forth in clause (y), with respect to the Controlling Class Members (or, if specified, any subset thereof) and as of any day of determination, Controlling Class Members that hold in excess of 50% of the sum of (i) the Class A-1 Notes Voting Amount with respect to each Series of Class A-1 Notes of the Controlling Class and (ii) the Outstanding Principal Amount of each Series of Notes of the Controlling Class (other than the Class A-1 Notes) or any beneficial interest therein as of such day of determination (excluding any Notes or beneficial interests in Notes held by any Securitization Entity or any Affiliate of any Securitization Entity) and (y) with respect to the election of a Controlling Class Representative, Controlling Class Members that hold beneficial interests in excess of 50% of the sum of (i) the Class A-1 Notes Voting Amount with respect to each Series of Class A-1 Notes of the Controlling Class and (ii) the Outstanding Principal Amount of each Series of Notes of the Controlling Class (other than Class A-1 Notes) or any beneficial interest therein, in each case, that are Outstanding as of the CCR Voting Record Date and with respect to which votes were submitted (which may be less than the Outstanding Principal Amount of Notes of the Controlling Class as of the CCR Voting Record Date).

“Majority of Senior Noteholders” means Senior Noteholders holding in excess of 50% of the sum of (i) the Class A-1 Notes Voting Amount with respect to each Series of Class A-1 Notes Outstanding and (ii) the Outstanding Principal Amount of each Series of Senior Notes other than Class A-1 Notes (excluding any Senior Notes or beneficial interests in Senior Notes held by any Securitization Entity or any Affiliate of any Securitization Entity).

“Managed Assets” means the assets that the Manager has agreed to manage and service pursuant to the Management Agreement in accordance with the standards and the procedures described therein.

“Management Accounts” means, collectively, the Product Sourcing Accounts, the Franchisor Capital Accounts, the Concentration Accounts, the Asset Disposition Proceeds Account, the Insurance Proceeds Account and such other accounts as may be established by the Manager from time to time pursuant to the Management Agreement that the Manager designates as a “Management Account” for purposes of the Management Agreement; provided each such other account is established with the Trustee or otherwise controlled by the Trustee under the New York UCC, or subject to an Account Control Agreement.

“Management Agreement” means the Management Agreement, dated as of the Series 2014-1 Closing Date, and amended and restated as of the Series 2018-1 Closing Date, by and among the Manager, Applebee’s Services, as sub-manager, IHOP Parent, as sub-manager, the Co-Issuers, the other Securitization Entities party thereto and the Trustee, as amended and restated on the Closing Date and as further amended, supplemented or otherwise modified from time to time; provided that references to the Management Agreement prior to the Closing Date shall refer to the Management Agreement as in effect at such time.

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“Manager” means Dine Brands, as the Manager, under the Management Agreement, and any successor thereto.

“Manager Advances” has the meaning set forth in the Management Agreement.

“Manager-Developed IP” means all Intellectual Property (other than Excluded IP) created, developed, authored, acquired or owned by or on behalf of the Manager related to (i) any of the Brands, (ii) products or services sold or distributed under any of the Brands, (iii) Branded Restaurants, (iv) the Applebee’s System, (v) the IHOP System or (vi) the Contributed Franchised Restaurant Business, including without limitation all Improvements to any Securitization IP.

“Manager Termination Event” means the occurrence of an event specified in Section 6.1 of the Management Agreement.

“Managing Standard” has the meaning set forth in the Management Agreement.

“Material Adverse Effect” means:

(a)    with respect to the Manager, a material adverse effect on (i) its results of operations, business, properties or financial condition, taken as a whole, (ii) its ability to conduct its business or to perform in any material respect its obligations under the Management Agreement or any other Transaction Document, (iii) the Collateral, taken as a whole, or (iv) the ability of the Securitization Entities to perform in any material respect their obligations under the Transaction Documents;

(b)    with respect to the Collateral, a material adverse effect with respect to the Collateral taken as a whole, the enforceability of the terms thereof, the likelihood of the payment of the amounts required with respect thereto in accordance with the terms thereof, the value thereof, the ownership thereof by the Securitization Entities (as applicable) or the Lien of the Trustee thereon;

(c)    with respect to any Securitization Entity, a materially adverse effect on the results of operations, business, properties or financial condition of each such Securitization Entity, taken as a whole, or the ability of each such Securitization Entity, taken as a whole, to conduct its business or to perform in any material respect its obligations under any of the Transaction Documents; or

(d)    with respect to any Person or matter, a material impairment to the rights of or benefits available to, taken as a whole, the Securitization Entities, the Trustee, or the Noteholders under any Transaction Document or the enforceability of any material provision of any Transaction Document;

provided, that where “Material Adverse Effect” is used in any Transaction Document without specific reference, such term will have the meaning specified in clauses (a) through (d), as the context may require.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products (virgin or unused), polychlorinated

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biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity and any other materials or substances of any kind, whether or not any such material or substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could reasonably be expected to give rise to liability under any Environmental Law.

“Monthly Fiscal Period” means the following monthly fiscal periods of the Securitization Entities: (a) eight 4-week fiscal periods and four 5-week fiscal periods of the Securitization Entities in connection with their 52-week fiscal years and (b) eight 4-week fiscal periods, three 5-week fiscal periods and one 6-week fiscal period of the Securitization Entities in connection with their 53-week fiscal years, whereby the 6-week period is the last fiscal period in such fiscal year.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Mortgages” means the mortgages, substantially in the form of Exhibit L to the Base Indenture, required, pursuant to Section 8.37 of the Base Indenture, to be prepared, executed and delivered by the applicable Franchise Entity to the Trustee (for the benefit of the Secured Parties) to hold in escrow with respect to each Contributed Owned Real Property and each New Owned Real Property.

“Mortgage Preparation Event” means the occurrence following any Rapid Amortization Event (for which the Trustee receives notice) or following any date of measurement upon which the DSCR is equal to or less than 1.75x.

“Mortgage Recordation Event” means, in the event that any Rapid Amortization Event occurs (or is continuing) on or following the 120th day following the occurrence of a Mortgage Preparation Event, the Trustee’s delivery of the Mortgages to the applicable recording office for recordation within five (5) Business Days of receiving direction of the Control Party (unless such recordation requirement is waived by the Control Party, acting at the direction of the Controlling Class Representative).

“Mortgage Recordation Fees” means any fees, taxes or other amounts required to be paid to any applicable Governmental Authority, or any expenses incurred by the Trustee, in connection with the recording of any Mortgages as required by the Base Indenture.

“Multiemployer Plan” means any Pension Plan that is a “multiemployer plan” as defined in Section 4001 of ERISA.

“Net Cash Flow” means, with respect to any Quarterly Payment Date and the immediately preceding Quarterly Collection Period, the amount (not less than zero) equal to:

(a)      the Retained Collections with respect to such Quarterly Collection Period; minus

(b)      the amount (without duplication) equal to the sum of (i) the Securitization Operating Expenses paid on each Weekly Allocation Date with respect to such Quarterly Collection Period pursuant to priority (v) of the Priority of Payments, (ii) the Weekly Management Fees and Supplemental Management Fees paid on each Weekly Allocation Date to the Manager

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with respect to such Quarterly Collection Period, (iii) the Servicing Fees, Liquidation Fees, and Workout Fees paid to the Servicer on each Weekly Allocation Date with respect to such Quarterly Collection Period; and (iv) the amount of Class A-1 Notes Administrative Expenses paid on each Weekly Allocation Date with respect to such Quarterly Collection Period; minus

(c)      the amount, if any, by which equity contributions included in such Retained Collections exceeds the relevant amount of Retained Collections Contributions permitted to be included in Net Cash Flow pursuant to Section 5.15 of the Base Indenture;

provided, that (x) funds released from the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account (but excluding such funds constituting Collections) shall not constitute Retained Collections for purposes of this definition and (y) Franchise Entity Lease Payments made with the proceeds of Manager Advances or Collateral Protection Advances shall be deducted in the determination of Retained Collections for purposes of this definition.

“Net Product Sourcing Payments” means, with respect to any Weekly Collection Period, the excess, if any, of (a) the aggregate Product Sourcing Payments deposited to any Product Sourcing Account during such Weekly Collection Period over (b) the sum of (i) the aggregate Franchise Entity Product Sourcing Payments made from any Product Sourcing Account during such Weekly Collection Period plus (ii) the aggregate Product Sourcing Advances repaid from a Product Sourcing Account during such Weekly Collection Period plus (iii) the aggregate payments of refunds, credits or other amounts owing to Proprietary Product Distributors made from a Product Sourcing Account during such Weekly Collection Period.

“New Asset” means a New Franchise Agreement, a New Development Agreement, a New Real Estate Asset, a New Franchisee Note, a New Equipment Lease or a New Product Sourcing Agreement or any other Managed Asset contributed or otherwise entered into or acquired by the Securitization Entities after the Series 2014-1 Closing Date.

“New Development Agreements” means all Development Agreements and related guaranty agreements entered into by a Franchise Entity following the Series 2014-1 Closing Date; provided that references to the same as of any date of determination shall exclude any such assets disposed of in accordance with the Transaction Documents as in effect as of the time of such disposition.

“New Equipment Leases” means all Equipment Leases and related guaranty agreements entered into by a Franchise Entity following the Series 2014-1 Closing Date; provided that references to the same as of any date of determination shall exclude any such assets disposed of in accordance with the Transaction Documents as in effect as of the time of such disposition.

“New Franchise Agreements” means all Franchise Agreements and related guaranty agreements entered into by a Franchise Entity following the Series 2014-1 Closing Date, in its capacity as franchisor for Branded Restaurants (including all renewals for Contributed Franchised Restaurants); provided that references to the same as of any date of determination shall exclude any such assets disposed of in accordance with the Transaction Documents as in effect as of the time of such disposition.

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“New Franchised Restaurant Leases” means, to the extent acquired or entered into by a Franchise Entity after the Series 2014-1 Closing Date, (i) leases from landlords unaffiliated with Dine Brands Global, Inc. in respect of which a Franchise Entity is the prime lessee and a Franchisee or other Person is the sub-lessee executed or acquired by such Franchise Entity and (ii) leases or subleases in respect of which a Franchise Entity is the lessor or sublessor and a Franchisee or other Person is the lessee or sublessee; provided that references to the same as of any date of determination shall exclude any such assets disposed of in accordance with the Transaction Documents as in effect as of the time of such disposition.

“New Franchised Restaurants” means the Branded Restaurants opened after the Series 2014-1 Closing Date that are owned and operated by a Franchisee (or, in the case of a Branded Restaurant subject to an Area License Agreement, a sub-franchisee thereof) that is unaffiliated with Dine Brands Global, Inc. and its Affiliates; provided that references to the same as of any date of determination shall exclude any such assets disposed of in accordance with the Transaction Documents as in effect as of the time of such disposition.

“New Franchisee Notes” means all Franchisee Notes and related guaranty and collateral agreements entered into by a Franchise Entity following the Series 2014-1 Closing Date; provided that references to the same as of any date of determination shall exclude any such assets disposed of in accordance with the Transaction Documents as in effect as of the time of such disposition.

“New Owned Real Property” means real property (including the land, buildings and fixtures) that is (i) acquired in fee after the Series 2014-1 Closing Date by a Franchise Entity or (ii) acquired in fee after the Series 2014-1 Closing Date by a Non-Securitization Entity and contributed to a Franchise Entity pursuant to a contribution agreement in form and substance reasonably acceptable to the Trustee; provided that references to the same as of any date of determination shall exclude any such assets disposed of in accordance with the Transaction Documents as in effect as of the time of such disposition.

“New Product Sourcing Agreement” means all Product Sourcing Agreements entered into by a Franchise Entity following the Series 2014-1 Closing Date; provided that references to the same as of any date of determination shall exclude any such assets disposed of in accordance with the Transaction Documents as in effect as of the time of such disposition.

“New Real Estate Assets” means collectively, the New Owned Real Property and the New Franchised Restaurant Leases.

“New Series Pro Forma DSCR” means, at any time of determination and with respect to the issuance of any Additional Notes, the ratio calculated by dividing (i) the Net Cash Flow over the four immediately preceding Quarterly Collection Periods most recently ended over (ii) the Debt Service due during such period, in each case, on a pro forma basis, calculated as if (a) such Additional Notes had been outstanding and any assets acquired with the proceeds of such Additional Notes had been acquired at the commencement of such period, and (b) any Notes that have been paid, prepaid or repurchased and cancelled during such period, or any Notes that will be paid, prepaid or repurchased and cancelled using the proceeds of such issuance, were so paid, prepaid or repurchased and cancelled as of the commencement of such period.

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“New York UCC” has the meaning set forth in Section 5.7(b) of the Base Indenture.

“Non-Amortization Test Date” means, until and including the applicable Series Anticipated Repayment Date for each Tranche of the applicable Class A-2 Notes, the Quarterly Payment Date preceding September 5, 2019 and each Quarterly Payment Date thereafter.

“Nonrecoverable Advance” means any portion of an Advance previously made and not previously reimbursed, or proposed to be made, which, together with any then-outstanding Advances, and the interest accrued or that would reasonably be expected to accrue thereon, in the reasonable and good faith judgment of the Servicer or the Trustee, as applicable, would not be ultimately recoverable from subsequent payments or collections from any funds on deposit in the Collection Account or funds reasonably expected to be deposited in the Collection Account following such date of determination,, giving due consideration to allocations and disbursements of funds in such accounts and the limited assets of the Securitization Entities.

“Non-Securitization Entity” means any Dine Brands Entity (or any Affiliate of a Dine Brands entity) that is not a Securitization Entity.

“Note Owner” means, with respect to a Global Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency that holds the Book-Entry Note, or on the books of a Person holding an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

“Note Owner Certificate” has the meaning specified in Section 11.5(b) of the Base Indenture.

“Note Rate” means, with respect to any Series, Class, Subclass or Tranche of Notes, the annual rate at which interest (other than contingent or additional interest) accrues on the Notes of such Series, Class, Subclass or Tranche of Notes (or the formula on the basis of which such rate will be determined) as stated in the applicable Series Supplement.

“Note Register” means the register maintained pursuant to Section 2.5(a) of the Base Indenture, providing for the registration of the Notes and transfers and exchanges thereof, subject to such reasonable regulations as the Co-Issuers may prescribe.

“Note Registrar” has the meaning specified in Section 2.5(a) of this Base Indenture.

“Noteholder” or “Holder” means the Person in whose name a Note is registered in the Note Register.

“Notes” has the meaning specified in the recitals to the Base Indenture.

“Notes Discharge Date” means, with respect to any Class or Series of Notes, the first date on which such Class or Series of Notes is no longer Outstanding.

“Obligations” means (a) all principal, interest and premium, if any, at any time and from time to time, owing by the Co-Issuers on the Notes or owing by the Guarantors pursuant to

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the Guarantee and Collateral Agreement, (b) the payment and performance of all other obligations, covenants and liabilities of the Co-Issuers or the Guarantors arising under the Indenture, the Notes, any other Indenture Document or the Servicing Agreement or of the Guarantors under the Guarantee and Collateral Agreement and (c) the obligation of the Co-Issuers to pay to the Trustee all fees and expenses payable to the Trustee under the Indenture and the other Transaction Documents to which it is a party and all Mortgage Recordation Fees when due and payable as provided in the Indenture.

“Officer’s Certificate” means a certificate signed by an Authorized Officer of the party delivering such certificate.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee and the Control Party. The counsel may be an employee of, or counsel to, the Securitization Entities, Dine Brands Global, Inc., the Manager or the Back-Up Manager, as the case may be.

“Optional Prepayment Accrued Principal Release Amount” means, in the event of an optional prepayment in part in accordance with the terms of any Series Supplement in respect of Senior Notes, an amount, if positive, equal to the excess of (i) amounts on deposit in the Senior Notes Principal Payment Account over (ii) such amount that would have otherwise accrued for the relevant period based on the Senior Notes Accrued Scheduled Principal Payments Amount as adjusted after such optional prepayment. Optional Prepayment Accrued Principal Release Amounts shall be withdrawn from the Senior Notes Principal Payment Account and deposited in the Collection Account at the direction of the Manager.

“Optional Scheduled Principal Payment” means, each principal payment with respect to any Series of Notes, or Class, Subclass or Tranche thereof identified as an “Optional Scheduled Principal Payment” in the applicable Series Supplement.

“Original Base Indenture” has the meaning specified in the recitals hereto.

“Other Products and Services” means any and all businesses, products, or services other than the Contributed Franchised Restaurant Business and the operation, ownership, or franchising of Branded Restaurants in the United States.

“Outstanding” means, with respect to the Notes, as of any time, all of the Notes of any one or more Series, as the case may be, theretofore authenticated and delivered under the Indenture except:

  (i)      Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation, including any such Notes delivered to the Note Registrar by a Dine Brands Entity or an Affiliate;

  (ii)      Notes, or portions thereof, for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee in trust for the Noteholders of such Notes pursuant to the Indenture; provided that, if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given

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pursuant to the Indenture or provision therefore reasonably satisfactory to the Trustee has been made;

  (iii)      Notes in exchange for, or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture, unless proof reasonably satisfactory to the Trustee is presented that any such Notes are held by a holder in due course or Protected Purchaser;

  (iv)      Notes that have been defeased in accordance with the Indenture; and

  (v)       Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in the Indenture;

provided that, (A) in determining whether the Noteholders of the requisite Outstanding Principal Amount have given any request, demand, authorization, direction, notice, consent, waiver or vote under the Indenture, the following Notes shall be disregarded and deemed not to be Outstanding: (x) Notes owned by the Securitization Entities or any other obligor upon the Notes or any Affiliate of any of them and (y) Notes held in any accounts with respect to which the Manager or any Affiliate thereof exercises discretionary voting authority; provided, further, that in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or vote, only Notes as described under clause (x) or (y) above that a Trust Officer actually knows to be so owned shall be so disregarded; and (B) Notes owned in the manner indicated in clause (x) or (y) above that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not a Securitization Entity or any other obligor or the Manager, an Affiliate thereof, or an account for which the Manager or an Affiliate of the Manager exercises discretionary voting authority.

“Outstanding Principal Amount” means with respect to any one or more Series, Classes, Subclasses or Tranches of Notes, as applicable at any time, the aggregate principal amount Outstanding of such Notes at such time.

“Patents” means United States and non-U.S. patents, (including, during the term of the patent, the inventions claimed thereunder), patent disclosures, industrial designs, inventions (whether or not patentable or reduced to practice), invention disclosures, and applications, divisions, continuations, continuations-in-part, provisionals, reexaminations and reissues for any of the foregoing.

“Paying Agent” has the meaning specified in Section 2.5(a) of the Base Indenture.

“PBGC” means the Pension Benefit Guaranty Corporation established under Section 4002 of ERISA.

“Pension Plan” means any “employee pension benefit plan,” as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA and to which any company in the same Controlled Group as either of the Co-Issuers has liability, contingent or otherwise, including any liability by reason of having been a substantial employer within the meaning of Section 4063

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of ERISA for any time within the preceding six years or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Permitted Asset Dispositions” has the meaning set forth in Section 8.16 of the Base Indenture.

“Permitted Liens” means (a) Liens for (i) Taxes, assessments or other governmental charges not delinquent or (ii) Taxes, assessments or other charges being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (b) all Liens created or permitted under the Transaction Documents in favor of the Trustee for the benefit of the Secured Parties, (c) (i) Liens existing on the Series 2014-1 Closing Date which were released on or promptly after such date and (ii) Liens existing on the Closing Date, which shall be released on such date; provided that mortgage and intellectual property recordations need not have been terminated of record on the Closing Date so long as such mortgage and intellectual property recordations are terminated of record within sixty (60) days after the Closing Date, (d) encumbrances in the nature of (i) a lessor’s fee interest, (ii) zoning, building code and similar restrictions, (iii) easements, covenants, restrictions, leases, subleases, rights of way and other title matters whether or not shown by the public records, (iv) overlaps, encroachments and any matters not of record which would be disclosed by an accurate survey or a personal inspection of the property, (v) title to any portion of any premises lying within the right of way or boundary of any public road or private road and (vi) landlords’ and lessors’ Liens on rented premises, and which, in each case (as described in clauses (d)(i) through (vi) above), do not materially detract from the value of the encumbered property or impair the use thereof in the business of any Securitization Entity and (vi) the interest of a lessee in property leased to a Franchisee (including pursuant to any Equipment Lease), (e) in the case of any interest in real estate consisting of a Franchised Restaurant Lease, (i) the terms of the applicable Franchised Restaurant Lease, (ii) Liens affecting the underlying fee interest in the real estate and/or any of the property of the lessor grantor, sublessor or sub grantor under the applicable lease or sublease (including, without limitation, any mortgages on the landlord’s fee interest in the leased real estate), (iii) in the case of any Franchised Restaurant Lease consisting of a sublease, each applicable overlying lease under which such subleasehold interest was created and any Liens affecting such overlying lease (or any interest therein) and (iv) Liens with respect to which the Franchised Restaurant Lease has priority, (f) deposits or pledges made (i) in connection with casualty insurance maintained in accordance with the Transaction Documents, (ii) to secure the performance of bids, tenders, contracts or leases, (iii) to secure statutory obligations or surety or appeal bonds or (iv) to secure indemnity, performance or other similar bonds in the ordinary course of business of any Securitization Entity, (g) Liens of carriers, warehouses, mechanics and similar Liens, in each case securing obligations (i) that are not yet due and payable or not overdue for more than forty five (45) days from the date of creation thereof or (ii) being contested in good faith by any Securitization Entity in appropriate proceedings (so long as such Securitization Entity shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto), (h) restrictions under federal, state or foreign securities laws on the transfer of securities, (i) any Liens arising under law or pursuant to documentation governing permitted accounts in connection with the Securitization Entities’ cash management system, (j) any matter disclosed in the most recent title report obtained on each real property prior to the Closing Date, (k) Liens arising from judgment, decrees or attachments in circumstances not constituting an Event of Default, (l) Liens arising in connection with any Capitalized Lease Obligations, sale-leaseback transaction or in

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connection with any Indebtedness, in each case that is permitted under the Indenture, (m) Liens not securing Indebtedness that attach to any Collateral in an aggregate outstanding amount not exceeding $1,000,000 at any time and (n) Liens on Collateral that has been pledged pursuant to the Class A-1 Note Purchase Agreement with respect to letters of credit issued thereunder.

“Person” means an individual, corporation (including a business trust), partnership, limited liability partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

“Plan” means (i) any “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) any “plan” (as defined in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code and (iii) any entity whose underlying assets are deemed to include assets of a plan described in (i) or (ii) for purposes of Title I of ERISA and/or Section 4975 of the Code.

“Post-ARD Additional Interest” means any Senior Notes Quarterly Post-ARD Additional Interest, Senior Subordinated Notes Quarterly Post-ARD Additional Interest and Subordinated Notes Quarterly Post-ARD Additional Interest.

“Potential Manager Termination Event” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Manager Termination Event.

“Potential Rapid Amortization Event” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Rapid Amortization Event.

“Prepayment Condition Amounts” means, with respect to any Quarterly Payment Date, the following amounts with respect to such Quarterly Payment Date: the Senior Notes Quarterly Interest Amount, the Class A-1 Notes Quarterly Commitment Fees Amount, the Senior Subordinated Notes Quarterly Interest Amount, the Senior Notes Aggregate Scheduled Principal Payments, the aggregate amount of Senior Subordinated Notes Accrued Scheduled Principal Payments Amount for the corresponding Quarterly Fiscal Period, the Subordinated Notes Quarterly Interest Amount, and the aggregate amount of Subordinated Notes Accrued Scheduled Principal Payments Amounts for the corresponding Quarterly Fiscal Period.

“Prepayment Premium” means, with respect to any Series of Notes, the premium to be paid on any prepayment of principal with respect to such Series of Notes, identified as a “Prepayment Premium” pursuant to the applicable Series Supplement.

“Prime Rate” means the rate of interest publicly announced from time to time by a commercial bank mutually agreed upon by the Manager and the Servicer as its reference rate, base rate or prime rate.

“Principal Payment Account” means each of the Senior Notes Principal Payment Account, the Senior Subordinated Notes Principal Payment Account, and the Subordinated Notes Principal Payment Account.

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“Principal Release Amount” means, with respect to any Series and any Quarterly Payment Date on which the related Series Non-Amortization Test is satisfied on the applicable Non-Amortization Test Date, the amounts in respect of Scheduled Principal Payments with respect to such Series that have been allocated to the Senior Notes Principal Payment Account, the Senior Subordinated Notes Principal Payment Account or the Subordinated Notes Principal Payment Account, as applicable, pursuant to the Priority of Payments during the applicable Quarterly Collection Period, net of any Optional Scheduled Principal Payment with respect to such Series for such Quarterly Payment Date.

“Principal Terms” has the meaning specified in Section 2.3 of the Base Indenture.

“Priority of Payments” means the allocation and payment obligations described in Section 5.10 of the Base Indenture as supplemented by the allocation and payment obligations with respect to each Series of Notes described in each Series Supplement.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Proceeds” has the meaning specified in Section 9-102(a)(64) of the applicable UCC.

“Product Sourcing Account” means the IHOP Product Sourcing Account and any additional Management Account designated as a Product Sourcing Account by the Manager in accordance with Section 5.1(a) of the Base Indenture.

“Product Sourcing Disbursement Account” means the IHOP Product Sourcing Disbursement Account and any additional Management Account designated as a Product Sourcing Disbursement Account by the Manager in accordance with Section 5.1(a) of the Base Indenture.

“Product Sourcing Advance” has the meaning specified in the Management Agreement.

“Product Sourcing Agreements” means all agreements for (a) the manufacture and production of Proprietary Products and (b) the sale of Proprietary Products to Proprietary Product Distributors.

“Product Sourcing Assets” means, with respect to each Franchise Holder, (i) the Contributed Product Sourcing Agreements and all Product Sourcing Payments hereon, (ii) the New Product Sourcing Agreements and all Product Sourcing Payments thereon; (iii) all rights to enter into New Product Sourcing Agreements and (iv) any and all other property of every nature, now or hereafter transferred, mortgaged, pledged, or assigned as security for payment or performance of any obligation of any Person to such Franchise Entity under the Product Sourcing Agreements and all guarantees of such obligations and the rights evidenced by or reflected in the Product Sourcing Agreements, in each case together with all payments, proceeds and accrued and future rights to payment thereon.

“Product Sourcing Payments” means all amounts payable to a Franchise Entity by Proprietary Product Distributors with respect to purchases of Proprietary Products.

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“pro forma event” has the meaning set forth in Section 14.18 of the Base Indenture.

“Proprietary Product Distributor” means any distributor of Proprietary Products to Franchisees or Non-Securitization Entities.

“Proprietary Products” means any waffle and pancake dry mix that is (a) manufactured or otherwise produced in the United States by a third party in accordance with the applicable Franchise Entity’s specifications, (b) purchased by such Franchise Entity from such third-party manufacturer and (c) sold by such Franchise Entity to Proprietary Product Distributors (for distribution to Franchisees and Non-Securitization Entities for use at Branded Restaurants).

“Protected Purchaser” has the meaning specified in Section 8-303 of the UCC.

“PTO” means the U.S. Patent and Trademark Office and any successor U.S. Federal office.

“Qualified Institution” means a depository institution organized under the laws of the United States of America or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities that at all times has the Required Rating and, in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC.

“Quarterly Calculation Date” means the date four (4) Business Days prior to each Quarterly Payment Date. Any reference to a Quarterly Calculation Date relating to a Quarterly Payment Date means the Quarterly Calculation Date occurring in the same calendar month as the Quarterly Payment Date and any reference to a Quarterly Calculation Date relating to a Quarterly Collection Period means the Quarterly Collection Period most recently ended on or prior to the related Quarterly Payment Date.

“Quarterly Collection Period” means each period commencing on and including the first day of a Quarterly Fiscal Period and ending on but excluding the first day of the immediately following Quarterly Fiscal Period. The first Quarterly Collection Period will end on and include June 30, 2019.

“Quarterly Compliance Certificate” has the meaning specified in Section 4.1(d) of the Base Indenture.

“Quarterly Fiscal Period” means the following quarterly fiscal periods of the Securitization Entities: (a) four 13-week quarters of the Securitization Entities in connection with their 52-week fiscal years and (b) three 13-week quarters and one 14 week quarter of the Securitization Entities in connection with their 53-week fiscal years. The last day of the fourth Quarterly Fiscal Period of each fiscal year of the Securitization Entities is the Sunday nearest to December 31. References to “weeks” mean the Securitization Entities’ fiscal weeks, which commence on each Monday of a calendar week and end immediately prior to the Monday of the following calendar week.

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“Quarterly Noteholders’ Report” means, with respect to any Series of Notes, a statement substantially in the form of an Exhibit C to the applicable Series Supplement, including the Manager’s statement specified in such exhibit.

“Quarterly Payment Date” means, unless otherwise specified in any Series Supplement for the related Series of Notes, the 5th day of each of the following calendar months: March, June, September and December, or if such date is not a Business Day, the next succeeding Business Day, commencing on September 5, 2019. Any reference to a Quarterly Collection Period relating to a Quarterly Payment Date means the Quarterly Collection Period most recently ended prior to such Quarterly Payment Date, and any reference to an Interest Accrual Period relating to a Quarterly Payment Date means the Interest Accrual Period most recently ended prior to such Quarterly Payment Date.

“Quarterly Reallocation Event” has the meaning set forth in Section 5.11(p) of this Base Indenture.

“Rapid Amortization Event” has the meaning specified in Section 9.1 of the Base Indenture.

“Rapid Amortization Period” means the period commencing on the date on which a Rapid Amortization Event occurs and ending on the earlier to occur of the waiver of the occurrence of such Rapid Amortization Event in accordance with Section 9.7 of the Base Indenture and the date on which there are no Notes Outstanding.

“Rating Agencies” with respect to any Series of Notes, has the meaning specified in the applicable Series Supplement.

“Rating Agency Condition” means, with respect to any Series of Notes then Outstanding and any event or action to be taken or proposed to be taken requiring satisfaction of the Rating Agency Condition in the Indenture or in any other Transaction Document, a condition that is satisfied if the Manager has notified the Co-Issuers, the Servicer and the Trustee in writing that the Manager has provided the Rating Agencies and the Servicer with a written notification setting forth in reasonable detail such event or action and has actively solicited (by written request and by request via e-mail and telephone) a Rating Agency Confirmation from each Rating Agency, and each Rating Agency has either provided the Manager with a Rating Agency Confirmation with respect to such event or action or informed the Manager that it declines to review such event or action; provided that:

(i)      except in connection with the issuance of Additional Notes, as to which the conditions of clause (ii) below will apply in all cases, the Rating Agency Condition in respect of each Rating Agency will be required to be satisfied in connection with any such event or action only if the Manager determines in its sole discretion that the policies of such Rating Agency permit it to deliver such Rating Agency Confirmation;

(ii)      the Rating Agency Condition will not be required to be satisfied in respect of each Rating Agency if the Manager provides an Officer’s Certificate (along with copies of all written requests for such Rating Agency Confirmation and copies of all related e-mail correspondence) to the Co-Issuers, the Servicer and the Trustee certifying that:

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(a)      the Manager has not received any response from the Rating Agencies within ten (10) Business Days following the date of delivery of the initial solicitation; and

(b)      the Manager has no reason to believe that such event or action would result in a Rating Agency withdrawing its credit ratings on such Series of Notes then Outstanding or assigning credit ratings on such Series of Notes then Outstanding below the lower of (1) the then-current credit ratings on such Series of Notes then Outstanding or (2) the initial credit ratings assigned to such Series of Notes then Outstanding by such Rating Agency (in each case, without negative implications);

or, in lieu of (a) and (b) above

(c)      solely in connection with any issuance of Additional Notes, either:

(1)      such Rating Agency has provided a Rating Agency Confirmation; or

(2)      the ratings for such Additional Notes will be not lower than the lower of the initial or current ratings of each Series of Class A-2 Notes Outstanding as of such date; provided that such Class A-2 Notes are rated at least investment grade.

“Rating Agency Confirmation” means, with respect to any Series of Notes then Outstanding, a confirmation from a Rating Agency that a proposed event or action will not result in (i) a withdrawal of its credit ratings on such Series of Notes (or Class or Tranche thereof) then Outstanding or (ii) the assignment of credit ratings on such Series of Notes (or Class or Tranche thereof) then Outstanding below the lower of (A) the then-current credit ratings on such Series of Notes (or Class or Tranche thereof) then Outstanding or (B) the initial credit ratings on such Series of Notes (or Class or Tranche thereof) then Outstanding; provided, however, that solely in connection with an issuance of Additional Notes, a Rating Agency Confirmation of S&P will be required for each Series of Notes then rated by S&P at the time of such issuance of Additional Notes.

“Rating Agency Notification” means, with respect to any prospective action or occurrence, a written notification to each Rating Agency setting forth in reasonable detail such action or occurrence.

“Real Estate Assets” means the Contributed Real Estate Assets and the New Real Estate Assets.

“Record Date” means, with respect to any Quarterly Payment Date the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Quarterly Payment Date occurs.

“Rent Disbursement Account” means an account maintained in the name of a Franchise Entity and pledged to the Trustee into which funds are deposited for the payment of Franchise Entity Lease Payments.

“Reorganization” means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

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“Reportable Event” means any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Single Employer Plan (other than an event for which the 30-day notice period is waived).

“Required Consent Lease” means any Contributed Franchised Restaurant Lease or New Franchised Restaurant Lease arising prior to the Closing Date in respect of which a Dine Brands Entity as the prime lessee did require consent of the applicable landlord for an assignment to the applicable Securitization Entity without triggering a default thereunder.

“Required Rating” means (i) a short-term certificate of deposit rating from Moody’s of “P-1” and from S&P of at least “A-1” and (ii) a long-term unsecured debt rating of not less than “Baa1” by Moody’s and “BBB+” by S&P.

“Requirements of Law” means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws, limited liability company agreement, partnership agreement or other organizational or governing documents of such Person or any of its property, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to, or binding upon, such Person or any of its property or to which such Person or any of its property is subject, whether federal, state, local or foreign (including usury laws, the Federal Truth in Lending Act, state franchise laws and retail installment sales acts), and the EU Securitization Laws including the EU Investor Requirements.

“Residual Amount” means for any Weekly Allocation Date with respect to any Quarterly Collection Period the amount, if any, by which the amount allocated to the Collection Account on such Weekly Allocation Date exceeds the sum of the amounts to be paid and/or allocated on such Weekly Allocation Date pursuant to priorities (i) through (xxvi) of the Priority of Payments.

“Retained Collections” means, with respect to any specified period of time, the amount equal to (i) Collections received over such period minus without duplication (ii) the Excluded Amounts over such period minus (iii) disbursements made from the Concentration Accounts to the Rent Disbursement Accounts over such period (other than Franchise Entity Lease Payments made with the proceeds of Manager Advances and Collateral Protection Advances).

“Retained Collections Contribution” means, with respect to any Quarterly Collection Period, an equity contribution made to either Co-Issuer at any time prior to the Series 2019-1 Legal Final Maturity Date to be included in Net Cash Flow in accordance with Section 5.15 of the Base Indenture, which for all purposes of the Transaction Documents, except as otherwise specified therein, will be treated as Retained Collections received during such Quarterly Collection Period; provided, that any Retained Collections Contribution made shall be excluded from the amount of Net Cash Flow for purposes of calculations undertaken in the following circumstances: (a) to determine the New Series Pro Forma DSCR, (b) to determine satisfaction of the Series 2019-1 Class A-2 Non-Amortization Test and (c) to determine whether the Co-Issuers may extend the 2019-1 Class A-1 Notes Renewal Date.

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“Reversed ACH Remittance” means, with respect to any Weekly Collection Period, an ACH remittance relating to any Weekly Collection Period that is reversed during such Weekly Collection Period.

“S&P” means S&P Global Ratings, or any successor thereto.

“Scheduled Principal Payments” means, with respect to any Series, Class of any Series of Notes, or Subclass or Tranche thereof, any payments scheduled to be made pursuant to the applicable Series Supplement that reduce the amount of principal Outstanding with respect to such Series, Class, Subclass or Tranche on a periodic basis that are identified as “Scheduled Principal Payments” in the applicable Series Supplement.

“Scheduled Principal Payments Deficiency Event” means, with respect to any Quarterly Collection Period, as of the last Weekly Allocation Date with respect to such Quarterly Collection Period, the occurrence of the following event: the amount of funds on deposit in the Senior Notes Principal Payment Account after the last Weekly Allocation Date with respect to such Quarterly Collection Period is less than the Senior Notes Aggregate Scheduled Principal Payments for the next succeeding Quarterly Payment Date.

“Scheduled Principal Payments Deficiency Notice” has the meaning specified in Section 4.1(d) of the Base Indenture.

“SEC” means the United States Securities and Exchange Commission.

“Secured Parties” means the Trustee, for the benefit of (i) itself, (ii) the Noteholders, (iii) the Servicer, (iv) the Control Party, (v) the Manager, (vi) the Back-Up Manager, (vii) each Class A-1 Administrative Agent and (viii) each Hedge Counterparty, if any, together with their respective successors and assigns.

“Securities Intermediary” has the meaning set forth in Section 5.7(a) of the Base Indenture.

“Securitization Entities” means, collectively, the Co-Issuers and the Guarantors.

“Securitization IP” means, collectively, the 2014-1 Closing Date Securitization IP and the After-Acquired Securitization IP, except that “Securitization IP” does not include, solely for purposes of the licenses granted under the IP License Agreements, any rights to use licensed third-party Intellectual Property to the extent that such rights are not sublicensable without the consent of or any payment to such third party, or any other action by the licensee thereof.

“Securitization Operating Expense Account” has the meaning set forth in Section 5.5 of the Base Indenture.

“Securitization Operating Expenses” means all expenses incurred by the Securitization Entities and payable to third parties in connection with the maintenance and operation of the Securitization Entities and the transactions contemplated by the Transaction Documents to which they are a party (other than those paid for from the Concentration Accounts or the Product Sourcing Accounts as described in the Indenture), including (i) accrued and unpaid

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taxes (other than federal, state and local income taxes), filing fees and registration fees payable by the Securitization Entities to any federal, state or local Governmental Authority; (ii) fees and expenses payable to (A) the Trustee under the Indenture or the other Transaction Documents to which it is a party (excluding Mortgage Recordation Fees), (B) the Back-Up Manager as Back-Up Manager Fees, (C) the Rating Agencies, (D) independent certified public accountants (including, for the avoidance of doubt, any incremental auditor costs) or external legal counsel and (E) any stock exchange on which the Notes may be listed; (iii) the indemnification obligations of the Securitization Entities under the Transaction Documents to which they are a party (including any interest thereon at the Advance Interest Rate, if applicable); and (iv) independent director and manager fees.

“Senior Leverage Ratio” means, as of any date of determination, the ratio of (a)(i) the aggregate principal amount of each Series of Senior Notes Outstanding (provided that, with respect to each Series of Class A-1 Notes Outstanding, the aggregate principal amount of each such Series of Senior Notes will be deemed to be the Class A-1 Notes Maximum Principal Amount for each such Series) as of the end of the most recently ended Quarterly Fiscal Period less (ii) the sum of (x) the cash and cash equivalents of the Securitization Entities credited to the Senior Notes Interest Reserve Account, the Franchisor Capital Accounts and the Rent Disbursement Accounts as of the end of the most recently ended Quarterly Fiscal Period, (y) the cash and cash equivalents of the Securitization Entities maintained in the Management Accounts as of the end of the most recently ended Quarterly Fiscal Period that, pursuant to a Weekly Manager’s Certificate delivered on or prior to such date, will constitute the Residual Amount on the next succeeding Weekly Allocation Date and (z) the available amount of the Interest Reserve Letter of Credit with respect to the Senior Notes as of the end of the most recently ended Quarterly Fiscal Period to (b) Net Cash Flow for the preceding four Quarterly Collection Periods most recently ended as of such date and for which financial statements are required to be delivered. The Senior Leverage Ratio shall be calculated in accordance with Section 14.18(b) of the Base Indenture.

“Senior Noteholder” means any Holder of Senior Notes of any Series.

“Senior Notes” or “Class A Notes” means any Series or Class of any Series of Notes issued that are designated as “Class A” and identified as “Senior Notes” in the applicable Series Supplement.

“Senior Notes Accrued Quarterly Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Collection Period, an amount equal to the lesser of (a) the sum of (i) the product of (1) the Fiscal Quarter Percentage for such Quarterly Collection Period and (2) the Senior Notes Aggregate Quarterly Interest for the Interest Accrual Period ending in the next succeeding Quarterly Collection Period, (ii) the Carryover Senior Notes Accrued Quarterly Interest Amount for such Weekly Allocation Date and (iii) if such Weekly Allocation Date occurs on or after a Quarterly Payment Date on which amounts are withdrawn from the Senior Notes Interest Payment Account pursuant to the Base Indenture to cover any Class A-1 Notes Interest Adjustment Amount, the amount so withdrawn (without duplication for amounts previously allocated pursuant to this clause (iii)) and (b) the amount, if any, by which (i) Senior Notes Aggregate Quarterly Interest for the Interest Accrual Period ending in the next succeeding Quarterly Collection Period exceeds (ii) the aggregate amount previously allocated to the Senior Notes Interest Payment Account with respect to the Senior Notes Quarterly Interest Amount on

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each preceding Weekly Allocation Date (or prefunded on the Closing Date) with respect to such Quarterly Collection Period.

“Senior Notes Accrued Quarterly Post-ARD Additional Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Collection Period an amount equal to the lesser of (a) the sum of (i) the product of (1) the Fiscal Quarter Percentage for such Quarterly Collection Period and (2) the Senior Notes Aggregate Quarterly Post-ARD Additional Interest for the Interest Accrual Period ending in the next succeeding Quarterly Collection Period and (ii) the Carryover Senior Notes Accrued Quarterly Post-ARD Additional Interest Amount for such Weekly Allocation Date and (b) the amount, if any, by which (i) Senior Notes Aggregate Quarterly Post-ARD Additional Interest for the Interest Accrual Period ending in the next succeeding Quarterly Collection Period exceeds (ii) the aggregate amount previously allocated to the Senior Notes Post-ARD Additional Interest Account with respect to Senior Notes Quarterly Post-ARD Additional Interest on each preceding Weekly Allocation Date with respect to the Quarterly Collection Period.

“Senior Notes Accrued Scheduled Principal Payments Amount” means, for each Weekly Allocation Date with respect to any Quarterly Collection Period an amount equal to the lesser of (a) the sum of (i) the product of (1) the Fiscal Quarter Percentage for such Quarterly Collection Period and (2) the Senior Notes Aggregate Scheduled Principal Payments for the Quarterly Payment Date in the next succeeding Quarterly Collection Period and (ii) the Carryover Senior Notes Accrued Scheduled Principal Payments Amount for such Weekly Allocation Date and (b) the amount, if any, by which (i) the Senior Notes Aggregate Scheduled Principal Payments for the Quarterly Payment Date in the next succeeding Quarterly Collection Period exceeds (ii) the aggregate amount previously allocated to the Senior Notes Principal Payment Account with respect to Senior Notes Aggregate Scheduled Principal Payments on each preceding Weekly Allocation Date (or prefunded on the Closing Date) with respect to such Quarterly Collection Period.

“Senior Notes Aggregate Quarterly Interest” means, for any Interest Accrual Period, with respect to all Senior Notes Outstanding, the aggregate Senior Notes Quarterly Interest Amount due and payable on all such Senior Notes with respect to such Interest Accrual Period.

“Senior Notes Aggregate Quarterly Post-ARD Additional Interest” means, for any Interest Accrual Period, with respect to all Senior Notes Outstanding, the aggregate amount of Senior Notes Quarterly Post-ARD Additional Interest accrued on all such Senior Notes with respect to such Interest Accrual Period.

“Senior Notes Aggregate Scheduled Principal Payments” means, for any Quarterly Payment Date, with respect to all Senior Notes Outstanding, the aggregate amount of Senior Notes Scheduled Principal Payments Amounts due and payable on all such Senior Notes on such Quarterly Payment Date.

“Senior Notes Interest Payment Account” has the meaning set forth in Section 5.5 of the Base Indenture.

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“Senior Notes Interest Reserve Account” means collectively, (i) account no. 11658900 entitled “Citibank, N.A. f/b/o IHOP Franchisor LLC, Senior Notes Interest Reserve Account” and (ii) account no. 11312200 entitled “Citibank, N.A. f/b/o IHOP Funding LLC, Senior Notes Interest Reserve Account”, in each case, maintained by the Trustee pursuant to Section 5.2(a) of the Base Indenture or any successor securities account maintained pursuant to Section 5.2(a) of the Base Indenture.

“Senior Notes Interest Reserve Account Deficit Amount” means as of any date of determination, the excess, if any, of the Senior Notes Interest Reserve Amount over the sum of (a) the amount on deposit in the Senior Notes Interest Reserve Account and (b) the amount available under any Interest Reserve Letter of Credit relating to the Senior Notes.

“Senior Notes Interest Reserve Amount” means with respect to any Quarterly Payment Date (and any Weekly Allocation Date related thereto and any drawing date in respect of any Class A-1 Notes), an amount equal to the Senior Notes Quarterly Interest Amount and the Class A-1 Notes Quarterly Commitment Fees Amount due on such Quarterly Payment Date (with the interest and Class A-1 Notes Quarterly Commitment Fees Amount payable with respect to the Class A-1 Notes on such Quarterly Payment Date being based on the good faith utilization estimate of the Manager as set forth in the applicable Weekly Manager’s Certificate), which amount will increase or decrease in accordance with any increase or reduction in the Outstanding Principal Amount of the Senior Notes or in accordance with the Manager’s good faith utilization estimate with respect to the Class A-1 Notes as set forth in the applicable Weekly Manager’s Certificate; provided, that, with respect to the first Interest Accrual Period following the Closing Date, the Senior Notes Interest Reserve Amount will be an amount equal to the Initial Senior Notes Interest Reserve Deposit. The Senior Notes Interest Reserve Amount may be funded in whole or in part with the proceeds of a drawing under any Class A-1 Notes.

“Senior Notes Interest Shortfall Amount” has the meaning set forth in Section 5.11(a)(iii) of the Base Indenture.

“Senior Notes Post-ARD Additional Interest Account” has the meaning set forth in Section 5.5 of the Base Indenture

“Senior Notes Principal Payment Account” has the meaning set forth in Section 5.5 of the Base Indenture.

“Senior Notes Quarterly Interest Amount” means with respect to each Quarterly Payment Date, (a) the aggregate amount of interest due and payable, with respect to the related Interest Accrual Period, on the Senior Notes that is identified as a “Senior Notes Quarterly Interest Amount” in the applicable Series Supplement (other than any Post-ARD Additional Interest), plus (b) to the extent not otherwise included in clause (a), with respect to any Class A-1 Notes Outstanding, the aggregate amount of any letter of credit fees (including fronting fees) due and payable on issued but undrawn Letters of Credit, with respect to such Interest Accrual Period, on such Class A-1 Notes pursuant to the applicable Class A-1 Note Purchase Agreement; provided, that if, on any Quarterly Payment Date or other date of determination, the actual amount of any such interest or letter of credit fees cannot be ascertained, an estimate of such interest or letter of credit fees will be used to calculate the Senior Notes Quarterly Interest Amount for such Quarterly

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Payment Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided, further, that any amount identified as “Post-ARD Additional Interest,” “Class A-1 Notes Administrative Expenses,” “Class A-1 Notes Other Amounts,” or “Class A-1 Commitment Fees Amount” in any Series Supplement shall under no circumstances be deemed to constitute part of the “Senior Notes Quarterly Interest Amount.”

“Senior Notes Quarterly Post-ARD Additional Interest” means, for any Interest Accrual Period, with respect to any Class of Senior Notes Outstanding, the aggregate amount of interest accrued with respect to such Interest Accrual Period on each such Class of Senior Notes that is identified as “Senior Notes Quarterly Post-ARD Additional Interest” in the applicable Series Supplement; provided that if, on any Weekly Allocation Date or other date of determination, the actual amount of any such interest cannot be ascertained, an estimate of such interest will be used to calculate the Senior Notes Quarterly Post-ARD Additional Interest for such Weekly Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided further that any amount identified as “Senior Notes Quarterly Interest Amount” in any Series Supplement will under no circumstances be deemed to constitute “Senior Notes Quarterly Post-ARD Additional Interest.”

“Senior Notes Scheduled Principal Payments Amounts” means, with respect to any Class of Senior Notes Outstanding, any Scheduled Principal Payments with respect to such Class of Senior Notes.

“Senior Notes Scheduled Principal Payment Deficiency Amount” means, with respect to any Senior Notes Outstanding as calculated in connection with any Quarterly Payment Date (1) the amount, if any, by which (a) the Senior Notes Aggregate Scheduled Principal Payments for such Class of Notes exceeds (b) the sum of (i) the amount of funds on deposit with respect to such Class of Notes in the Senior Notes Principal Payment Account plus (ii) any other funds on deposit in the Indenture Trust Accounts that are available to pay the Senior Notes Aggregate Scheduled Principal Payments for such Class of Notes on such Quarterly Payment Date in accordance with the Indenture, plus (2) any Senior Notes Aggregate Scheduled Principal Payments due but unpaid from any previous Quarterly Payment Dates.

“Senior Subordinated Notes” means any issuance of Notes under the Indenture by the Co-Issuers that are part of a Class with an alphanumerical designation that contains any letter from “B” through “L” of the alphabet.

“Senior Subordinated Noteholders” means, collectively, all holders of Senior Subordinated Notes.

“Senior Subordinated Notes Accrued Quarterly Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Collection Period and any Senior Subordinated Notes, the amount defined in the applicable Series Supplement.

“Senior Subordinated Notes Accrued Quarterly Post-ARD Additional Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Collection Period and any Senior Subordinated Notes, the amount defined in the applicable Series Supplement.

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“Senior Subordinated Notes Accrued Scheduled Principal Payments Amount” means, for each Weekly Allocation Date with respect to any Quarterly Collection Period and any Senior Subordinated Notes, the amount defined in the applicable Series Supplement.

“Senior Subordinated Notes Aggregate Scheduled Principal Payments” means, for any Quarterly Payment Date, with respect to all Senior Subordinated Notes Outstanding, the aggregate amount of Senior Subordinated Notes Scheduled Principal Payment Amounts due and payable on all such Senior Subordinated Notes on such Quarterly Payment Date.

“Senior Subordinated Notes Interest Payment Account” has the meaning set forth in Section 5.5 of the Base Indenture.

“Senior Subordinated Notes Interest Reserve Account” means account no. 11312300 entitled “Citibank, N.A. f/b/o IHOP Funding LLC, Series 2019-1 – Senior Subordinated Notes Interest Reserve Account” maintained by the Trustee pursuant to Section 5.3(a) of the Base Indenture or any successor securities account maintained pursuant to
Section 5.3(a) of the Base Indenture.

“Senior Subordinated Notes Interest Reserve Account Deficit Amount” means, as of any date of determination, the excess, if any, of the Senior Subordinated Notes Interest Reserve Amount over the sum of (a) the amount on deposit in the Senior Subordinated Notes Interest Reserve Account and (b) the amount available under any Interest Reserve Letter of Credit relating to the Senior Subordinated Notes.

“Senior Subordinated Notes Interest Reserve Amount” means, with respect to any Quarterly Payment Date (and any Weekly Allocation Date related thereto), an amount equal to the Senior Subordinated Notes Quarterly Interest Amount due on the next Quarterly Payment Date.

“Senior Subordinated Notes Post-ARD Additional Interest Account” has the meaning set forth in Section 5.5 of the Base Indenture.

“Senior Subordinated Notes Principal Payment Account” has the meaning set forth in Section 5.5 of the Base Indenture.

“Senior Subordinated Notes Quarterly Interest Amount” means, with respect to each Quarterly Payment Date, the aggregate amount of interest due and payable, with respect to the related Interest Accrual Period, on any Class of Senior Subordinated Notes Outstanding that is identified as “Senior Subordinated Notes Quarterly Interest Amount” in the applicable Series Supplement (other than any Post-ARD Additional Interest); provided, that any amount identified as “Post-ARD Additional Interest” in any Series Supplement shall under no circumstances be deemed to constitute part of the “Senior Subordinated Notes Quarterly Interest Amount.”

“Senior Subordinated Notes Quarterly Post-ARD Additional Interest” means, for any Interest Accrual Period, with respect to any Class of Senior Subordinated Notes Outstanding, the aggregate amount of interest accrued with respect to such Interest Accrual Period on each such Class of Senior Subordinated Notes that is identified as “Senior Subordinated Notes Quarterly Post-ARD Additional Interest” in the applicable Series Supplement; provided that if, on any Weekly Allocation Date or other date of determination, the actual amount of any such interest

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cannot be ascertained, an estimate of such interest will be used to calculate the Senior Subordinated Notes Quarterly Post-ARD Additional Interest for such Weekly Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided further that any amount identified as a “Senior Subordinated Notes Quarterly Interest Amount” in any Series Supplement will under no circumstances be deemed to constitute “Senior Subordinated Notes Quarterly Post-ARD Additional Interest.”

“Senior Subordinated Notes Scheduled Principal Payment Amounts” means, with respect to any Class of Senior Subordinated Notes Outstanding, any Scheduled Principal Payments with respect to such Class of Senior Subordinated Notes.

“Senior Subordinated Notes Scheduled Principal Payment Deficiency Amount” has the meaning specified in the related Series Supplement, with respect to any Series of Senior Subordinated Notes.

“Series 2014-1 Closing Date” means September 30, 2014.

“Series Account” means any account or accounts established pursuant to a Series Supplement for the benefit of a Series of Notes (or any Class thereof).

“Series Anticipated Repayment Date” means, with respect to each Series of Notes, or Class or Tranche thereof, the anticipated repayment date provided for in the Series Supplement for such Series of Notes, or Class or Tranche thereof.

“Series Closing Date” means, with respect to any Series, Class, Subclass or Tranche of Notes, the date of issuance of such Series, Class, Subclass or Tranche of Notes, as specified in the applicable Series Supplement.

“Series Defeasance Date” has the meaning set forth in Section 12.1(c) of the Base Indenture.

“Series Distribution Account” means, with respect to any Series of Notes or any Class of any Series of Notes, an account established to receive distributions to be paid to the Noteholders of such Class or such Series of Notes pursuant to the applicable Series Supplement.

“Series Hedge Agreement” means, with respect to any Tranche or Series of Notes, the relevant Swap Contract, if any, described in the applicable Series Supplement.

“Series Hedge Counterparty” means, with respect to any series of Notes, the relevant Hedge Counterparty, if any, described in the applicable Series Supplement.

“Series Hedge Payment Amount” means all amounts payable by the Co-Issuers under a Series Hedge Agreement including any termination payment payable by the Co-Issuers.

“Series Hedge Receipts” means all amounts received by the Securitization Entities under a Series Hedge Agreement.

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“Series Legal Final Maturity Date” means, with respect to any Series, the “Series Legal Final Maturity Date” set forth in the related Series Supplement.

“Series Non-Amortization Test” means with respect to the Series 2019-1 Notes, the Series 2019-1 Class A-2 Non-Amortization Test (as defined in the Series 2019-1 Supplement) and, with respect to any other Series of Notes, the meaning set forth in the related Series Supplement or, if not specified therein, means a test that will be satisfied on any Quarterly Payment Date if the Dine Brands Leverage Ratio is less than or equal to 5.25x as of such Quarterly Calculation Date.

“Series Obligations” means, with respect to a Series of Notes, (a) all principal, interest, premiums, make-whole payments and Series Hedge Payment Amounts, at any time and from time to time, owing by the Co-Issuers on such Series of Notes or owing by the Guarantors pursuant to the Guarantee and Collateral Agreement on such Series of Notes and (b) the payment and performance of all other obligations, covenants and liabilities of the Co-Issuers or the Guarantors arising under the Indenture, the Notes or any other Indenture Document, in each case, solely with respect to such Series of Notes.

“Series of Notes” or “Series” means each series of Notes issued and authenticated pursuant to the Base Indenture and the applicable Series Supplement.

“Series Supplement” means a supplement to the Base Indenture complying (to the extent applicable) with the terms of Section 2.3 of the Base Indenture regarding the issuance of a new Series of Notes.

“Servicer” means Midland Loan Services, a division of PNC Bank, National Association, as servicer under the Servicing Agreement, and any successor thereto.

“Servicer Termination Event” has the meaning set forth in the Servicing Agreement.

“Services” has the meaning set forth in the Management Agreement.

“Servicing Agreement” means the Servicing Agreement, dated as of the Series 2014-1 Closing Date, by and among the Servicer, the Co-Issuers, the other Securitization Entities party thereto, the Manager and the Trustee, as amended and restated on the Closing Date and as amended, supplemented or otherwise modified from time to time; provided that references to the Servicing Agreement prior to the Closing Date shall refer to the Servicing Agreement as in effect at such time.

“Servicing Fees” has the meaning set forth in the Servicing Agreement.

“Servicing Standard” has the meaning set forth in the Servicing Agreement.

“Single Employer Plan” means any Pension Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

“Software” has the meaning set forth in the definition of “Intellectual Property.”

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“Specified Bankruptcy Opinion Provisions” means the provisions contained in the legal opinion(s) delivered in connection with the issuance of each Series of Notes relating to the non-substantive consolidation of the Securitization Entities with any of Dine Brands, the Applebee’s Parent or the IHOP Parent.

“Specified Indenture Trust Accounts” means the Senior Notes Interest Payment Account, the Class A-1 Notes Commitment Fees Account, the Senior Subordinated Notes Interest Payment Account, the Subordinated Notes Interest Payment Account, the Senior Notes Principal Payment Account, the Senior Subordinated Notes Principal Payment Account, the Subordinated Notes Principal Payment Account, the Senior Notes Post-ARD Additional Interest Account, the Senior Subordinated Notes Post-ARD Additional Interest Account, the Subordinated Notes Post-ARD Additional Interest Account and the Hedge Payment Account.

“Specified Payment Amendment Provisions” has the meaning set forth in Section 13.2(a)(iii).

“Subclass” means, with respect to any Class of any Series of Notes, any one of the subclasses of Notes of such Class as specified in the applicable Series Supplement.

“Subordinated Notes” means any issuance of Notes under the Indenture by the Co-Issuers that are part of a Class with an alphanumerical designation that contains any letter from “M” through “Z” of the alphabet.

“Subordinated Noteholders” means, collectively, the holders of any Subordinated Notes.

“Subordinated Notes Accrued Quarterly Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Collection Period and any Subordinated Notes, the amount defined in the applicable Series Supplement.

“Subordinated Notes Accrued Quarterly Post-ARD Additional Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Collection Period and any Subordinated Notes, the amount defined in the applicable Series Supplement.

“Subordinated Notes Accrued Scheduled Principal Payments Amount” means, for each Weekly Allocation Date with respect to any Quarterly Collection Period and any Subordinated Notes, the amount defined in the applicable Series Supplement.

“Subordinated Notes Interest Payment Account” has the meaning set forth in Section 5.5 of the Base Indenture.

“Subordinated Notes Interest Shortfall Amount” has the meaning set forth in Section 5.11(f)(iii) of the Base Indenture.

“Subordinated Notes Principal Payment Account” has the meaning set forth in Section 5.5 of the Base Indenture.

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“Subordinated Notes Post-ARD Additional Interest Account” has the meaning set forth in Section 5.5 of the Base Indenture.

“Subordinated Notes Quarterly Interest Amount” means, for any Interest Accrual Period, with respect to any Class of Subordinated Notes Outstanding, the aggregate amount of interest due and payable, with respect to such Interest Accrual Period, on such Class of Subordinated Notes that is identified as a “Subordinated Notes Quarterly Interest Amount” in the applicable Series Supplement; provided that if, on any Weekly Allocation Date or other date of determination, the actual amount of any such interest, fees or expenses cannot be ascertained, an estimate of such interest, fees or expenses will be used to calculate the Subordinated Notes Quarterly Interest Amount for such Weekly Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided further that any amount identified as “Subordinated Notes Quarterly Post-ARD Additional Interest” in any Series Supplement will under no circumstances be deemed to constitute a “Subordinated Notes Quarterly Interest Amount”.

“Subordinated Notes Quarterly Post-ARD Additional Interest” means, for any Interest Accrual Period, with respect to any Class of Subordinated Notes Outstanding, the aggregate amount of interest accrued with respect to such Interest Accrual Period on each such Class of Subordinated Notes that is identified as “Subordinated Notes Quarterly Post-ARD Additional Interest” in the applicable Series Supplement; provided that if, on any Weekly Allocation Date or other date of determination, the actual amount of any such interest cannot be ascertained, an estimate of such interest will be used to calculate the Subordinated Notes Quarterly Post-ARD Additional Interest for such Weekly Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided, further, that any amount identified as “Subordinated Notes Quarterly Interest Amount” in any Series Supplement will under no circumstances be deemed to constitute “Subordinated Notes Quarterly Post-ARD Additional Interest.”

“Subordinated Notes Scheduled Principal Payment Amounts” means, with respect to any Class of Subordinated Notes Outstanding, any Scheduled Principal Payments with respect to such Class of Subordinated Notes.

“Subordinated Notes Scheduled Principal Payment Deficiency Amount” has the meaning specified in the related Series Supplement, with respect to any Series of Subordinated Notes.

“Subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or (b) that is, at the time any determination is being made, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

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“Successor Manager” means any successor to the Manager selected by the Control Party (at the direction of the Controlling Class Representative) upon the resignation or removal of the Manager pursuant to the terms of the Management Agreement.

“Successor Manager Transition Expenses” means all costs and expenses incurred by a Successor Manager in connection with the termination, removal and replacement of the Manager under the Management Agreement.

“Successor Servicer Transition Expenses” means all costs and expenses incurred by a successor Servicer in connection with the termination, removal and replacement of the Servicer under the Servicing Agreement.

“Supplement” means a Series Supplement or such other supplement to the Base Indenture complying with the terms of Article XIII of thereof.

“Supplemental Management Fee” means for each Weekly Allocation Date with respect to any Quarterly Collection Period the amount, approved in writing by the Control Party acting at the direction of the Controlling Class Representative, by which, with respect to any Quarterly Collection Period, (i) the expenses incurred or other amounts charged by the Manager since the beginning of such Quarterly Collection Period in connection with the performance of the Manager’s obligations under the Management Agreement and the amount of any current or projected Tax Payment Deficiency, if applicable, exceed (ii) the Weekly Management Fees received and to be received by the Manager on such Weekly Allocation Date and each preceding Weekly Allocation Date with respect to such Quarterly Collection Period.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Tax” means (i) any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, environmental, customs duties, capital stock, profits, documentary, property, franchise, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, or other tax of any kind whatsoever, including any interest, penalty, fine, assessment or addition thereto and (ii) any transferee liability in respect of any items described in clause (i) above.

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“Tax Information” means information and/or properly completed and signed tax certifications sufficient to eliminate the imposition of or to determine the amount of any withholding of tax, including backup withholding and withholding required pursuant to FATCA.

“Tax Lien Reserve Amount” means any funds contributed by Dine Brands or a Subsidiary thereof to satisfy Liens filed by the IRS pursuant to Section 6323 of the Code against any Securitization Entity.

“Tax Opinion” means an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters to be delivered in connection with the issuance of each new Series of Notes to the effect that, for United States federal income tax purposes, (a) the issuance of such new Series of Notes will not affect adversely the United States federal income tax characterization of any Series of Notes Outstanding or Class thereof that was (based upon an Opinion of Counsel) treated as debt at the time of their issuance, (b) except with respect to any Additional Franchise Entity (including Additional Franchise Entities organized with the consent of the Control Party pursuant to Section 8.34(b) of the Base Indenture) in existence as of the date of delivery of such opinion that will be treated as a corporation for United States federal income tax purposes, each of the Co-Issuers organized in the United States, each other Securitization Entity organized in the United States in existence as of the date of the delivery of such opinion, and each other direct or indirect Subsidiary of either Co-Issuer organized in the United States in existence as of the date of delivery of such opinion will not as of the date of issuance be classified as a corporation or as an association or a publicly traded partnership taxable as a corporation and (c) such new Series of Notes will as of the date of issuance be treated as debt to the extent such Notes are beneficially owned by a person other than a Co-Issuer or any affiliate of a Co-Issuer for U.S. federal income tax purposes.

“Tax Payment Deficiency” means any Tax liability of Dine Brands (or, if Dine Brands is not the taxable parent entity of any Securitization Entity, such other taxable parent entity) (including Taxes imposed under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law)) attributable to the operations of the Securitization Entities or their direct or indirect Subsidiaries that the Manager determines cannot be satisfied by Dine Brands (or such other taxable parent entity) from its available funds.

“Third-Tier Applebee’s Contribution Agreement” means (a) when used in respect of the Applebee’s Franchisor, the Third-Tier Applebee’s Contribution Agreement (Franchisor) and (b) when used in respect of the Applebee’s Franchise Holder, the Third-Tier Applebee’s Contribution Agreement (Franchise Holder).

“Third-Tier Applebee’s Contribution Agreement (Franchise Holder)” means the Third-Tier Applebee’s Contribution Agreement (Franchise Holder), dated as of the 2014-1 Closing Date, by and between the Applebee’s Issuer and the Applebee’s Franchise Holder, as amended, supplemented or otherwise modified from time to time.

“Third-Tier Applebee’s Contribution Agreement (Franchisor)” means the Third-Tier Applebee’s Contribution Agreement (Franchisor), dated as of the 2014-1 Closing Date, by and between the Applebee’s Issuer and the Applebee’s Franchisor, as amended, supplemented or otherwise modified from time to time.

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“Title Policy” means an ALTA mortgagee title insurance policy issued by a title insurance company reasonably acceptable to the Trustee (it being understood that Old Republic Title Insurance Company shall be deemed acceptable to the Trustee) in an insured amount reasonably acceptable to Trustee, not to exceed 110% of the estimated value of the property, insuring the related Mortgage as a first priority mortgage lien, free and clear of all defects and encumbrances except Permitted Liens, and otherwise in form and substance reasonably satisfactory to the Trustee, and shall include such endorsements as are (i) reasonably requested by the Trustee and (ii) available at commercially reasonable rates.

“Trade Secrets” has the meaning set forth in the definition of “Intellectual Property”.

“Trademarks” means all United States, state and non-U.S. trademarks, service marks, trade names, trade dress, designs, logos, slogans and other indicia of source or origin, whether registered or unregistered, registrations and pending applications to register the foregoing, internet domain names, and all goodwill of any business connected with the use thereof or symbolized thereby.

“Tranche” means with respect to any Class or Subclass of any Series of Notes, any one of the tranches of Notes of such Class or Subclass as specified in the applicable Series Supplement.

“Transaction Documents” means the Indenture, the Notes, the Guarantee and Collateral Agreement, each Account Control Agreement, the Management Agreement, the Servicing Agreement, the Back-Up Management Agreement, any Series Hedge Agreement, the Contribution Agreements, any Note Purchase Agreement, each other note purchase agreement pursuant to which Notes are purchased, the IP License Agreements, any Enhancement Agreement, the Charter Documents, the Letter of Credit Reimbursement Agreement and any additional document identified as a “Transaction Document” in the Series Supplement for any Series of Notes Outstanding and any other material agreements entered into, or certificates delivered, pursuant to the foregoing documents.

“Transaction Expenses” means all expenses and fees incurred in connection with the consummation of the transactions contemplated by the Indenture and application of the proceeds of the Notes, including, without limitation, professional, financing and accounting fees, costs and expenses, transfer taxes and any premiums, fees, discounts, expenses and losses (and any amortization thereof) payable in connection with a tender offer for and redemption or prepayment of Indebtedness (including amortization or write offs of debt issuance or deferred financing costs, premiums and prepayment penalties).

“Trust Officer” means any officer within the corporate trust department of the Trustee, including any Vice President, Assistant Vice President or Assistant Treasurer of the Corporate Trust Office, or any trust officer, or any officer customarily performing functions similar to those performed by the person who at the time will be such officers, in each case having direct responsibility for the administration of this Indenture, and also any officer to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject.

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“Trustee” means the party named as such in the Indenture until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving thereunder. On the Closing Date, the Trustee shall be Citibank, N.A., a national banking association.

“Trustee Accounts” has the meaning set forth in Section 5.7(a) of the Base Indenture.

“U.S. Dollars” or “$” refers to lawful money of the United States of America.

“UCC” means the Uniform Commercial Code as in effect from time to time in the specified jurisdiction or any applicable jurisdiction, as the case may be.

“United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.

“Unrestricted Cash” means as of any date, unrestricted cash and Eligible Investments owned by the Non-Securitization Entities that are not, and are not presently required under the terms of any agreement or other arrangement binding any Non-Securitization Entity on such date to be, (a) pledged to or held in one or more accounts under the control of one or more creditors of any Non-Securitization Entity or (b) otherwise segregated from the general assets of the Non-Securitization Entities, in one or more special accounts or otherwise, for the purpose of securing or providing a source of payment for Indebtedness or other obligations that are or from time to time may be owed to one or more creditors of the Non-Securitization Entities. It is agreed that cash and Eligible Investments held in ordinary deposit or security accounts and not subject to any existing or contingent restrictions on transfer by any Non-Securitization Entity will not be excluded from Unrestricted Cash by reason of setoff rights or other Liens created by law or by applicable account agreements in favor of the depositary institutions or security intermediaries.

“Warm Back-Up Management Duties” has the meaning set forth in the Back-Up Management Agreement.

“Warm Back-Up Management Trigger Event” means the occurrence and continuation of (i) any event that causes a Cash Flow Sweeping Period to begin and that continues for at least two consecutive Quarterly Calculation Dates or (ii) a Rapid Amortization Event, in each case, that has not been waived or approved by the Control Party (acting at the direction of the Controlling Class Representative).

“Weekly Allocation Date” means the sixth (6th) Business Day following the date on which each Weekly Collection Period ends or, upon not less than two (2) Business Days’ notice from the Manager to the Trustee, such earlier Business Day occurring no earlier than the third (3rd) Business Day following the last day of each Weekly Collection Period that has been designated by the Manager and consented to by the Trustee (such consent not to be unreasonably withheld).

“Weekly Collection Period” means each weekly period commencing at 12:00 a.m. (Pacific time) on each Monday and ending immediately prior to 12:00 a.m. (Pacific time) on the following Monday.

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“Weekly Management Fee” has the meaning set forth in the Management Agreement.

“Weekly Manager’s Certificate” has the meaning specified in Section 4.1(a) of the Base Indenture.

“Welfare Plan” means any “employee welfare benefit plan” as such term is defined in Section 3(1) of ERISA.

“Workout Fees” has the meaning set forth in the Servicing Agreement.

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Exhibits and Schedules to Base Indenture

Exhibit A

Weekly Manager’s Report

Exhibits and Schedules to Base Indenture

Exhibit B

[RESERVED]

Exhibits and Schedules to Base Indenture

Exhibit C

[RESERVED]

Exhibits and Schedules to Base Indenture

Exhibit D-1

FORM OF NOTICE OF GRANT OF SECURITY INTEREST IN TRADEMARKS

This NOTICE OF GRANT OF SECURITY INTEREST IN TRADEMARKS (the “Notice”) is made and entered into as of [                    ], by and between [APPLEBEE’S RESTAURANTS LLC] [IHOP RESTAURANTS LLC], a Delaware limited liability company located at                      (“Grantor”), in favor of CITIBANK, N.A., a national banking association (“Citibank”), as trustee located at                      (“Trustee”).

WHEREAS, Grantor is the owner of the United States trademarks and service marks set forth in Schedule 1 attached hereto, including the associated registrations and applications for registration set forth in Schedule 1 attached hereto (collectively, the “Trademarks”) and the goodwill connected with the use of or symbolized by such Trademarks; and

WHEREAS, pursuant to the Guarantee and Collateral Agreement, dated as of September 30, 2014, by and among IHOP SPV Guarantor LLC, a Delaware limited liability company, Applebee’s SPV Guarantor LLC, a Delaware limited liability company, IHOP Restaurants LLC, a Delaware limited liability company, Applebee’s Restaurants LLC, a Delaware limited liability company, IHOP Franchisor LLC, a Delaware limited liability company, Applebee’s Franchisor LLC, a Delaware limited liability company, IHOP Property LLC, a Delaware limited liability company, IHOP Leasing LLC, a Delaware limited liability company, each as a Guarantor, and the Trustee (the “Guarantee and Collateral Agreement”), to secure the Obligations, Grantor has granted to the Trustee for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in, to and under certain intellectual property of Grantor, including the Trademarks and the goodwill connected with the use of or symbolized by the Trademarks, and the right to bring an action at law or in equity for any infringement, misappropriation, dilution or other violation thereof, and to collect all damages, settlements and proceeds derived from or related thereto, and, to the extent not otherwise included, all payments, proceeds, supporting obligations and accrued and future rights to payment with respect to the foregoing (collectively the “Trademark Collateral”); and

WHEREAS, pursuant to Section 4.6(a) of the Guarantee and Collateral Agreement, Grantor agreed to execute and deliver to the Trustee this Notice for purposes of filing the same with the PTO to confirm, evidence and perfect the security interest in the Trademark Collateral granted under the Guarantee and Collateral Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all applicable terms and conditions of the Indenture and the Guarantee and Collateral Agreement, which are incorporated by reference as if fully set forth herein, to secure the Obligations, Grantor hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in, to and under the Trademark Collateral, to the extent now owned or at any time hereafter acquired by Grantor; provided that the grant of security interest hereunder shall not include any application for registration of a Trademark that would be invalidated, canceled, voided or abandoned due to the

D-1-1

Exhibits and Schedules to Base Indenture

grant and/or enforcement of such security interest, including intent-to-use applications filed with the PTO pursuant to 15 U.S.C. Section 1051(b) prior to the filing of a statement of use or amendment to allege use pursuant to 15 U.S.C. Section 1051(c) or (d), provided that at such time that the grant and/or enforcement of the security interest will not cause such Trademark to be invalidated, cancelled, voided or abandoned such Trademark application will not be excluded from the Notice.

Capitalized terms used in this Notice (including the preamble and the recitals hereto), and not defined in this Notice, shall have the meanings assigned to such terms in Annex A attached to the Base Indenture, dated as of September 30, 2014, by and among IHOP Funding LLC, a Delaware limited liability company, and Citibank, as Trustee and Securities Intermediary (the “Indenture”).

1.    The parties intend that this Notice is for recordation purposes. The terms of this Notice shall not modify the applicable terms and conditions of the Indenture or the Guarantee and Collateral Agreement, which govern the Trustee’s interest in the Trademark Collateral and which shall control in the event of any conflict. Grantor hereby acknowledges the sufficiency and completeness of this Notice to create a security interest in the Trademark Collateral in favor of the Trustee for the benefit of the Secured Parties, and Grantor hereby requests the PTO to file and record this Notice together with the annexed Schedule 1.

2.    Grantor and Trustee hereby acknowledge and agree that the grant of security interest in, to and under the Trademark Collateral made hereby may be terminated only in accordance with the terms of the Indenture and the Guarantee and Collateral Agreement and shall terminate automatically upon the termination of the Indenture or the Guarantee and Collateral Agreement.

3.    THIS NOTICE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN LIMITATION SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

4.    This Notice may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

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Exhibits and Schedules to Base Indenture

IN WITNESS WHEREOF, the undersigned has caused this NOTICE OF GRANT OF SECURITY INTEREST IN TRADEMARKS to be duly executed by its duly authorized officer as of the date and year first written above.

[APPLEBEE’S RESTAURANTS LLC]
[IHOP RESTAURANTS LLC]

By:
Name:
Title:

Notice of Grant of Security Interest in Trademarks

D-1-3

Exhibits and Schedules to Base Indenture

Schedule 1

Trademarks

D-1-4

Exhibits and Schedules to Base Indenture

Exhibit D-2

FORM OF NOTICE OF GRANT OF SECURITY INTEREST IN PATENTS

This NOTICE OF GRANT OF SECURITY INTEREST IN PATENTS (the “Notice”) is made and entered into as of [                    ], by and between [APPLEBEE’S RESTAURANTS LLC] [IHOP RESTAURANTS LLC], a Delaware limited liability company located at                     (“Grantor”), in favor of CITIBANK, N.A., a national banking association (“Citibank”), as trustee located at                      (“Trustee”).

WHEREAS, Grantor is the owner of the United States patents and patent applications set forth in Schedule 1 attached hereto (collectively, the “Patents”); and

WHEREAS, pursuant to the Guarantee and Collateral Agreement, dated as of September 30, 2014, by and among IHOP SPV Guarantor LLC, a Delaware limited liability company, Applebee’s SPV Guarantor LLC, a Delaware limited liability company, IHOP Restaurants LLC, a Delaware limited liability company, Applebee’s Restaurants LLC, a Delaware limited liability company, IHOP Franchisor LLC, a Delaware limited liability company, Applebee’s Franchisor LLC, a Delaware limited liability company, IHOP Property LLC, a Delaware limited liability company, IHOP Leasing LLC, a Delaware limited liability company, each as a Guarantor, and the Trustee (“Guarantee and Collateral Agreement”), to secure the Obligations, Grantor has granted to the Trustee for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in, to and under certain intellectual property of Grantor, including the Patents and the right to bring an action at law or in equity for any infringement, misappropriation or other violation thereof, and to collect all damages, settlements and proceeds derived from or related thereto, and, to the extent not otherwise included, all payments, proceeds, supporting obligations and accrued and future rights to payment with respect to the foregoing (collectively, the “Patent Collateral”); and

WHEREAS, pursuant to Section 4.6(a) of the Guarantee and Collateral Agreement, Grantor agreed to execute and deliver to the Trustee this Notice for purposes of filing the same with the PTO to confirm, evidence and perfect the security interest in the Patent Collateral granted under the Guarantee and Collateral Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all applicable terms and conditions of the Indenture and the Guarantee and Collateral Agreement, which are incorporated by reference as if fully set forth herein, to secure the Obligations, Grantor hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in, to and under the Patent Collateral, to the extent now owned or at any time hereafter acquired by Grantor.

Capitalized terms used in this Notice (including the preamble and the recitals hereto), and not defined in this Notice, shall have the meanings assigned to such terms in Annex A attached to the Base Indenture, dated as of September 30, 2014, by and among IHOP Funding LLC, a

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Exhibits and Schedules to Base Indenture

Delaware limited liability company, and Citibank, as Trustee and Securities Intermediary (the “Indenture”).

1.    The parties intend that this Notice is for recordation purposes. The terms of this Notice shall not modify the applicable terms and conditions of the Indenture or the Guarantee and Collateral Agreement, which govern the Trustee’s interest in the Patent Collateral and which shall control in the event of any conflict. Grantor hereby acknowledges the sufficiency and completeness of this Notice to create a security interest in the Patent Collateral in favor of the Trustee for the benefit of the Secured Parties, and Grantor hereby requests the PTO to file this Notice together with the annexed Schedule 1.

2.    Grantor and Trustee hereby acknowledge and agree that the grant of security interest in, to and under the Patent Collateral made hereby may be terminated only in accordance with the terms of the Indenture and the Guarantee and Collateral Agreement and shall terminate automatically upon the termination of the Indenture or the Guarantee and Collateral Agreement.

3.    THIS NOTICE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

4.    This Notice may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the undersigned has caused this NOTICE OF GRANT OF SECURITY INTEREST IN PATENTS to be duly executed by its duly authorized officer as of the date and year first written above.

[APPLEBEE’S RESTAURANTS LLC]
[IHOP RESTAURANTS LLC]

By:
Name:
Title:

Notice of Grant of Security Interest in Patents

D-2-3

Exhibits and Schedules to Base Indenture

Schedule 1

Patents and Patent Applications

D-2-4

Exhibits and Schedules to Base Indenture

Exhibit D-3

FORM OF NOTICE OF GRANT OF SECURITY INTEREST IN COPYRIGHTS

This NOTICE OF GRANT OF SECURITY INTEREST IN COPYRIGHTS (the “Notice”) is made and entered into as of [                    ], by and between [APPLEBEE’S RESTAURANTS LLC] [IHOP RESTAURANTS LLC], a Delaware limited liability company located at                      (“Grantor”), in favor of CITIBANK, N.A., a national banking association (“Citibank”), as trustee located at                      (“Trustee”).

WHEREAS, Grantor is the owner of the United States copyright registrations set forth in Schedule 1 attached hereto (collectively, the “Copyrights”); and

WHEREAS, pursuant to the Guarantee and Collateral Agreement, dated as of September 30, 2014, by and among IHOP SPV Guarantor LLC, a Delaware limited liability company, Applebee’s SPV Guarantor LLC, a Delaware limited liability company, IHOP Restaurants LLC, a Delaware limited liability company, Applebee’s Restaurants LLC, a Delaware limited liability company, IHOP Franchisor LLC, a Delaware limited liability company, Applebee’s Franchisor LLC, a Delaware limited liability company, IHOP Property LLC, a Delaware limited liability company, IHOP Leasing LLC, a Delaware limited liability company, each as a Guarantor, and the Trustee (the “Guarantee and Collateral Agreement”), to secure the Obligations, Grantor has granted to the Trustee for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in, to and under certain intellectual property of Grantor, including the Copyrights and the right to bring an action at law or in equity for any infringement, misappropriation or other violation thereof, and to collect all damages, settlements and proceeds derived from or related thereto, and, to the extent not otherwise included, all payments, proceeds, supporting obligations, and accrued and future rights to payment with respect to the foregoing (collectively, the “Copyright Collateral”); and

WHEREAS, pursuant to Section 4.6(a) of the Guarantee and Collateral Agreement, Grantor agreed to execute and deliver to the Trustee this Notice for purposes of filing the same with the United States Copyright Office to confirm, evidence and perfect the security interest in the Copyright Collateral granted under the Guarantee and Collateral Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all applicable terms and conditions of the Indenture and the Guarantee and Collateral Agreement, which are incorporated by reference as if fully set forth herein, to secure the Obligations, Grantor hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in, to and under the Copyright Collateral, to the extent now owned or at any time hereafter acquired by Grantor.

Capitalized terms used in this Notice (including the preamble and the recitals hereto), and not defined in this Notice, shall have the meanings assigned to such terms in Annex A attached to the Base Indenture, dated as of September 30, 2014, by and among IHOP Funding LLC, a

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Exhibits and Schedules to Base Indenture

Delaware limited liability company, and Citibank, as Trustee and Securities Intermediary (the “Indenture”).

1.    The parties intend that this Notice is for recordation purposes. The terms of this Notice shall not modify the applicable terms and conditions of the Indenture or the Guarantee and Collateral Agreement, which govern the Trustee’s interest in the Copyright Collateral and which shall control in the event of any conflict. Grantor hereby acknowledges the sufficiency and completeness of this Notice to create a security interest in the Copyright Collateral in favor of the Trustee for the benefit of the Secured Parties, and Grantor hereby requests the Copyright Office to file and record this Notice together with the annexed Schedule 1.

2.    Grantor and Trustee hereby acknowledge and agree that the grant of security interest in, to and under the Copyright Collateral made hereby may be terminated only in accordance with the terms of the Indenture and the Guarantee and Collateral Agreement and shall terminate automatically upon the termination of the Indenture or the Guarantee and Collateral Agreement.

3.    THIS NOTICE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN LIMITATION SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

4.    This Notice may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the undersigned has caused this NOTICE OF GRANT OF SECURITY INTEREST IN COPYRIGHTS to be duly executed by its duly authorized officer as of the date and year first written above.

[APPLEBEE’S RESTAURANTS LLC]
[IHOP RESTAURANTS LLC]

By:
Name:
Title:

Notice of Grant of Security Interest in Copyrights

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Exhibits and Schedules to Base Indenture

Schedule 1

Copyrights

D-3-4

Exhibits and Schedules to Base Indenture

Exhibit E-1

FORM OF SUPPLEMENTAL NOTICE OF GRANT OF SECURITY INTEREST IN TRADEMARKS

This SUPPLEMENTAL NOTICE OF GRANT OF SECURITY INTEREST IN TRADEMARKS (the “Notice”) is made and entered into as of [                    ], by and between [APPLEBEE’S RESTAURANTS LLC] [IHOP RESTAURANTS LLC], a Delaware limited liability company located at                      (“Grantor”), in favor of CITIBANK, N.A., a national banking association (“Citibank”), as trustee located at                      (“Trustee”).

WHEREAS, Grantor is the owner of the United States trademarks and service marks set forth in Schedule 1 attached hereto, including the associated registrations and applications for registration set forth in Schedule 1 attached hereto (collectively, the “Trademarks”) and goodwill connected with the use of or symbolized by such Trademarks; and

WHEREAS, pursuant to the Guarantee and Collateral Agreement, dated as of September 30, 2014, by and among IHOP SPV Guarantor LLC, a Delaware limited liability company, Applebee’s SPV Guarantor LLC, a Delaware limited liability company, IHOP Restaurants LLC, a Delaware limited liability company, Applebee’s Restaurants LLC, a Delaware limited liability company, IHOP Franchisor LLC, a Delaware limited liability company, Applebee’s Franchisor LLC, a Delaware limited liability company, IHOP Property LLC, a Delaware limited liability company, IHOP Leasing LLC, a Delaware limited liability company, each as a Guarantor, and the Trustee (as amended and restated as of June 5, 2019, and as further amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), to secure the Obligations, Grantor has granted to the Trustee for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in, to and under certain intellectual property of Grantor, including the Trademarks and the goodwill connected with the use of or symbolized by the Trademarks and the right to bring an action at law or in equity for any infringement, misappropriation or other violation thereof, and to collect all damages, settlements and proceeds derived from or related thereto, and, to the extent not otherwise included, all payments, proceeds, supporting obligations, and accrued and future rights to payment with respect to the foregoing (collectively the “Trademark Collateral”); and

WHEREAS, pursuant to Section 8.25(e) of the Base Indenture, dated as of September 30, 2014, by and among Applebee’s Funding LLC, a Delaware limited liability company, IHOP Funding LLC, a Delaware limited liability company, and Citibank, as Trustee and Securities Intermediary (as amended and restated as of June 5, 2019, and as further amended, supplemented or otherwise modified from time to time, “Indenture”), and Section 3.5(a) of the Guarantee and Collateral Agreement, Grantor agreed to execute and deliver to the Trustee this Notice for purposes of filing the same with the PTO to confirm, evidence and perfect the security interest in the Trademark Collateral granted under the Guarantee and Collateral Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all applicable terms and conditions of the Indenture

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Exhibits and Schedules to Base Indenture

and the Guarantee and Collateral Agreement, which are incorporated by reference as if fully set forth herein, to secure the Obligations Grantor hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in the Trademark Collateral, to the extent now owned or at any time hereafter acquired by Grantor; provided that the grant of security interest hereunder shall not include any application for registration of a Trademark that would be invalidated, canceled, voided or abandoned due to the grant and/or enforcement of such security interest, including, intent-to-use applications filed with the PTO pursuant to 15 U.S.C. Section 1051 (b) prior to the filing of a statement of use or amendment to allege use pursuant to 15 U.S.C. Section 1051 (c) or (d), provided that, at such time as the grant and/or enforcement of the security interest will not cause such Trademark to be invalidated, cancelled, voided or abandoned such Trademark will not be excluded from the Notice.

Capitalized terms used in this Notice (including the preamble and the recitals hereto), and not defined in this Notice, shall have the meanings assigned to such terms in Annex A attached to the Indenture (as defined below).

1.    The parties intend that the Trademark Collateral subject to this Notice is to be considered as After-Acquired IP Assets under the Indenture and the Guarantee and Collateral Agreement and that this Notice is for recordation purposes. The terms of this Notice shall not modify the applicable terms and conditions of the Indenture or the Guarantee and Collateral Agreement, which govern the Trustee’s interest in the Trademark Collateral and which shall control in the event of any conflict. Grantor hereby acknowledges the sufficiency and completeness of this Notice to create a security interest in the Trademark Collateral in favor of the Trustee for the benefit of the Secured Parties, and Grantor hereby requests the PTO to file and record this Notice together with the annexed Schedule 1.

2.    Grantor and the Trustee hereby acknowledge and agree that the grant of security interest in, to and under the Trademark Collateral made hereby may be terminated only in accordance with the terms of the Indenture and the Guarantee and Collateral Agreement and shall terminate automatically upon the termination of the Indenture or the Guarantee and Collateral Agreement.

3.    THIS NOTICE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

4.    This Notice may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

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Exhibits and Schedules to Base Indenture

IN WITNESS WHEREOF, the undersigned has caused this SUPPLEMENTAL NOTICE OF GRANT OF SECURITY INTEREST IN TRADEMARKS to be duly executed by its duly authorized officer as of the date and year first written above.

[APPLEBEE’S RESTAURANTS LLC]
[IHOP RESTAURANTS LLC]

By:
Name:
Title:

Supplemental Notice of Grant of Security Interest in Trademarks

E-1-3

Exhibits and Schedules to Base Indenture

Schedule 1

Trademarks

E-1-4

Exhibits and Schedules to Base Indenture

Exhibit E-2

FORM OF SUPPLEMENTAL NOTICE OF GRANT OF SECURITY INTEREST IN PATENTS

This SUPPLEMENTAL NOTICE OF GRANT OF SECURITY INTEREST IN PATENTS (the “Notice”) is made and entered into as of [                    ], by and between [APPLEBEE’S RESTAURANTS LLC] [IHOP RESTAURANTS LLC], a Delaware limited liability company located at                      (“Grantor”), in favor of CITIBANK, N.A., a national banking association (“Citibank”), as trustee located at                      (“Trustee”).

WHEREAS, Grantor is the owner of the United States patents and patent applications set forth in Schedule 1 attached hereto (collectively, the “Patents”); and

WHEREAS, pursuant to the Guarantee and Collateral Agreement, dated as of September 30, 2014, by and among IHOP SPV Guarantor LLC, a Delaware limited liability company, Applebee’s SPV Guarantor LLC, a Delaware limited liability company, IHOP Restaurants LLC, a Delaware limited liability company, Applebee’s Restaurants LLC, a Delaware limited liability company, IHOP Franchisor LLC, a Delaware limited liability company, Applebee’s Franchisor LLC, a Delaware limited liability company, IHOP Property LLC, a Delaware limited liability company, IHOP Leasing LLC, a Delaware limited liability company, each as a Guarantor, and the Trustee (as amended and restated as of June 5, 2019, and as further amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), to secure the Obligations, Grantor has granted to the Trustee for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in, to and under certain intellectual property of Grantor, including the Patents and the right to bring an action at law or in equity for any infringement, misappropriation or other violation thereof, and to collect all damages, settlements and proceeds derived from or related thereto, and, to the extent not otherwise included, all payments, proceeds, supporting obligations and accrued and future rights to payment with respect to the foregoing (collectively, the “Patent Collateral”); and

WHEREAS, pursuant to Section 8.25(e) of the Base Indenture, dated as of September 30, 2014, by and among Applebee’s Funding LLC, a Delaware limited liability company, IHOP Funding LLC, a Delaware limited liability company, and Citibank, as Trustee and Securities Intermediary (as amended and restated as of June 5, 2019, and as further amended, supplemented or otherwise modified from time to time, the “Indenture”), and Section 3.5(a) of the Guarantee and Collateral Agreement, Grantor agreed to execute and deliver to the Trustee this Notice for purposes of recording the same with the PTO to confirm, evidence and perfect the security interest in the Patent Collateral granted under the Guarantee and Collateral Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all applicable terms and conditions of the Indenture and the Guarantee and Collateral Agreement, which are incorporated by reference as if fully set forth herein, to secure the Obligations Grantor hereby grants to the Trustee, for the benefit of the

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Exhibits and Schedules to Base Indenture

Secured Parties, a security interest in Grantor’s right, title and interest under the Patent Collateral, to the extent now owned or at any time hereafter acquired by Grantor.

Capitalized terms used in this Notice (including the preamble and the recitals hereto), and not defined in this Notice, shall have the meanings assigned to such terms in Annex A attached to the Indenture (as defined below).

1.    The parties intend that the Patent Collateral subject to this Notice is to be considered as After-Acquired IP Assets under the Indenture and the Guarantee and Collateral Agreement and that this Notice is for recordation purposes. The terms of this Notice shall not modify the applicable terms and conditions of the Indenture or the Guarantee and Collateral Agreement, which govern the Trustee’s interest in the Patent Collateral and which shall control in the event of any conflict. Grantor hereby acknowledges the sufficiency and completeness of this Notice to create a security interest in the Patent Collateral in favor of the Trustee for the benefit of the Secured Parties, and Grantor hereby requests the PTO to file and record this Notice together with the annexed Schedule 1.

2.    Grantor and the Trustee hereby acknowledge and agree that the grant of security interest in, to and under the Patent Collateral made hereby may be terminated only in accordance with the terms of the Indenture and the Guarantee and Collateral Agreement and shall terminate automatically upon the termination of the Indenture or the Guarantee and Collateral Agreement.

3.    THIS NOTICE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

4.    This Notice may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

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Exhibits and Schedules to Base Indenture

IN WITNESS WHEREOF, the undersigned has caused this SUPPLEMENTAL NOTICE OF GRANT OF SECURITY INTEREST IN PATENTS to be duly executed by its duly authorized officer as of the date and year first written above.

[APPLEBEE’S RESTAURANTS LLC]
[IHOP RESTAURANTS LLC]

By:
Name:
Title:

Supplemental Notice of Grant of Security Interest in Patents

E-2-3

Exhibits and Schedules to Base Indenture

Schedule 1

Patents and Patent Applications

E-2-4

Exhibits and Schedules to Base Indenture

Exhibit E-3

FORM OF SUPPLEMENTAL NOTICE OF GRANT OF SECURITY INTEREST IN COPYRIGHTS

This SUPPLEMENTAL NOTICE OF GRANT OF SECURITY INTEREST IN COPYRIGHTS (the “Notice”) is made and entered into as of [                    ] by and between [APPLEBEE’S RESTAURANTS LLC] [IHOP RESTAURANTS LLC], a Delaware limited liability company located at                      (“Grantor”), in favor of CITIBANK, N.A., a national banking association (“Citibank”), as trustee located at                      (“Trustee”).

WHEREAS, Grantor is the owner of the United States copyrights (including the associated registrations and applications for registration) set forth in Schedule 1 attached hereto (collectively, the “Copyrights”); and

WHEREAS, pursuant to the Guarantee and Collateral Agreement, dated as of September 30, 2014, by and among IHOP SPV Guarantor LLC, a Delaware limited liability company, Applebee’s SPV Guarantor LLC, a Delaware limited liability company, IHOP Restaurants LLC, a Delaware limited liability company, Applebee’s Restaurants LLC, a Delaware limited liability company, IHOP Franchisor LLC, a Delaware limited liability company, Applebee’s Franchisor LLC, a Delaware limited liability company, IHOP Property LLC, a Delaware limited liability company, IHOP Leasing LLC, a Delaware limited liability company, each as a Guarantor, and the Trustee (as amended and restated as of June 5, 2019, and as further amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), to secure the Obligations, Grantor has granted to the Trustee for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in, to and under certain intellectual property of Grantor, including the Copyrights and the right to bring an action at law or in equity for any infringement, misappropriation or other violation thereof, and to collect all damages, settlements and proceeds derived from or related thereto, and, to the extent not otherwise included, all payments, proceeds, supporting obligations, and accrued and future rights to payment with respect to the foregoing (collectively, the “Copyright Collateral”); and

WHEREAS, pursuant to Section 8.25(e) of the Base Indenture, dated as of September 30, 2014, by and among Applebee’s Funding LLC, a Delaware limited liability company, IHOP Funding LLC, a Delaware limited liability company, and Citibank, as Trustee and Securities Intermediary (as amended and restated as of June 5, 2019, and as further amended, supplemented or otherwise modified from time to time, the “Indenture”), and Section 3.5(a) of the Guarantee and Collateral Agreement, Grantor agreed to execute and deliver to the Trustee this Notice for purposes of filing the same with the United States Copyright Office (the “Copyright Office”) to confirm, evidence and perfect the security interest in the Copyright Collateral granted under the Guarantee and Collateral Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all applicable terms and conditions of the Indenture and the Guarantee and Collateral Agreement, which are incorporated by reference as if fully set

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Exhibits and Schedules to Base Indenture

forth herein, to secure the Obligations, Grantor hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest under the Copyright Collateral, to the extent now owned or at any time hereafter acquired by Grantor.

Capitalized terms used in this Notice (including the preamble and the recitals hereto), and not defined in this Notice, shall have the meanings assigned to such terms in Annex A attached to the Indenture (as defined below).

1.    The parties intend that the Copyright Collateral subject to this Notice is to be considered as After-Acquired IP Assets under the Indenture and the Guarantee and Collateral Agreement and that this Notice is for recordation purposes. The terms of this Notice shall not modify the applicable terms and conditions of the Indenture or the Guarantee and Collateral Agreement, which govern the Trustee’s interest in the Copyright Collateral and which shall control in the event of any conflict. Grantor hereby acknowledges the sufficiency and completeness of this Notice to create a security interest in the Copyright Collateral in favor of the Trustee for the benefit of the Secured Parties, and Grantor hereby requests the Copyright Office to file and record this Notice together with the annexed Schedule 1.

2.    Grantor and the Trustee hereby acknowledge and agree that the grant of security interest in, to and under the Copyright Collateral made hereby may be terminated only in accordance with the terms of the Indenture and the Guarantee and Collateral Agreement and shall terminate automatically upon the termination of the Indenture or the Guarantee and Collateral Agreement.

3.    THIS NOTICE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

4.    This Notice may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

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Exhibits and Schedules to Base Indenture

IN WITNESS WHEREOF, the undersigned has caused this SUPPLEMENTAL NOTICE OF GRANT OF SECURITY INTEREST IN COPYRIGHTS to be duly executed by its duly authorized officer as of the date and year first written above.

[APPLEBEE’S RESTAURANTS LLC]
[IHOP RESTAURANTS LLC]

By:
Name:
Title:

Supplemental Notice of Grant of Security Interest in Copyrights

E-3-3

Exhibits and Schedules to Base Indenture

Schedule 1

Copyrights

Exhibits and Schedules to Base Indenture

Exhibit F

Form of Investor Request Certification

Citibank, N.A.

388 Greenwich Street

New York, NY 10013

Attention: Agency & Trust– Applebee’s Funding LLC & IHOP Funding LLC

Email: anthony.bausa@citi.com or call

(888) 855-9695 to obtain Citibank, N.A.

account manager’s email address

Pursuant to Section 4.4 of the Base Indenture, dated as of September 30, 2014, by and among Applebee’s Funding LLC and IHOP Funding LLC, as Co-Issuers, and Citibank, N.A., as Trustee and Securities Intermediary (as amended and restated as of June 2019, and as further amended, supplemented or otherwise modified from time to time, the “Base Indenture”), the undersigned hereby certifies and agrees to the following conditions. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed thereto in Annex A to the Base Indenture.

1.    The undersigned is a [Noteholder][Note Owner][prospective purchaser] of Series [    ] [    ]% Fixed Rate Senior Secured Notes, Class A-2.

2.    In the case that the undersigned is a Note Owner, the undersigned is a beneficial owner of Notes. In the case that the undersigned is a prospective purchaser, the undersigned has been designated by a Noteholder or a Note Owner as a prospective transferee of Notes.

3.    The undersigned is requesting all information and copies of all documents that the Trustee is required to deliver to such Noteholder, Note Owner or prospective purchaser, as the case may be, pursuant to Section 4.4 of the Base Indenture. In the case that the undersigned is a Noteholder or a Note Owner, pursuant to Section 4.4 of the Base Indenture, the undersigned is also requesting access for the undersigned to the password-protected area of the Trustee’s website at [www.sf.citidirect.com] relating to the Notes.

4.    The undersigned is requesting such information solely for use in evaluating the undersigned’s investment, or possible investment in the case of a prospective purchaser, in the Notes.

5.    The undersigned is not a Competitor.

6.    The undersigned understands that [the documents it has requested][and][the Trustee’s website] contains confidential information.

Exhibits and Schedules to Base Indenture

7.    In consideration of the Trustee’s disclosure to the undersigned, the undersigned will keep the information strictly confidential, and such information will not be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, without the prior written consent of the Trustee or used for any purpose other than evaluating the undersigned’s investment or possible investment in the Notes; provided, however, that the undersigned shall be permitted to disclose such information to: (A) to (1) those personnel employed by it who need to know such information which have agreed to keep such information confidential and to treat the information as confidential information, (2) its attorneys and outside auditors which have agreed to keep such information confidential and to treat the information as confidential information, or (3) a regulatory or self-regulatory authority pursuant to applicable law or regulation or (B) by judicial process; provided, that it may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions and any related tax strategies to the extent necessary to prevent the transaction from being described as a “confidential transaction” under U.S. Treasury Regulations Section 1.6011-4(b)(3).

8.    The undersigned will not use or disclose the information in any manner which could result in a violation of any provision of the 1933 Act or the Exchange Act or would require registration of any non-registered security pursuant to the 1933 Act.

IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer.

[Name of [Noteholder][Note Owner][prospective purchaser]]

By:		Date:
Name:
Title:

F-2

Exhibits and Schedules to Base Indenture

Exhibit H

FORM OF CCR ELECTION NOTICE

CITIBANK, N.A.

IHOP FUNDING LLC

APPLEBEE’S FUNDING LLC

NOTE: THIS NOTICE CONTAINS IMPORTANT INFORMATION THAT IS OF INTEREST TO THE REGISTERED AND BENEFICIAL OWNERS OF THE SUBJECT NOTES. IF APPLICABLE, ALL DEPOSITORIES, CUSTODIANS AND OTHER INTERMEDIARIES RECEIVING THIS NOTICE ARE REQUESTED TO EXPEDITE RE-TRANSMITTAL TO BENEFICIAL OWNERS OF THE NOTES IN A TIMELY MANNER.

Notice Date:	, 20
Notice Record Date:	, 20
Responses due by:	, 20

Re: Election for Controlling Class Representative

To: the Controlling Class Members described below:

CLASS	CUSIP	ISIN	Common Code

Dear Noteholder:

Reference is hereby made to the Base Indenture, dated as of September 30, 2014, (as amended and restated as of June 5, 2019, and as further amended, supplemented or otherwise modified from time to time, the “Base Indenture”), by and among Applebee’s Funding LLC, a Delaware limited liability company, and IHOP Funding LLC, a Delaware limited liability company (together with Applebee’s Funding LLC, the “Co-Issuers”), each as a Co-Issuer, and Citibank, N.A., a national banking association, as trustee (in such capacity, the “Trustee”), and as securities intermediary. Unless otherwise defined herein,

Exhibits and Schedules to Base Indenture

all capitalized terms used herein shall have the meanings assigned to such terms in the Base Indenture.

Pursuant to Section 11.1(b) of the Base Indenture, you are hereby notified that:

1.	There will be an election for a Controlling Class Representative.

2.	If you wish to make a nomination, please do so by submitting a completed nomination form in the form of Exhibit I to the Base Indenture by [insert 30 days] to the below address:

Citibank, N.A.

388 Greenwich Street

New York, New York 10013

Attention: Agency & Trust - IHOP Funding LLC and Applebee’s Funding LLC

Email: anthony.bausa@citi.com or contact Citibank, N.A.’s

customer service desk at (888) 855-9695

This Notice shall be construed in accordance with, and this Notice and any matters arising out of or relating in any way whatsoever to this Notice (whether in contract, tort or otherwise), shall be governed by, the law of the State of New York

[Signature Page Follows]

Exhibits and Schedules to Base Indenture

Very truly yours,

CITIBANK, N.A., as Trustee

By:
Name:
Title:

cc:	Applebee’s Funding LLC
IHOP Funding LLC
Dine Brands Global, Inc., as Manager

Exhibits and Schedules to Base Indenture

Exhibit I

FORM OF NOMINATION FOR

CONTROLLING CLASS REPRESENTATIVE

I hereby submit the following nomination for election as the Controlling Class Representative:

Nominee:

By my signature below, I, (please print name)                                                       hereby certify that:

(1) As of [insert date not more than 10 Business Days prior to the date of the CCR Election Notice] (the “Nomination Record Date”), I was the (please check one):

☐          Note Owner

☐          Noteholder

of the [Outstanding Principal Amount of Notes][Class A-1 Notes Voting Amount] of the Controlling Class set forth below.

$

(2) I hereby nominate myself for election as Controlling Class Representative is a Controlling Class Member and is not a Competitor.

[Signature Page Follows]

I-1

Exhibits and Schedules to Base Indenture

By:
Name:

Date submitted:

I-2

Exhibits and Schedules to Base Indenture

Exhibit J

FORM OF CCR BALLOT FOR

CONTROLLING CLASS REPRESENTATIVE

CITIBANK, N.A.

IHOP FUNDING LLC

APPLEBEE’S FUNDING LLC

NOTE: THIS NOTICE CONTAINS IMPORTANT INFORMATION THAT IS OF INTEREST TO THE REGISTERED AND BENEFICIAL OWNERS OF THE SUBJECT NOTES. IF APPLICABLE, ALL DEPOSITORIES, CUSTODIANS AND OTHER INTERMEDIARIES RECEIVING THIS NOTICE ARE REQUESTED TO EXPEDITE RE-TRANSMITTAL TO BENEFICIAL OWNERS OF THE NOTES IN A TIMELY MANNER.

Notice Date:	, 20
Notice Record Date:	, 20
Responses due by:	, 20

Re: Election for Controlling Class Representative

To: the Controlling Class Members described below:

CLASS	CUSIP	ISIN	Common Code

Dear Noteholder:

Reference is hereby made to the Base Indenture, dated as of September 30, 2014, (as amended and restated as of June 5, 2019, and as further amended, supplemented or otherwise modified from time to time, the “Base Indenture”), by and among Applebee’s Funding LLC, a Delaware limited liability company, and IHOP Funding LLC, a Delaware limited liability company (together with Applebee’s Funding LLC, the “Co-Issuers”), each as a Co-Issuer, and Citibank, N.A., a national banking association, as trustee (in such capacity, the “Trustee”), and as securities intermediary. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to such terms in the Base Indenture.

Exhibits and Schedules to Base Indenture

Pursuant to Section 11.1(b) of the Base Indenture please indicate your vote by submitting the attached Exhibit A with respect to your vote for Controlling Class Representative within [insert thirty (30) calendar days of the date of this ballot] (the “CCR Election Period”) to my attention by email to anthony.bausa@citi.com or contact Citibank, N.A.’s customer service desk at (888) 855-9695.

This Notice shall be construed in accordance with, and this Notice and any matters arising out of or relating in any way whatsoever to this Notice (whether in contract, tort or otherwise), shall be governed by, the law of the State of New York

CITIBANK, N.A., as Trustee

By:
Name:
Title:

Exhibits and Schedules to Base Indenture

EXHIBIT A

BALLOT FOR

CONTROLLING CLASS REPRESENTATIVE

IHOP FUNDING LLC

APPLEBEE’S FUNDING LLC

Notice Date:	, 20
Notice Record Date:	, 20
Responses Due By:	, 20

Please indicate your vote by checking the “Yes” or “No” box next to each candidate. You may only select “Yes” below for a single candidate.

The election outcome will be determined by reference to the number of votes actually submitted and received by the Trustee by the end of the CCR Election Period. Abstentions shall not be considered in the determination of the election outcome.

Yes	No	Nominee	CUSIP	Outstanding Principal Amount/Class A-1 Notes Voting Amount
☐	☐	[Nominee 1]
☐	☐	[Nominee 2]
☐	☐	[Nominee 3]

By my signature below, I, (please print name) __________________*, hereby certify that as of the date hereof I am an owner or beneficial owner of the [Outstanding Principal Amount of Notes][Class A-1 Notes Voting Amount] of the Controlling Class set forth below:

$__________________________

*If the beneficial owner of a book-entry position is completing this, please indicate your DTC custodian’s information below. (To avoid duplication of your vote, please do not respond additionally via your custodian.)

Bank:____________________________                DTC # _____

[Signature Page Follows]

Exhibits and Schedules to Base Indenture

By:

Name:

Date submitted:

Exhibits and Schedules to Base Indenture

Exhibit K

FORM OF CCR ACCEPTANCE LETTER

________ ___, _____

Re: Acceptance Letter for Controlling Class Representative

Dear Mr./Ms. __________:

Reference is hereby made to the Base Indenture, dated as of September 30, 2014, (as amended and restated as of June 5, 2019, and as further amended, supplemented or otherwise modified from time to time, the “Base Indenture”), by and among Applebee’s Funding LLC, a Delaware limited liability company, and IHOP Funding LLC, a Delaware limited liability company (together with Applebee’s Funding LLC, the “Co-Issuers”), each as a Co-Issuer, and Citibank, N.A., a national banking association, as trustee (in such capacity, the “Trustee”) and as securities intermediary. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to such terms in the Base Indenture and the Series Supplements, as applicable.

Pursuant to Section 11.1(e) of the Base Indenture, the undersigned, as the [elected][appointed] Controlling Class Representative, hereby agrees to (i) act as the Controlling Class Representative and (ii) provide its name and contact information in the space provided below and permit such information to be shared with the Manager, the Securitization Entities, the Servicer, the Back-Up Manager, the Rating Agencies and the Controlling Class Members. In addition, the undersigned, as the [elected][appointed] Controlling Class Representative, hereby represents and warrants that it is a Controlling Class Member and not a Competitor.

[Signature Page Follows]

K-1

Exhibits and Schedules to Base Indenture

Very truly yours,

By:
Name:
Title: Controlling Class
Representative

Contact Information:

Address:

Telephone:

E-mail:

K-2

Exhibits and Schedules to Base Indenture

Exhibit L

FORM OF MORTGAGE

L-1

Exhibits and Schedules to Base Indenture

Exhibit M

[RESERVED]

M-1

Exhibits and Schedules to Base Indenture

Exhibit N

[RESERVED]

N-1

Exhibits and Schedules to Base Indenture

Exhibit O

Form of Note Owner Certification

Sent via email to: anthony.bausa @citi.com or contact Citibank, N.A’s customer service desk at (888) 855-9695

Re:    Request to Communicate with Note Owners

Reference is made to Section 11.5(b) of the Base Indenture, dated as of September 30, 2014, by and among Applebee’s Funding LLC and IHOP Funding LLC, as Co-Issuers, and Citibank, N.A., as Trustee and Securities Intermediary (as amended and restated as of June 5, 2019, and as further amended, supplemented or otherwise modified from time to time, the “Base Indenture”). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed thereto in Annex A to the Base Indenture.

The undersigned hereby certify that they are Note Owners who collectively hold beneficial interests of not less than $50,000,000 in aggregate principal amount of Notes.

The undersigned wish to communicate with other Note Owners with respect to their rights under the Indenture or under the Notes and hereby request that the Trustee deliver the enclosed notice or communication to all other Note Owners through the Applicable Procedures of each Clearing Agency with respect to all Series of Notes Outstanding.

The undersigned agree to indemnify the Trustee for its costs and expenses in connection with the delivery of the enclosed notice or communication.

Dated:

Signed:

Printed Name:

Dated:

Signed:

Printed Name:

Enclosure(s): [                ]

O-1

Exhibits and Schedules to Base Indenture

Schedule 7.3

Consents

None.

Schedule 7.3-1

Exhibits and Schedules to Base Indenture

Schedule 7.6

Plans

None.

Schedule 7.6-1

Exhibits and Schedules to Base Indenture

Schedule 7.7

Proposed Tax Assessments

None.

Schedule 7.7-1

Exhibits and Schedules to Base Indenture

Schedule 7.13(a)

Non-Perfected Liens

None.

Schedule 7.13(a)-1

Exhibits and Schedules to Base Indenture

Schedule 7.19

Insurance

See attached.

Schedule 7.19-1

Exhibits and Schedules to Base Indenture

Schedule 7.21

Pending Actions or Proceedings Relating to the Securitization IP

None.

Schedule 7.21-1

Exhibits and Schedules to Base Indenture

Schedule 8.11

Liens

None.

Schedule 8.11-1